                                                                              Execution Copy

============================================================================================

                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                         Depositor,

                                DLJ MORTGAGE CAPITAL, INC.,

                                          Seller,

                                  WELLS FARGO BANK, N.A.,

            Master Servicer, Servicer, Back-Up Servicer and Trust Administrator,

                        WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

                                    Seller and Servicer,

                             SELECT PORTFOLIO SERVICING, INC.,

                             GREENPOINT MORTGAGE FUNDING, INC.,

                                         Servicers,

                                WILSHIRE CREDIT CORPORATION

                                     Special Servicer,

                                            and

                              U.S. BANK NATIONAL ASSOCIATION,

                                          Trustee

                              POOLING AND SERVICING AGREEMENT

                                DATED AS OF OCTOBER 1, 2004

                                        relating to

                           ADJUSTABLE RATE MORTGAGE TRUST 2004-2

                 ADJUSTABLE RATE MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,

                                       SERIES 2004-2

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                                     TABLE OF CONTENTS

   SECTION 2.03.  Representations and Warranties of the Sellers,
                  Master Servicer and Servicers.............................87
   SECTION 2.04.  Representations and Warranties of the Depositor
                  as to the Mortgage Loans..................................89
   SECTION 2.05.  Delivery of Opinion of Counsel in Connection with

   SECTION 3.02.  Subservicing; Enforcement of the Obligations

   SECTION 3.05.  Collection of Mortgage Loans; Collection Accounts;
                  Certificate Account......................................102
   SECTION 3.06.  Establishment of and Deposits to Escrow Accounts;
                  Permitted Withdrawals from Escrow Accounts; Payments
                  of Taxes, Insurance and Other Charges....................106
   SECTION 3.07.  Access to Certain Documentation and Information
                  Regarding the Non-Designated Mortgage Loans; Inspections.107
   SECTION 3.08.  Permitted Withdrawals from the Collection Accounts and
                  Certificate Account......................................108
   SECTION 3.09.  Maintenance of Hazard Insurance; Mortgage Impairment
                  Insurance and Mortgage Guaranty Insurance Policy;
                  Claims; Restoration of Mortgaged Property................109
   SECTION 3.10.  Enforcement of Due on Sale Clauses; Assumption
                  Agreements...............................................113
   SECTION 3.11.  Realization Upon Defaulted Mortgage Loans;
                  Repurchase of Certain Mortgage Loans.....................114
   SECTION 3.12.  Trustee and Trust Administrator to Cooperate; Release of
                  Mortgage Files...........................................117
   SECTION 3.13.  Documents, Records and Funds in Possession of a

   SECTION 3.17.  Annual Independent Public Accountants' Servicing
                  Statement; Financial Statements..........................120
   SECTION 3.18.  Maintenance of Fidelity Bond and Errors and

   SECTION 4.07.  Cross-Collateralization; Adjustments to Available Funds..141

   SECTION 6.05.  Access to List of Certificateholders'

ARTICLE VII THE DEPOSITOR, THE SELLERS, THE MASTER  SERVICER,
                  THE SERVICERS AND THE SPECIAL SERVICER...................159
   SECTION 7.01.  Liabilities of the Sellers, the Depositor, the Master
                  Servicer, the Back-Up Servicer, the Servicers and the
                  Special Servicer.........................................159
   SECTION 7.02.  Merger or Consolidation of the Sellers, the Depositor,
                  the Back-Up Servicer, the Master Servicer,
                  the Servicers or the Special Servicer....................159
   SECTION 7.03.  Limitation on Liability of the Sellers, the Depositor,
                  the Master Servicer, the Back-Up Servicer,
                  the Servicers, the Special Servicer and Others...........160
   SECTION 7.04.  Master Servicer and Servicer Not to Resign;
                  Transfer of Servicing....................................161
   SECTION 7.05.  Master Servicer, Seller and Servicers

   SECTION 8.02.  Master Servicer or Trust Administrator to Act;

   SECTION 10.03. Trust Administrator Not Liable for Certificates

   SECTION 10.10. Appointment of Co-Trust Administrator or Separate Trust

   SECTION 11.01. Termination upon Liquidation or Purchase

   SECTION 13.02. Master Servicer's Oversight With Respect to the
                  SPS Mortgage Loans.......................................199
   SECTION 13.03. Termination..............................................199
   SECTION 13.04. Liability and Indemnification............................199
   SECTION 13.05. Confidentiality..........................................199

                                          EXHIBITS

   Exhibit I-1:   Form of Trust Receipt and Initial Certification........I-1-1
   Exhibit I-2:   Form of Trust Receipt and Subsequent Certification.....I-2-1

   Exhibit M-1:   Form of Investment Letter..............................M-1-1
   Exhibit M-2:   Form of Rule 144A Letter...............................M-2-1
   Exhibit N:     Form of Investor Transfer Affidavit and Agreement........N-1
   Exhibit O:     Form of Transfer Certificate.............................O-1
   Exhibit P:     Form of SPS Mortgage Loans Report......................P-1-1

   Exhibit V-1:   Form of Master Servicer Certification .................V-1-1
   Exhibit V-2:   Form of Servicer Certification ........................V-2-1

                                         SCHEDULES

   Schedule I:    Mortgage Loan Schedule...................................I-1
   Schedule IIA:  Representations and Warranties of Seller - DLJMC.......IIA-1
   Schedule IIB:  Representations and Warranties of Master Servicer -
                  Wells Fargo............................................IIB-1
   Schedule IIC:  Representations and Warranties of Seller
                  and Servicer - WMMSC...................................IIC-1
   Schedule IID:  Representations and Warranties of Servicer - SPS.......IID-1
   Schedule IIE:  Representations and Warranties of Servicer -
                  GreenPoint.............................................IIE-1
   Schedule IIF:  Representations and Warranties of Servicer -
                  Wells Fargo............................................IIF-1
   Schedule IIG:  Representations and Warranties of Special Servicer -
                  Wilshire...............................................IIG-1
   Schedule IIIA: Representations and Warranties of DLJMC -
                  DLJMC Mortgage Loans..................................IIIA-1
   Schedule IIIB: Representations and Warranties of WMMSC -
                  WMMSC Mortgage Loans...................................IIB-1
   Schedule IV:   Eligible Servicing Transfer Loans.......................IV-1

                                         APPENDICES

   Appendix A:    Calculation of Class Y Principal Reduction Amounts Appendix A-1

            THIS POOLING AND SERVICING  AGREEMENT,  dated as of  October 1,  2004, is hereby executed by and among CREDIT  SUISSE  FIRST BOSTON  MORTGAGE  SECURITIES  CORP.,  a Delaware
corporation,  as depositor  (the  "Depositor"),  DLJ MORTGAGE  CAPITAL,  INC.  ("DLJMC"),  a
Delaware corporation, in its capacity, as a seller (a "Seller"),  WASHINGTON MUTUAL MORTGAGE
SECURITIES CORP. ("WMMSC"),  a Delaware corporation,  in its capacity as a servicer (in such capacity,  a  "Servicer")  and in its capacity as a seller (in such  capacity,  a "Seller"),
WELLS FARGO BANK, N.A., a national banking  association,  in its capacity as master servicer
(in such capacity, the "Master Servicer"),  in its capacity as a servicer (in such capacity, a  "Servicer"),  in its  capacity  as  back-up  servicer  (in such  capacity,  the  "Back-Up
Servicer")  and in its  capacity  as trust  administrator  (in  such  capacity,  the  "Trust
Administrator"),  SELECT PORTFOLIO  SERVICING,  INC.  ("SPS"),  a Utah  corporation,  in its capacity as a servicer (in such capacity, a "Servicer"),  GREENPOINT MORTGAGE FUNDING, INC., a New York corporation, as a servicer (a "Servicer"),  WILSHIRE CREDIT CORPORATION, a Nevada
corporation,   as  special  servicer  (the  "Special  Servicer"),  and  U.S.  BANK  NATIONAL
ASSOCIATION, a national banking association,  as trustee (the "Trustee").  Capitalized terms used in this Agreement and not otherwise  defined will have the meanings assigned to them in
Article I below.

                                   PRELIMINARY STATEMENT

            The  Depositor  is the owner of the Trust  Fund that is hereby  conveyed  to the
Trustee  in return  for the  Certificates.  The Trust Fund  (exclusive  of the  Class C-B-1,
Class 7-A-3,  Class 7-A-4  and  Class 7-M-4  Interest Rate Cap Agreements and assets held in the Basis Risk Reserve Funds,  the  Class C-B-1,  Class 7-A-3,  Class 7-A-4  and Class 7-M-4
Interest Rate Cap Accounts,  the Prefunding  Account and the Capitalized  Interest  Account)
for federal  income tax purposes  shall  consist of four REMICs  (referred to as  "REMIC I,"
"REMIC II," "REMIC III" and "REMIC IV").

                                          REMIC I

      As  provided  herein,  the  Trust  Administrator  will make an  election  to treat the segregated pool of assets consisting of the Group 1,  Group 2, Group 3, Group 4, Group 5 and
Group 6  Mortgage  Loans and certain other  related  assets  (exclusive of the  Class C-B-1,
Class 7-A-3,  Class 7-A-4  and  Class 7-M-4  Interest Rate Cap Agreements and assets held in the Basis Risk Reserve Funds,  the  Class C-B-1,  Class 7-A-3,  Class 7-A-4  and Class 7-M-4
Interest Rate Cap Accounts,  the Prefunding  Account and the Capitalized  Interest  Account)
subject to this  Agreement  as a real estate  mortgage  investment  conduit (a "REMIC")  for federal  income tax  purposes,  and such  segregated  pool of assets will be  designated  as
"REMIC I."  Component I  of the  Class AR-L  Certificates  will  represent the sole Class of
"residual  interests" in REMIC I for purposes of the REMIC  Provisions  (as defined  herein)
under federal income tax law. The following table  irrevocably  sets forth the  designation, remittance rate (the "Uncertificated  REMIC I Pass-Through Rate") and initial Uncertificated
Principal  Balance for each of the  "regular  interests"  in REMIC I (the  "REMIC I  Regular
Interests") and Component I of the Class AR-L  Certificates.  The "latest possible  maturity
date"    (determined    solely   for   purposes   of    satisfying    Treasury    regulation
Section 1.860G-1(a)(4)(iii))  for each REMIC I Regular  Interest shall be the Maturity Date.
None of the REMIC I Regular Interests will be certificated.

     Class
Designation for
  each REMIC I
    Regular
  Interest and            Uncertificated    Initial
 Component I of              REMIC I    Uncertificated
 the Class AR-L  Type of  Pass-Through     Principal
  Certificates   Interest     Rate          Balance      Final Maturity Date*
   Class Y-1     Regular   Variable(1)    $25,800.90        February 2035
   Class Y-2     Regular   Variable(2)    $30,884.43        February 2035
   Class Y-3     Regular   Variable(3)    $48,435.20        February 2035
   Class Y-4     Regular   Variable(4)    $19,253.65        February 2035
   Class Y-5     Regular   Variable(5)    $60,257.57        February 2035
   Class Y-6     Regular   Variable(6)    $97,019.16        February 2035
   Class Z-1     Regular   Variable(1)  $51,588,143.95      February 2035
   Class Z-2     Regular   Variable(2)  $61,752,519.12      February 2035
   Class Z-3     Regular   Variable(3)  $96,821,970.75      February 2035
   Class Z-4     Regular   Variable(4)  $38,488,056.21      February 2035
   Class Z-5     Regular   Variable(5)  $120,483,271.77     February 2035
   Class Z-6     Regular   Variable(6)  $193,941,310.03     February 2035
 Component I of
 the Class AR-L  Residual  Variable(1)        $50.00        February 2035
-----------------
*  The Distribution Date in the specified month,  which is the month following the month the  latest  maturing  Mortgage  Loan in the  related  Loan Group matures.  For  federal  income  tax  purposes,  for each  Class of  REMIC I
   Regular and Residual  Interests,  the "latest possible maturity date" shall be the Final Maturity Date.
(1)         Interest  distributed to the REMIC I Regular Interests Y-1 and Z-1 and Component I of the Class AR-L  Certificates on each  Distribution  Date will have  accrued at the weighted  average of the Net  Mortgage  Rates for the  Group 1  Loans  on the  applicable  Uncertificated  Principal  Balance outstanding immediately before such Distribution Date.
(2)         Interest  distributed to the REMIC I Regular Interests Y-2 and Z-2 on each  Distribution Date will have accrued at the weighted average of the
   Net Mortgage Rates for the Group 2 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(3)         Interest  distributed to the REMIC I Regular Interests Y-3 and Z-3 on each  Distribution Date will have accrued at the weighted average of the
   Net Mortgage Rates for the Group 3 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(4)         Interest  distributed to the REMIC I Regular Interests Y-4 and Z-4 on each  Distribution Date will have accrued at the weighted average of the
   Net Mortgage Rates for the Group 4 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(5)         Interest  distributed to the REMIC I Regular Interests Y-5 and Z-5 on each  Distribution Date will have accrued at the weighted average of the
   Net  Mortgage  Rates for the Group 5  Loans less  0.020% on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(6)         Interest  distributed to the REMIC I Regular Interests Y-6 and Z-6 on each  Distribution Date will have accrued at the weighted average of the
   Net  Mortgage  Rates for the Group 6  Loans less  0.020% on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.

                                          REMIC II

      As  provided  herein,  the  Trust  Administrator  will make an  election  to treat the segregated  pool of assets  consisting of the Group 7  Mortgage  Loans,  the Group 5  Excess
Interest  Amount,  the Group 6  Excess  Interest  Amount and certain  other  related  assets
(exclusive of the Class C-B-1,  Class 7-A-3,  Class 7-A-4 and Class 7-M-4  Interest Rate Cap
Agreements and assets held in the Basis Risk Reserve Funds,  the  Class C-B-1,  Class 7-A-3,
Class 7-A-4  and  Class 7-M-4  Interest Rate Cap Accounts,  the  Prefunding  Account and the
Capitalized  Interest  Account)  subject  to  this  Agreement  as  a  real  estate  mortgage investment conduit (a "REMIC") for federal income tax purposes,  and such segregated pool of assets will be designated as "REMIC II."  Component II of the Class AR-L  Certificates  will represent  the sole  Class of  "residual  interests"  in REMIC II  for purposes of the REMIC
Provisions  (as  defined   herein)  under  federal  income  tax  law.  The  following  table irrevocably  sets  forth the  designation,  remittance  rate (the  "Uncertificated  REMIC II
Pass-Through  Rate") and initial  Uncertificated  Principal Balance for each of the "regular interests" in REMIC II (the "REMIC II  Regular  Interests").  The "latest possible  maturity
date"    (determined    solely   for   purposes   of    satisfying    Treasury    regulation
Section 1.860G-1(a)(4)(iii))  for each  REMIC II  Regular  Interest  shall  be the  Maturity
Date.  None of the REMIC II Regular Interests will be certificated.

Class Designation
for each REMIC II
 Regular Interest           Uncertificated     Initial
 and Component II              REMIC II     Uncertificated
of the Class AR-L  Type of   Pass-Through     Principal
  Certificates     Interest     Rate          Balance      Final Maturity Date*
    Class Y-7A     Regular   Variable(1)       $53,851.07     February 2035
    Class Y-7B     Regular   Variable(2)      $170,967.44     February 2035
    Class Z-7A     Regular   Variable(1)   $107,648,294.67    February 2035
    Class Z-7B     Regular   Variable(2)   $342,302,100.50    February 2035
   Class LT-IO     Regular   Variable(3)            $0.00     February 2035
 Component II of
  the Class AR-L   Regular       N/A                $0.00     February 2035
-------------------
(1)         Interest  distributed to the REMIC II  Regular  Interests Y-7A and
   Z-7A on each  Distribution  Date will have accrued at the weighted  average of the  Net  Mortgage  Rates  for  the  Group 7A  Loans  on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(2)         Interest  distributed to the REMIC II  Regular  Interests Y-7B and
   Z-7B on each  Distribution  Date will have accrued at the weighted  average of the  Net  Mortgage  Rates  for  the  Group 7B  Loans  on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(3)         Interest  distributed  to the REMIC II  Regular  Interest LT-IO on each  Distribution  Date  will be  equal to the sum of the  Group 5  Excess
   Interest   Amount  and  the  Group 6  Excess   Interest   Amount  for  such
   Distribution Date.

                                         REMIC III

     As provided herein, the Trust  Administrator will make an election to treat the segregated pool of assets  consisting of the REMIC I  Regular  Interests and the REMIC II  Regular  Interests and certain other related assets  (exclusive of the  Class C-B-1,  Class 7-A-3,  Class 7-A-4 and  Class 7-M-4  Interest Rate Cap
Agreements  and assets held in the Basis Risk Reserve  Funds,  the  Class C-B-1,
Class 7-A-3,  Class 7-A-4  and  Class 7-M-4  Interest  Rate  Cap  Accounts,  the
Prefunding  Account  and  the  Capitalized  Interest  Account)  subject  to this
Agreement as a real estate mortgage  investment  conduit (a "REMIC") for federal income tax purposes,  and such  segregated  pool of assets will be designated as
"REMIC III."  Component I of the Class AR  Certificates  will represent the sole
Class of "residual  interests" in REMIC III for purposes of the REMIC Provisions
(as  defined   herein)  under  federal  income  tax  law.  The  following  table irrevocably  sets forth the  designation,  remittance rate (the  "Uncertificated
REMIC III Pass-Through Rate") and initial  Uncertificated  Principal Balance for each of the "regular interests" in REMIC III (the "REMIC III Regular Interests")
and  Component I of the Class AR  Certificates.  The "latest  possible  maturity
date"  (determined  solely  for  purposes  of  satisfying   Treasury  regulation
Section 1.860G-1(a)(4)(iii))  for each REMIC III  Regular  Interest shall be the
Maturity Date. None of the REMIC III Regular Interests will be certificated.

     Class
Designation for
 each REMIC III
    Regular
  Interest and            Uncertificated    Initial
 Component I of             REMIC III   Uncertificated
  the Class AR   Type of  Pass-Through     Principal
  Certificates   Interest     Rate          Balance      Final Maturity Date*
  Class 1-A-1L   Regular   Variable(1)  $47,485,000.00      February 2035
  Class 2-A-1L   Regular   Variable(2)  $25,000,000.00      February 2035
  Class 2-A-2L   Regular   Variable(2)  $31,840,000.00      February 2035
  Class 3-A-1L   Regular   Variable(3)  $89,120,000.00      February 2035
  Class 4-A-1L   Regular   Variable(4)  $21,705,000.00      February 2035
  Class 4-A-2L   Regular   Variable(4)  $7,720,000.00       February 2035
  Class 4-A-3L   Regular   Variable(4)  $6,000,000.00       February 2035
  Class 5-A-1L   Regular   Variable(5)  $110,900,000.00     February 2035
  Class 6-A-1L   Regular   Variable(6)  $178,510,000.00     February 2035
  Class C-B-1L   Regular   Variable(7)  $26,760,000.00      February 2035
  Class C-B-2L   Regular   Variable(7)  $8,170,000.00       February 2035
  Class C-B-3L   Regular   Variable(7)  $3,380,000.00       February 2035
  Class C-B-4L   Regular   Variable(7)  $2,250,000.00       February 2035
  Class C-B-5L   Regular   Variable(7)  $2,820,000.00       February 2035
  Class C-B-6L   Regular   Variable(7)  $1,696,872.74       February 2035
   Class LT-1    Regular   Variable(8)  $107,628,953.06     February 2035
   Class LT-2    Regular   Variable(8)      $2,198.82       February 2035
   Class LT-3    Regular      0.00%         $8,571.39       February 2035
   Class LT-4    Regular   Variable(9)      $8,571.39       February 2035
  Class LT-Y7A   Regular  Variable(10)     $53,851.07       February 2035
  Class LT-Y7B   Regular  Variable(11)    $170,967.44       February 2035
   Class LT-5    Regular  Variable(12)  $342,240,306.94     February 2035
   Class LT-6    Regular  Variable(12)      $6,701.06       February 2035
   Class LT-7    Regular      0.00%        $27,546.25       February 2035
   Class LT-8    Regular  Variable(13)     $27,546.25       February 2035
   Class IOL     Regular  Variable(14)          $0.00       February 2035
 Component I of
  the Class AR   Residual  Variable(1)         $50.00       February 2035

-----------------
*  The Distribution Date in the specified month,  which is the month following the month the  latest  maturing  Mortgage  Loan in the  related  Loan Group matures.  For  federal  income tax  purposes,  for each Class of  REMIC III
   Regular and Residual  Interests,  the "latest possible maturity date" shall be the Final Maturity Date.
(1)         Interest  distributed to the REMIC III Regular Interests 1-A-1L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 1 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(2)         Interest  distributed to the REMIC III Regular Interests 1-A-2L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 2 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(3)         Interest  distributed to the REMIC III Regular Interests 1-A-3L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 3 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(4)         Interest  distributed to the REMIC III Regular Interests 1-A-4L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 4 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(5)         Interest  distributed to the REMIC III Regular Interests 1-A-5L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 5 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(6)         Interest  distributed to the REMIC III Regular Interests 1-A-6L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 6 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.

(7)         Interest  distributed to the REMIC III  Regular  Interests C-B-1L,
   C-B-2L,  C-B-3L,  C-B-4L,  C-B-5L and C-B-6L on each Distribution Date will have  accrued at the weighted  average of (a) the  weighted  average of the
   Net Mortgage Rates for the Group 1 Loans,  (b) the weighted  average of the
   Net Mortgage Rates for the Group 2 Loans,  (c) the weighted  average of the
   Net Mortgage Rates for the Group 3 Loans,  (d) the weighted  average of the
   Net Mortgage Rates for the Group 4 Loans,  (e) the weighted  average of the
   Net Mortgage Rates for the Group 5 Loans,  and (f) the weighted  average of the Net Mortgage Rates for the Group 6 Loans,  weighted on the basis of the
   Subordinate  Component  Balances  of the  respective  Loan  Groups,  on the applicable  Uncertificated Principal Balance outstanding immediately before such  Distribution  Date,  which is equal to the  weighted  average  of the interest  rates on the Class Y-1,  Class Y-2,  Class Y-3,  Class Y-4, Class
   Y-5 and Class Y-6 REMIC I Regular Interests  weighted on the basis of their respective principal balances
(8)         Interest distributed to the REMIC III Regular Interests LT-1 and
   LT-2 on each Distribution Date will have accrued at the weighted average of the Net Mortgage Rates for the Group 7A Loans on the applicable Uncertificated
   Principal Balance outstanding immediately before such Distribution Date
(9)         Interest  distributed to the REMIC III  Regular  Interests LT-4 on each  Distribution  Date will have accrued at twice the weighted average of
   the  Net  Mortgage   Rates  for  the  Group 7A   Loans  on  the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(10)        Interest  distributed to the REMIC III Regular Interests LT-Y7A on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 7A Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(11)        Interest  distributed to the REMIC III Regular Interests LT-Y7B on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 7B Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(12) Interest  distributed to the REMIC III Regular Interests LT-5 and LT-6 on
   each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 7B Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(13)        Interest  distributed to the REMIC III  Regular  Interests LT-8 on each  Distribution  Date will have accrued at twice the weighted average of
   the  Net  Mortgage   Rates  for  the  Group 7B   Loans  on  the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(14)        Interest  distributed  to the  REMIC III  Regular  Interest IOL on each  Distribution  Date  will be  equal to the sum of the  Group 5  Excess
   Interest   Amount  and  the  Group 6  Excess   Interest   Amount  for  such
   Distribution Date.

                                          REMIC IV

     As  provided  herein,  the  Trust  Administrator  will  elect to treat  the segregated  pool of assets  consisting of the REMIC III  Regular  Interests as a
REMIC for federal income tax purposes,  and such  segregated pool of assets will be  designated  as  REMIC IV.  Component II  of the Class AR  Certificates  will represent the sole Class of "residual interests" in REMIC IV for purposes of the
REMIC Provisions  under federal income tax law. The following table  irrevocably sets forth the designation,  Pass-Through  Rate,  aggregate Initial  Certificate
Principal  Balance,  certain  features,  Final Scheduled  Distribution  Date and initial  ratings  for  each  Class  of  Certificates  comprising  the  interests representing  "regular  interests" in REMIC IV and  Component II of the Class AR
Certificates.  The  "latest  possible  maturity  date"  (determined  solely  for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each
Class of REMIC IV Regular Certificates shall be the Maturity Date.

                                                                      Integral
                        Class                                        Multiples
                      Principal       Pass-Through       Minimum     in Excess
      Class            Balance      Rate (per annum)  Denomination   of Minimum
   Class 1-A-1     $47,485,000.00     Variable(1)        $25,000         $1
   Class 2-A-1     $25,000,000.00     Variable(2)        $25,000         $1
   Class 2-A-X             (3)        Variable(4)       $100,000         $1
   Class 2-A-2     $31,840,000.00     Variable(5)        $25,000         $1
   Class 3-A-1     $89,120,000.00     Variable(6)        $25,000         $1
   Class 3-A-X             (7)        Variable(8)       $100,000         $1
   Class 4-A-1     $21,705,000.00     Variable (9)       $25,000         $1
   Class 4-A-2     $7,720,000.00     Variable (10)       $25,000         $1
   Class 4-A-3     $6,000,000.00     Variable (11)       $25,000         $1
   Class 4-A-X            (12)        Variable(13)      $100,000         $1
   Class 5-A-1     $110,900,000.00   Variable (14)       $25,000         $1
   Class 6-A-1     $178,510,000.00   Variable (15)       $25,000         $1
  Class 7-A-1-1    $80,600,000.00    Variable (16)       $25,000         $1
  Class 7-A-1-2    $20,200,000.00    Variable (17)       $25,000         $1
   Class 7-A-2     $25,000,000.00    Variable (18)       $25,000         $1
   Class 7-A-3     $205,000,000.00   Variable (19)       $25,000         $1
   Class 7-A-4     $61,000,000.00    Variable (20)       $25,000         $1
   Class 7-A-5     $18,060,000.00    Variable (21)       $25,000         $1
   Class 7-A-6     $11,500,000.00    Variable (22)       $25,000         $1
   Class 7-M-1     $13,280,000.00     Variable(23)       $25,000         $1
   Class 7-M-2     $8,780,000.00      Variable(24)       $25,000         $1
   Class 7-M-3     $4,500,000.00      Variable(25)       $25,000         $1
   Class 7-M-4     $2,255,000.00      Variable(26)       $25,000         $1
   Class C-B-1     $26,760,000.00     Variable(27)       $25,000         $1
   Class C-B-2     $8,170,000.00      Variable(28)       $25,000         $1
   Class C-B-3     $3,380,000.00      Variable(28)       $25,000         $1
   Class C-B-4     $2,250,000.00      Variable(28)       $25,000         $1
   Class C-B-5     $2,820,000.00      Variable(28)       $25,000         $1
   Class C-B-6     $1,696,872.74      Variable(28)       $25,000         $1
   Class C-B-1X     Notional (29)    Variable (30)      $100,000         $1
    Class 7-X           (31)         Variable (32)        (33)          N/A
 Component II of
   Class AR(34)            $0.00          N/A             (35)          N/A
_______________

(1)   The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 1-A-1
      Certificates  is 4.8578% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 1 for that Distribution Date.
(2)   The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 2-A-1
      Certificates  is 3.5218% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 2 for that  Distribution  Date,  less the  Pass-Through  Rate for the Class
      2-A-X Certificates for that Distribution Date.
(3)   These  certificates will not receive any  distributions of principal,  but will accrue interest on the Class 2-A-X Notional  Amount.  The initial Class 2-A-X Notional Amount will be approximately $25,000,000.
(4)   The Pass-Through  Rate on the Class 2-A-X  Certificates for each  Distribution Date to and including the August 2007 Distribution Date will equal  approximately  0.9660% per annum.  After the August 2007  Distribution  Date, the Pass-Through Rate for the Class
      2-A-X  Certificates  will  equal  approximately  0.2680%  per annum.  The Class  2-A-X
      Certificate will represent  ownership of two REMIC IV Regular  Interests each having a notional balance equal to the Class Principal Balance of the Class 2-A-1  Certificates
      one of which has an interest rate of 0.6800% for each  Distribution  Date on or before the  Distribution  Date in June of 2007 and of 0.00% thereafter and the other of which has an interest rate of 0.2680%.
(5)   The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 2-A-2
      Certificates  is 4.4878% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 2 for that Distribution Date.
(6)   The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 3-A-1
      Certificates  is 4.1215% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 3 for that  Distribution  Date,  less the  Pass-Through  Rate for the Class
      3-A-X Certificates for that Distribution Date.
(7)   These  certificates will not receive any  distributions of principal,  but will accrue interest on the Class 3-A-X Notional  Amount.  The initial Class 3-A-X Notional Amount will be approximately $89,120,000.
(8)   The Pass-Through  Rate on the Class 3-A-X  Certificates for each  Distribution Date to and including the August 2009  Distribution Date will equal approximately  1.2064% per annum.  After the August 2009  Distribution  Date, the Pass-Through Rate for the Class
      3-A-X  Certificates  will  equal  approximately  0.2260%  per annum.  The Class  3-A-X
      Certificate will represent  ownership of two REMIC IV Regular  Interests each having a notional balance equal to the Class Principal Balance of the Class 3-A-1  Certificates
      one of which has an interest rate of 0.9804% for each  Distribution  Date on or before the  Distribution  Date in June of 2007 and of 0.00% thereafter and the other of which has an interest rate of 0.2260%.
(9)   The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 4-A-1
      Certificates  is 5.3917% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 4 for that Distribution Date.
(10)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 4-A-2
      Certificates  is 5.3917% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 4 for that Distribution Date.
(11)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 4-A-3
      Certificates  is 4.7205% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 4 for that  Distribution  Date,  less the  Pass-Through  Rate for the Class
      4-A-X Certificates for that Distribution Date.
(12)  These  certificates will not receive any  distributions of principal,  but will accrue interest on the Class 4-A-X Notional  Amount.  The initial Class 4-A-X Notional Amount will be approximately $6,000,000.
(13)  The Pass-Through  Rate on the Class 4-A-X  Certificates for each  Distribution Date to and including the September 2011  Distribution Date will equal  approximately  0.6712%
      per annum.  After the September 2011 Distribution  Date, the Pass-Through Rate for the
      Class 4-A-X Certificates will equal  approximately  0.2885% per annum. The Class 4-A-X
      Certificate will represent  ownership of two REMIC IV Regular  Interests each having a notional balance equal to the Class Principal Balance of the Class 4-A-1  Certificates
      one of which has an interest rate of 0.3827% for each  Distribution  Date on or before the  Distribution  Date in June of 2007 and of 0.00% thereafter and the other of which has an interest rate of 0.2885%.
(14)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 5-A-1
      Certificates  is 4.7969% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 5 for that Distribution Date.
(15)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 6-A-1
      Certificates  is 5.2885% per annum.  After such  Distribution  Date, the  Pass-Through
      Rate for these  Certificates  shall be a per annum  rate equal to the Net WAC Rate for
      Loan Group 6 for that Distribution Date.
(16)  The Pass-Through  Rate for the  November 2004  Distribution Date for the Class 7-A-1-1
      Certificates  is 2.350% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-1-1  Certificates  shall be a per annum rate equal to the least of (a) the sum of the  applicable  Certificate  Index and the  applicable  Certificate
      Margin for such  Distribution  Date,  (b) the  applicable  Group 7A  Net Funds Cap and
      (c) 11.00%.
(17)  The Pass-Through  Rate for the  November 2004  Distribution Date for the Class 7-A-1-2
      Certificates  is 2.450% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-1-2  Certificates  shall be a per annum rate equal to the least of (a) the sum of the  applicable  Certificate  Index and the  applicable  Certificate
      Margin for such  Distribution  Date,  (b) the  applicable  Group 7A  Net Funds Cap and
      (c) 11.00%.
(18)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-A-2
      Certificates  is 2.370% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-2  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group 7B Net Funds Cap and (c) 11.00%.
(19)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-A-3
      Certificates  is 2.350% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-3  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group 7B Net Funds Cap and (c) 11.00%.
(20)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-A-4
      Certificates  is 2.320% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-4  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group 7B Net Funds Cap and (c) 11.00%.
(21)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-A-5
      Certificates  is 2.170% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-5  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group 7B Net Funds Cap and (c) 11.00%.
(22)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-A-6
      Certificates  is 2.520% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-A-6  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Group 7B Net Funds Cap and (c) 11.00%.
(23)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-M-1
      Certificates  is 2.610% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-M-1  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable  Group 7  Subordinate Net Funds Cap and
      (c) 11.00%.
(24)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-M-2
      Certificates  is 3.250% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-M-2  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable  Group 7  Subordinate Net Funds Cap and
      (c) 11.00%.
(25)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-M-3
      Certificates  is 3.800% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-M-3  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable  Group 7  Subordinate Net Funds Cap and
      (c) 11.00%.
(26)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class 7-M-4
      Certificates  is 4.150% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class 7-M-4  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable  Group 7  Subordinate Net Funds Cap and
      (c) 11.00%.
(27)  The  Pass-Through  Rate for the  November 2004  Distribution  Date for the Class C-B-1
      Certificates  is 2.600% per annum.  After such  Distribution  Date,  the  Pass-Through
      Rate for the Class C-B-1  Certificates shall be a per annum rate equal to the least of
      (a) the sum of the applicable  Certificate Index and the applicable Certificate Margin for such Distribution Date, (b) the applicable Class C-B-1 Cap Rate and (c) 11.00%.
(28)  The Pass-Through  Rate for the  November 2004  Distribution  Date for the Class C-B-2,
      Class C-B-3,  Class C-B-4,  Class C-B-5 and  Class C-B-6  Certificates is 5.0699 % per
      annum.   After  such  Distribution  Date,  the  Pass-Through  Rate  for  each  of  the
      Class C-B-2,  Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates shall be a per annum rate equal to the  quotient,  expressed as a percentage  of (a) the sum of (i) the product of (x) the Net WAC Rate of Loan Group 1 for that  Distribution Date and (y) the Subordinate  Component Balance  for Loan Group 1 immediately prior to such
      Distribution  Date,  (ii) the product of (x) the Net WAC Rate of Loan Group 2 for that
      Distribution  Date  and  (y)  the  Subordinate   Component Balance  for  Loan  Group 2
      immediately  prior to such  Distribution  Date,  (iii) the  product of (x) the Net WAC
      Rate  of  Loan   Group 3  for  that   Distribution   Date  and  (y)  the   Subordinate
      Component Balance  for Loan Group 3  immediately prior to such Distribution Date, (iv)
      the product of (x) the Net WAC Rate pf Loan  Group 4  for that  Distribution  Date and
      (y) the  Subordinate  Component Balance  for Loan  Group 4  immediately  prior to such
      Distribution  Date,  (v) the product of (x) the Net WAC Rate of Loan  Group 5 for that
      Distribution  Date  and  (y)  the  Subordinate   Component Balance  for  Loan  Group 5
      immediately prior to such  Distribution  Date, and (vi) the product of (x) the Net WAC
      Rate  of  Loan   Group 6  for  that   Distribution   Date  and  (y)  the   Subordinate
      Component Balance  for  Loan  Group 6  immediately  prior to such  Distribution  Date, divided by (b) the aggregate of the Subordinate  Component Balances  for Loan Group 1,
      Loan Group 2,  Loan Group 3,  Loan Group 4,  Loan Group 5 and Loan Group 6 immediately prior to such Distribution Date.
(29)  The Class C-B-1X Certificates accrue interest on the Class C-B-1X Notional Amount.
(30)  The Pass-Through  Rate for the  November 2004  Distribution  Date for the Class C-B-1X
      Certificates  is  2.6432%  per  annum.  After such  Distribution  Date,  the per annum
      Pass-Through Rate on these  Certificates shall equal the product of (a) the excess, if any,  of  (x)  the  Class C-B-1  Cap  Rate  over  (y)  the  Pass-Through  Rate  on the
      Class C-B-1  Certificates for that Distribution Date and (b) a fraction, the numerator of  which  is the  actual  number  of  days  in the  related  accrual  period  and the denominator  of which is 30.  Payments  into the Class C-B-1 Basis Risk  Reserve  Fund shall be deemed to have first been  distributed  from  REMIC IV  to the holders of the
      Class C-B-1X  Certificates in respect of the  Class C-B-1X  REMIC IV  Regular Interest and then paid by such holders into the Class C-B-1 Basis Risk Reserve Fund.
(31)  The  Class 7-X  Certificates  will  not  accrue  interest  on  their  Class  Principal
      Balance.  With the exception of the first  Distribution  Date (as provided in footnote
      32 below),  the  Class 7-X  Certificates  accrue  interest on the  Class 7-X  Notional
      Amount.
(32)  The Class 7-X  Certificates  will be comprised of two REMIC IV  regular  interests,  a principal  only  regular  interest  designated  7-X-PO and an  interest  only  regular interest  designated  7-X-IO,  which will be  entitled to  distributions  as set forth herein.  The rights of the Holder of the Class 7-X  Certificates  to payments from the
      Group 7  Basis Risk  Reserve Fund shall be outside and apart from its rights under the
      REMIC IV  Regular  Interests  7-X-IO  and  7-X-PO.  On  each  Distribution  Date,  the
      Class 7-X  Certificates shall be entitled to the Class 7-X  Distributable Amount. With respect to any Distribution Date after the first distribution  date,  interest accrued on the Class 7-X  Certificates  during the related Accrual Period shall equal interest at the related  Pass-Through Rate on the Class 7-X  Notional Amount  immediately prior to such  Distribution  Date,  in each case  reduced by any  interest  shortfalls  with respect to the Mortgage Loans in the related Loan Group including  Prepayment Interest
      Shortfalls to the extent not covered by Compensating  Interest.  The Pass-Through Rate for the  Class 7-X  Certificates  or the  REMIC IV  Regular  Interest  7-X-IO  for any
      Distribution  Date shall equal a per annum rate equal to the percentage  equivalent of a  fraction,  the  numerator  of which is the product of (a) 30 and (b) the sum of the amounts calculated  pursuant to clauses (i) through (vi) below, and the denominator of which is the product of (a) the actual  number of days in the related  Accrual  Period and (b) the aggregate  principal  balance of the REMIC III Regular Interests LT1, LT2,
      LT3,  LT4, LT5, LT6, LT7,  LT8,  LT-Y7A and LT-Y7B.  For purposes of  calculating  the
      Pass-Through  Rate for the Class 7-X  Certificates,  the numerator is equal to the sum of the following components:
            (i)   the  Uncertificated  Pass-Through Rate for REMIC III Regular Interests LT1
                  and LT-Y7A  minus the Marker Rate,  applied to a notional  amount equal to the  aggregate  Uncertificated  Principal  Balance  of  REMIC III  Regular
                  Interests LT1 and LT-Y7A;
            (ii)  the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT2
                  minus  the  Marker  Rate,  applied  to a  notional  amount  equal  to  the
                  Uncertificated Principal Balance of REMIC III Regular Interest LT2;
            (iii) the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT4
                  minus twice the Marker  Rate,  applied to a notional  amount  equal to the
                  Uncertificated Principal Balance of REMIC III Regular Interest LT4;
            (iv)  the  Uncertificated  Pass-Through Rate for REMIC III Regular Interests LT5
                  and LT-Y7B  minus the Marker Rate,  applied to a notional  amount equal to the  aggregate  Uncertificated  Principal  Balance  of  REMIC III  Regular
                  Interests LT1 and LT-Y7B;
            (v)   the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT6
                  minus  the  Marker  Rate,  applied  to a  notional  amount  equal  to  the
                  Uncertificated Principal Balance of REMIC III Regular Interest LT2; and
            (vi)  the  Uncertificated  Pass-Through  Rate for REMIC III Regular Interest LT8
                  minus twice the Marker  Rate,  applied to a notional  amount  equal to the
                  Uncertificated Principal Balance of REMIC III Regular Interest LT4.
      Accrued interest on the Class 7-X  Certificates shall accrue on the basis of a 360-day year and the actual number of days in the related  Accrual  Period.  Payments into the
      Basis Risk  Reserve  Fund from the  Group 7  Available  Distribution  Amount  shall be deemed to have first been  distributed  from  REMIC IV to the holders of the Class 7-X
      Certificates in respect of the  Class 7-X-IO  REMIC IV  Regular Interest and then paid by such holders into the Basis Risk Reserve Fund.
(33)  The Class 7-X  Certificates will be issued in certificated,  fully-registered  form in minimum  denominations of 20% of the Percentage Interest therein and increments of 10%
      in excess thereof.
(34)  The Class AR Certificates are not themselves  issued by REMIC IV,  instead,  the Class
      AR  Certificates  will  represent   ownership  of  two  REMIC  residual   interests  -
      Component I  of the  Class AR  (which  is the  residual  interest  in  REMIC III)  and
      Component II of the Class AR (which is the residual interest in REMIC IV).
(35)  The Class AR Certificates are issued in minimum Percentage Interests of 20%.

            For the  avoidance  of doubt,  the Trust  Administrator  shall  account  for any interest  amount  due to a  Certificateholder  in excess of the  interest  rate on the REMIC regular  interest  issued  by  REMIC IV  corresponding  to such  Certificate  as part of the payment made by the Basis Risk Reserve Fund for such Certificate  (i.e.,  distributed to the
Class 7-X  Certificates,  as  applicable,  to the  extent it is  entitled  to funds from the
REMIC) and then paid outside of the REMIC pursuant to a separate  contractual  right to such
Certificateholder.

            The  foregoing  REMIC  structure  is  intended to cause all of the cash from the
Mortgage  Loans to flow  through  to  REMIC IV  as cash  flow on a REMIC  regular  interest, without  creating any  shortfall-actual  or potential  (other than for credit losses) to any
REMIC  regular  interest.  To the extent that the structure is believed to diverge from such intention the Trust  Administrator  shall resolve  ambiguities to accomplish such result and shall to the extent  necessary  rectify any  drafting  errors or seek  clarification  to the structure  without  Certificateholder  approval (but with guidance of counsel) to accomplish such intention.

            Set forth below are  designations  of Classes of  Certificates to the categories used herein:

Book-Entry Certificates.   All Classes of Certificates other than the Physical
                           Certificates.
Class A Certificates....   The Group 1, Group 2, Group 3, Group 4, Group 5,
                           Group 6, Group 7A and Group 7B Certificates.
Class C-B Certificates..   The Class C-B-1, Class C-B-2, Class C-B-3,
                           Class C-B-4, Class C-B-5 and Class C-B-6
                           Certificates.
Class M Certificates....   The Class 7-M-1, Class 7-M-2, Class 7-M-3 and
                           Class 7-M-4 Certificates.
ERISA-Restricted           Residual Certificates and Private Certificates; and
Certificates............   any Certificates that do not satisfy the applicable
                           ratings requirement under the Underwriter's
                           Exemption.
Group 1 Certificates....   The Class 1-A-1 and Residual Certificates.
Group 2 Certificates....   The Class 2-A-1, Class 2-A-X and Class 2-A-2
                           Certificates.
Group 3 Certificates....   The Class 3-A-1 and Class 3-A-X Certificates.
Group 4 Certificates....   The Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class
                           4-A-X Certificates.
Group 5 Certificates....   The Class 5-A-1 Certificates.
Group 6 Certificates....   The Class 6-A-1 Certificates.
Group 7 Certificates....   The Group 7A, Group 7B, Class 7-X and Class M
                           Certificates.
Group 7A Certificates...   The Class 7-A-1-1 and Class 7-A-1-2 Certificates.
Group 7B Certificates...   The Class 7-A-2, Class 7-A-3, Class 7-A-4,
                           Class 7-A-5 and Class 7-A-6 Certificates.
LIBOR Certificates......   The Group 7A, Group 7B, Class M and Class C-B-1
                           Certificates.
Notional            Amount The Class 2-A-X, Class 3-A-X, Class 4-A-X, Class
Certificates............   C-B-1X and Class 7-X Certificates.
Offered Certificates....   All Classes of Certificates other than the Private
                           Certificates.
Private Certificates....   The Class C-B-4, Class C-B-5, Class C-B-6 and
                           Class 7-X Certificates.
Physical Certificates...   The Residual Certificates and the Private
                           Certificates.
Rating Agencies.........   Moody's and S&P.
Regular Certificates....   All Classes of Certificates other than the Residual
                           Certificates.
Residual Certificates...   The Class AR and Class AR-L Certificates.
Senior Certificates.....   The Class A Certificates.
Subordinate Certificates   The Class M, Group C-B and Class 7-X Certificates.

            All covenants and  agreements  made by the Depositor  herein are for the benefit and security of the Certificateholders.  The Depositor is entering into this Agreement,  and the Trustee is  accepting  the trusts  created  hereby and  thereby,  for good and  valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The parties  hereto  intend to effect an  absolute  sale and  assignment  of the
Mortgage Loans to the Trustee for the benefit of  Certificateholders  under this  Agreement.
However,  the  Depositor  and  each  Seller  will  hereunder  absolutely  assign  and,  as a precautionary  matter  grant a  security  interest,  in and to its  rights,  if any,  in the related  Mortgage  Loans to the Trustee on behalf of  Certificateholders  to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

                                W I T N E S S E T H T H A T:

            In consideration of the mutual agreements herein contained,  the Depositor,  the
Sellers,  the Master  Servicer,  the Servicers,  the Special  Servicer,  the Trustee and the
Trust Administrator agree as follows:

                                         ARTICLE I

                                        DEFINITIONS

            Whenever used in this  Agreement,  the following  words and phrases,  unless the context otherwise requires, shall have the following meanings:

            1933 Act:  The Securities Act of 1933, as amended.

            Accepted  Servicing  Practices:   With  respect  to  any  Mortgage  Loan,  those
mortgage  servicing  practices  of  prudent  mortgage  lending  institutions  which  service mortgage loans of the same type as such Mortgage Loan in the jurisdiction  where the related
Mortgaged Property is located.

            Accrual Period:  For any interest bearing Class of Certificates,  other than the
LIBOR Certificates,  and any Distribution Date, the calendar month immediately preceding the related  Distribution Date and with respect to the LIBOR Certificates,  the period beginning on the  immediately  preceding  Distribution  Date (or the Closing  Date, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

            Advance:  With  respect  to  any  Non-Designated   Mortgage  Loan,  the  payment
required to be made by a Servicer or the Master  Servicer,  as  applicable,  with respect to any Distribution Date pursuant to Section 5.01.

            With respect to any National City Serviced  Mortgage Loan, the payment  required to be made by (i) National City  pursuant to  Section 5.03  of the National  City  Servicing
Agreement or (ii) the Master  Servicer  with respect to any  Distribution  Date  pursuant to
Section 3.22(b) of this Agreement.

            With respect to any Wachovia  Serviced Mortgage Loan, the payment required to be made by (i) Wachovia with respect to any  Distribution  Date pursuant to Section 5.03 of the
Wachovia  Servicing  Agreement or (ii) the Master Servicer with respect to any  Distribution
Date pursuant to Section 3.22(b) of this Agreement.

            Adverse REMIC Event:  As defined in Section 2.07(f).

            Adjustment  Date:  With respect to each Mortgage Loan,  each  adjustment date on which the Mortgage Rate thereon  changes  pursuant to the related  Mortgage  Note. The first
Adjustment  Date  following  the Cut off Date as to each such  Mortgage Loan is set forth in the Mortgage Loan Schedule.

            Aggregate Group 7  Collateral  Balance:  As to any date of determination will be equal to the sum of the Aggregate  Group 7  Collateral  Balance and the amount, if any, then on deposit in the Prefunding Account.

            Aggregate  Group 7 Loan Balance:  As to any date of determination  will be equal to the  aggregate of the Stated  Principal  Balances of the Mortgage  Loans in Loan Group 7A
and Loan Group 7B, unless otherwise specified, as of the first day of such month.

            Aggregate  Loan  Group  Balance:  As to any  Loan  Group,  and as of any date of determination,  will be equal to the  aggregate  Stated  Principal  Balance of the  Mortgage
Loans in the related Loan Group as of the first day of such month.

            Aggregate  Subsequent  Transfer Amount:  With respect to any Subsequent Transfer
Date,  the aggregate  Stated  Principal  Balances as of the  applicable  Cut-off Date of the
Subsequent  Mortgage  Loans  conveyed on such  Subsequent  Transfer  Date,  as listed on the revised Mortgage Loan Schedule delivered  pursuant to  Section 2.01(e);  provided,  however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

            Agreement:   This  Pooling  and  Servicing   Agreement  and  all  amendments  or
supplements hereto.

            Ancillary  Income:  All income derived from the  Non-Designated  Mortgage Loans, other than  Servicing  Fees and Master  Servicing  Fees,  including but not limited to, late charges,  Prepayment Penalties, fees received with respect to checks or bank drafts returned
by  the  related  bank  for  non-sufficient  funds,   assumption  fees,  optional  insurance
administrative fees and all other incidental fees and charges.

            Applied Loss Amount:  As to any  Distribution  Date, with respect to the Group 7
Certificates,  the excess,  if any, of (i) the  aggregate  Class  Principal  Balances of the
Group 7  Certificates  (other than the related Notional Amount  Certificates),  after giving effect to all Realized  Losses with respect to the Mortgage Loans in Loan Group 7 during the
Collection  Period for such Distribution Date and payments of principal on such Distribution
Date over (ii) the Aggregate Group 7 Collateral Balance for such Distribution Date.

            Appraised  Value:  The appraised value of the Mortgaged  Property based upon the appraisal  made for the originator at the time of the  origination  of the related  Mortgage
Loan or the  sales  price  of the  Mortgaged  Property  at the  time  of  such  origination, whichever is less,  or (i) with respect to any Mortgage  Loan that  represents a refinancing other than a Streamlined  Mortgage Loan, the lower of the appraised  value at origination or the appraised  value of the Mortgaged  Property based upon the appraisal made at the time of such  refinancing  and (ii) with respect to any  Streamlined  Mortgage  Loan,  the appraised value of the  Mortgaged  Property  based  upon the  appraisal  made in  connection  with the origination of the mortgage loan being refinanced.

            Assignment  and  Assumption  Agreement:  That certain  assignment and assumption agreement  dated as of  October 1,  2004,  by and between DLJ  Mortgage  Capital,  Inc.,  as assignor, and the Depositor, as assignee, relating to the Mortgage Loans.

            Assignment  of  Proprietary  Lease:  With  respect to a  Cooperative  Loan,  the assignment  or  mortgage  of  the  related  Proprietary  Lease  from  the  Mortgagor  to the originator of the Cooperative Loan.

            Available  Distribution  Amount:  With respect to any Distribution Date and each of Group 1,  Group 2,  Group 3,  Group 4, Group 5 and Group 6 the sum of: (i) all amounts in respect of  Scheduled  Payments  (net of the  related  Expense  Fees) due on the related Due
Date and received prior to the related  Determination  Date on the related  Mortgage  Loans, together with any Advances in respect  thereof;  (ii) all Insurance  Proceeds (to the extent not applied to the  restoration  of the  Mortgaged  Property or released to the Mortgagor in accordance with the applicable  Servicer's  Accepted Servicing  Standards),  all Liquidation
Proceeds  received during the calendar month preceding the month of that  Distribution  Date on the  related  Mortgage  Loans,  in each  case net of  unreimbursed  Liquidation  Expenses incurred  with respect to such Mortgage  Loans;  (iii) all  Principal  Prepayments  received during the related  Prepayment  Period on the related Mortgage Loans,  excluding  Prepayment
Penalties;  (iv) amounts received with respect to such Distribution Date as the Substitution
Adjustment  Amount or Purchase Price in respect of a Mortgage Loan in the related Loan Group repurchased  by the  related  Seller,  purchased  by a Holder of a  Subordinate  Certificate
pursuant  to   Section 3.11(f)   or   purchased   by  the  Special   Servicer   pursuant  to
Section 3.11(g) as of such Distribution Date, in the case of clauses (i) through  (iv) above reduced by amounts in  reimbursement  for Advances  previously  made and other amounts as to which the Trustee,  the Trust  Administrator,  a Servicer or the Master Servicer is entitled to be  reimbursed  pursuant  to  Section 3.08  in respect of the related  Mortgage  Loans or otherwise;  (v) any amounts  payable as  Compensating  Interest  Payments by a Servicer with respect to the related  Mortgage Loans on such  Distribution  Date; and (vi) all Recoveries, if any;  (vii) the portion of the Mortgage  Loan  Purchase  Price related to such Loan Group paid in connection  with an Optional  Termination up to the amount of the Par Value for such
Loan Group.

            Back-Up  Servicer:  Wells  Fargo  Bank,  National  Association,  acting  in  its capacity as back-up  servicer for the SPS Serviced  Loans  hereunder,  or its  successors in interest, as applicable.

            Bankruptcy  Code:  The United  States  Bankruptcy  Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

            Bankruptcy   Coverage   Termination  Date:  The  point  in  time  at  which  the
Bankruptcy Loss Coverage Amount is reduced to zero.

            Bankruptcy  Loss:  With  respect  to any  Loan  Group,  Realized  Losses  on the
Mortgage  Loans in that Loan Group  incurred  as a result of a Deficient  Valuation  or Debt
Service Reduction.

            Bankruptcy Loss Coverage Amount:  As of any  Determination  Date, the Bankruptcy
Loss Coverage  Amount shall equal the Initial  Bankruptcy Loss Coverage Amount as reduced by
(i) the aggregate amount of Bankruptcy Losses allocated to the Class C-B  Certificates since the Cut off Date and (ii) any permissible  reductions in the Bankruptcy Loss Coverage Amount as  evidenced  by a letter of each Rating  Agency to the Trust  Administrator  to the effect that any such reduction will not result in a downgrading,  or otherwise adversely affect, of the then current ratings assigned to such Classes of Certificates rated by it.

            Basis Risk Shortfall:  For any Class of LIBOR  Certificates and any Distribution
Date, the sum of (i) the excess,  if any, of (a) the related Current Interest  calculated on the  basis  of the  least of  (x) the  applicable  Certificate  Index  plus  the  applicable
Certificate  Margin,  (y) the  Maximum  Interest  Rate and (z) 11.00% over  (b) the  related
Current Interest for the applicable  Distribution  Date, (ii) any amount described in clause
(i) remaining  unpaid from prior  Distribution  Dates,  and (iii)  interest on the amount in clause  (ii) for the  related  Accrual  Period  calculated  at a per annum rate equal to the least of (x) the applicable  Certificate Index plus the applicable  Certificate  Margin, (y)
the applicable Maximum Interest Rate and (z) 11.00%.

            Basis Risk Reserve Fund:  Either the Class C-B-1  Basis Risk Reserve Fund or the
Group 7 Basis Risk Reserve Fund, as applicable.

            Beneficial  Holder:  A Person holding a beneficial  interest in any  Certificate through a Participant or an Indirect  Participant or a Person holding a beneficial  interest in any Definitive Certificate.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Book-Entry Form: Any Certificate held through the facilities of the Depository.

            Business  Day:  Any day other than (i) a Saturday or a Sunday,  or (ii) a day on which  banking  institutions  in New York or the  state in which the  office  of the  Master
Servicer  or  any  Servicer  or  the  Corporate   Trust  Office  of  the  Trustee  or  Trust
Administrator  are located are  authorized  or  obligated  by law or  executive  order to be closed.

            Capitalized  Interest Account:  The separate Eligible Account designated as such and created and maintained by the Trust  Administrator  pursuant to Section 3.05(h)  hereof.
The  Capitalized  Interest  Account  shall be treated as an  "outside  reserve  fund"  under applicable  Treasury  regulations and shall not be part of any REMIC.  Except as provided in
Section 3.05(h)  hereof, any investment  earnings on the Capitalized  Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

            Capitalized Interest Deposit:  $169,208.88.

            Capitalized Interest  Requirement:  With respect to the November 2004,  December
2004 and January 2005  Distribution  Dates, an amount equal to 30 days of interest (based on a 360-day  year)  accruing at the  Capitalized  Interest  Requirement  Rate on the Prefunded
Amount  outstanding at the end of the related  Collection  Period.  If REMIC II is unable to pay the REMIC II  Interests in respect of Group 7 their stated  pass-through rates due to an insufficiency  in the Capitalized  Interest  Requirement,  the Depositor will contribute any amounts to REMIC II necessary to pay the REMIC II Interests their stated pass-through rates.

            Capitalized  Interest  Requirement  Rate:  With  respect  to the  November 2004,
December 2004 and January 2005  Distribution  Dates, a per annum rate equal to the excess of
(a) the sum of (i) the  Certificate  Index for such  Distribution  Date,  (ii) the  weighted average of the Certificate  Margins of the Group 7  Certificates for such Distribution Date,
(iii) the weighted  average of the Expense Fee Rates of the Group 7  Mortgage Loans for such
Distribution Date and (iv) with respect to the November 2004  Distribution Date, 0.35%, with respect to the December 2004  Distribution  Date, 0.70% and with respect to the January 2005
Distribution Date, 1.00%, over (b) 0.75%.

            Carryforward  Interest:  For any  Class of LIBOR  Certificates  (other  than the
Class C-B-1  Certificates) and any Distribution  Date, the sum of (1) the amount, if any, by which (x) the sum of  (A) Current  Interest  for such  Class for the  immediately  preceding
Distribution  Date and (B) any unpaid  Carryforward  Interest  for such Class from  previous
Distribution  Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately  preceding  Distribution  Date,  and (2) interest on such amount for the related
Accrual Period at the applicable Pass-Through Rate.
            Cash  Remittance  Date: With respect to any  Distribution  Date and (A) SPS, the
7th calendar  day  preceding  such  Distribution  Date, or if such 7th calendar day is not a
Business Day, the Business Day  immediately  preceding such 7th calendar day, (B) WMMSC,  by
12:00 noon New York City time on the Business Day  immediately  preceding such  Distribution
Date, (C) GreenPoint,  the 7th calendar day preceding such Distribution Date, or if such 7th calendar  day is not a  Business  Day,  the  Business  Day  immediately  following  such 7th calendar day,  (D) Wells Fargo, the 18th calendar day of the month in which the Distribution
Date  occurs,  or if  such  18th  calendar  day is not a  Business  Day,  the  Business  Day immediately  following  such  18th  calendar  day  and  (E) the  Designated  Servicers,  the
18th calendar  day of the  month in which  the  Distribution  Date  occurs,  or if such 18th calendar  day is not a Business  Day,  the  Business  Day  immediately  following  such 18th calendar day.

            Certificate:   Any  Certificates   executed  and   authenticated  by  the  Trust
Administrator  on  behalf  of the  Trustee  for the  benefit  of the  Certificateholders  in substantially the form or forms attached as Exhibits A through G hereto.

            Certificate  Account:  The separate Eligible Account created and maintained with the Trust  Administrator,  or any  other  bank or trust  company  acceptable  to the  Rating
Agencies  which is  incorporated  under the laws of the United  States or any state  thereof pursuant to  Section 3.05,  which account shall bear a designation  clearly  indicating that the funds  deposited  therein are held in trust for the benefit of the Trust  Administrator, as agent for the Trustee, on behalf of the  Certificateholders  or any other account serving a similar function  acceptable to the Rating Agencies.  Funds in the Certificate Account may
(i) be held uninvested  without  liability for interest or  compensation  thereon or (ii) be
invested  at  the  direction  of  the  Trust  Administrator  in  Eligible   Investments  and
reinvestment  earnings  thereon  (net of  investment  losses)  shall  be  paid to the  Trust
Administrator.  Funds  deposited  in the  Certificate  Account  (exclusive  of  the  amounts permitted  to be  withdrawn  pursuant  to  Section 3.08(b))  shall be held in trust  for the
Certificateholders.

            Certificate  Balance:  With respect to any  Certificate at any date, the maximum dollar  amount of principal to which the Holder  thereof is then  entitled  hereunder,  such amount being equal to the Denomination  thereof (i) minus all distributions of principal and allocations  of  Realized  Losses,  including  Excess  Losses or Applied  Loss  Amounts,  as applicable,  previously  made or  allocated  with  respect  thereto  and, in the case of any
Subordinate  Certificates,  reduced  by any such  amounts  allocated  to such Class on prior
Distribution  Dates pursuant to Section 4.02 and (ii) plus the amount of any increase to the
Certificate Balance of such Certificate pursuant to Section 4.03.

            With respect to each Class 7-X  Certificate,  on any date of  determination,  an amount equal to the  Percentage  Interest  evidenced by such  Certificate  multiplied  by an amount equal to (i) the excess,  if any, of (A) the then aggregate Stated Principal  Balance of the Group 7 Loans over (B) the then aggregate  Class  Principal  Balance of the Group 7A,
Group 7B and Class M  Certificates  then  outstanding,  which  represents the sum of (i) the initial  principal  balance of the REMIC IV Regular Interest 7-X-PO,  as reduced by Realized
Losses  allocated  thereto and  payments  deemed made  thereon,  and (ii) accrued and unpaid interest on the REMIC IV Regular  Interest  7-X-IO,  as reduced by Realized Losses allocated thereto.

            Certificate   Group:   Any  of   Certificate   Group 1,   Certificate   Group 2,
Certificate  Group 3,  Certificate  Group 4,  Certificate  Group 5,  Certificate  Group 6 or
Certificate Group 7, as applicable.

            Certificate   Group 1:   Any  of  the  Certificates  with  a  Class  designation
beginning with "1" and relating to Loan Group 1.

            Certificate Group 2: Any of the Certificates with a Class designation  beginning with "2" and relating to Loan Group 2.

            Certificate   Group 3:   Any  of  the  Certificates  with  a  Class  designation
beginning with "3" and relating to Loan Group 3.

            Certificate Group 4: Any of the Certificates with a Class designation  beginning with "4" and relating to Loan Group 4.

            Certificate Group 5: Any of the Certificates with a Class designation  beginning with "5" and relating to Loan Group 5.

            Certificate   Group 6:   Any  of  the  Certificates  with  a  Class  designation
beginning with "6" and relating to Loan Group 6.

            Certificate   Group 7:   Any  of  the  Certificates  with  a  Class  designation
beginning with "7" and relating to Loan Group 7.

            Certificate  Index:  With  respect  to each  Distribution  Date  and  the  LIBOR
Certificates,  the rate for one month United States dollar  deposits quoted on Telerate Page
3750 as of 11:00 A.M., London time, on the related Interest  Determination  Date relating to each Class of LIBOR  Certificates.  If such rate does not appear on such page (or such other page as may replace  that page on that  service,  or if such  service is no longer  offered, such other service for displaying  one month LIBOR or comparable  rates as may be reasonably selected by the Trust  Administrator  after  consultation with DLJMC),  the rate will be the related  Reference  Bank  Rate.  If no  such  quotations  can be  obtained  and  no  related
Reference  Bank  Rate  is  available,  the  Certificate  Index  with  respect  to the  LIBOR
Certificates  will be the Certificate Index applicable to such Certificates on the preceding
Distribution Date.

            On the Interest  Determination  Date  immediately  preceding  each  Distribution
Date, the Trust  Administrator shall determine each Certificate Index for the Accrual Period commencing  on such  Distribution  Date and inform the Master  Servicer and each Servicer of such rate.

            Certificate  Margin:  As to each  Class of LIBOR  Certificates,  the  applicable amount set forth below:

               Class                   Certificate Margin
                                    (1)                 (2)
              7-A-1-1             0.400%               0.800%
              7-A-1-2             0.500%               1.000%
               7-A-2              0.420%               0.840%
               7-A-3              0.400%               0.800%
               7-A-4              0.370%               0.740%
               7-A-5              0.220%               0.440%
               7-A-6              0.570%               1.140%
               7-M-1              0.660%               1.160%
               7-M-2              1.300%               1.800%
               7-M-3              1.850%               2.350%
               7-M-4              2.200%               2.700%
               C-B-1              0.650%               1.150%
        ___________
--------------------------------------------------------------------------------------------
        (1) On and prior to the  first  Distribution  Date on which  the  Optional
           Termination for Loan Group 7 may occur.
        (2) After the first  Distribution  Date on which the Optional  Termination for Loan Group 7 may occur.

            Certificate  Register:  The  register  maintained  pursuant  to  Section 6.02(a)
hereof.

            Certificateholder  or  Holder:  The  Person  in  whose  name  a  Certificate  is registered in the Certificate Register.

            Class: All Certificates  bearing the same class  designation as set forth in the
Preliminary Statement.

            Class C-B Credit Support  Depletion Date: The first  Distribution  Date on which the aggregate  Class  Principal  Balance of the Class C-B  Certificates  has been or will be reduced to zero.

            Class 2-A-X  Notional  Amount:  For any  Distribution  Date, the Class Principal
Balance of the Class 2-A-1 Certificates immediately prior to that Distribution Date.

            Class 3-A-X  Notional  Amount:  For any  Distribution  Date, the Class Principal
Balance of the Class 3-A-1 Certificates immediately prior to that Distribution Date.

            Class 4-A-X  Notional  Amount:  For any  Distribution  Date, the Class Principal
Balance of the Class 4-A-3 Certificates immediately prior to that Distribution Date.

            Class 7 Certificates: As specified in the Preliminary Statement.

            Class 7-A-3  Interest Rate Cap Account:  The separate  Eligible  Account created and initially maintained by the Trust Administrator  pursuant to Section 4.10 in the name of the Trust  Administrator  for the benefit of the  Certificateholders  and designated  "Wells
Fargo Bank,  N.A. in trust for registered  holders of Adjustable Rate Mortgage Trust 2004-2,
Adjustable  Rate  Mortgage-Backed  Pass  Through   Certificates,   Series  2004-2,   Group 7
Certificates"  Funds in the  Class 7-A-3  Interest  Rate Cap Account  shall be held in trust for the  Certificateholders  for the uses and  purposes  set  forth in this  Agreement.  The
Class 7-A-3  Interest  Rate Cap Account will not be an asset of any REMIC.  Ownership of the
Class 7-A-3 Interest Rate Cap Account is evidenced by the Class 7-X Certificates.

            Class 7-A-3  Interest  Rate Cap  Agreement:  The  interest  rate  cap  agreement relating  to the  Group 7  Certificates  consisting  of the ISDA  Master  Agreement  and the
Schedule dated as of the Closing Date and the Confirmation  thereto,  between the Trustee on behalf of the Trust and the Class 7-A-3  Interest Rate Cap  Counterparty,  as such agreement may  be  amended  and  supplemented  in  accordance  with  its  terms  and  any  replacement
Class 7-A-3 Interest Rate Cap Agreement acceptable to the Depositor and the Trustee.

            Class 7-A-3  Interest Rate Cap Agreement  Notional Amount: The relevant notional amount for a Class 7-A-3  Interest Rate Cap Agreement  Payment Date pursuant to the terms of the Class 7-A-3 Interest Rate Cap Agreement.

            Class 7-A-3  Interest  Rate Cap  Agreement  Payment  Date:  With  respect to the
Class 7-A-3  Interest  Rate  Cap  Agreement,  the  25th  day of  each  month,  beginning  in
November 2004,  to and  including  the related  Termination  Date,  subject to the  modified following business day convention  (within the meaning of the 2000 ISDA Definitions).  After the  related  Termination  Date,  no payments  shall be made under the  related  Class 7-A-3
Interest Rate Cap Agreement.

            Class 7-A-3   Interest  Rate  Cap  Counterparty:   Credit  Suisse  First  Boston
International,  or any successor in interest thereto under the Class 7-A-3 Interest Rate Cap
Agreement.

            Class 7-A-4  Interest Rate Cap Account:  The separate  Eligible  Account created and initially maintained by the Trust Administrator  pursuant to Section 4.10 in the name of the Trust  Administrator  for the benefit of the  Certificateholders  and designated  "Wells
Fargo Bank,  N.A. in trust for registered  holders of Adjustable Rate Mortgage Trust 2004-2,
Adjustable  Rate  Mortgage-Backed  Pass  Through   Certificates,   Series  2004-2,   Group 7
Certificates"  Funds in the  Class 7-A-4  Interest  Rate Cap Account  shall be held in trust for the  Certificateholders  for the uses and  purposes  set  forth in this  Agreement.  The
Class 7-A-4  Interest  Rate Cap Account will not be an asset of any REMIC.  Ownership of the
Class 7-A-4 Interest Rate Cap Account is evidenced by the Class 7-X Certificates.

            Class 7-A-4  Interest  Rate Cap  Agreement:  The  interest  rate  cap  agreement relating  to the  Group 7  Certificates  consisting  of the ISDA  Master  Agreement  and the
Schedule dated as of the Closing Date and the Confirmation  thereto,  between the Trustee on behalf of the Trust and the Class 7-A-4  Interest Rate Cap  Counterparty,  as such agreement may  be  amended  and  supplemented  in  accordance  with  its  terms  and  any  replacement
Class 7-A-4 Interest Rate Cap Agreement acceptable to the Depositor and the Trustee.

            Class 7-A-4  Interest Rate Cap Agreement  Notional Amount: The relevant notional amount for a Class 7-A-4  Interest Rate Cap Agreement  Payment Date pursuant to the terms of the Class 7-A-4 Interest Rate Cap Agreement.

            Class 7-A-4  Interest  Rate Cap  Agreement  Payment  Date:  With  respect to the
Class 7-A-4  Interest  Rate  Cap  Agreement,  the  25th  day of  each  month,  beginning  in
November 2004,  to and  including  the related  Termination  Date,  subject to the  modified following business day convention  (within the meaning of the 2000 ISDA Definitions).  After the  related  Termination  Date,  no payments  shall be made under the  related  Class 7-A-4
Interest Rate Cap Agreement.

            Class 7-A-4   Interest  Rate  Cap  Counterparty:   Credit  Suisse  First  Boston
International,  or any successor in interest thereto under the Class 7-A-4 Interest Rate Cap
Agreement.

            Class 7-M-1  Principal  Payment Amount:  For any  Distribution  Date on or after the  Stepdown  Date and as long as a Trigger  Event has not  occurred  with  respect to such
Distribution  Date,  will be the amount,  if any, by which (x) the sum of (i) the  aggregate
Class  Principal  Balance of the  Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2,  Class 7-A-3,
Class 7-A-4,  Class 7-A-5 and Class 7-A-6 Certificates, in each case, after giving effect to payments on such  Distribution  Date and (ii) the Class Principal Balance of the Class 7-M-1
Certificates  immediately  prior to such Distribution Date exceeds (y) the lesser of (A) the product  of  (i)  92.00%  and  (ii)  the  Aggregate  Group 7  Collateral  Balance  for  such
Distribution Date and (B) the amount, if any, by which (i) the Aggregate Group 7  Collateral
Balance for such Distribution  Date exceeds (ii) 0.50% of the Aggregate  Group 7  Collateral
Balance as of the Cut-off Date.

            Class 7-M-2  Principal  Payment Amount:  For any  Distribution  Date on or after the  Stepdown  Date and as long as a Trigger  Event has not  occurred  with  respect to such
Distribution  Date,  will be the amount,  if any, by which (x) the sum of (i) the  aggregate
Class  Principal  Balance of the  Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2,  Class 7-A-3,
Class 7-A-4,  Class 7-A-5,  Class 7-A-6 and Class 7-M-1  Certificates,  in each case,  after giving effect to payments on such  Distribution Date and (ii) the Class Principal Balance of
the Class 7-M-2  Certificates  immediately  prior to such  Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.90% and (ii) the Aggregate  Group 7  Collateral  Balance
for such  Distribution  Date and (B) the amount,  if any, by which (i) the Aggregate Group 7
Collateral  Balance for such  Distribution  Date exceeds (ii) 0.50% of the Aggregate Group 7
Collateral Balance as of the Cut-off Date.

            Class 7-M-3  Principal  Payment Amount:  For any  Distribution  Date on or after the  Stepdown  Date and as long as a Trigger  Event has not  occurred  with  respect to such
Distribution  Date,  will be the amount,  if any, by which (x) the sum of (i) the  aggregate
Class  Principal  Balance of the  Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2,  Class 7-A-3,
Class 7-A-4,  Class 7-A-5,  Class 7-A-6,  Class 7-M-1 and Class 7-M-2 Certificates,  in each case,  after  giving  effect  to  payments  on such  Distribution  Date and  (ii) the  Class
Principal  Balance of the Class 7-M-3  Certificates  immediately  prior to such Distribution
Date exceeds (y) the lesser of (A) the product of (i) 97.90% and (ii) the Aggregate  Group 7
Collateral  Balance for such  Distribution Date and (B) the amount, if any, by which (i) the
Aggregate  Group 7  Collateral  Balance for such Distribution Date exceeds (ii) 0.50% of the
Aggregate Group 7 Collateral Balance as of the Cut off Date.

            Class 7-M-4  Interest Rate Cap Account:  The separate  Eligible  Account created and initially maintained by the Trust Administrator  pursuant to Section 4.10 in the name of the Trust  Administrator  for the benefit of the  Certificateholders  and designated  "Wells
Fargo Bank,  N.A. in trust for registered  holders of Adjustable Rate Mortgage Trust 2004-2,
Adjustable  Rate  Mortgage-Backed  Pass  Through   Certificates,   Series  2004-2,   Group 7
Certificates"  Funds in the  Class 7-M-4  Interest  Rate Cap Account  shall be held in trust for the  Certificateholders  for the uses and  purposes  set  forth in this  Agreement.  The
Class 7-M-4  Interest  Rate Cap Account will not be an asset of any REMIC.  Ownership of the
Class 7-M-4 Interest Rate Cap Account is evidenced by the Class 7-X Certificates.

            Class 7-M-4  Interest  Rate Cap  Agreement:  The  interest  rate  cap  agreement relating  to the  Group 7  Certificates  consisting  of the ISDA  Master  Agreement  and the
Schedule dated as of the Closing Date and the Confirmation  thereto,  between the Trustee on behalf of the Trust and the Class 7-M-4  Interest Rate Cap  Counterparty,  as such agreement may  be  amended  and  supplemented  in  accordance  with  its  terms  and  any  replacement
Class 7-M-4 Interest Rate Cap Agreement acceptable to the Depositor and the Trustee.

            Class 7-M-4  Interest Rate Cap Agreement  Notional Amount: The relevant notional amount for a Class 7-M-4  Interest Rate Cap Agreement  Payment Date pursuant to the terms of the Class 7-M-4 Interest Rate Cap Agreement.

            Class 7-M-4  Interest  Rate Cap  Agreement  Payment  Date:  With  respect to the
Class 7-M-4  Interest  Rate  Cap  Agreement,  the  25th  day of  each  month,  beginning  in
November 2004,  to and  including  the related  Termination  Date,  subject to the  modified following business day convention  (within the meaning of the 2000 ISDA Definitions).  After the  related  Termination  Date,  no payments  shall be made under the  related  Class 7-M-4
Interest Rate Cap Agreement.

            Class 7-M-4   Interest  Rate  Cap  Counterparty:   Credit  Suisse  First  Boston
International,  or any successor in interest thereto under the Class 7-M-4 Interest Rate Cap
Agreement.

            Class 7-M-4  Principal  Payment Amount:  For any  Distribution  Date on or after the  Stepdown  Date and as long as a Trigger  Event has not  occurred  with  respect to such
Distribution  Date,  will be the amount,  if any, by which (x) the sum of (i) the  aggregate
Class  Principal  Balance of the  Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2,  Class 7-A-3,
Class 7-A-4,    Class 7-A-5,   Class 7-A-6,   Class 7-M-1,   Class 7-M-2   and   Class 7-M-3
Certificates,  in each case, after giving effect to payments on such  Distribution  Date and
(ii) the Class Principal Balance of the Class 7-M-4  Certificates  immediately prior to such
Distribution  Date  exceeds  (y) the lesser of (A) the  product of  (i) 98.90%  and (ii) the
Aggregate Group 7  Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the  Aggregate  Group 7  Collateral  Balance for such Distribution Date exceeds
(ii) 0.50% of the Aggregate Group 7 Collateral Balance as of the Cut off Date.

            Class 7-X  Distributable  Amount: On the first  Distribution Date, the Class 7-X
Distributable  Amount  shall be equal to the  excess  of (a) the  interest  accruing  on the
Group 7 Mortgage Loans  (disregarding  for purposes of determining this rate any prepayments during the first Accrual Period and continuing to treat such Mortgage Loans as  outstanding)
over  (b)  the  Current  Interest  due on  the  Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2,
Class 7-A-3,  Class 7-A-4,  Class 7-A-5,  Class 7-A-6, Class 7-M-1, Class 7-M-2, Class 7-M-3
and Class 7-M-4  Certificates on such  Distribution  Date. With respect to any  Distribution
Date after the first Distribution Date and the Class 7-X Certificates,  to the extent of any
Monthly  Excess  Cashflow  remaining on such  Distribution  Date after the  distribution  of amounts  pursuant  to  Section 4.01(II)(d)(i)-(xi),  the sum of (a) the  amount of  interest accrued  during the related  Accrual Period on the Class 7-X  Certificates  (as described in the Preliminary  Statement) and (b) the  Overcollateralization  Release Amount,  if any, for
such Distribution Date.

            Class 7-X  Notional  Amount:  With  respect  to the  Class 7-X  Certificates  or
REMIC IV  Regular  Interest  7-X-IO  and  any  Distribution   Date,  the  aggregate  of  the
Uncertificated  Principal  Balances of the REMIC III  Regular  Interests LT1, LT2, LT3, LT4,
LT5, LT6, LT7, LT8, LT-Y7A and LT-Y7B  immediately prior to such  Distribution  Date, (which for clarification is equal to the aggregate Stated Principal  Balances of the Mortgage Loans in Loan Group 7 as of the first day of the related  Collection  Period  (excluding  any such
Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the
Distribution Date preceding the current Distribution Date)).

            Class A Certificates:  As specified in the Preliminary Statement.

            Class C-B Certificates:  As specified in the Preliminary Statement.

            Class C-B-1  Basis Risk Reserve Fund: The separate  Eligible Account created and initially maintained by the Trust Administrator  pursuant to Section 4.09 in the name of the
Trust  Administrator,  as  agent  for  the  Trustee,  for  the  benefit  of the  Class C-B-1
Certificateholders  and designated  "Wells Fargo Bank, N.A. in trust for registered  holders of Adjustable  Rate Mortgage  Trust 2004-2,  Adjustable  Rate  Mortgage-Backed  Pass Through
Certificates,  Series  2004-2,  Class C-B-1."  Funds in the  Class C-B-1  Basis Risk Reserve
Fund shall be held in trust for the  Certificateholders  for the uses and purposes set forth in this Agreement.

            Class C-B-1   Cap  Rate:  For  any   Distribution   Date  and  the   Class C-B-1
Certificates,  will be equal to the product of (a) the  Pass-Through  Rate applicable to the other Classes of Class C-B  Certificates for that Distribution Date and (b) a fraction,  the numerator of which is 30 and the  denominator  of which is the actual  number of days in the related Accrual Period.

            Class C-B-1  Interest  Rate Cap  Agreement:  The  interest  rate  cap  agreement relating to the  Class C-B-1  Certificates  consisting of the ISDA Master  Agreement and the
Schedule dated as of the Closing Date and the Confirmation  thereto,  between the Trustee on behalf of the Trust and the Class C-B-1  Interest Rate Cap  Counterparty,  as such agreement may  be  amended  and  supplemented  in  accordance  with  its  terms  and  any  replacement
Class C-B-1 Interest Rate Cap Agreement acceptable to the Depositor and the Trustee.

            Class C-B-1  Interest Rate Cap Agreement  Notional Amount: The relevant notional amount for a Class C-B-1  Interest Rate Cap Agreement  Payment Date pursuant to the terms of the Class C-B-1 Interest Rate Cap Agreement.

            Class C-B-1  Interest  Rate Cap  Agreement  Payment  Date:  With  respect to the
Class C-B-1  Interest  Rate  Cap  Agreement,  the  25th  day of  each  month,  beginning  in
November 2004,  to and  including  the related  Termination  Date,  subject to the  modified following business day convention  (within the meaning of the 2000 ISDA Definitions).  After the  related  Termination  Date,  no payments  shall be made under the  related  Class C-B-1
Interest Rate Cap Agreement.

            Class C-B-1   Interest  Rate  Cap  Counterparty:   Credit  Suisse  First  Boston
International,  or any successor in interest thereto under the Class C-B-1 Interest Rate Cap
Agreement.

            Class C-B-1  Required  Basis Risk  Reserve  Fund  Amount:  For any  Distribution
Date, $5,000.

            Class C-B-1X  Notional Amount:  For any  Distribution  Date, the Class Principal
Balance of the Class C-B-1 Certificates immediately prior to that Distribution Date.

            Class C-B-1X  Required  Reserve Fund  Deposit:  For any  Distribution  Date,  an
amount  equal  to  the  lesser  of  (i)  the  amount  of  accrued  interest  payable  to the
Class C-B-1X  Certificates pursuant to  Section 4.01(I)(A)(i)(i)  for such Distribution Date and (ii) the amount required to bring the balance on deposit in the  Class C-B-1  Basis Risk
Reserve Fund up to an amount equal to the sum of (a) the Basis Risk  Shortfall  with respect to the Class C-B-1  Certificates remaining for such Distribution Date after giving effect to amounts,  if any,  payable  under  the  Class C-B-1  Interest  Rate Cap  Agreement  for such
Distribution Date and (b) $5,000.

            Class  Interest  Shortfall:  As to any  Distribution  Date and Class of Group 1,
Group 2, Group 3, Group 4, Group 5, Group 6 and Class C-B Certificates,  the amount by which the amount  described in clause (i) of the  definition of Interest  Distribution  Amount for such  Class,  exceeds  the amount of  interest  actually  distributed  on such Class on such
Distribution Date.

            Class LT-IO Regular Interest:  The uncertificated  undivided beneficial interest in REMIC II which  constitutes a REMIC II Regular  Interest and is entitled to distributions as set forth herein.

            Class M Certificates:  As specified in the Preliminary Statement.

            Class Notional  Amount:  The Class 2-A-X Notional  Amount,  Class 3-A-X Notional
Amount,  Class 4-A-X Notional  Amount,  Class C-B-1X  Notional Amount or Class 7-X  Notional
Amount, as applicable.

            Class  Principal  Balance:  With  respect  to any  Class  and as to any  date of determination,  the aggregate of the Certificate  Balances of all Certificates of such Class as of such date.

            Class  Unpaid  Interest  Amounts:  As to any  Distribution  Date  and  Class  of
interest  bearing  Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6  and  Class C-B
Certificates,  the amount by which the aggregate Class Interest Shortfalls for such Class on prior  Distribution Dates exceeds the amount distributed on such Class on prior Distribution
Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

            Class Y Principal  Reduction Amounts:  For any Distribution Date, the amounts by which the  Uncertificated  Principal  Balances  of the  Class Y  Regular  Interests  will be reduced on such  Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix A.

            Class Y  Regular  Interests:  The Class Y-1,  Class Y-2,  Class Y-3,  Class Y-4,
Class Y-5, Class Y-6, Class Y-7A and Class Y-7B Regular Interests.

            Class Y-1  Principal   Distribution  Amount:  For  any  Distribution  Date,  the
excess, if any, of the Class Y-1  Principal Reduction Amount for such Distribution Date over the principal  portion of Realized  Losses  allocated to the Class Y-1  Regular  Interest on such Distribution Date.

            Class Y-1  Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for  the  Class Y-1  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-1 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Y-2  Principal   Distribution  Amount:  For  any  Distribution  Date,  the
excess, if any, of the Class Y-2  Principal Reduction Amount for such Distribution Date over the principal  portion of Realized  Losses  allocated to the Class Y-2  Regular  Interest on such Distribution Date.

            Class Y-2  Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for  the  Class Y-2  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-2 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Y-3  Principal   Distribution  Amount:  For  any  Distribution  Date,  the
excess, if any, of the Class Y-3  Principal Reduction Amount for such Distribution Date over the principal  portion of Realized  Losses  allocated to the Class Y-3  Regular  Interest on such Distribution Date.

            Class Y-3  Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for  the  Class Y-3  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-3 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Y-4  Principal   Distribution  Amount:  For  any  Distribution  Date,  the
excess, if any, of the Class Y-4  Principal Reduction Amount for such Distribution Date over the principal  portion of Realized  Losses  allocated to the Class Y-1  Regular  Interest on such Distribution Date.

            Class Y-4  Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for  the  Class Y-4  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-4 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Y-5  Principal   Distribution  Amount:  For  any  Distribution  Date,  the
excess, if any, of the Class Y-5  Principal Reduction Amount for such Distribution Date over the principal  portion of Realized  Losses  allocated to the Class Y-5  Regular  Interest on such Distribution Date.

            Class Y-5  Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for  the  Class Y-1  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-5 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Y-6  Principal   Distribution  Amount:  For  any  Distribution  Date,  the
excess, if any, of the Class Y-6  Principal Reduction Amount for such Distribution Date over the principal  portion of Realized  Losses  allocated to the Class Y-6  Regular  Interest on such Distribution Date.

            Class Y-6  Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for  the  Class Y-1  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-6 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class  Y-7A  Principal  Distribution  Amount:  For any  Distribution  Date,  the
excess,  if any, of the Class Y-7A Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Y-7A Regular Interest on such Distribution Date.

            Class Y-7A Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for the Class  Y-7A  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-7A Regular Interest:  The uncertificated  undivided  beneficial interest in REMIC II which  constitutes a REMIC II  Regular Interest and is entitled to distributions as set forth herein.

            Class  Y-7B  Principal  Distribution  Amount:  For any  Distribution  Date,  the
excess,  if any, of the Class Y-7B Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Y-7B Regular Interest on such Distribution Date.

            Class Y-7B Principal  Reduction Amount:  The Class Y Principal  Reduction Amount
for the Class  Y-7B  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Y-7B Regular Interest:  The uncertificated  undivided  beneficial interest in REMIC II which  constitutes a REMIC II  Regular Interest and is entitled to distributions as set forth herein.

            Class Z Principal  Reduction Amounts:  For any Distribution Date, the amounts by which the  Uncertificated  Principal  Balances  of the  Class Z  Regular  Interests  will be reduced on such  Distribution Date by the allocation of Realized Losses and the distribution of  principal,  which  shall be in each case the  excess of (A) the sum of (x) the excess of the REMIC I or  REMIC II  Available  Distribution  Amount for the  related  Group (i.e.  the
"related  Group" for the  Class Z-1  Regular  Interest is the Group 1  Loans,  the  "related
Group" for the Class Z-2  Regular Interest is the Group 2 Loans, the "related Group" for the
Class Z-3  Regular  Interest is the Group 3  Loans,  the "related  Group" for the  Class Z-4
Regular  Interest  is the Group 4  Loans,  the  "related  Group" for the  Class Z-5  Regular
Interest is the Group 5 Loans,  the "related  Group" for the Class Z-6  Regular  Interest is the Group 6 Loans,  the "related Group" for the Class Z-7A Regular  Interest is the Group 7A
Loans and the  "related  Group" for the Class Z-7B Regular  Interest is the Group 7B  Loans)
over the sum of the  amounts  thereof  distributable  (i) in  respect  of  interest  on such
Class Z  Regular  Interest and the related Class Y  Regular  Interest,  (ii) to such Class Z
Regular Interest and the related Class Y Regular  Interest  pursuant to clause (g)(i) of the definition of "REMIC I  Distribution Amount" or clause (d)(i) of the definition of "REMIC II
Distribution  Amount," as  applicable,  and (iii) in the case of the Group 1  Loans,  to the
Class AR-L  Certificates  and (y) the amount of Realized  Losses  allocable to principal for the related Group over (B) the Class Y Principal Reduction Amount for the related Group.

            Class Z  Regular  Interests:  The Class Z-1,  Class Z-2,  Class Z-3,  Class Z-4,
Class Z-5, Class Z-6, Class Z-7A and Class Z-7B Regular Interests.

            Class Z-1 Principal  Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-1  Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-1  Regular  Interest on such
Distribution Date.

            Class Z-1  Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for  the  Class Z-1  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-1 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Z-2 Principal  Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-2  Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-2  Regular  Interest on such
Distribution Date.

            Class Z-2  Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for  the  Class Z-2  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-2 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Z-3 Principal  Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-3  Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-3  Regular  Interest on such
Distribution Date .

            Class Z-3  Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for  the  Class Z-3  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-3 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Z-4 Principal  Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-4  Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-4  Regular  Interest on such
Distribution Date.

            Class Z-4  Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for  the  Class Z-4  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-4 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Z-5 Principal  Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-5  Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-5  Regular  Interest on such
Distribution Date.

            Class Z-5  Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for  the  Class Z-5  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-5 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class Z-6 Principal  Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-6  Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-6  Regular  Interest on such
Distribution Date.

            Class Z-6  Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for  the  Class Z-6  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-6 Regular Interest: The uncertificated  undivided beneficial interest in
REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to  distributions  as set forth herein.

            Class  Z-7A  Principal  Distribution  Amount:  For any  Distribution  Date,  the
excess,  if any, of the Class Z-7A Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-7A Regular Interest on such Distribution Date.

            Class Z-7A Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for the Class  Z-7A  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-7A Regular Interest:  The uncertificated  undivided  beneficial interest in REMIC II which  constitutes a REMIC II  Regular Interest and is entitled to distributions as set forth herein.

            Class  Z-7B  Principal  Distribution  Amount:  For any  Distribution  Date,  the
excess,  if any, of the Class Z-7B Principal  Reduction  Amount for such  Distribution  Date over the principal  portion of Realized Losses  allocated to the Class Z-7B Regular Interest on such Distribution Date.

            Class Z-7B Principal  Reduction Amount:  The Class Z Principal  Reduction Amount
for the Class  Z-7B  Regular  Interest  as  determined  pursuant  to the  provisions  of the
Appendix A.

            Class Z-7B Regular Interest:  The uncertificated  undivided  beneficial interest in REMIC II which  constitutes a REMIC II  Regular Interest and is entitled to distributions as set forth herein.

            Clearing Agency:  An organization  registered as a "clearing agency" pursuant to
Section 17A of the Securities  Exchange Act of 1934, as amended,  which  initially  shall be
DTC,  the  nominee  of which  is CEDE & Co.,  as the  registered  Holder  of the Book  Entry
Certificates.  The  Clearing  Agency  shall at all  times  be a  "clearing  corporation"  as defined in Section 8 102(a)(5) of the Uniform Commercial Code of the State of New York.

            Closing Date:  October 28, 2004.

            Code:  The Internal Revenue Code of 1986, as amended.

            Collection  Account:  The accounts  established  and maintained by a Servicer in accordance with Section 3.05.

            Collection   Period:   With  respect  to  each  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of the  Distribution  Date and ending on the first day of the month of the Distribution Date.

            Commencement  of  Foreclosure:  The first official  action  required under local law to commence  foreclosure  proceedings  or to  schedule a trustee's  sale under a deed of trust, including:  (i) in the case of a mortgage, any filing or service of process necessary to commence an action to  foreclose;  or (ii) in the case of a deed of trust,  the  posting, publishing, filing or delivery of a notice of sale.

            Compensating  Interest  Payment:  For any Distribution Date and the SPS Serviced
Mortgage Loans,  the lesser of (i) the aggregate  Servicing Fee payable to SPS in respect of the SPS  Serviced  Mortgage  Loans  for  such  Distribution  Date  and  (ii)  the  aggregate
Prepayment  Interest Shortfall allocable to Payoffs and Curtailments with respect to the SPS
Serviced Mortgage Loans.

            For any Distribution  Date and the WMMSC Serviced  Mortgage Loans, the lesser of
(i) the sum of (a) one twelfth (1/12) of 0.04% of the aggregate Stated Principal  Balance of the WMMSC  Serviced  Mortgage  Loans,  as of the Due Date in the month of such  Distribution
Date,  (b)  Payoff  Earnings  in  respect  of the  WMMSC  Serviced  Mortgage  Loans for such
Distribution  Date and (c)  aggregate  Payoff  Interest  in  respect  of the WMMSC  Serviced
Mortgage Loans for such Distribution Date, (ii) the aggregate  Prepayment Interest Shortfall allocable to Payoffs for the WMMSC  Serviced  Mortgage Loans and  (iii) 1/12th  of 0.125% of
the aggregate Stated Principal  Balance of the WMMSC Serviced  Mortgage Loans, as of the Due
Date in the month of such Distribution Date.

            For any  Distribution  Date and the Wells Fargo  Serviced  Mortgage  Loans,  the
lesser of (i) one twelfth (1/12) of a percentage  (which ranges from 0.25% to 0.375%) of the aggregate  Stated  Principal  Balance of the Wells Fargo Serviced  Mortgage Loans, as of the
Due Date in the month of such Distribution Date, and (ii) the aggregate  Prepayment Interest
Shortfall  allocable to Payoffs and  Curtailments  with respect to the Wells Fargo  Serviced
Mortgage Loans.

            For any  Distribution  Date and the  GreenPoint  Serviced  Mortgage  Loans,  the
lesser  of  (i) the  aggregate  Servicing  Fee  payable  to  GreenPoint  in  respect  of the
GreenPoint  Serviced  Mortgage  Loans for such  Distribution  Date,  and (ii) the  aggregate
Prepayment  Interest  Shortfall  allocable to Payoffs and  Curtailments  with respect to the
GreenPoint Serviced Mortgage Loans.

            For any  Distribution  Date and the Master Servicer,  the Compensating  Interest
Payment shall be equal to:

(a)   with respect to the SPS Serviced  Mortgage Loans,  the excess of (i) the  Compensating
      Interest Payment required to be remitted by SPS for such  Distribution  Date over (ii)
      the amount of the  Compensating  Interest  Payment  actually  remitted by SPS for such
      Distribution Date;

(b)   with  respect  to the  GreenPoint  Serviced  Mortgage  Loans,  the  excess  of (i) the
      Compensating  Interest  Payment  required  to  be  remitted  by  GreenPoint  for  such
      Distribution  Date over (ii) the amount of the Compensating  Interest Payment actually remitted by GreenPoint for such Distribution Date;

(c)   with  respect  to the Wells  Fargo  Serviced  Mortgage  Loans,  the  excess of (i) the
      Compensating  Interest  required to be  remitted by Wells Fargo for such  Distribution
      Date over (ii) the  amount of the  Compensating  Interest  actually  remitted by Wells
      Fargo for such Distribution Date;

(d)   with respect to the  National  City  Serviced  Mortgage  Loans,  the excess of (i) the
      Compensating  Interest (as defined in the National City Servicing  Agreement) required to be  remitted by National  City on the  Monthly  Remittance  Date (as defined in the
      National City Servicing  Agreement)  relating to such  Distribution Date over (ii) the amount of Compensating  Interest (as defined in the National City Servicing Agreement)
      actually  remitted by National City on the Monthly  Remittance Date (as defined in the
      National City Servicing Agreement) relating to such Distribution Date; and

(e)   with  respect  to the  Wachovia  Serviced  Mortgage  Loans,  the  excess  of  (i)  the
      Compensating  Interest (as defined in the Wachovia Servicing Agreement) required to be remitted  by  Wachovia on the  Monthly  Remittance  Date (as  defined in the  Wachovia
      Servicing  Agreement)  relating  to such  Distribution  Date over  (ii) the  amount of
      Compensating  Interest  (as  defined in the  Wachovia  Servicing  Agreement)  actually remitted  by  Wachovia on the  Monthly  Remittance  Date (as  defined in the  Wachovia
      Servicing Agreement) relating to such Distribution Date.

            Cooperative  Corporation:  With respect to any Cooperative Loan, the cooperative apartment  corporation that holds legal title to the related Cooperative Property and grants occupancy  rights to units therein to  stockholders  through  Proprietary  Leases or similar arrangements.

            Cooperative Lien Search: A search for (a) federal tax liens,  mechanics'  liens, lis pendens,  judgments of record or otherwise  against (i) the Cooperative  Corporation and
(ii) the seller of the  Cooperative  Unit,  (b) filings of Financing  Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

            Cooperative  Loan:  A  Mortgage  Loan that is  secured  by a first lien on and a perfected  security  interest  in  Cooperative  Shares  and the  related  Proprietary  Lease granting  exclusive  rights to occupy the related  Cooperative Unit in the building owned by the related Cooperative Corporation.

            Cooperative  Property:  With respect to any Cooperative  Loan, all real property and improvements  thereto and rights therein and thereto owned by a Cooperative  Corporation including without limitation the land, separate dwelling units and all common elements.

            Cooperative  Shares:  With respect to any Cooperative  Loan, the shares of stock issued by a Cooperative  Corporation and allocated to a Cooperative  Unit and represented by stock certificates.

            Cooperative  Unit:  With respect to any  Cooperative  Loan, a specific unit in a
Cooperative Property.

            Corporate Trust Office:  With respect to the Trustee,  the designated  office of the Trustee at which at any  particular  time its corporate  trust  business with respect to this  Agreement  shall be  administered,  which office at the date of the  execution of this
Agreement  is located  at 60  Livingston  Avenue,  St.  Paul,  Minnesota  55107,  Attention:
Corporate  Trust  -  Structured  Finance.  With  respect  to the  Trust  Administrator,  the designated  office of the Trust  Administrator at which at any particular time its corporate trust business with respect to this  Agreement  shall be  administered,  which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia,  MD
21045,  Attention: CSFB  ARMT 2004-2,  except for purposes of  Section 6.06  and certificate transfer  purposes,  such term shall  mean the  office or agency of the Trust  Administrator located at Wells Fargo Bank, N.A., 6th Avenue and Marquette,  Minneapolis,  Minnesota 55479,
Attention: CSFB ARMT 2004-2.

            Counterparty:  The  Class C-B-1  Interest  Rate  Cap  Counterparty,  Class 7-A-3
Interest Rate Cap Counterparty or Class 7-A-4 Interest Rate Cap Counterparty, as applicable.

            Counterparty Rating Agency Downgrade:  As defined in Section 4.09(f) herein.

            Current  Interest:  For any  Class  of  Group 7  Certificates,  other  than  the
Class 7-X  Certificates,  and  Distribution  Date,  the amount of  interest  accruing at the applicable  Pass-Through  Rate on the related Class  Principal  Balance of such Class during the related  Accrual Period;  provided,  that as to each Class of Group 7  Certificates  the
Current  Interest  shall be reduced by a pro rata portion of any Interest  Shortfalls to the extent not covered by Monthly Excess Interest.

            With respect to the  Class C-B-1  Certificates  and any  Distribution  Date, the
amount of  interest  accruing at the  applicable  Pass-Through  Rate on the Class  Principal
Balance of the  Class C-B-1  Certificates  during the  related  Accrual  Period;  subject to reduction for any Net Interest Shortfalls for such Distribution Date.

            Curtailment:  Any payment of principal on a Mortgage Loan,  made by or on behalf of the related  Mortgagor,  other than a Scheduled Payment, a prepaid Scheduled Payment or a
Payoff,  which is applied to reduce the outstanding Stated Principal Balance of the Mortgage
Loan.

            Custodial  Agreement:  An  agreement,  dated  as of the  date  hereof,  among  a custodian, the Trustee and the Trust Administrator,  pursuant to which such custodian agrees to hold any of the documents or instruments  referred to in  Section 2.01  of this Agreement as agent for the Trustee.  As of the date hereof,  the  Custodian  shall act pursuant to the
LaSalle Custodial Agreement.

            Custodian:  A custodian  which is appointed  pursuant to a Custodial  Agreement.
Any  Custodian  so  appointed  shall  act as agent on behalf  of the  Trustee,  and shall be compensated  by the  Trust  Administrator  or as  otherwise  specified  therein.  Initially,
LaSalle shall serve as Custodian for all of the Mortgage Loans.

            Cut-off Date:  For any Initial  Mortgage  Loan,  the Initial  Cut-off Date.  For
any Subsequent Mortgage Loan, the applicable Subsequent Cut-off Date.

            Cut-off Date Principal  Balance:  As to any Mortgage Loan, the Stated  Principal
Balance thereof as of the close of business on the Cut-off Date.

            Data  Remittance   Date:  With  respect  to  any   Distribution   Date  and  (A)
GreenPoint,  Wells  Fargo  or  SPS,  the  10th  calendar  day of the  month  in  which  such
Distribution  Date  occurs,  or if such 10th day is not a Business  Day,  the  Business  Day immediately  following such 10th day or (B) WMMSC,  no later than twelve noon, five Business
Days before the related Distribution Date.

            Debt Service  Reduction:  With respect to a Mortgage Loan in Loan Group 1,  Loan
Group 2,  Loan Group 3,  Loan Group 4,  Loan Group 5 or Loan Group 6, a reduction by a court of  competent  jurisdiction  in a  proceeding  under the  Bankruptcy  Code in the  Scheduled
Payment  for such  Mortgage  Loan  which  became  final and non  appealable,  except  such a reduction  resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Debt  Service  Reduction  Mortgage  Loan:  Any  Mortgage  Loan that  became  the subject of a Debt Service Reduction.

            Deficient  Valuation:  With respect to any Mortgage Loan in Loan  Group 1,  Loan
Group 2,  Loan Group 3,  Loan Group 4,  Loan Group 5 or Loan Group 6, a valuation by a court of  competent  jurisdiction  of the  Mortgaged  Property  in an  amount  less  than the then
outstanding   indebtedness  under  the  Mortgage  Loan,  or  that  results  in  a  permanent forgiveness  of principal,  which  valuation in either case results from a proceeding  under the Bankruptcy Code.

            Deferred Amount: For any Class of Group 7  Subordinate  Certificates (other than the Class 7-X  Certificates)  and Distribution  Date, will equal the amount by which (x) the aggregate  of the  Applied  Loss  Amounts  previously  applied  in  reduction  of the  Class
Principal  Balance thereof  exceeds  (y) the sum of (i) the aggregate of amounts  previously paid in  reimbursement  thereof  and (ii)  amounts  added to the  Class  Principal  Balances thereof pursuant to  Section 4.03(a)(ii)  on all prior  Distribution  Dates,  including such
Distribution Date.

            Definitive Certificate:  As defined in Section 6.07.

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquency  Rate:  With  respect  to  any  Distribution   Date,  the  fraction,
expressed as a percentage,  the numerator of which is the  aggregate  outstanding  principal balance of all Mortgage  Loans in Loan  Group 7 60 or more days  delinquent  (including  all foreclosures  and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Group 7  Collateral Balance as of the close of business on the last day of such month.

            Denomination:  With  respect  to each  Certificate,  the amount set forth on the face  thereof as the  "Initial  Certificate  Balance of this  Certificate"  or the  "Initial
Notional  Amount of this  Certificate"  or, if  neither  of the  foregoing,  the  Percentage
Interest appearing on the face thereof.

            Deposit Amount:  As defined in  Section 4.10(e)  or  Section 4.11(e)  herein, as applicable.

            Depositor:  Credit Suisse First Boston  Mortgage  Securities  Corp.,  a Delaware
corporation, or its successor in interest.

            Depository  Agreement:  The  Letter of  Representation  dated as of the  Closing
Date by and among DTC,  the  Depositor  and the Trust  Administrator  for the benefit of the
Trustee.

            Designated  Mortgage Loans:  The National City Serviced  Mortgage Loans,  unless any such  Mortgage  Loan is no longer  serviced by  National  City under the  National  City
Servicing  Agreement and the Wachovia Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Wachovia under the Wachovia Servicing Agreement.

            Designated Servicer:  Each of National City and Wachovia, as applicable.

            Designated Servicing  Agreements:  Each of the National City Servicing Agreement
and the Wachovia Servicing Agreement, as applicable.

            Determination  Date:  With  respect  to each  Distribution  Date  and  (i)  each
Servicer  (other  than  Wells  Fargo),  the 10th  day of the  calendar  month in which  such
Distribution  Date  occurs  or, if such 10th day is not a Business  Day,  the  Business  Day immediately  succeeding such Business Day and (ii) Wells Fargo, the Business Day immediately preceding the related Cash Remittance Date.

            Disqualified   Organization:   Any  organization   defined  as  a  "disqualified
organization"  under  Section 860E(e)(5)  of the Code,  which includes any of the following:
(i) the United States,  any State or political  subdivision  thereof,  any possession of the
United  States,  or any agency or  instrumentality  of any of the  foregoing  (other than an instrumentality  which is a  corporation  if all of its  activities  are subject to tax and, except  for the  FHLMC,  a  majority  of its  board of  directors  is not  selected  by such governmental  unit),  (ii) a foreign  government,  any  international  organization,  or any agency or  instrumentality  of any of the  foregoing,  (iii) any  organization  (other  than certain  farmers'  cooperatives  described in  Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code  (including  the tax imposed by  Section 511 of the
Code on unrelated business taxable income),  (iv) rural electric and telephone  cooperatives described in  Section 1381(a)(2)(C)  of the Code, (v) an "electing large partnership" within the meaning of  Section 775  of the Code,  and (vi) any other  Person so  designated  by the
Trust  Administrator  based  upon an Opinion of  Counsel  that the  holding of an  Ownership
Interest in a Class AR or Class AR-L  Certificate  by such Person may cause the REMIC or any
Person having an Ownership  Interest in any Class of  Certificates  (other than such Person)
to incur a liability  for any federal tax imposed under the Code that would not otherwise be imposed  but  for  the  Transfer  of an  Ownership  Interest  in a  Class AR  or  Class AR-L
Certificate  to  such  Person.   The  terms  "United  States,"  "State"  and  "international organization"  shall have the  meanings set forth in  Section 7701  of the Code or successor provisions.

            Distribution  Date:  The 25th  day of any  month,  or if such  25th day is not a
Business  Day,  the  Business  Day  immediately  following  such  25th  day,  commencing  in
November 2004.

            DLJMC: DLJ Mortgage Capital,  Inc., a Delaware  corporation,  and its successors and assigns.

            DLJMC  Mortgage  Loans:  The Mortgage  Loans  identified as such on the Mortgage
Loan Schedule for which DLJMC is the applicable Seller.

            DTC:  The Depository Trust Company.

            Due Date:  With respect to each Mortgage  Loan and any  Distribution  Date,  the date on which  Scheduled  Payments on such  Mortgage  Loan are due which is either the first day of the month of such Distribution  Date, or if Scheduled  Payments on such Mortgage Loan are due on a day other  than the  first day of the  month,  the date in the  calendar  month immediately  preceding  the  Distribution  Date on which such  Scheduled  Payments  are due, exclusive of any days of grace.

            Eligible  Account:  Either (i) an account or accounts  maintained with a federal or  state  chartered  depository  institution  or trust  company  acceptable  to the  Rating
Agencies  or (ii) an account or  accounts  the  deposits in which are insured by the FDIC to the limits  established by such corporation,  provided that any such deposits not so insured shall be  maintained  in an account  at a  depository  institution  or trust  company  whose commercial  paper or other  short term debt  obligations  (or,  in the case of a  depository institution  or trust company which is the principal  subsidiary of a holding  company,  the commercial  paper or other short term debt  obligations  of such holding  company) have been rated  by each  Rating  Agency  in its  highest  short  term  rating  category,  or  (iii) a segregated  trust  account  or  accounts  (which  shall  be  a  "special  deposit  account")
maintained  with  the  Trustee,  the  Trust  Administrator  or any  other  federal  or state chartered depository  institution or trust company,  acting in its fiduciary capacity,  in a manner  acceptable  to the  Trustee,  the  Trust  Administrator  and  the  Rating  Agencies.
Eligible Accounts may bear interest.

            Eligible  Institution:  An  institution  having  the  highest  short  term  debt rating,  and one of the two  highest  long term debt  ratings of the Rating  Agencies or the approval of the Rating Agencies.

            Eligible  Investments:  Any one or more of the obligations and securities listed below:

1.    direct  obligations  of, and  obligations  fully  guaranteed  by, the United States of
      America,  or any  agency  or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full faith and credit of the United  States of
      America; or obligations fully guaranteed by, the United States of America;  the FHLMC,
      FNMA,  the  Federal  Home Loan  Banks or any agency or  instrumentality  of the United
      States of America rated AA (or the equivalent) or higher by the Rating Agencies;

2.    federal funds,  demand and time deposits in,  certificates of deposits of, or bankers'
      acceptances  issued by, any depository  institution or trust company  incorporated  or organized  under the laws of the United  States of America  or any state  thereof  and subject to supervision  and  examination by federal and/or state banking  authorities, so long as at the time of such  investment  or  contractual  commitment  providing for such  investment  the  commercial  paper or other short term debt  obligations of such depository  institution or trust company (or, in the case of a depository  institution or  trust  company  which  is the  principal  subsidiary  of a  holding  company,  the commercial  paper or other short term debt  obligations  of such holding  company) are rated in one of two of the  highest  ratings by each of the Rating  Agencies,  and the long term debt  obligations  of such  depository  institution or trust company (or, in the  case  of a  depository  institution  or  trust  company  which  is the  principal subsidiary  of a  holding  company,  the long term debt  obligations  of such  holding company)  are  rated  in one of two of the  highest  ratings,  by each  of the  Rating
      Agencies;

3.    repurchase  obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository  institution or trust company (acting as a principal) in the highest rated category by the Rating  Agencies;
      provided,  however, that collateral transferred pursuant to such repurchase obligation must be of the type  described  in clause  (i)  above and must (A) be valued  daily at current market price plus accrued interest, (B) pursuant to such valuation,  be equal, at  all  times,  to  105%  of  the  cash  transferred  by the  Trustee  or  the  Trust
      Administrator in exchange for such collateral,  and (C) be delivered to the Trustee or the Trust Administrator or, if the Trustee or the Trust Administrator,  as applicable, is supplying the collateral,  an agent for the Trustee or the Trust Administrator,  in such a manner as to accomplish  perfection of a security interest in the collateral by possession of certificated securities;

4.    securities  bearing  interest  or  sold  at  a  discount  issued  by  any  corporation incorporated  under the laws of the  United  States of  America  or any state  thereof which has a long term unsecured debt rating in the highest  available  rating category of each of the Rating Agencies at the time of such investment;

5.    commercial  paper  having an original  maturity of less than 365 days and issued by an institution  having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

6.    a guaranteed  investment  contract  approved by each of the Rating Agencies and issued by an insurance company or other corporation  having a long term unsecured debt rating in the highest  available  rating  category of each of the Rating Agencies at the time of such investment;

7.    money  market  funds  (which  may be 12b 1  funds  as  contemplated  under  the  rules promulgated  by the Securities and Exchange  Commission  under the Investment  Company
      Act of 1940) having ratings in the highest  available  rating  category of Moody's and one of the  two  highest  available  rating  categories  of S&P at the  time  of  such investment  (any such money market funds which  provide for demand  withdrawals  being conclusively deemed to satisfy any maturity  requirements for Eligible Investments set forth herein)  including money market funds of the Master  Servicer,  a Servicer,  the
      Trustee or the Trust  Administrator  and any such funds that are managed by the Master
      Servicer,  a Servicer,  the  Trustee or the Trust  Administrator  or their  respective
      Affiliates  or for  the  Master  Servicer,  a  Servicer,  the  Trustee  or  the  Trust
      Administrator  or any Affiliate of such Person acts as advisor,  as long as such money market funds satisfy the criteria of this subparagraph (7); and

8.    such other  investments  the  investment  in which will not, as  evidenced by a letter from each of the Rating  Agencies,  result in the  downgrading  or  withdrawal  of the
      Ratings of the Certificates;

            provided,  however,  that no such instrument shall be an Eligible  Investment if such instrument  evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument,  or (ii) both principal and interest payments derived from obligations  underlying such instrument and the principal and interest payments with  respect to such  instrument  provide a yield to maturity  of greater  than 120% of the yield to maturity at par of such underlying obligations.

            Eligible  Servicing  Transfer Loans:  Any Mortgage Loan set forth on Schedule IV hereto for which servicing may be transferred to WMMSC pursuant to Section 7.04 hereof.

            ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying  Underwriting:  A best efforts or firm commitment  underwriting
or  private   placement  that  meets  the  requirements   (without  regard  to  the  ratings
requirements) of an Underwriter's Exemption.

            ERISA Restricted Certificate:  As specified in the Preliminary Statement.

            Escrow  Account:  The separate  account or accounts  created and maintained by a
Servicer pursuant to Section 3.06.

            Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting ground rents, taxes,  mortgage insurance premiums,  fire and hazard insurance premiums,  and any other payments  required to be escrowed by the Mortgagor with the mortgagee  pursuant to the Mortgage, applicable law or any other related document.

            Event of Default:  As defined in Section 8.01 hereof.

            Excess  Interest  Amount:  The Group 5 Excess Interest Amount and Group 6 Excess
Interest Amount, as applicable.

            Excess  Interest  Rate:  The Group 5  Excess  Interest  Rate and Group 6  Excess
Interest Rate, as applicable.

            Excess  Loss:  The  amount  of any (i) Fraud  Loss in  excess of the Fraud  Loss
Coverage  Amount on a Mortgage  Loan in Loan  Group 1,  Loan  Group 2,  Loan  Group 3,  Loan
Group 4,  Loan Group 5 or Loan Group 6  realized  after the Fraud Loss Coverage  Termination
Date,  (ii) Special  Hazard Loss in excess of the Special  Hazard Loss Coverage  Amount on a
Mortgage Loan in Loan Group 1,  Loan Group 2,  Loan Group 3,  Loan Group 4,  Loan Group 5 or
Loan  Group 6  realized  after  the  Special  Hazard  Coverage  Termination  Date  or  (iii)
Bankruptcy  Loss in excess of the Bankruptcy Loss Coverage Amount on a Mortgage Loan in Loan
Group 1,  Loan Group 2,  Loan  Group 3,  Loan  Group 4,  Loan Group 5,  Loan or Loan Group 6
realized after the Bankruptcy Coverage Termination Date.

            Expense Fee Rate: As to each  Mortgage  Loan,  the sum of the related  Servicing
Fee  Rate,  the  Trust  Administrator  Fee Rate,  if  applicable,  and the rate at which the premium on a Lender Paid Mortgage Guaranty Insurance Policy is calculated, if applicable.

            Expense Fees: As to each Mortgage  Loan and  Distribution  Date,  the sum of the related Servicing Fee, the Trust  Administrator  Fee, if applicable,  and any premium on any
Lender Paid Mortgage Guaranty Insurance Policy, if applicable.

            FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation,  a corporate  instrumentality of the United States  created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Financing  Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable,  filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

            FNMA:  The Federal  National  Mortgage  Association,  a federally  chartered and privately  owned  corporation  organized and existing  under the Federal  National  Mortgage
Association Charter Act, or any successor thereto.

            Fraud Loan: A Liquidated  Mortgage  Loan in Loan  Group 1,  Loan  Group 2,  Loan
Group 3, Loan Group 4, Loan Group 5 or Loan Group 6 as to which a Fraud Loss has occurred.

            Fraud Loss  Coverage  Amount:  The  aggregate  amount of Fraud  Losses  that are allocated  solely  to the  Class C-B  Certificates,  as of the  Closing  Date,  $11,267,140,
subject  to  reduction  from time to time by the  amount of Fraud  Losses  allocated  to the
Class C-B   Certificates.   In  addition,  (a)  on  each  anniversary  prior  to  the  fifth anniversary  of the  Cut-off  Date,  the Fraud Loss  Coverage  Amount  will be reduced to an amount equal to the lesser of (A) 1.00% of the  aggregate  Stated  Principal  Balance of the
Mortgage Loans in Loan Group 1,  Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, and
Loan  Group 6  and (B) the  excess of the Fraud  Loss  Coverage  Amount as of the  preceding anniversary of the Cut-off Date over the  cumulative  amount of Fraud Losses on the Mortgage
Loans in Loan Group 1,  Loan  Group 2,  Loan  Group 3,  Loan Group 4,  Loan Group 5 and Loan
Group 6  allocated to the Class C-B  Certificates  since such  preceding  anniversary or the
Cut-off Date,  and (b) on the fifth  anniversary  of the Cut-off Date,  zero. The Fraud Loss
Coverage  Amount may be reduced below the amount set forth above for any  Distribution  Date with the consent of the Rating  Agencies as evidenced  by a letter of each Rating  Agency to the  Trust  Administrator  to the  effect  that any such  reduction  will  not  result  in a downgrading of the current ratings assigned to such Classes of Certificates rated by it.

            Fraud  Loss  Coverage   Termination  Date:  The  point  in  time  at  which  the
applicable Fraud Loss Coverage Amount is reduced to zero.

            Fraud  Losses:  Realized  Losses  on  the  Liquidated  Mortgage  Loans  in  Loan
Group 1,  Loan  Group 2,  Loan Group 3,  Loan  Group 4,  Loan Group 5 and Loan Group 6 as to
which a loss is  sustained  by  reason  of a  default  arising  from  fraud,  dishonesty  or misrepresentation  in connection with the related Mortgage Loan,  including a loss by reason of the denial of coverage under any related  Mortgage  Guaranty  Insurance Policy because of such fraud, dishonesty or misrepresentation.

            GreenPoint:  GreenPoint Mortgage Funding, Inc., a New York corporation,  and its successors and assigns.

            GreenPoint  Serviced  Mortgage Loans:  The Mortgage Loans  identified as such on the Mortgage Loan Schedule, for which GreenPoint is the applicable Servicer.

            Gross Margin:  With respect to any Mortgage  Loan, the fixed  percentage  amount set forth in the related  Mortgage  Note and the Mortgage Loan Schedule that is added to the
Index on each Adjustment  Date in accordance with the terms of the related  Mortgage Note to determine the new Mortgage Rate for such Mortgage Loan.

            Group:  When used with respect to the Mortgage Loans, any of Loan Group 1,  Loan
Group 2,  Loan Group 3,  Loan Group 4,  Loan  Group 5,  Loan Group 6,  Loan Group 7A or Loan
Group 7B, or with respect to the  Certificates,  the Class or Classes of  Certificates  that relate to the corresponding Group or Groups.

            Group C-B  Percentage:  With respect to any  Distribution  Date,  the  aggregate
Class  Principal   Balance  of  the  Class C-B   Certificates   immediately  prior  to  such
Distribution  Date divided by the aggregate  Stated  Principal  Balance of the Loan Group 1,
Loan Group 2,  Loan Group 3,  Loan Group 4, Loan Group 5 and Loan Group 6 Mortgage Loans, as
of the first day of the related  Collection  Period  (excluding any such Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the  Distribution  Date preceding the current Distribution Date).

            Group 1:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 1 or with  respect to the  Certificates,  the Class  1-A-1,  Class AR  and  Class AR-L
Certificates.

            Group 1 Senior  Liquidation  Amount: As to any Distribution Date, the aggregate, for each Mortgage  Loan in Loan Group 1  which became a Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of (i) the Group 1  Senior  Percentage  of the Stated
Principal  Balance  of  such  Mortgage  Loan  and  (ii)  the  applicable  Senior  Prepayment
Percentage of the Liquidation Principal with respect to such Mortgage Loan.

            Group 1  Senior  Percentage:   As  to  any  Distribution  Date,  the  percentage
equivalent  of a fraction  the  numerator of which is the  aggregate of the Class  Principal
Balances of the Class 1-A-1, Class AR and Class AR-L Certificates  immediately prior to such
Distribution  Date and the  denominator  of which is the  aggregate of the Stated  Principal
Balances  of the  Mortgage  Loans  in  Loan  Group 1,  as of the  first  day of the  related
Collection  Period  (excluding  any such Mortgage  Loans that were subject to a Payoff,  the principal  of  which  was  distributed  on  the  Distribution  Date  preceding  the  current
Distribution  Date);  provided,  however,  in no event will the  Group 1  Senior  Percentage exceed 100%.

            Group 1 Senior Principal  Distribution  Amount: As to any Distribution Date, the
sum of (i) the Group 1 Senior  Percentage of the Principal  Payment Amount for Loan Group 1,
(ii) the applicable  Senior  Prepayment  Percentage of the Principal  Prepayment  Amount for
Loan Group 1, and (iii) the Group 1 Senior Liquidation Amount.

            Group 1  Subordinate  Percentage:  For any Distribution Date, the excess of 100%
over the Group 1 Senior Percentage.

            Group 2:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 2 or with respect to the  Certificates,  the Class 2-A-1,  Class 2-A-2 and Class 2-A-X
Certificates.

            Group 2 Senior  Liquidation  Amount: As to any Distribution Date, the aggregate, for each Mortgage  Loan in Loan Group 2  which became a Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of (i) the Group 2  Senior  Percentage  of the Stated
Principal  Balance  of  such  Mortgage  Loan  and  (ii)  the  applicable  Senior  Prepayment
Percentage of the Liquidation Principal with respect to such Mortgage Loan.

            Group 2  Senior  Percentage:   As  to  any  Distribution  Date,  the  percentage
equivalent of a fraction the numerator of which is the aggregate Class Principal  Balance of the Class 2-A-1 and Class 2-A-2  Certificates  immediately  prior to such  Distribution Date and the  denominator  of which is the  aggregate  of the Stated  Principal  Balances  of the
Mortgage  Loans in Loan  Group 2,  as of the  first  day of the  related  Collection  Period
(excluding  any such  Mortgage  Loans that were subject to a Payoff,  the principal of which was  distributed  on  the  Distribution  Date  preceding  the  current  Distribution  Date);
provided, however, in no event will the Group 2 Senior Percentage exceed 100%.

            Group 2 Senior Principal  Distribution  Amount: As to any Distribution Date, the
sum of (i) the Group 2 Senior  Percentage of the Principal  Payment Amount for Loan Group 2,
(ii) the applicable  Senior  Prepayment  Percentage of the Principal  Prepayment  Amount for
Loan Group 2, and (iii) the Group 2 Senior Liquidation Amount.

            Group 2  Subordinate  Percentage:  For any Distribution Date, the excess of 100%
over the Group 2 Senior Percentage.

            Group 3:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 3 or with respect to the Certificates, the Class 3-A-1 and Class 3-A-X Certificates.

            Group 3 Senior  Liquidation  Amount: As to any Distribution Date, the aggregate, for each Mortgage  Loan in Loan Group 3  which became a Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of (i) the Group 3  Senior  Percentage  of the Stated
Principal  Balance  of  such  Mortgage  Loan  and  (ii)  the  applicable  Senior  Prepayment
Percentage of the Liquidation Principal with respect to such Mortgage Loan.

            Group 3  Senior  Percentage:   As  to  any  Distribution  Date,  the  percentage
equivalent of a fraction the numerator of which is the Class Principal  Balance of the Class
3-A-1 Certificates  immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group 3,  as
of the first day of the related  Collection  Period  (excluding any such Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the  Distribution  Date preceding the current  Distribution Date);  provided,  however, in no event will the Group 3
Senior Percentage exceed 100%.

            Group 3 Senior Principal  Distribution  Amount: As to any Distribution Date, the
sum of (i) the Group 3 Senior  Percentage of the Principal  Payment Amount for Loan Group 3,
(ii) the applicable  Senior  Prepayment  Percentage of the Principal  Prepayment  Amount for
Loan Group 3, and (iii) the Group 3 Senior Liquidation Amount.

            Group 3  Subordinate  Percentage:  For any Distribution Date, the excess of 100%
over the Group 3 Senior Percentage.

            Group 4:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 4 or with respect to the Certificates,  the Class 4-A-1,  Class 4-A-2, Class 4-A-3 and
Class 4-A-X Certificates.

            Group 4 Senior  Liquidation  Amount: As to any Distribution Date, the aggregate, for each Mortgage  Loan in Loan Group 4  which became a Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of (i) the Group 4  Senior  Percentage  of the Stated
Principal  Balance  of  such  Mortgage  Loan  and  (ii)  the  applicable  Senior  Prepayment
Percentage of the Liquidation Principal with respect to such Mortgage Loan.

            Group 4  Senior  Percentage:   As  to  any  Distribution  Date,  the  percentage
equivalent of a fraction the numerator of which is the aggregate Class Principal  Balance of the  Class  4-A-1,  Class 4-A-2  and  Class 4-A-3  Certificates  immediately  prior  to such
Distribution  Date and the  denominator  of which is the  aggregate of the Stated  Principal
Balances  of the  Mortgage  Loans  in  Loan  Group 4,  as of the  first  day of the  related
Collection  Period  (excluding  any such Mortgage  Loans that were subject to a Payoff,  the principal  of  which  was  distributed  on  the  Distribution  Date  preceding  the  current
Distribution  Date);  provided,  however,  in no event will the  Group 4  Senior  Percentage exceed 100%.

            Group 4 Senior Principal  Distribution  Amount: As to any Distribution Date, the
sum of (i) the Group 4 Senior  Percentage of the Principal  Payment Amount for Loan Group 4,
(ii) the applicable  Senior  Prepayment  Percentage of the Principal  Prepayment  Amount for
Loan Group 4, and (iii) the Group 4 Senior Liquidation Amount.

            Group 4  Subordinate  Percentage:  For any Distribution Date, the excess of 100%
over the Group 4 Senior Percentage.

            Group 5:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 5 or with respect to the Certificates, the Class 5-A-1 Certificates.

            Group 5 Excess Interest Amount:  For any Distribution  Date, the amount equal to
(i) the product of the Group 5 Excess Interest Rate and the Stated Principal  Balance of the
Mortgage  Loans in Loan  Group 5 as of the second  preceding  Due Date  (excluding  any such
Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the
Distribution Date preceding the current  Distribution Date) after giving effect to Scheduled
Payments for such Due Date, whether or not received,  or for the initial  Distribution Date, the Cut-off Date, divided by (ii) 12, subject to reduction pursuant to Section 4.01(I)(B).

            Group 5  Excess  Interest  Rate:  For any  Distribution  Date,  a per annum rate equal to 0.020%.

            Group 5 Senior  Liquidation  Amount: As to any Distribution Date, the aggregate, for each Mortgage  Loan in Loan Group 5  which became a Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of (i) the Group 5  Senior  Percentage  of the Stated
Principal  Balance  of  such  Mortgage  Loan  and  (ii)  the  applicable  Senior  Prepayment
Percentage of the Liquidation Principal with respect to such Mortgage Loan.

            Group 5  Senior  Percentage:   As  to  any  Distribution  Date,  the  percentage
equivalent of a fraction the numerator of which is the Class Principal  Balance of the Class
5-A-1 Certificates  immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group 5,  as
of the first day of the related  Collection  Period  (excluding any such Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the  Distribution  Date preceding the current  Distribution Date);  provided,  however, in no event will the Group 5
Senior Percentage exceed 100%.

            Group 5 Senior Principal  Distribution  Amount: As to any Distribution Date, the
sum of (i) the Group 5 Senior  Percentage of the Principal  Payment Amount for Loan Group 5,
(ii) the applicable  Senior  Prepayment  Percentage of the Principal  Prepayment  Amount for
Loan Group 5, and (iii) the Group 5 Senior Liquidation Amount.

            Group 5  Subordinate  Percentage:  For any Distribution Date, the excess of 100%
over the Group 5 Senior Percentage.

            Group 6:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 6 or with respect to the Certificates, the Class 6-A-1 Certificates.

            Group 6 Excess Interest Amount:  For any Distribution  Date, the amount equal to
(i) the product of the Group 6 Excess Interest Rate and the Stated Principal  Balance of the
Mortgage  Loans in Loan  Group 6 as of the second  preceding  Due Date  (excluding  any such
Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the
Distribution Date preceding the current  Distribution Date) after giving effect to Scheduled
Payments for such Due Date, whether or not received,  or for the initial  Distribution Date, the Cut-off Date, divided by (ii) 12, subject to reduction pursuant to Section 4.01(I)(B).

            Group 6  Excess  Interest  Rate:  For any  Distribution  Date,  a per annum rate equal to 0.020%.

            Group 6 Senior  Liquidation  Amount: As to any Distribution Date, the aggregate, for each Mortgage  Loan in Loan Group 6  which became a Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of (i) the Group 6  Senior  Percentage  of the Stated
Principal  Balance  of  such  Mortgage  Loan  and  (ii)  the  applicable  Senior  Prepayment
Percentage of the Liquidation Principal with respect to such Mortgage Loan.

            Group 6  Senior  Percentage:   As  to  any  Distribution  Date,  the  percentage
equivalent of a fraction the numerator of which is the Class Principal  Balance of the Class
6-A-1 Certificates  immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group 6,  as
of the first day of the related  Collection  Period  (excluding any such Mortgage Loans that were subject to a Payoff,  the principal of which was distributed on the  Distribution  Date preceding the current  Distribution Date);  provided,  however, in no event will the Group 6
Senior Percentage exceed 100%.

            Group 6 Senior Principal  Distribution  Amount: As to any Distribution Date, the
sum of (i) the Group 6 Senior  Percentage of the Principal  Payment Amount for Loan Group 6,
(ii) the applicable  Senior  Prepayment  Percentage of the Principal  Prepayment  Amount for
Loan Group 6, and (iii) the Group 6 Senior Liquidation Amount.

            Group 6  Subordinate  Percentage:  For any Distribution Date, the excess of 100%
over the Group 6 Senior Percentage.

            Group 7:  With  respect  to the  Mortgage  Loans,  the pool of  adjustable  rate
Mortgage Loans  identified in the related  Mortgage Loan Schedule as having been assigned to
Group 7A and Group 7B or with respect to the Certificates, the Group 7 Certificates.

            Group 7  Basis Risk Reserve  Fund:  The separate  Eligible  Account  created and initially maintained by the Trust Administrator  pursuant to Section 4.08 in the name of the
Trust   Administrator,   as  agent  for  the  Trustee,   for  the  benefit  of  the  Group 7
Certificateholders  and designated  "Wells Fargo Bank, N.A. in trust for registered  holders
of  Adjustable   Rate  Mortgage  Trust  2004-2,   Adjustable   Rate  Mortgage   Pass-Through
Certificates,  Series  2004-2,  Group 7  Certificates."  Funds  in the  Group 7  Basis  Risk
Reserve  Fund shall be held in trust for the  Certificateholders  for the uses and  purposes set forth in this Agreement.

            Group 7   Certificates:   The   Class 7-A-1-1,    Class 7-A-1-2,    Class 7-A-2,
Class 7-A-3,  Class 7-A-4,  Class 7-A-5, Class 7-A-6, Class 7-M-1, Class 7-M-2, Class 7-M-3,
Class 7-M-4 and Class 7-X Certificates.

            Group 7 Credit  Support  Depletion  Date: The first  Distribution  Date on which the aggregate Class Principal  Balance of the Group 7 Subordinate  Certificates  has been or will be reduced to zero.

            Group 7 Optimal Interest  Remittance  Amount: For any Distribution Date and Loan
Group 7A and Loan  Group 7B,  the excess of (i) the product of (1) (x) the weighted  average of the Net Mortgage  Rates of the  Mortgage  Loans in such Loan Group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable  Aggregate Loan Group
Balance for such Loan Group for the immediately  preceding  Distribution Date (excluding any such Mortgage  Loans that were subject to a Payoff,  the principal of which was  distributed on the Distribution  Date preceding the current  Distribution  Date), over (ii) any expenses that reduce the  Interest  Remittance  Amount that did not arise as a result of a default or delinquency  of the  Mortgage  Loans in such Loan  Group or were not taken  into  account in computing the Expense Fee Rate.

            Group 7  Required  Basis Risk Reserve Fund Amount:  For any  Distribution  Date,
$5,000.

            Group 7 Required Basis Risk Reserve Fund Deposit:  For any Distribution Date, an
amount  equal to the  lesser of (i) the amount of accrued  interest  payable to the  Group 7
Certificates  for such  Distribution  Date and (ii) the amount required to bring the balance on deposit in the Group 7  Basis Risk  Reserve  Fund up to an amount equal to the sum of (a)
the Basis  Risk  Shortfall  with  respect to the  Group 7  Certificates  remaining  for such
Distribution  Date after giving effect to amounts,  if any,  payable  under the  Class 7-A-3
Interest  Rate Cap  Agreement,  Class 7-A-4  Interest  Rate Cap  Agreement  and  Class 7-M-4
Interest Rate Cap Agreement for such Distribution Date and (b) $5,000.

            Group 7 Senior Certificates:  The Group 7A Senior Certificates,  Group 7B Senior
Certificates and Group 7C Senior Certificates.

            Group 7  Senior   Enhancement   Percentage:   For  any  Distribution  Date,  the
fraction,  expressed as a  percentage,  the  numerator of which is the sum of the  aggregate
Class  Principal  Balance  of the  Class 7-M-1,  Class 7-M-2,  Class 7-M-3  and  Class 7-M-4
Certificates and the  Overcollateralization  Amount (which,  for purposes of this definition only,  shall not be less than zero),  in each case after  giving  effect to payments on such
Distribution Date (assuming no Trigger Event has occurred),  and the denominator of which is the Aggregate Group 7 Collateral Balance for such Distribution Date.

            Group 7 Senior Principal  Payment Amount:  For any Distribution Date on or after the  Stepdown  Date and as long as a Trigger  Event has not  occurred  with  respect to such
Distribution  Date,  will be the amount,  if any, by which (x) the aggregate Class Principal
Balance  of  the  Class 7-A-1-1,   Class 7-A-1-2,   Class 7-A-2,  Class 7-A-3,  Class 7-A-4,
Class 7-A-5  and  Class 7-A-6  Certificates,  immediately  prior to such  Distribution  Date exceeds  (y) the lesser of (A) the  product of (i)  86.10%  and (ii) the  Aggregate  Group 7
Collateral  Balance for such  Distribution Date and (B) the amount, if any, by which (i) the
Aggregate  Group 7  Collateral  Balance for such Distribution Date exceeds (ii) 0.50% of the
Aggregate Group 7 Collateral Balance as of the Cut off Date.

            Group 7 Subordinate  Certificates:  The Class 7-M-1,  Class 7-M-2,  Class 7-M-3,
Class 7-M-4 and Class 7-X Certificates.

            Group 7   Subordinate  Net  Funds  Cap:  For  any  Distribution   Date  and  the
Class 7-M-1,  Class 7-M-2,  Class 7-M-3  and Class 7-M-4  Certificates,  will be a per annum rate equal to a weighted  average of (i) the  Group 7A  Net Funds Cap and (ii) the  Group 7B
Net Funds Cap,  in each  case,  for such  Distribution  Date,  weighted  on the basis of the
Subordinate Group 7A Balance and Subordinate Group 7B Balance, respectively.

            Group 7A  Allocation  Amount:  For any  Distribution  Date,  the  product of the
Group 7  Senior  Principal  Payment  Amount for that  Distribution  Date and a fraction  the numerator of which is the Principal  Remittance Amount for Loan Group 7A and the denominator of which is the Principal  Remittance  Amount for Loan Group 7A and Loan  Group 7B,  in each case for that Distribution Date. For purposes of this definition,  the Principal  Remittance
Amount will be calculated net of subclause (6) of the definition thereof.

            Group 7A Excess Interest Amount:  For any Distribution  Date, the product of the amount of Monthly  Excess  Interest  required to be distributed  on that  Distribution  Date pursuant to  Section 4.01(II)(d)(i)(A)(1)(a)  and a fraction  the  numerator of which is the
Principal  Remittance Amount for Loan Group 7A and the denominator of which is the Principal
Remittance  Amount for Loan Group 7A and Loan Group 7B,  in each case for that  Distribution
Date.

            Group 7A  Net Funds Cap: For any  Distribution  Date and the  Class 7-A-1-1  and
Class 7-A-1-2 Certificates,  will be a per annum rate equal to (a) a fraction,  expressed as a  percentage,  the  numerator of which is the product of (1) the Group 7  Optimal  Interest
Remittance  Amount for Loan Group 7A for such date and (2) 12, and the  denominator of which is the  Aggregate  Loan Group Balance of Loan Group 7A  (excluding  any such Mortgage  Loans that were subject to a Payoff,  the principal of which was  distributed on the  Distribution
Date preceding the current  Distribution  Date) for the immediately  preceding  Distribution
Date (or, in the case of the first  Distribution  Date,  the Aggregate Loan Group Balance of
Loan Group 7A as of the Cut-off Date,  multiplied by (b) a fraction,  the numerator of which is 30 and the  denominator  of which is the  actual  number of days in the  related  Accrual
Period.

            Group 7A Senior Certificates:  The Class 7-A-1-1 and Class 7-A-1-2 Certificates.

            Group 7B  Allocation  Amount:  For any  Distribution  Date,  the  product of the
Group 7  Senior  Principal  Payment  Amount for that  Distribution  Date and a fraction  the numerator of which is the Principal  Remittance Amount for Loan Group 7B and the denominator of which is the Principal  Remittance  Amount for Loan Group 7A and Loan  Group 7B,  in each case for that Distribution Date. For purposes of this definition,  the Principal  Remittance
Amount will be calculated net of subclause (6) of the definition thereof.

            Group 7B  Net  Funds  Cap:  For  any  Distribution  Date  and  the  Class 7-A-2,
Class 7-A-3,  Class 7-A-4,  Class 7-A-5  and Class 7-A-6  Certificates,  will be a per annum rate equal to (a) a  fraction,  expressed  as a  percentage,  the  numerator of which is the product of (1) the Group 7  Optimal  Interest  Remittance  Amount for Loan Group 7B for such date and (2) 12, and the  denominator  of which is the Aggregate  Loan Group Balance of Loan
Group 7B  (excluding any such Mortgage Loans that were subject to a Payoff, the principal of which was distributed on the Distribution Date preceding the current  Distribution Date) for the  immediately  preceding  Distribution  Date (or,  in the case of the first  Distribution
Date, the Aggregate Loan Group Balance of Loan Group 7B as of the Cut-off Date),  multiplied by (b) a fraction,  the numerator of which is 30 and the  denominator of which is the actual number of days in the related Accrual Period.

            Group 7B  Senior  Certificates:  The  Class 7-A-2,   Class 7-A-3,   Class 7-A-4,
Class 7-A-5 and Class 7-A-6 Certificates.

            Index:  With respect to any Mortgage Loan and each related  Adjustment Date, the index as specified in the related Mortgage Note.

            Indirect  Participants:  Entities,  such as banks,  brokers,  dealers  and trust companies,  that clear  through or maintain a  custodial  relationship  with a  Participant, either directly or indirectly.

            Initial Bankruptcy Loss Coverage Amount:  $216,853.

            Initial Class Principal Balance:  As set forth in the Preliminary Statement.

            Initial Cut-off Date:  October 1, 2004.

            Initial  Mortgage Loan: The initial  Mortgage Loans conveyed by the Depositor to the Trust Fund pursuant to Section 2.01  hereof on the Closing Date, which are listed on the
Mortgage Loan Schedule on such date.

            Insurance  Policy:  With  respect to any  Mortgage  Loan  included  in the Trust
Fund, any Mortgage Guaranty  Insurance Policy,  any standard hazard insurance policy,  flood insurance policy or title insurance  policy,  including all riders and endorsements  thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance  Proceeds:   Proceeds  of  any  primary  mortgage  guaranty  insurance
policies,  including,  without limitation,  any other Insurance Policies with respect to the
Mortgage  Loans,  to the extent  such  proceeds  are not applied to the  restoration  of the related  Mortgaged  Property or released to the  Mortgagor  in  accordance  with the related
Servicer's or Designated Servicer's normal servicing procedures.

            Interest  Determination  Date:  With respect to the LIBOR  Certificates  and for each Accrual  Period,  the second LIBOR  Business Day  preceding  the  commencement  of such
Accrual Period.

            Interest  Distribution  Amount:  With  respect  to  any  Distribution  Date  and interest  bearing  Class  of  Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6  and
Class C-B  Certificates,  the sum of (i) one  month's  interest  accrued  during the related
Accrual  Period at the  applicable  Pass-Through  Rate for such Class on the  related  Class
Principal Balance or Class Notional Amount, as applicable,  subject to reduction pursuant to
Section 4.01(I)(B),  and  (ii)  any  Class  Unpaid  Interest  Amounts  for  such  Class  and
Distribution Date.

            Interest  Rate  Cap  Agreement:   Any  of  the  Class C-B-1  Interest  Rate  Cap
Agreement,  Class 7-A-3 Interest Rate Cap Agreement, Class 7-A-4 Interest Rate Cap Agreement
or Class 7-M-4 Interest Rate Cap Agreement, as applicable.

            Interest  Remittance  Amount:  For any Distribution  Date and the Mortgage Loans
in either Loan  Group 7A or Loan  Group 7B,  an amount  equal to the sum of (1) all interest collected  (other  than  Payaheads)  or  advanced  in respect of  Scheduled  Payments on the
Mortgage  Loans in such Loan Group  during  the  related  Collection  Period,  the  interest portion of Payaheads  previously  received on the  Mortgage  Loans in the related Loan Group and intended for application in the related  Collection  Period and interest  portion of all
Payoffs (net of Payoff Interest for such  Distribution  Date) and  Curtailments  received on the Mortgage  Loans in such Loan Group during the related  Prepayment  Period,  less (x) the applicable  Expense Fees with respect to such Mortgage Loans and (y)  unreimbursed  Advances and other amounts due to the Master Servicer,  the applicable Servicer, the Back-Up Servicer and the Trust  Administrator with respect to such Mortgage Loans, to the extent allocable to interest,  (2) all  Compensating  Interest  Payments  paid by a Servicer with respect to the
Mortgage  Loans in such Loan Group with respect to the related  Prepayment  Period,  (3) the portion of any  Substitution  Adjustment  Amount and Purchase Price paid with respect to the
Mortgage  Loans in such Loan  Group  during  the  related  Collection  Period,  in each case allocable  to interest  and the  proceeds  of any  purchase  of such  Mortgage  Loans by the
Terminating  Entity  pursuant  to  Section 11.01  in an amount not  exceeding  the  interest portion  of the Par Value with  respect  to such  Mortgage  Loans,  (4) all Net  Liquidation
Proceeds and recoveries (net of unreimbursed  Advances,  Servicing Advances and expenses, to the extent allocable to interest,  and unpaid Expense Fees), if any,  collected with respect to the  Mortgage  Loans in such Loan Group  during the  related  Collection  Period,  to the extent  allocable to interest,  (5) a pro rata portion of the sum of (a) the Group 5  Excess
Interest Amount and (b) the Group 6 Excess Interest Amount for such  Distribution  Date (the
Group 5 Excess  Interest  Amount and Group 6 Excess  Interest Amount will be allocated among the Interest  Remittance  Amount for each of Loan  Group 7A and Loan Group 7B pro rata based upon each such Loan Group's Interest  Remittance Amount without giving effect to this clause
(5)) and (6) with respect to the Interest  Remittance Amount for Loan Group 7B,  any amounts withdrawn  from the  Capitalized  Interest  Account to pay interest on any Class of Group 7B
Certificates with respect to such Payment Date.

            Interest  Shortfall:  For any  Distribution  Date and the Mortgage Loans in Loan
Group 7,  an amount equal to the aggregate  shortfall,  if any, in  collections  of interest
(adjusted to the related Net  Mortgage  Rate) on Mortgage  Loans in Loan  Group 7  resulting from (a) Principal  Prepayments  received during the related  Prepayment Period after giving effect to the  Compensating  Interest  Payment for such  Distribution  Date and (b) interest payments on certain of the Mortgage  Loans in Loan  Group 7  being  limited  pursuant to the provisions of the Relief Act.
            Investment  Account:  The  commingled  account  (which shall be commingled  only with  investment  accounts  related to series of pass-through  certificates  with a class of certificates  which has a rating  equal to the highest of the  Ratings of the  Certificates)
maintained  by WMMSC in the  trust  department  of the  Investment  Depository  pursuant  to
Section 3.05.  The Investment Account shall be an Eligible Account.

            Investment  Depository:  U.S. Bank National Association or another bank or trust company  designated  from  time to time by WMMSC.  The  Investment  Depository  shall at all times be an Eligible Institution.

            LaSalle:  LaSalle Bank, National Association.

            LaSalle Bank Custodial  Agreement:  That certain Custodial Agreement dated as of
October 1, 2004 among LaSalle, the Trustee and the Trust Administrator.

            Lender  Paid  Mortgage  Guaranty  Insurance  Policy:  Any lender  paid  Mortgage
Guaranty Insurance Policy.

            LIBOR  Business  Day:  Any day other than (i) a  Saturday  or a Sunday or (ii) a day on which  banking  institutions  in the  State  of New  York or in the  City of  London,
England are required or authorized by law to be closed.

            LIBOR Certificates:  As specified in the Preliminary Statement.

            Liquidated  Mortgage Loan:  With respect to any  Distribution  Date, a defaulted
Mortgage Loan  (including  any REO  Property)  which was  liquidated  in the calendar  month preceding the month of such  Distribution  Date and as to which a Servicer,  has  determined
(with respect to the  Non-Designated  Mortgage Loans, in accordance with this Agreement,  or with respect to the Designated  Mortgage Loans,  in accordance  with the related  Designated
Servicing  Agreement)  that it has received all amounts it expects to receive in  connection with the liquidation of such Mortgage Loan,  including the final  disposition of the related
REO Property, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

            Liquidation  Expenses:   Customary  and  reasonable  "out  of  pocket"  expenses
incurred by a Servicer (or the related  Sub-Servicer)  in connection with the liquidation of any  defaulted  Mortgage  Loan and not  recovered  by the related  Servicer  (or the related
Sub-Servicer)  under a  Mortgage  Guaranty  Insurance  Policy  for  reasons  other than such
Servicer's  failure to comply with Section 3.09  hereof,  such expenses  including,  without limitation,  legal  fees and  expenses,  any  unreimbursed  amount  expended  by a  Servicer pursuant  to  Section 3.11  hereof  respecting  the  related  Mortgage  and any  related and unreimbursed  expenditures  for real estate  property  taxes or for property  restoration or preservation to the extent not previously  reimbursed  under any hazard insurance policy for reasons other than such Servicer's failure to comply with Section 3.11 hereof.

            Liquidation  Principal:  As to  any  Distribution  Date  and a Loan  Group,  the
principal  portion of  Liquidation  Proceeds  received with respect to each Mortgage Loan in that Loan Group,  but not in excess of the principal  balance of such Mortgage  Loan,  which became a  Liquidated  Mortgage  Loan (but not in excess of the  principal  balance  thereof)
during the preceding calendar month.

            Liquidation  Proceeds:   Amounts,  including  Insurance  Proceeds,  received  in
connection with the partial or complete  liquidation of defaulted  Mortgage  Loans,  whether through  trustee's  sale,  foreclosure  sale or otherwise or amounts  received in connection with any condemnation or partial release of a Mortgaged  Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property other than Recoveries.

            Loan Group:  Any of Loan  Group 1,  Loan Group 2,  Loan  Group 3,  Loan Group 4,
Loan Group 5,  Loan Group 6,  Loan Group 7A or Loan Group 7B,  as applicable.  Loan Group 1,
Loan  Group 2,  Loan  Group 3,  Loan  Group 4,  Loan Group 5 and Loan Group 6  together will constitute  one  sub-trust and Loan  Group 7A and Loan  Group 7B  together  will  constitute another sub-trust.

            Loan Group 1:  All Mortgage Loans  identified as Loan Group 1  Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 2:  All Mortgage Loans  identified as Loan Group 2  Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 3:  All Mortgage Loans  identified as Loan Group 3  Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 4:  All Mortgage Loans  identified as Loan Group 4  Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 5:  All Mortgage Loans  identified as Loan Group 5  Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 6:  All Mortgage Loans  identified as Loan Group 6  Mortgage Loans on the Mortgage Loan Schedule.

            Loan Group 7:  All Mortgage  Loans  identified as Loan Group 7A  Mortgage  Loans and Loan Group 7B Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 7A:  All Mortgage Loans  identified as Loan Group 7A  Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 7B:  All Mortgage Loans  identified as Loan Group 7B  Mortgage Loans on the Mortgage Loan Schedule.

            Loan-to-Value  Ratio:  As of any date, the fraction,  expressed as a percentage, the numerator of which is the Stated  Principal  Balance of the related Mortgage Loan at the date of  determination  and the denominator of which is the Appraised Value of the Mortgaged
Property.

            Loss and  Delinquency  Test:  With respect to the SPS Mortgage  Loans,  SPS will fail  the Loss  and  Delinquency  Test on any  date of  determination  as to  which  (i) the aggregate  outstanding  principal  balance of the SPS Mortgage  Loans  delinquent 60 days or more  (including  all related REO  Properties  and related  Mortgage  Loans in  foreclosure)
(averaged over the preceding six month period),  as a percentage of the aggregate  principal balance of the SPS Mortgage Loans as of the first day of the month of such  determination is equal to or greater than 50% or (ii)  cumulative  Realized Losses for the SPS Mortgage Loans exceed  (a)  with  respect  to  any  month  prior  to the  third  anniversary  of the  first
Distribution  Date, 20% of the aggregate  principal  balance of the SPS Mortgage Loans as of the Closing Date (the "Original SPS Mortgage Loan Principal  Balance"),  (b) with respect to any month on or after the third  anniversary  but  prior to the  eighth  anniversary  of the first Distribution  Date, 30% of the Original SPS Mortgage Loan Principal Balance,  (c) with respect to any month on or after the eighth  anniversary but prior to the ninth  anniversary of the first  Distribution  Date, 35% of the Original SPS Mortgage Loan  Principal  Balance,
(d) with  respect  to any  month on or after the  ninth  anniversary  but prior to the tenth anniversary of the first  Distribution Date, 40% of the Original SPS Mortgage Loan Principal
Balance,  (e) with  respect to any month on or after the tenth  anniversary but prior to the eleventh  anniversary  of the first  Distribution  Date,  45% of the Original SPS  Principal
Balance and (f) with respect to any month on or after the eleventh  anniversary of the first
Distribution  Date,  50% of the Original SPS Mortgage Loan Principal  Balance.  For purposes of this definition,  the term "Realized Losses" shall not include Debt Service Reductions or
Deficient Valuations.

            Lost  Mortgage  Note:  Any Mortgage  Note the original of which was  permanently lost or destroyed and has not been replaced.

            Marker  Rate:  With  respect to the  Class 7-X  Certificates  and the  REMIC III
Regular Interests LT1, LT2, LT3, LT4 and LT-Y7A and any Distribution  Date, a per annum rate equal to two (2) times the weighted  average of the  Uncertificated  REMIC III  Pass-Through
Rates for  REMIC III  Regular  Interest  LT2 and  REMIC III  Regular  Interest  LT3 and with respect to the Class 7-X  Certificates  and the REMIC III  Regular  Interests LT5, LT6, LT7,
LT8 and  LT-Y7B  and any  Distribution  Date,  a per annum  rate  equal to two (2) times the weighted average of the  Uncertificated  REMIC III  Pass-Through Rates for REMIC III Regular
Interest LT6 and REMIC III Regular Interest LT7.

            Master Servicer:  Wells Fargo.

            Maximum  Interest  Rate:  With  respect  to  the  Class 7-A-1-1,  Class 7-A-1-2,
Class 7-A-2,  Class 7-A-3,  Class 7-A-4,  Class 7-A-5 and Class 7-A-6  Certificates  and any
Distribution  Date,  an annual rate equal to the  weighted  average of the Maximum  Mortgage
Rates of the Mortgage  Loans in the related Loan Group minus the  weighted  average  Expense
Fee Rate of the Mortgage Loans in the related Loan Group.  With respect to the  Class 7-M-1,
Class 7-M-2,  Class 7-M-3 and Class 7-M-4  Certificates and any Distribution Date, an annual rate equal to the weighted  average of the Maximum  Mortgage  Rates of the Mortgage Loans in
Loan Group 7A and Loan Group 7B minus the weighted  average Expense Fee Rate of the Mortgage
Loans in Loan Group 7A and Loan Group 7B.  With respect to the Class C-B-1  Certificates and any Distribution  Date, an annual rate equal to the weighted average of the Maximum Mortgage
Rates of the Mortgage Loans in Loan Group 1,  Loan Group 2, Loan Group 3, Loan Group 4, Loan
Group 5 and Loan Group 6,  minus the weighted average Expense Fee Rate of the Mortgage Loans in such Loan Groups.

            Maximum  Mortgage  Rate:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

            MERS: Mortgage Electronic  Registration  Systems,  Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

            MERS®  System:  The system of recording  transfers  of mortgages  electronically maintained by MERS.

            MIN:  The mortgage identification number for any MERS Mortgage Loan.

            Minimum  Mortgage  Rate:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

            MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee,  solely as nominee fro the originator of such Mortgage Loan and its successors and assigns.

            Monthly Excess Cashflow:  For any Distribution  Date, an amount equal to the sum of the Monthly Excess Interest,  Overcollateralization Release Amount, if any, for such date and any Principal  Payment Amount  remaining  after the application of items (i) through (v)
in the distribution thereof pursuant to Section 4.01(II)(a), (b) or (c), as applicable.

            Monthly Excess  Interest:  For any  Distribution  Date, any Interest  Remittance
Amount  remaining  after  the  application  of items  (i)  through  (v) in the  distribution thereof, pursuant to Section 4.01(II)(a).

            Moody's:  Moody's Investors Service, Inc. or any successor thereto.

            Mortgage:  With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument  creating a first lien on a fee simple or  leasehold  estate  securing a Mortgage
Note.

            Mortgage  File:  For each  Mortgage  Loan,  the  Trustee  Mortgage  File and the
Servicer Mortgage File.

            Mortgage  Guaranty  Insurance  Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefore with respect to any Mortgage Loan.

            Mortgage  Loans:  Such of the  mortgage  loans  and  cooperative  loans (if any)
transferred  and assigned to the Trustee  pursuant to the provisions  hereof as from time to time are held as a part of the Trust Fund  (including any REO Property),  the mortgage loans so held being  identified  in the Mortgage Loan  Schedule,  notwithstanding  foreclosure  or other  acquisition  of  title  of the  related  Mortgaged  Property.  With  respect  to each
Mortgage Loan that is a Cooperative Loan, if any, "Mortgage Loan" shall include,  but not be limited to, the related Mortgage Note, Security Agreement,  Assignment of Proprietary Lease,
Recognition  Agreement,  Cooperative  Shares and Proprietary Lease and, with respect to each
Mortgage Loan other than a  Cooperative  Loan,  "Mortgage  Loan" shall  include,  but not be limited to the related Mortgages and the related Mortgage Notes.

            Mortgage  Loan  Purchase   Price:   The  price,   calculated  as  set  forth  in
Section 11.01,  to be paid in connection with the purchase of the Mortgage Loans pursuant to an Optional Termination of the Trust Fund.

            Mortgage  Loan  Schedule:  The list of  Mortgage  Loans  (as  from  time to time amended by the related  Seller to reflect  the  addition of  Qualified  Substitute  Mortgage
Loans and the purchase of Mortgage Loans pursuant to  Section 2.02  or 2.03)  transferred to the  Trustee  as part of the Trust  Fund and from time to time  subject  to this  Agreement, attached hereto as Schedule I, setting forth the following  information with respect to each
Mortgage Loan and applicable Servicer by Loan Group:

1.    the Mortgage Loan identifying number;

2.    the Mortgagor's name;

3.    the street address of the Mortgaged Property including the state and zip code;

4.    a code indicating the type of Mortgaged  Property  (detached  single family  dwelling,
                  PUD,   condominium  unit,  two-  to  four-unit   residential  property  or
                  Cooperative Unit) and the occupancy status.

5.    the original  months to maturity or the remaining  months to maturity from the Cut-off
                  Date,  in any case based on the  original  amortization  schedule  and, if different,  the  maturity  expressed  in the same  manner but based on the actual amortization schedule;

6.    the Loan-to-Value Ratio at origination;

7.    the Mortgage Rate as of the Cut off Date;

8.    the stated maturity date;

9.    the amount of the Scheduled Payment as of the Cut-off Date;

10.   the original principal amount of the Mortgage Loan;

11.   the principal  balance of the Mortgage Loan as of the close of business on the Cut-off
                  Date,  after  deduction  of  payments  of  principal  due on or before the
                  Cut-off Date whether or not collected;

12.   a code  indicating  the purpose of the Mortgage  Loan (i.e.,  purchase,  rate and term refinance, equity take out refinance);

13.   whether such Mortgage Loan has a Prepayment Penalty;

14.   reserved;

15.   the Expense Fee Rate as of the Cut-off Date;

16.   the related  Servicing  Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts  identified as the master  servicing fee and servicing fee or in two parts identified as the "Lender Fee" and the "Mgmt Fee");

17.   whether such Mortgage Loan is a DLJMC Mortgage Loan or a WMMSC Mortgage Loan;

18.   whether such  Mortgage  Loan is a SPS Serviced  Mortgage  Loan, a GreenPoint  Serviced
                  Mortgage  Loan, a WMMSC  Serviced  Mortgage  Loan, a Wells Fargo  Serviced
                  Mortgage  Loan,  a  National  City  Serviced  Mortgage  Loan or a Wachovia
                  Serviced Mortgage Loan;

19.   the Index that is associated with such Mortgage Loan, if applicable;

20.   the Gross Margin, if applicable;

21.   the Periodic Rate Cap, if applicable;

22.   the Minimum Mortgage Rate, if applicable;

23.   the Maximum Mortgage Rate, if applicable;

24.   the first Adjustment Date after the Cut-off Date, if applicable;

25.   a code  indicating  whether the Mortgage  Loan is a MERS Mortgage Loan and, if so, its
                  corresponding MIN;

26.   the Custodian for such Mortgage Loan; and

            With  respect  to the  Mortgage  Loans  in the  aggregate,  each  Mortgage  Loan
Schedule shall set forth the following information, as of the Cut-off Date:

1.    the number of Mortgage Loans;

2.    the  current  aggregate  principal  balance of the  Mortgage  Loans as of the close of business on the Cut-off  Date,  after  deduction  of payments of principal due on or before the Cut-off Date whether or not collected; and

3.    the weighted average Mortgage Rate of the Mortgage Loans.

            Mortgage   Note:   The  original   executed  note  or  other   evidence  of  the
indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

            Mortgaged  Property:  The underlying real property  securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

            Mortgagor:  The obligor on a Mortgage Note.

            National City:  National City Mortgage Co., and its successors and assigns.

            National City Serviced  Mortgage  Loans:  The Mortgage Loans  identified as such on the Mortgage Loan Schedule, for which National City is the applicable Servicer.

            National  City  Servicing  Agreement:   That  certain  Reconstituted   Servicing
Agreement dated as of October 1,  2004 among DLJMC,  National City and the Master  Servicer, and acknowledged by the Trustee and the Trust Administrator.

            Net Excess Spread:  With respect to any  Distribution  Date and Loan Group 7,  a fraction,  expressed as a  percentage,  the numerator of which is equal to the excess of (x)
the Aggregate Group 7  Collateral  Balance for the immediately  preceding  Distribution Date for that Loan Group,  multiplied  by the  product of (A) the Net WAC Rate for Loan  Group 7A and Loan  Group 7B and (B) the actual number of days elapsed in the related  Accrual  Period divided  by 360  over  (y)  the  aggregate  Current  Interest  for  Loan  Group 7  for  such
Distribution  Date, and the denominator of which is an amount equal to the Aggregate Group 7
Collateral  Balance for the  immediately  preceding  Distribution  Date,  multiplied  by the actual number of days elapsed in the related Accrual Period divided by 360.

            Net Funds Cap:  Any of the  Group 7A  Net Funds Cap,  the Group 7B Net Funds Cap
or the Group 7 Subordinate Net Funds Cap, as applicable.

            Net Interest  Shortfalls:  For any Distribution  Date and the Group 1,  Group 2,
Group 3,  Group 4, Group 5 and Group 6 Mortgage Loans, the sum of (A) the amount of interest which would  otherwise  have been  received  for a Mortgage  Loan in the related  Loan Group during the prior  calendar month that was the subject of (x) a Relief Act Reduction or (y) a
Special Hazard Loss,  Fraud Loss or Bankruptcy  Loss, after the exhaustion of the respective amounts of coverage  provided by the Class C-B  Certificates for those types of losses;  and
(B) any related Net Prepayment Interest Shortfalls.

            Net  Liquidation  Proceeds:  With respect to any  Liquidated  Mortgage Loan, the excess of the related  Liquidation  Proceeds over the sum of Liquidation  Expenses,  Expense
Fees and unreimbursed Advances and Servicing Advances.

            Net Mortgage  Rate: As to each  Mortgage  Loan,  and at any time,  the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

            Net Prepayment Interest  Shortfalls:  As to any Distribution Date, the amount by which the aggregate of Prepayment  Interest  Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payment for such Distribution Date.

            Net  Realized  Losses:  For any Class of  Certificates,  other than the  Group 7
Certificates,  and any  Distribution  Date,  the  excess of (i) the  amount of  unreimbursed
Realized  Losses  previously  allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal  Balance of that Class pursuant to Section 4.03  due to
Recoveries   and   (b) amounts   previously   distributed   to  such   Class   pursuant   to
Section 4.01(I)(A)(i)(xiv).

            Net Recovery  Realized  Losses:  For any Class of  Certificates,  other than the
Group 7 Certificates,  and any Distribution Date, the excess of Net Realized Losses for such
Distribution  Date over the amount  distributed  pursuant to  Section 4.01(I)(A)(i)(xiv)  on that Distribution Date.

            Net WAC Rate: As to any  Distribution  Date and Loan Group,  a rate equal to the weighted  average of the Net Mortgage  Rates on the Mortgage  Loans in such Loan Group as of the second  preceding Due Date  (excluding  any such  Mortgage  Loans that were subject to a
Payoff,  the  principal of which was  distributed  on the  Distribution  Date  preceding the current  Distribution Date) after giving effect to payments due on such Due Date, whether or not  received,  weighted  on the  basis of the  Stated  Principal  Balances  as of such date reduced by, in the case of Group 5 and Group 6,  the Group 5  Excess  Interest  Rate and the
Group 6 Excess Interest Rate,  respectively.  In addition, for any purpose for which the Net
WAC Rate is  calculated,  the  interest  rate on the Mortgage  Loans shall be  appropriately adjusted to account for the difference between any counting  convention used with respect to the  Mortgage  Loans and any  counting  convention  used  with  respect  to a REMIC  regular interest.

            Non-Designated  Mortgage  Loans:  The  Mortgage  Loans  that are not  Designated
Mortgage Loans.

            Nonrecoverable   Advance:  Any  portion  of  an  Advance  or  Servicing  Advance previously  made or proposed to be made by the Master  Servicer or a Servicer  that,  in the good  faith  judgment  of  the  Master  Servicer  or a  Servicer,  will  not  be  ultimately recoverable  by the  Master  Servicer  or a Servicer  from the  related  Mortgagor,  related
Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

            Notional Amount Certificates:  As specified in the Preliminary Statement.

            Offered Certificates:  As specified in the Preliminary Statement.

            Officer's  Certificate:  A certificate  signed by the Chairman of the Board, any
Vice  Chairman  of the Board,  the  President,  an  Executive  Vice  President,  Senior Vice
President, a Vice President,  or other authorized officer, the Treasurer,  the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor,  the Sellers, the
Master Servicer,  the Servicers,  the Special Servicer,  a Sub-Servicer,  the Trustee or the
Trust  Administrator,  as the case may be, and delivered to the Depositor,  the Sellers, the
Master  Servicer,   the  Special  Servicer,   the  Servicers,   the  Trustee  or  the  Trust
Administrator, as required by this Agreement.

            Opinion of Counsel:  A written  opinion of  counsel,  who may be counsel for the
Depositor,  the Master  Servicer  or a  Servicer,  including  in-house  counsel,  reasonably acceptable  to the Trustee and the Trust  Administrator.  With respect to the  definition of
Eligible  Account  in this  Article I and  Sections  2.05 and 7.04  hereof  and any  opinion dealing with the  qualification of each REMIC created hereunder or compliance with the REMIC
Provisions,  such  counsel  must (i) in fact be  independent  of the  Depositor,  the Master
Servicer and such Servicer,  (ii) not have any direct  financial  interest in the Depositor, the Master  Servicer or such Servicer or in any affiliate of either of them and (iii) not be connected with the Depositor, the Master Servicer or such Servicer as an officer,  employee, promoter,  underwriter,  trustee,  partner, director or Person performing similar functions;
provided  that with  respect to Wells Fargo  Bank,  N.A. as  Servicer,  such  counsel may be in-house counsel for Wells Fargo Bank, N.A. as Servicer.

            Optional   Termination:   The  purchase  of  the  Mortgage   Loans  pursuant  to
Section 11.01.

            Optional  Termination  Date:  The date  fixed by a  Terminating  Entity  for the purchase of the Mortgage Loans pursuant to Section 11.01.
            OTS:  The Office of Thrift Supervision.

            Outsourcer:  As defined in Section 3.02.

            Overcollateralization  Amount:  For any  Distribution  Date,  an amount equal to the  amount,  if any,  by  which  (x) the  Aggregate  Group 7  Collateral  Balance  for such
Distribution  Date  exceeds  (y)  the  aggregate  Class  Principal  Balance  of the  Group 7
Certificates after giving effect to payments on such Distribution Date.

            Overcollateralization  Deficiency:  For any  Distribution  Date, the amount,  if any,  by which (x) the  Targeted  Overcollateralization  Amount for such  Distribution  Date exceeds (y) the  Overcollateralization  Amount for such  Distribution  Date,  calculated for this  purpose  after  giving  effect  to the  reduction  on  such  Distribution  Date of the aggregate Class Principal Balance of the Group 7 Certificates  resulting from the payment of the  Principal  Payment  Amount on such  Distribution  Date but prior to  allocation  of any
Applied Loss Amount on the Group 7 Certificates on such Distribution Date.

            Overcollateralization  Release  Amount:  For any  Distribution  Date,  an amount equal to the  lesser of (x) the  Principal  Remittance  Amount  for Loan  Group 7A  and Loan
Group 7B  for  such  Distribution  Date  and  (y)  the  amount,  if any,  by  which  (1) the
Overcollateralization  Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal  Remittance  Amount for Loan Group 7A
and Loan  Group 7B for such date is applied on such date in  reduction  of the  aggregate of the  Class  Principal  Balances  of the  Group 7  Certificates,  exceeds  (2)  the  Targeted
Overcollateralization Amount for such date.

            Overcollateralized Group:  As defined in Section 4.07(b).

            Participant:  A broker,  dealer,  bank,  other  financial  institution  or other
Person for whom DTC effects book entry  transfers and pledges of securities  deposited  with
DTC.

            Par-Value:  As defined in Section 11.01.

            Pass-Through   Entity:   (a)  a  regulated   investment   company  described  in
Section 851  of the Code, a real estate  investment  trust  described in  Section 856 of the
Code, a common trust fund or an organization  described in  Section 1381(a) of the Code, (b)
any partnership,  trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

            Pass-Through  Rate:  For any interest  bearing  Class of  Certificates,  the per annum rate set forth or calculated  in the manner  described in the  Preliminary  Statement.
Interest on the  Certificates,  other than the LIBOR  Certificates,  will be computed on the basis  of a 360  day  year  comprised  of  twelve  30 day  months.  Interest  on  the  LIBOR
Certificates  and the Class 7-X  Certificates (to the extent it is entitled to interest from
Loan  Group 7) will be computed on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

            Payahead:  Any  Scheduled  Payment  intended  by  the  related  Mortgagor  to be applied in a Collection  Period  subsequent to the  Collection  Period in which such payment was received.

            Payoff:  Any  payment  of  principal  on a  Mortgage  Loan  equal to the  entire outstanding  Stated  Principal  Balance of such Mortgage Loan, if received in advance of the last  scheduled  Due Date for such Mortgage  Loan and  accompanied  by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment in full.

            Payoff  Earnings:  For any  Distribution  Date, with respect to a WMMSC Serviced
Mortgage Loan, on which Payoff was received by WMMSC during the related  Prepayment  Period, the aggregate of the interest  earned by WMMSC from  investment of each such Payoff from the date of receipt of such Payoff  until the  Business Day  immediately  preceding  the related
Distribution Date (net of investment losses).

            Payoff Interest:  For any Distribution  Date with respect to each WMMSC Serviced
Mortgage  Loan for which a Payoff was  received  on or after the first  calendar  day of the month of such  Distribution  Date and before the 15th calendar day of such month,  an amount of interest  thereon at the  applicable  Net Mortgage  Rate from the first day of such month through the day of receipt  thereof;  to the extent  (together with Payoff  Earnings and the portion  of the  aggregate  Servicing  Fee  described  in clause  (i) of the  definition  of
Compensating  Interest  Payment  payable  by WMMSC)  not  required  to be  distributed  as a
Compensating  Interest Payment on such  Distribution  Date, Payoff Interest shall be payable to WMMSC as additional servicing compensation.

            For any  Distribution  Date with respect to each SPS Serviced  Mortgage Loan for which a Payoff  was  received  on or  after  the  first  calendar  day of the  month of such
Distribution  Date and before the 15th  calendar  day of such  month,  an amount of interest thereon at the  applicable  Net Mortgage  Rate from the first day of such month  through the day of receipt thereof.

            Percentage Interest:  As to any Certificate,  either the percentage set forth on the face thereof or equal to the percentage  obtained by dividing the  Denomination  of such
Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Person: Any individual,  corporation,  partnership,  joint venture, association, joint stock company,  trust,  unincorporated  organization  or government,  or any agency or political subdivision thereof.

            Physical Certificates:  As set forth in the Preliminary Statement.

            Pledge  Instruments:  With respect to each  Cooperative  Loan,  the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

            Prefunded  Amount:  The  amount  deposited  in  the  Prefunding  Account  on the
Closing Date, which shall equal approximately $20,144,857.70.

            Prefunding  Account:  The separate  Eligible  Account  created and maintained by the Trust  Administrator  pursuant to Section 3.05(g) in the name of the Trust Administrator for the benefit of the  Certificateholders  and designated "Wells Fargo Bank, N.A., in trust
for  registered   holders  of  Adjustable   Rate  Mortgage  Trust  2004-2   Adjustable  Rate
Mortgage-Backed  Pass-Through Certificates,  Series 2004-2." Funds in the Prefunding Account
shall be held in trust for the  Certificateholders  for the uses and  purposes  set forth in this Agreement and shall not be a part of any REMIC created  hereunder;  provided,  however, that any  investment  income  earned  from  Permitted  Investments  made  with  funds in the
Prefunding Account shall be for the account of the Depositor.

            Prefunding  Period:  The period  from the  Closing  Date until the  earliest  of
(i) the  date on which the amount on deposit in the  Prefunding  Account is reduced to zero, or (ii) an Event of Default occurs or (iii) December 31, 2004.

            Prepayment  Interest Shortfall:  As to any Mortgage Loan,  Distribution Date and
Principal  Prepayment  (other than a Payoff on a WMMSC Serviced  Mortgage Loan,  Wells Fargo
Serviced  Mortgage Loan or a SPS Serviced  Mortgage Loan received during the period from and including  the first  day to and  including  the 14th day of the month of such  Distribution
Date) received during the related  Prepayment  Period,  the difference  between (i) one full month's  interest at the applicable  Mortgage Rate (giving  effect to any applicable  Relief
Act Reduction,  Debt Service Reduction and Deficient Valuation), as reduced by the Servicing
Fee Rate,  if  applicable,  on the  outstanding  principal  balance  of such  Mortgage  Loan immediately prior to such prepayment or, if such Principal Prepayment is a Curtailment,  the principal amount of such Curtailment and (ii) the amount of interest  actually received with respect to such Mortgage  Loan in  connection  with such  Principal  Prepayment,  net of the
Servicing Fee, if applicable.

            Prepayment  Penalty:  With respect to any  Mortgage  Loan,  any penalty,  fee or premium  required to be paid if the Mortgagor  prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Prepayment  Period:  With respect to each Distribution Date and each Payoff with respect to a WMMSC  Serviced  Mortgage  Loan,  Wells  Fargo  Serviced  Mortgage  Loan or SPS
Serviced  Mortgage  Loan, the related  "Prepayment  Period" will commence on the 15th day of the month  preceding  the month in which the  related  Distribution  Date occurs (or, in the case of the first  Distribution  Date,  commencing  on the Cut-off Date) and will end on the
14th day of the  month  in  which  such  Distribution  Date  occurs.  With  respect  to each
Distribution  Date and each Payoff with respect to any Mortgage Loan serviced by GreenPoint, and all Curtailments,  the related  "Prepayment Period" will be the calendar month preceding the month in which the related  Distribution Date occurs.  With respect to each Distribution
Date and each Payoff with respect to any Mortgage  Loan  serviced by a Designated  Servicer, the  related  "Prepayment  Period"  will be the period set forth in the  related  Designated
Servicing Agreement.

            Principal  Payment  Amount:  For any  Distribution  Date and Loan Group 1,  Loan
Group 2,  Loan  Group 3,  Loan  Group 4,  Loan Group 5 or Loan  Group 6,  the sum of (i) the
principal portion of the Scheduled  Payments on the Mortgage Loans in such Loan Group due on the related Due Date,  (ii) the  principal  portion of  repurchase  proceeds  received  with respect to any  Mortgage  Loan in such Loan Group  which was  repurchased  as  permitted  or required  by  this  Agreement  during  the  calendar  month  preceding  the  month  of  such
Distribution Date and (iii) any other unscheduled  payments of principal which were received on the Mortgage  Loans in such Loan Group during the related  calendar  month  preceding the month of such Distribution Date, other than Principal Prepayments or Liquidation Principal.

            For  any  Distribution  Date  and  Loan  Group 7,  (a) an  amount  equal  to the
Principal  Remittance  Amount for Loan  Group 7A  and Loan  Group 7B for such date minus the
Overcollateralization  Release  Amount,  if any, for such date, and (b) with respect to Loan
Group 7B and the Distribution Date in December 2004, plus the amount  remaining,  if any, in the Prefunding Account at the end of the Prefunding Period net of investment income.

            Principal  Prepayment:  Any  payment  of  principal  on a  Mortgage  Loan  which constitutes a Payoff or Curtailment.

            Principal  Prepayment Amount:  For any Distribution Date and Loan Group 1,  Loan
Group 2,  Loan  Group 3,  Loan  Group 4,  Loan Group 5 or Loan  Group 6,  the sum of (i) all
Principal  Prepayments relating to the Mortgage Loans in such Loan Group which were received during the related  Prepayment  Period and (ii) all Recoveries  received during the calendar month preceding the month of that distribution date.

            Principal  Remittance Amount: For any Distribution Date and either Loan Group 7A or Loan  Group 7B,  an amount equal to the sum of (1) all  principal  collected  (other than
Payaheads) or advanced in respect of Scheduled  Payments on the Mortgage  Loans in such Loan
Group during the related Collection Period (less unreimbursed  Advances,  Servicing Advances and other  amounts due to the  Servicers,  the  Trustee,  the Master  Servicer and the Trust
Administrator  with  respect  to the  Mortgage  Loans  in such  Loan  Group,  to the  extent allocable to principal) and the principal  portion of Payaheads  previously  received on the
Mortgage  Loans in such Loan Group and intended for  application  in the related  Collection
Period,  (2) all  Principal  Prepayments  received on the Mortgage  Loans in such Loan Group during the related  Prepayment  Period, (3) the Purchase Price of each Mortgage Loan in such
Loan Group that was  repurchased by a Seller or purchased by the Special  Servicer  pursuant
to   Section 3.11(g)   or  the  holder  of  the   Subordinate   Certificates   pursuant   to
Section 3.11(f),  during the related  Collection  Period and the  principal  proceeds of any purchase  of  Mortgage  Loans in such  Loan  Group by the  Terminating  Entity  pursuant  to
Section 11.01  in an amount  not  exceeding  the  principal  portion  of the Par Value  with respect to such Mortgage Loans, (4) the portion of any Substitution  Adjustment  Amount paid with respect to any Deleted Mortgage Loans in such Loan Group during the related  Collection
Period  allocable  to  principal,  (5) all Net  Liquidation  Proceeds  (net of  unreimbursed
Advances,  Servicing Advances and other expenses,  to the extent allocable to principal) and any other Recoveries  collected with respect to the Mortgage Loans in such Loan Group during the related  Collection Period, to the extent allocable to principal,  (6) amounts,  if any, withdrawn  from the  Class 7-A-3  Interest Rate Cap Account,  Class 7-A-4  Interest Rate Cap
Account and  Class 7-M-4  Interest Rate Cap Account to cover Realized  Losses on the Group 7
Mortgage Loans incurred during the related  Collection  Period,  and (7) with respect to the
Group 7B  Certificates and the Distribution Date in January 2005, the amount  remaining,  if any,  in the  Prefunding  Account  at the end of the  Prefunding  Period,  exclusive  of any investment income thereon.

            Principal    Transfer   Amount:    For   any   Distribution    Date   and   each
Undercollateralized  Group, the excess,  if any, of the aggregate Class Principal Balance of the  Class A  Certificates  related to such  Undercollateralized  Group  over the  aggregate
Stated Principal Balance of the Mortgage Loans in such Group.

            Private Certificates:  As set forth in the Preliminary Statement.

            Proprietary  Lease:  The lease on a Cooperative  Unit  evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

            Pro Rata Share: As to any Distribution  Date and the  Class C-B-1,  Class C-B-2,
Class C-B-3,  Class C-B-4,  Class C-B-5  and  Class C-B-6  Certificates,  the portion of the
Subordinate  Principal  Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal  Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal  Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Class C-B Certificates.

            Prospectus:  The  Prospectus,  dated June 25, 2004,  relating to the offering by the Depositor from time to time of its Mortgage-Backed Pass Through  Certificates  (Issuable
in  Series) in the form in which it was or will be filed with the  Securities  and  Exchange
Commission  pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the offered certificates.

            Prospectus  Supplement:  The  Prospectus  Supplement,  dated  October 26,  2004, relating to the offering of the Offered  Certificates in the form in which it was or will be filed with the  Securities  and Exchange  Commission  pursuant to Rule 424(b) under the 1933
Act with respect to the offer and sale of the offered certificates.

            PUD:  Planned Unit Development.

            Purchase  Price:  With respect to any Mortgage  Loan required to be purchased by a Seller  pursuant to Section 2.02  or 2.03,  purchased by a holder of certain  Certificates pursuant to Section 3.11(f),  or purchased at the option of the Special Servicer pursuant to
Section 3.11(g),  the sum of (i) 100% of the Stated  Principal  Balance of the Mortgage Loan
as of the first day of the month of such purchase,  (ii) accrued  and unpaid interest on the
Mortgage Loan at the  applicable  Mortgage Rate (reduced by the related  Servicing Fee Rate, if the  purchaser  is also the  Servicer  thereof)  from the  first day of the month of such purchase to the first day of the month  immediately  following  the month of such  purchase,
(iii) in the case of a Mortgage Loan purchased by a Seller,  the amount of any  unreimbursed
Advances and  Servicing  Advances  made by a Servicer,  if such  Servicer is not the related
Seller,  with respect to such Mortgage Loan or, in the case of a Mortgage Loan  purchased by the Special  Servicer,  any  unreimbursed  Advances and  Servicing  Advances  payable to any
Servicer  (other  than the  Servicer  or  Special  Servicer,  as the  case may be,  which is purchasing  such Mortgage  Loans) and (iv) with respect to any purchase by a Seller pursuant to  Section 2.03,  any costs and damages  actually  incurred and paid by or on behalf of the
Trust in  connection  with any  breach  of the  representation  and  warranty  set  forth in
Schedule IIIA(viii) and Schedule IIIB(viii),  as applicable, as a result of a violation of a predatory or abusive  lending law  applicable  to such  Mortgage  Loan.  With respect to any
Mortgage   Loan   required  or  allowed  to  be  purchased,   the  Special   Servicer,   the
Certificateholder  or the related  Seller,  as applicable,  shall deliver to the Trustee and the Trust  Administrator  an Officer's  Certificate  as to the  calculation  of the Purchase
Price.

            Qualified  Insurer:  A mortgage  guaranty  insurance  company duly  qualified as such under the laws of the state of its  principal  place of business  and each state having jurisdiction  over such  insurer in  connection  with the  insurance  policy  issued by such insurer,  duly  authorized  and  licensed  in such  states to  transact a mortgage  guaranty insurance  business in such  states and to write the  insurance  provided  by the  insurance policy  issued by it,  approved  as a FNMA or FHLMC  approved  mortgage  insurer or having a claims  paying  ability  rating  of at  least  "AA" or  equivalent  rating  by a  nationally recognized  statistical  rating  organization.  Any  replacement  insurer  with respect to a
Mortgage  Loan must have at least as high a claims paying  ability  rating as the insurer it replaces had on the Closing Date.

            Qualified  Substitute  Mortgage Loan: One or more mortgage Loans  substituted by a  Seller  for  one or  more  Deleted  Mortgage  Loans  which  must,  on the  date  of  such substitution,  as  confirmed  in a  Request  for  Release,  substantially  in  the  form  of
Exhibit K,  individually or in the aggregate and on a weighted  average basis, as applicable
(i) have a Stated  Principal  Balance,  after  deduction  of the  principal  portion  of the
Scheduled Payment due in the month of substitution,  not in excess of, and not more than 10%
less than the Stated  Principal  Balance of the  Deleted  Mortgage  Loan;  (ii) be  accruing interest  at a rate no lower than and not more than 1% per annum  higher  than,  that of the
Deleted  Mortgage Loan;  (iii) have a Loan to Value Ratio no higher than that of the Deleted
Mortgage  Loan;  (iv) have a remaining  term to maturity not more than one year greater than or less  than  that of the  Deleted  Mortgage  Loan;  provided  that the  remaining  term to maturity of any such Mortgage Loan shall be no greater than the last maturing  Mortgage Loan immediately  prior  to any  substitution;  (v) have a  Maximum  Mortgage  Rate  and  Minimum
Mortgage Rate not less than the respective such rates for the Deleted  Mortgage Loan, have a
Gross Margin equal to or greater than the Deleted  Mortgage  Loan and have the same Index as the Deleted  Mortgage Loan; (vi) not be a Cooperative  Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vii) comply with each  representation  and warranty set forth in
Section 2.03(b).

            Rating Agencies:  Moody's and S&P, or any successor to either of them.

            Ratings:  As of  any  date  of  determination,  the  ratings,  if  any,  of  the
Certificates as assigned by the Rating Agencies.

            Realized  Loss:  With  respect to any  Mortgage  Loan,  (1) with respect to each
Liquidated  Mortgage  Loan, an amount (not less than zero or more than the Stated  Principal
Balance of the Mortgage  Loan) as of the date of such  liquidation,  equal to (i) the Stated
Principal Balance of the Liquidated  Mortgage Loan as of the date of such liquidation,  plus
(ii)  interest at the  applicable  Net  Mortgage  Rate from the related Due Date as to which interest was last paid or advanced  (and not  reimbursed)  to  Certificateholders  up to the related Due Date in the month in which  Liquidation  Proceeds are required to be distributed on the Stated  Principal  Balance of such Liquidated  Mortgage Loan from time to time, minus
(iii)  the Net  Liquidation  Proceeds,  if any,  received  during  the  month in which  such liquidation  occurred,  to the extent  applied as recoveries of interest at the Net Mortgage
Rate and to principal of the Liquidated  Mortgage Loan; (2) for any Mortgage Loan subject to a Deficient  Valuation,  the excess of the Stated  Principal  Balance of that  Mortgage Loan over the principal  amount as reduced in connection  with the  proceedings  resulting in the
Deficient Valuation;  or (3) for any Debt Service Reduction Mortgage Loan, the present value of all monthly Debt Service  Reductions  on the Mortgage  Loan,  assuming that the mortgagor pays each Scheduled  Payment on the  applicable  Due Date and that no Principal  Prepayments are received on the Mortgage Loan, discounted at the applicable Mortgage Rate.

            Realized Losses on the Group 1,  Group 2,  Group 3, Group 4, Group 5 and Group 6
Mortgage  Loans shall be allocated  to the REMIC I  Regular  Interests  as follows:  (1) the interest  portion of Realized  Losses and Net Interest  Shortfalls on the Group 1 Loans,  if
any,  shall be allocated  between the Class Y-1 and  Class Z-1  Regular  Interests  pro rata according to the amount of interest accrued but unpaid thereon,  in reduction  thereof;  (2)
the interest  portion of Realized  Losses and Net Interest  Shortfalls on the Group 2 Loans,
if any, shall be allocated  between the Class Y-2 and Class Z-2  Regular  Interests pro rata according to the amount of interest accrued but unpaid thereon,  in reduction  thereof;  (3)
the interest  portion of Realized  Losses and Net Interest  Shortfalls on the Group 3 Loans,
if any, shall be allocated  between the Class Y-3 and Class Z-3  Regular  Interests pro rata according to the amount of interest accrued but unpaid thereon,  in reduction  thereof;  (4)
the interest  portion of Realized  Losses and Net Interest  Shortfalls on the Group 4 Loans,
if any, shall be allocated  between the Class Y-4 and Class Z-4  Regular  Interests pro rata according to the amount of interest accrued but unpaid thereon,  in reduction  thereof;  (5)
the interest  portion of Realized  Losses and Net Interest  Shortfalls on the Group 5 Loans,
if any, shall be allocated  between the Class Y-5 and Class Z-5  Regular  Interests pro rata according to the amount of interest  accrued but unpaid  thereon,  in reduction  thereof and
(6) the  interest  portion of Realized  Losses and Net  Interest  Shortfalls  on the Group 6
Loans, if any, shall be allocated  between the Class Y-6 and Class Z-6 Regular Interests pro rata  according  to the  amount  of  interest  accrued  but  unpaid  thereon,  in  reduction thereof.  Any interest  portion of such  Realized  Losses in excess of the amount  allocated pursuant  to the  preceding  sentence  shall be treated as a  principal  portion of Realized
Losses not attributable to any specific  Mortgage Loan in such Group and allocated  pursuant to the succeeding  sentences.  The principal  portion of Realized Losses with respect to the
Group 1,  Group 2,  Group 3,  Group 4, Group 5 and Group 6 Mortgage Loans shall be allocated to the REMIC I Regular  Interests as follows:  (1) the principal  portion of Realized Losses on the Group 1 Loans shall be  allocated,  first,  to the Class Y-1 Regular  Interest to the extent of the Class Y-1  Principal  Reduction  Amount  in  reduction  of the  Uncertificated
Principal  Balance of such Regular  Interest and,  second,  the  remainder,  if any, of such principal  portion of such  Realized  Losses  shall be allocated  to the  Class Z-1  Regular
Interest in reduction of the  Uncertificated  Principal  Balance thereof;  (2) the principal portion of Realized Losses on the Group 2 Loans shall be allocated,  first, to the Class Y-2
Regular  Interest to the extent of the Class Y-2 Principal  Reduction Amount in reduction of the  Uncertificated  Principal Balance of such Regular Interest and, second,  the remainder, if any,  of such  principal  portion  of such  Realized  Losses  shall be  allocated  to the
Class Z-2  Regular Interest in reduction of the  Uncertificated  Principal  Balance thereof;
(3) the  principal  portion of  Realized  Losses on the Group 3  Loans  shall be  allocated, first, to the Class Y-3 Regular Interest to the extent of the Class Y-3 Principal  Reduction
Amount in reduction of the  Uncertificated  Principal  Balance of such Regular Interest and, second,  the remainder,  if any, of such principal  portion of such Realized Losses shall be allocated to the Class Z-3  Regular  Interest in reduction of the  Uncertificated  Principal
Balance thereof;  (4) the principal portion of Realized Losses on the Group 4 Loans shall be allocated,  first,  to the  Class  Y-4  Regular  Interest  to the  extent  of the  Class Y-4
Principal  Reduction  Amount in reduction of the  Uncertificated  Principal  Balance of such
Regular  Interest and,  second,  the remainder,  if any, of such  principal  portion of such
Realized  Losses shall be allocated to the  Class Z-4  Regular  Interest in reduction of the
Uncertificated  Principal  Balance thereof;  (5) the principal portion of Realized Losses on the  Group 5  Loans shall be  allocated,  first,  to the Class Y-5  Regular  Interest to the extent of the Class Y-5  Principal  Reduction  Amount  in  reduction  of the  Uncertificated
Principal  Balance of such Regular  Interest and,  second,  the  remainder,  if any, of such principal  portion of such  Realized  Losses  shall be allocated  to the  Class Z-5  Regular
Interest  in  reduction  of the  Uncertificated  Principal  Balance  thereof;  and  (6)  the principal portion of Realized Losses on the Group 6 Loans shall be allocated,  first, to the
Class Y-6 Regular  Interest  to the extent of the Class Y-6  Principal  Reduction  Amount in reduction of the Uncertificated  Principal Balance of such Regular Interest and, second, the remainder,  if any, of such principal  portion of such Realized Losses shall be allocated to the  Class Z-6  Regular  Interest  in  reduction  of the  Uncertificated  Principal  Balance thereof. For any Distribution Date,  reductions in the Uncertificated  Principal Balances of the Class Y and Class Z Regular Interest  pursuant to this definition of Realized Loss shall be determined,  and shall be deemed to occur, prior to any reductions of such Uncertificated
Principal  Balances by  distributions  on such  Distribution  Date.  Realized  Losses on the
Group 7A and Group 7B  Mortgage Loans shall be allocated to the REMIC II  Regular  Interests as follows:  (1) the interest portion of Realized Losses and Net Interest  Shortfalls on the
Group 7A  Loans,  if any,  shall be allocated  between the Class Y-7A and Class Z-7A Regular
Interests  pro rata  according  to the amount of  interest  accrued but unpaid  thereon,  in reduction  thereof  and (2)  the  interest  portion  of  Realized  Losses  and Net  Interest
Shortfalls  on the Group 7A  Loans,  if any,  shall be allocated  between the Class Y-7B and
Class Z-7B  Regular  Interests  pro rata  according  to the amount of  interest  accrued but unpaid  thereon,  in reduction  thereof.  Any interest  portion of such  Realized  Losses in excess of the amount  allocated  pursuant to the  preceding  sentence  shall be treated as a principal  portion of Realized Losses not attributable to any specific Mortgage Loan in such
Group  and  allocated  pursuant  to the  succeeding  sentences.  The  principal  portion  of
Realized Losses with respect to the Group 7A and Group 7B  Mortgage Loans shall be allocated to the REMIC II Regular  Interests as follows:  (1) the principal portion of Realized Losses on the Group 7A Loans shall be allocated,  first, to the Class Y-7A Regular  Interest to the extent of the Class Y-7A  Principal  Reduction  Amount in  reduction  of the  Uncertificated
Principal  Balance of such Regular  Interest and,  second,  the  remainder,  if any, of such principal  portion of such  Realized  Losses  shall be  allocated  to the Class Z-7A Regular
Interest in reduction of the Uncertificated  Principal Balance thereof and (2) the principal portion of Realized  Losses on the Group 7B  Loans shall be allocated,  first,  to the Class
Y-7B  Regular  Interest  to the  extent  of the Class  Y-7B  Principal  Reduction  Amount in reduction of the Uncertificated  Principal Balance of such Regular Interest and, second, the remainder,  if any, of such principal  portion of such Realized Losses shall be allocated to the Class Z-7B  Regular  Interest  in  reduction  of the  Uncertificated  Principal  Balance thereof. For any Distribution Date,  reductions in the Uncertificated  Principal Balances of the Class Y and Class Z Regular Interest  pursuant to this definition of Realized Loss shall be determined,  and shall be deemed to occur, prior to any reductions of such Uncertificated
Principal Balances by distributions on such Distribution Date.

            Realized  Losses  allocated  to the  Class 7-X  Certificates  shall be allocated first to the  REMIC IV  Regular  Interest  7-X-IO in  reduction  of the  accrued  but unpaid interest  thereon until such accrued and unpaid interest shall have been reduced to zero and then to the REMIC IV Regular Interest 7-X-PO in reduction of the principal balance thereof.

            Recognition Agreement:  An Agreement among a Cooperative  Corporation,  a lender and a Mortgagor  with respect to a  Cooperative  Loan  whereby such parties (i)  acknowledge that such lender may make,  or intends to make,  such  Cooperative  Loan,  (ii) make certain agreements with respect to such Cooperative Loan.

            Record Date: With respect to any Distribution  Date and the  Certificates  other than the LIBOR  Certificates  held in  Book-Entry  Form,  the close of  business on the last
Business Day of the month  preceding  the month in which the  applicable  Distribution  Date occurs.  With respect to the LIBOR  Certificates that are not Physical  Certificates and any
Distribution  Date,  the close of business on the Business Day  immediately  preceding  such
Distribution  Date;  provided,   however,  that  following  the  date  on  which  Definitive
Certificates for a Class of LIBOR Certificates are available  pursuant to Section 6.09,  the
Record Date shall be the close of business on the last  Business Day of the  calendar  month immediately preceding the month of such Distribution Date.

            Recovery:  With respect to any  Distribution  Date and Mortgage Loan that became a Liquidated  Mortgage Loan in a month preceding the month prior to the  Distribution  Date, an amount  received in respect of principal on such mortgage loan which has previously  been allocated as a Realized  Loss or Applied Loss Amount to a class or classes of  certificates, net of reimbursable expenses.

            Reference  Bank  Rate:  As  to  any  Accrual   Period   relating  to  the  LIBOR
Certificates  as follows:  the  arithmetic  mean  (rounded  upwards,  if  necessary,  to the nearest one sixteenth of a percent) of the offered  rates for United States dollar  deposits for one month which are offered by the  Reference  Banks as of 11:00 A.M.,  London time,  on the  Interest  Determination  Date  prior to the first day of such  Accrual  Period to prime banks in the London  interbank  market  for a period of one month in  amounts  approximately equal to the aggregate Class Principal Balance of the LIBOR  Certificates;  provided that at least two such  Reference  Banks  provide such rate. If fewer than two offered rates appear, the  Reference  Bank Rate  will be the  arithmetic  mean of the rates  quoted by one or more major banks in New York City,  selected by the Trust  Administrator  after consultation with
DLJMC,  as of 11:00  A.M.,  New York City  time,  on such date for loans in U.S.  Dollars to leading  European  banks  for a period of one month in  amounts  approximately  equal to the aggregate Class Principal  Balance of the LIBOR  Certificates.  If no such quotations can be obtained,  the  Reference  Bank Rate  shall be the  Reference  Bank Rate  applicable  to the preceding Accrual Period.

            Reference  Banks:  Three major  banks that are  engaged in the London  interbank market, selected by the Trust Administrator after consultation with DLJMC.

            Registration  Statement:  That  certain  registration  statement on Form S-3, as amended  (Registration No. 333-115435),  relating to the offering by the Depositor from time to time of its Mortgage-Backed Pass Through Certificates  (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

            Regular  Certificates:  All of the  Certificates  other  than the  Class AR  and
Class AR-L Certificates.

            Related  Certificates:  The following  table sets forth certain of the REMIC III
Regular Interests and the Classes of Certificates that are related to each of them:

       REMIC III Regular Interest                 Related Certificates
                 1-A-1L                                   1-A-1
                 2-A-1L                               2-A-1, 2-A-X
                 2-A-2L                                   2-A-2
                 3-A-1L                               3-A-1, 3-A-X
                 4-A-1L                                   4-A-1
                 4-A-2L                                   4-A-2
                 4-A-3L                               4-A-3, 4-A-X
                 5-A-1L                                   5-A-1
                 6-A-1L                                   6-A-1
                 C-B-1L                               C-B-1, C-B-1X
                 C-B-2L                                   C-B-2
                 C-B-3L                                   C-B-3
                 C-B-4L                                   C-B-4
                 C-B-5L                                   C-B-5
                 C-B-6L                                   C-B-6
                  IOL                                      7-X

            Relief Act: The  Servicemembers  Civil  Relief Act, as amended,  and any similar state statute.

            Relief Act Reductions:  With respect to any  Distribution  Date and any Mortgage
Loan as to which there has been a reduction  in the amount of interest  collectible  thereon for the most recently  ended calendar month that may be  attributable  to a prior month,  if applicable,  as a result of the application of the Relief Act, the amount,  if any, by which
(i) interest  collected on such Mortgage Loan during the most recently  ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

            REMIC:  A "real  estate  mortgage  investment  conduit,"  within the  meaning of
Section 860D  of the Code.  Reference  herein to REMIC  refers to each REMIC  created by the
Preliminary Statement.

            REMIC Election:  An election,  for federal income tax purposes, to treat certain assets as a REMIC.

            REMIC I Available  Distribution  Amount: For each of Loan Group 1, Loan Group 2,
Loan Group 3, Loan Group 4, Loan Group 5 and Loan Group 6, for any  Distribution  Date,  the
Available  Distribution  Amount  for such Loan  Group,  in the case of Loan  Groups 5 and 6, exclusive of the Group 5 Excess Interest Amount and the Group 6 Excess Interest Amount.

            REMIC I  Distribution  Amount:  For any Distribution Date, the REMIC I Available
Distribution  Amounts shall be deemed distributed to REMIC III, as the holder of the REMIC I
Regular  Interests,  and to Holders of the Class AR L Certificates in respect of Component I thereof, pursuant to Section 4.01(III)(a), in the following amounts and priority:

            (a)   To the  extent  of the  REMIC I  Available  Distribution  Amount  for Loan
Group 1:

                  (i)   first, to Class Y-1 and Class Z-1 Regular  Interests and Component I
      of the Class AR-L  Certificates,  concurrently,  the Uncertificated  Interest for such
      Classes  remaining  unpaid from previous  Distribution  Dates,  pro rata  according to their respective shares of such unpaid amounts;

                  (ii)  second,  to the  Class  Y-1 and  Class  Z-1  Regular  Interests  and
      Component I of the Class AR-L Certificates,  concurrently, the Uncertificated Interest for such  Classes for the  current  Distribution  Date,  pro rata  according  to their respective Uncertificated Interest;

                  (iii) third,  to  Component I of the  Class AR-L  Certificates,  until the
      Uncertificated Principal Balance thereof has been reduced to zero; and

                  (iv)  fourth, to the Class Y-1 and Class Z-1 Regular Interests,  the Class
      Y-1 Principal  Distribution  Amount and the Class Z-1 Principal  Distribution  Amount,
      respectively.

            (b)   To the  extent  of the  REMIC I  Available  Distribution  Amount  for Loan
Group 2:

                  (i)   first,   to  the  Class  Y-2  and  Class  Z-2   Regular   Interests,
      concurrently,  the  Uncertificated  Interest  for such Classes  remaining  unpaid from previous  Distribution  Dates, pro rata according to their  respective  shares of such unpaid amounts;

                  (ii)  second,   to  the  Class  Y-2  and  Class  Z-2  Regular   Interests,
      concurrently,   the   Uncertificated   Interest  for  such  Classes  for  the  current
      Distribution Date, pro rata according to their respective Uncertificated Interest; and

                  (iii) third, to the Class Y-2 and Class Z-2 Regular  Interests,  the Class
      Y-2 Principal  Distribution  Amount and the Class Z-2 Principal  Distribution  Amount,
      respectively.

            (c)   To the  extent  of the  REMIC I  Available  Distribution  Amount  for Loan
Group 3:

                  (i)   first,   to  the  Class  Y-3  and  Class  Z-3   Regular   Interests,
      concurrently,  the  Uncertificated  Interest  for such Classes  remaining  unpaid from previous  Distribution  Dates, pro rata according to their  respective  shares of such unpaid amounts;

                  (ii)  second,   to  the  Class  Y-3  and  Class  Z-3  Regular   Interests,
      concurrently,   the   Uncertificated   Interest  for  such  Classes  for  the  current
      Distribution Date, pro rata according to their respective Uncertificated Interest; and

                  (iii) third, to the Class Y-3 and Class Z-3 Regular  Interests,  the Class
      Y-3 Principal  Distribution  Amount and the Class Z-3 Principal  Distribution  Amount,
      respectively.

            (d)   To the  extent  of the  REMIC I  Available  Distribution  Amount  for Loan
Group 4:

                  (i)   first,   to  the  Class  Y-4  and  Class  Z-4   Regular   Interests,
      concurrently,  the  Uncertificated  Interest  for such Classes  remaining  unpaid from previous  Distribution  Dates, pro rata according to their  respective  shares of such unpaid amounts;

                  (ii)  second,   to  the  Class  Y-4  and  Class  Z-4  Regular   Interests,
      concurrently,   the   Uncertificated   Interest  for  such  Classes  for  the  current
      Distribution Date, pro rata according to their respective Uncertificated Interest; and

                  (iii) third, to the Class Y-4 and Class Z-4 Regular  Interests,  the Class
      Y-4 Principal  Distribution  Amount and the Class Z-4 Principal  Distribution  Amount,
      respectively.

            (e)   To the  extent  of the  REMIC I  Available  Distribution  Amount  for Loan
Group 5:

                  (i)   first,   to  the  Class  Y-5  and  Class  Z-5   Regular   Interests,
      concurrently,  the  Uncertificated  Interest  for such Classes  remaining  unpaid from previous  Distribution  Dates, pro rata according to their  respective  shares of such unpaid amounts;

                  (ii)  second,   to  the  Class  Y-5  and  Class  Z-5  Regular   Interests,
      concurrently,   the   Uncertificated   Interest  for  such  Classes  for  the  current
      Distribution Date, pro rata according to their respective Uncertificated Interest; and

                  (iii) third, to the Class Y-5 and Class Z-5 Regular  Interests,  the Class
      Y-5 Principal  Distribution  Amount and the Class Z-5 Principal  Distribution  Amount,
      respectively.

            (f)   To the  extent  of the  REMIC I  Available  Distribution  Amount  for Loan
Group 6:

                  (i)   first,   to  the  Class  Y-6  and  Class  Z-6   Regular   Interests,
      concurrently,  the  Uncertificated  Interest  for such Classes  remaining  unpaid from previous  Distribution  Dates, pro rata according to their  respective  shares of such unpaid amounts;

                  (ii)  second,   to  the  Class  Y-6  and  Class  Z-6  Regular   Interests,
      concurrently,   the   Uncertificated   Interest  for  such  Classes  for  the  current
      Distribution Date, pro rata according to their respective Uncertificated Interest; and

                  (iii) third, to the Class Y-6 and Class Z-6 Regular  Interests,  the Class
      Y-6 Principal  Distribution  Amount and the Class Z-6 Principal  Distribution  Amount,
      respectively.

            (g)   To the  extent of the  REMIC I  Available  Distribution  Amounts  for such
Distribution  Date remaining  after payment of the amounts  pursuant to paragraphs (a), (b),
(c), (d), (e) and (f) of this definition of "REMIC I Distribution Amount":

                  (i)   first, to each Class of Class Y and Class Z Regular  Interests,  pro rata according to the amount of unreimbursed  Realized  Losses  allocable to principal previously  allocated  to  each  such  Class;  provided,  however,  that  any  amounts distributed  pursuant  to  this  paragraph  (g)(i)  of  this  definition  of  "REMIC I
      Distribution  Amount"  shall not cause a  reduction  in the  Uncertificated  Principal
      Balances of any of the Class Y and Class Z Regular Interests; and

                  (ii)  second,  to the  Component I  of the Class  AR-L  Certificates,  the
      Residual  Distribution  Amount for Component I of the Class AR-L Certificates for such
      Distribution Date.

            REMIC I  Realized  Losses:  For any  Distribution  Date,  Realized Losses on the
Group 1,  Group 2,  Group 3,  Group 4,  Group 5 or Group 6  Mortgage  Loans for the  related
Collection  Period  shall be  allocated  to the REMIC I  Regular  Interests  in reduction of interest  accrued  thereon  and the  principal  balances  thereof  in  accordance  with  the provisions of the definition of Realized Loss.

            REMIC II  Available  Distribution  Amount:  For  each of Loan  Group 7A and Loan
Group 7B for any Distribution Date, the Available Distribution Amount for such Loan Group.

            REMIC II Distribution  Amount: For any Distribution Date, the REMIC II Available
Distribution  Amounts shall be deemed  distributed  to REMIC III, as the holder of the REMIC
II Regular Interests,  and to Holders of the Class AR-L Certificates in respect of Component
II thereof, pursuant to Section 4.01(III)(b), in the following amounts and priority:

            (a)   To the  extent  of the REMIC II  Available  Distribution  Amount  for Loan
Group 7A:

                  (i)   first,   to  Class   Y-7A  and   Class   Z-7A   Regular   Interests,
      concurrently,   the  Uncertificated   Accrued  Interest  for  such  Regular  Interests
      remaining  unpaid  from  previous  Distribution  Dates,  pro rata  according  to their respective shares of such unpaid amounts;

                  (ii)  second,  to  the  Class  Y-7A  and  Class  Z-7A  Regular  Interests,
      concurrently,  the Uncertificated  Accrued Interest for such Regular Interests for the current  Distribution  Date,  pro rata  according to their  respective  Uncertificated
      Accrued Interest; and

                  (iii) third,  to the Class  Y-7A and Class  Z-7A  Regular  Interests,  the
      Class Y-7A  Principal  Distribution  Amount and the Class Z-7A Principal  Distribution
      Amount, respectively;

            (b)   to the  extent  of the REMIC II  Available  Distribution  Amount  for Loan
Group 7B:

                  (i)   first,  to  the  Class  Y-7B  and  Class  Z-7B  Regular   Interests,
      concurrently,   the  Uncertificated   Accrued  Interest  for  such  Regular  Interests
      remaining  unpaid  from  previous  Distribution  Dates,  pro rata  according  to their respective shares of such unpaid amounts;

                  (ii)  second,  to  the  Class  Y-7B  and  Class  Z-7B  Regular  Interests,
      concurrently,  the Uncertificated  Accrued Interest for such Regular Interests for the current  Distribution  Date,  pro rata  according to their  respective  Uncertificated
      Accrued Interest; and

                  (iii) third,  to the Class  Y-7B and Class  Z-7B  Regular  Interests,  the
      Class Y-7B  Principal  Distribution  Amount and the Class Z-7B Principal  Distribution
      Amount, respectively;

                  (c) to the  extent  of the REMIC II  Available  Distribution  Amounts  for
      such  Distribution  Date remaining after payment of the amounts pursuant to paragraphs
      (a) and (b) of this definition of "REMIC II Distribution  Amount",  to the Class LT-IO
      Regular  Interest,  the Group 5 Excess Interest Amount and the Group 6 Excess Interest
      Amount.

                  (d)   To the extent of the REMIC II  Available  Distribution  Amounts  for
      such  Distribution  Date remaining after payment of the amounts pursuant to paragraphs
      (a), (b) and (c) of this definition of "REMIC II Distribution Amount":

                        (i)   first,  to each of the Class Y and Class Z Regular  Interests, pro rata according to the amount of unreimbursed  Realized  Losses  allocable to principal  previously  allocated  to  each  such  Regular  Interests;  provided, however,  that any amounts distributed pursuant to this paragraph (d)(i) of this definition of "REMIC II Distribution  Amount" shall not cause a reduction in the
            Uncertificated  Principal  Balances  of any of the  Class Y and  Class Z Regular
            Interests; and

                        (ii)  second,   to  the  Class  AR-L   Certificates  in  respect  of
            Component II  thereof,  the Residual  Distribution Amount for Component I of the
            Class AR-L Certificates for such Distribution Date.

            REMIC II  Realized  Losses:  For any Distribution  Date,  Realized Losses on the
Group 7 Mortgage Loans for the related  Collection Period shall be allocated to the REMIC II
Regular  Interests Y-7A,  Y-7B, Z-7A and Z-7B as provided in the definition of Realized Loss in reduction  of the  principal  balances  thereof and accrued and unpaid  interest  thereon until such  principal  balances and accrued and unpaid  interest  shall have been reduced to zero.

            REMIC III  Principal  Reduction Amounts:  For any Distribution Date, the amounts by which the principal  balances of the REMIC III Regular Interests LT1, LT2, LT3, LT4, LT5,
LT6, LT7, LT8, LT-Y7A and LT-Y7B,  respectively,  will be reduced on such  Distribution Date by the  allocation  of Realized  Losses and the  distribution  of  principal,  determined as follows:

      For purposes of the succeeding  formulas the following symbols shall have the meanings set forth below:

      Y1 =  the  aggregate  principal  balance of the  REMIC III  Regular  Interests LT1 and
LT-Y7A after distributions on the prior Distribution Date.

      Y2 =  the principal balance of the REMIC III Regular Interest LT2 after  distributions on the prior Distribution Date.

      Y3 =  the principal balance of the REMIC III Regular Interest LT3 after  distributions on the prior Distribution Date.

      Y4 =  the principal balance of the REMIC III Regular Interest LT4 after  distributions on the prior Distribution Date (note:  Y3 = Y4).

      ΔY1 = the combined  REMIC III  Regular  Interests LT1 and LT-Y7A  Principal  Reduction
Amount.

      ΔY2 = the REMIC III Regular Interest LT2 Principal Reduction Amount.

      ΔY3 = the REMIC III Regular Interest LT3 Principal Reduction Amount.

      ΔY4 = the REMIC III Regular Interest LT4 Principal Reduction Amount.

      P0 =  the aggregate  principal  balance of the REMIC III  Regular  Interests LT1, LT2,
LT3 , LT4 and LT-Y7A after  distributions and the allocation of Realized Losses on the prior
Distribution Date.

      P1 =  the aggregate  principal  balance of the REMIC III  Regular  Interests LT1, LT2,
LT3 , LT4 and LT-Y7A after  distributions  and the allocation of Realized  Losses to be made on such Distribution Date.

      ΔP =  P0 - P1 = the aggregate of the REMIC III  Regular  Interests LT1, LT2, LT3 , LT4
and LT-Y7A Principal Reduction Amounts.

            =     the  aggregate  of  the  principal  portions  of  Realized  Losses  to  be allocated to, and the principal  distributions  to be made on, the Group I  Certificates  on such Distribution Date (including  distributions of accrued and unpaid interest on the Class
SB-I Certificates for prior Distribution Dates).

      R0 =  the Group 7A Net WAC Cap Rate (stated as a monthly  rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

      R1 =  the Group 7A Net WAC Cap Rate (stated as a monthly  rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

      α =   (Y2 + Y3)/P0.  The initial  value of α on the Closing  Date for use on the first
Distribution Date shall be 0.0001.

      γ0 =  the lesser of (A) the sum of (1) for all  Classes of  Group 7A  Certificates  of
the  product for each Class of (i) the  monthly  interest  rate (as limited by the Net Funds
Cap,  if  applicable)  for  such  Class  applicable  for  distributions  to be  made on such
Distribution Date and (ii) the aggregate  Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior  Distribution Date, (2) for all  Classes  of Class M  Certificates  of the  product  for each  Class of (i) the  monthly interest  rate (as limited by the Net Funds Cap, if  applicable)  for such Class  applicable for distributions to be made on such  Distribution  Date and (ii) the aggregate  Certificate
Principal  Balance for such Class  multiplied by a fraction whose numerator is the principal balance  of the  REMIC II  Regular  Interest  Y7A and  whose  denominator  is the sum of the principal balances of the REMIC I Regular Interests Y7A and Y7B after  distributions and the allocation of Realized Losses on the prior  Distribution Date and (3) the amount, if any, by which the sum of the amounts in clauses  (A)(1),  (2) and (3) of the  definition of Γ0 exceeds S0 * Q0 and (B) R0*P0.

      γ1  = the lesser of (A) the sum of (1) for all  Classes of  Group 7A  Certificates  of
the  product for each Class of (i) the  monthly  interest  rate (as limited by the Net Funds
Cap, if  applicable)  for such Class  applicable  for  distributions  to be made on the next succeeding  Distribution Date and (ii) the aggregate  Certificate Principal Balance for such
Class  after  distributions  and  the  allocation  of  Realized  Losses  to be  made on such
Distribution  Date,  (2) for all  Classes of Class M  Certificates  of the  product for each
Class of (i) the monthly  interest rate (as limited by the Net Funds Cap, if applicable) for such Class applicable for distributions to be made on the next succeeding  Distribution Date and (ii)  the  aggregate  Certificate  Principal  Balance  for such  Class  multiplied  by a fraction whose numerator is the principal  balance of the REMIC II Regular  Interest Y7A and whose  denominator  is the sum of the principal  balances of the REMIC II Regular  Interests
Y7A and Y7B after  distributions  and the  allocation of Realized  Losses to be made on such
Distribution  Date and (3) the  amount,  if any,  by which the sum of the amounts in clauses
(A)(1), (2) and (3) of the definition of Γ1 exceeds S1 * Q1 and (B) R1*P1.

      Then, based on the foregoing definitions:

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4;

      ΔY2 = (α/2){( γ0R1 - γ1R0)/R0R1};

      ΔY3 = αΔP - ΔY2; and

      ΔY4 = ΔY3.

      if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

      (1)   If ΔY2, as so determined, is negative, then

      ΔY2 = 0;

      ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

      ΔY4 = ΔY3; and

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

      (2)   If ΔY3, as so determined, is negative, then

      ΔY3 = 0;

      ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 -  γ1R0};

      ΔY4 = ΔY3; and

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

The  Principal  Reduction  Amount ΔY1 shall be  allocated,  first,  to the REMIC III Regular
Interest  LT-Y7A to the extent of the  Principal  Reduction  Amount for the REMIC II Regular
Interest  Y7A and,  second,  any  remainder  shall be  allocated  to the REMIC  III  Regular
Interest LT1.

       For  purposes  of the  succeeding  formulas  the  following  symbols  shall  have the meanings set forth below:

      Y5 =  the  aggregate  principal  balance of the  REMIC III  Regular  Interests LT5 and
LT-Y7B after distributions on the prior Distribution Date.

      Y6 =  the principal balance of the REMIC III Regular Interest LT6 after  distributions on the prior Distribution Date.

      Y7 =  the principal balance of the REMIC III Regular Interest LT7 after  distributions on the prior Distribution Date.

      Y8 =  the principal balance of the REMIC III Regular Interest LT8 after  distributions on the prior Distribution Date (note:  Y7 = Y8).

      ΔY5 = the  combined  REMIC III  Regular  Interest LT5 and LT-Y7B  Principal  Reduction
Amount.

      ΔY6 = the REMIC II Regular Interest LT6 Principal Reduction Amount.

      ΔY7 = the REMIC II Regular Interest LT7 Principal Reduction Amount.

      ΔY8 = the REMIC II Regular Interest LT8 Principal Reduction Amount.

      Q0 =  the aggregate  principal  balance of the REMIC III Regular  Interests  LT5, LT6,
LT7, LT8 and LT-Y7B after  distributions  and the allocation of Realized Losses on the prior
Distribution Date.

      Q1 =  the aggregate  principal  balance of the REMIC III Regular  Interests  LT5, LT6,
LT7, LT8 and LT-Y7B after  distributions and the allocation of Realized Losses to be made on such Distribution Date.

      ΔQ =  Q0 - Q1 = the aggregate of the REMIC III  Regular  Interests  LT5, LT6, LT7, LT8
and LT-7B Principal Reduction Amounts.

            =     the  aggregate  of  the  principal  portions  of  Realized  Losses  to  be allocated to, and the principal  distributions to be made on, the Group 7B  Certificates and the Group 7B  portion of the Class 7-M  Certificates  on such  Distribution  Date (including distributions  of accrued  and  unpaid  interest  on the  Class 7-X  Certificates  for prior
Distribution Dates to the extend attributable to interest accrued in respect of Group 7B).

      S0 =  the Group 7B  REMIC Net WAC Rate (stated as a monthly  rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

      S1 =  the Group 7B  REMIC Net WAC Rate (stated as a monthly  rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

      β =   (Y6 + Y7)/Q0.  The initial  value of β on the Closing  Date for use on the first
Distribution Date shall be 0.0001.

      Γ0 =  the lesser of (A) the sum of (1) for all  Classes of  Group 7B  Certificates  of
the  product for each Class of (i) the  monthly  interest  rate (as limited by the Net Funds
Cap,  if  applicable)  for  such  Class  applicable  for  distributions  to be  made on such
Distribution Date and (ii) the aggregate  Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior  Distribution Date, (2) for all  Classes  of Class M  Certificates  of the  product  for each  Class of (i) the  monthly interest  rate (as limited by the Net Funds Cap, if  applicable)  for such Class  applicable for distributions to be made on such  Distribution  Date and (ii) the aggregate  Certificate
Principal  Balance for such Class  multiplied by a fraction whose numerator is the principal balance  of the  REMIC II  Regular  Interest  Y7B and  whose  denominator  is the sum of the principal balances of the REMIC I Regular Interests Y7A and Y7B after  distributions and the allocation of Realized Losses on the prior  Distribution Date and (3) the amount, if any, by which the sum of the amounts in clauses  (A)(1),  (2) and (3) of the  definition of γ0 exceeds R0 * P0  and (B) S0*Q0.

      Γ1  = the lesser of (A) the sum of (1) for all  Classes of  Group 7B  Certificates  of
the  product for each Class of (i) the  monthly  interest  rate (as limited by the Net Funds
Cap, if  applicable)  for such Class  applicable  for  distributions  to be made on the next succeeding  Distribution Date and (ii) the aggregate  Certificate Principal Balance for such
Class  after  distributions  and  the  allocation  of  Realized  Losses  to be  made on such
Distribution  Date,  (2) for all  Classes of Class M  Certificates  of the  product for each
Class of (i) the monthly  interest rate (as limited by the Net Funds Cap, if applicable) for such Class applicable for distributions to be made on the next succeeding  Distribution Date and (ii)  the  aggregate  Certificate  Principal  Balance  for such  Class  multiplied  by a fraction whose numerator is the principal  balance of the REMIC II Regular  Interest Y7B and whose  denominator  is the sum of the principal  balances of the REMIC II Regular  Interests
Y7A and Y7B after  distributions  and the  allocation of Realized  Losses to be made on such
Distribution  Date and (3) the  amount,  if any,  by which the sum of the amounts in clauses
(A)(1), (2) and (3) of the definition of γ1  exceeds R1 * P1 and (B) S1*Q1.

      Then, based on the foregoing definitions:

      ΔY5 = ΔQ - ΔY6 - ΔY7 - ΔY8;

      ΔY6 = (β/2){(Γ0S1 - Γ1S0)/S0S1};

      ΔY7 = βΔQ - ΔY6; and

      ΔY8 = ΔY7.

      if both ΔY6 and ΔY7, as so determined, are non-negative numbers.  Otherwise:

      (1)   If ΔY6, as so determined, is negative, then

      ΔY6 = 0;

      ΔY7 = β{Γ1S0Q0 - Γ0S1Q1}/{Γ1S0};

      ΔY8 = ΔY7; and

      ΔY5 = ΔQ - ΔY6 - ΔY7 - ΔY8.

      (2)   If ΔY7, as so determined, is negative, then

      ΔY7 = 0;

      ΔY6 = β{Γ1S0Q0 - Γ0S1Q1}/{2S1S0Q1 -  Γ1S0};

      ΔY8 = ΔY7; and

      ΔY5 = ΔQ - ΔY6 - ΔY7 - ΔY8.

The  Principal  Reduction  Amount ΔY5 shall be  allocated,  first,  to the REMIC III Regular
Interest  LT-Y7B to the extent of the  Principal  Reduction  Amount for the REMIC II Regular
Interest  Y7B and,  second,  any  remainder  shall be  allocated  to the REMIC  III  Regular
Interest LT5.

            REMIC III  Realized Losses:  For any Distribution  Date,  Realized Losses on the
Mortgage Loans for the related Due Period shall be allocated,  as follows:  Realized  Losses on the  Group 1,  Group 2,  Group 3,  Group 4,  Group 5  or Group 6  Mortgage  Loans for the
related  Collection Period shall be allocated to the REMIC III Regular Interests (other than the REMIC III  Regular  Interest LT1, LT2, LT3, LT4, LT5, LT6, LT7, LT8,  LT-Y7A and LT-Y7B)
as follows:  Realized  Losses shall be  allocated  to each such Class of  REMIC III  Regular
Interests to the extent that such  Realized  Losses are  allocated  to the Related  Class or
Classes  of  Certificates.  Realized  Losses so  allocated  shall be deemed to be applied to reduce the principal  balance of, or accrued interest on, such REMIC III Regular Interest to the same extent that they  reduced the  principal  balance of, or accrued  interest  on, the
Related  Classes of  Certificates.  Realized  Losses on the Group 7A  Mortgage Loans for the
related  Collection  Period shall be allocated to the REMIC III  Regular Interests LT1, LT2,
LT3, LT4 and LT-Y7A,  in reduction of the principal  balances  thereof and interest  accrued thereon,  as  follows:  (i) the  interest  portion  of  Realized  Losses,  if any,  shall be allocated pro rata to accrued  interest on the REMIC III  Regular  Interests  LT1, LT2, LT3,
LT4 and LT-Y7A,  to the extent of such accrued  interest,  and (ii) any  remaining  interest portions of Realized  Losses and any principal  portions of Realized Losses shall be treated as  principal  portions  of  Realized  Losses and  allocated  (i) to the  REMIC III  Regular
Interest LT2, REMIC III Regular Interest LT3,  REMIC III Regular  Interest LT4 and REMIC III
Regular  Interest LT-Y7A,  pro  rata  according  to  their  respective  Principal  Reduction
Amounts,  provided  that such  allocation  to each of the  REMIC III  Regular  Interest LT2,
REMIC III  Regular  Interest LT3,  REMIC III  Regular  Interest LT4  and  REMIC III  Regular
Interest LT-Y7A  shall not exceed  their  respective  Principal  Reduction  Amounts for such
Distribution  Date, and (ii) any  Realized Losses not allocated to any of REMIC III  Regular
Interest LT3,  REMIC III Regular Interest LT4 and REMIC III Regular Interest LT-Y7A pursuant to the proviso of clause (i) above shall be  allocated  to the  REMIC III  Regular  Interest
LT1,  until the  principal  balance  thereof  shall have been reduced to zero.  Any Realized
Losses on the Group 7A  Mortgage Loans remaining after the allocations made in the preceding sentences shall be allocated among the Class LT2, Class LT3 and Class LT4  REMIC III Regular
Interests  pro-rata  according  to their  respective  principal  balances  as reduced by the allocations in the preceding  sentence until such principal balances shall have been reduced to zero.  Realized Losses on the Group 7B  Mortgage Loans for the related  Collection Period shall be allocated to the REMIC III Regular  Interests  LT5,  LT6,  LT7, LT8 and LT-Y7B,  in
reduction of the principal  balances thereof and interest accrued thereon,  as follows:  (i)
the interest  portion of Realized  Losses,  if any,  shall be allocated  pro rata to accrued interest on the REMIC III Regular  Interests  LT5, LT6, LT7, LT8 and LT-Y7B to the extent of such accrued interest,  and (ii) any remaining  interest portions of Realized Losses and any principal  portions of Realized  Losses shall be treated as  principal  portions of Realized
Losses and allocated (i) to the REMIC III Regular  Interest LT6, REMIC III Regular  Interest
LT7,  REMIC III  Regular  Interest  LT8 and  REMIC III  Regular  Interest  LT-Y7B,  pro rata according to their respective Principal Reduction Amounts,  provided that such allocation to each of the REMIC III Regular  Interest  LT6,  REMIC III  Regular  Interest  LT7,  REMIC III
Regular  Interest  LT8 and  REMIC  III  Regular  Interest  LT-Y7B  shall  not  exceed  their respective  Principal  Reduction Amounts for such  Distribution  Date, and (ii) any Realized
Losses not allocated to any of REMIC III Regular  Interest LT6,  REMIC III Regular  Interest
LT7,  REMIC III Regular  Interest LT8 or REMIC III Regular  Interest LT-Y7B  pursuant to the proviso of clause (i) above shall be allocated to the REMIC III Regular  Interest LT1, until the principal  balance  thereof shall have been reduced to zero. Any Realized  Losses on the
Group 7B  Mortgage Loans  remaining after the  allocations  made in the preceding  sentences shall be allocated among the Class LT2, Class LT3 and Class LT4 REMIC III Regular  Interests
pro-rata  according to their respective  principal balances as reduced by the allocations in the preceding sentence until such principal balances shall have been reduced to zero.

            REMIC III  Regular  Interest  LT1  Principal   Distribution   Amount:   For  any
Distribution  Date,  the excess,  if any, of the  REMIC III  Regular  Interest LT1 Principal
Reduction  Amount for such  Distribution  Date over the  Realized  Losses  allocated  to the
REMIC III Regular Interest LT1 on such Distribution Date.

            REMIC III  Regular  Interest  LT2  Principal   Distribution   Amount:   For  any
Distribution  Date,  the excess,  if any, of the  REMIC III  Regular  Interest LT2 Principal
Reduction  Amount for such  Distribution  Date over the  Realized  Losses  allocated  to the
REMIC III Regular Interest LT2 on such Distribution Date.

            REMIC III  Regular  Interest  LT3  Principal   Distribution   Amount:   For  any
Distribution  Date,  the excess,  if any, of the  REMIC III  Regular  Interest LT3 Principal
Reduction  Amount for such  Distribution  Date over the  Realized  Losses  allocated  to the
REMIC III Regular Interest LT3 on such Distribution Date.

            REMIC III  Regular  Interest  LT4  Principal   Distribution   Amount:   For  any
Distribution  Date,  the excess,  if any, of the  REMIC III  Regular  Interest LT4 Principal
Reduction  Amount for such  Distribution  Date over the  Realized  Losses  allocated  to the
REMIC III Regular Interest LT4 on such Distribution Date.

            REMIC  III  Regular  Interest  LT5  Principal   Distribution   Amount:  For  any
Distribution  Date,  the excess,  if any, of the REMIC III Regular  Interest  LT5  Principal
Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC
III Regular Interest LT5 on such Distribution Date.

            REMIC  III  Regular  Interest  LT6  Principal   Distribution   Amount:  For  any
Distribution  Date,  the excess,  if any, of the REMIC III Regular  Interest  LT6  Principal
Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC
III Regular Interest LT6 on such Distribution Date.

            REMIC  III  Regular  Interest  LT7  Principal   Distribution   Amount:  For  any
Distribution  Date,  the excess,  if any, of the REMIC III Regular  Interest  LT7  Principal
Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC
III Regular Interest LT7 on such Distribution Date.

            REMIC  III  Regular  Interest  LT8  Principal   Distribution   Amount:  For  any
Distribution  Date,  the excess,  if any, of the REMIC III Regular  Interest  LT8  Principal
Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC
III Regular Interest LT8 on such Distribution Date.

            REMIC  III  Regular  Interest  LT-Y7A  Principal  Distribution  Amount:  For any
Distribution  Date, the excess,  if any, of the REMIC III Regular  Interest LT-Y7A Principal
Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC
III Regular Interest LT-Y7A on such Distribution Date.

            REMIC  III  Regular  Interest  LT-Y7B  Principal  Distribution  Amount:  For any
Distribution  Date, the excess,  if any, of the REMIC III Regular  Interest LT-Y7B Principal
Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC
III Regular Interest LT-Y7B on such Distribution Date.

            REMIC  Provisions:  The  provisions  of the federal  income tax law  relating to
REMICs,  which appear at Sections 860A through 860G of the Code, and related  provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

            REMIC Regular Interest:  Any of the REMIC I Regular Interests,  REMIC II Regular
Interests, REMIC III Regular Interests and REMIC IV Regular Interests.

            REO  Property:   A  Mortgaged  Property  acquired  by  the  Trust  Fund  through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Required  Insurance Policy:  With respect to any  Non-Designated  Mortgage Loan, any  insurance  policy  that is  required  to be  maintained  from time to time  under  this
Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

            Residual Certificates:  The Class AR and Class AR-L Certificates.

            Responsible  Officer:  When  used  with  respect  to the  Trustee  or the  Trust
Administrator,  shall mean any officer within the corporate trust  department of the Trustee or the Trust  Administrator,  respectively,  including any  Assistant  Vice  President,  the
Secretary,  any Assistant  Secretary,  the  Treasurer,  any Assistant  Treasurer,  any Trust
Officer  or  any  other  officer  of the  Trustee  or the  Trust  Administrator  customarily performing  functions similar to those performed by any of the above designated officers and also,  with  respect  to a  particular  matter,  any other  officer  to whom such  matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rolling Three Month  Delinquency  Rate:  For any  Distribution  Date will be the fraction,  expressed as a percentage, equal to the average of the Delinquency Rates for each of the  three  (or one and two,  in the case of the first  and  second  Distribution  Dates)
immediately preceding months.

            Rule 144A:  Rule 144A under the 1933 Act, as in effect from time to time.

            S&P:  Standard  &  Poor's  Ratings  Services,  a  division  of  The  McGraw-Hill
Companies, Inc., or any successor thereto.

            Scheduled  Payment:  The scheduled monthly payment on a Mortgage Loan due on any
Due Date allocable to principal  and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

            Security  Agreement:  With  respect to a  Cooperative  Loan,  the  agreement  or mortgage  creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

            Seller:  DLJMC or WMMSC, as applicable.

            Senior Certificates:  As specified in the Preliminary Statement.

            Senior Liquidation  Amount:  The Group 1 Senior Liquidation  Amount, the Group 2
Senior  Liquidation  Amount,  the Group 3  Senior  Liquidation  Amount,  the Group 4  Senior
Liquidation  Amount,  the  Group 5  Senior  Liquidation  Amount or the  Group 6  Liquidation
Amount, as applicable.

            Senior  Percentage:  The Group 1 Senior  Percentage,  Group 2 Senior Percentage,
Group 3 Senior Percentage,  Group 4 Senior Percentage,  Group 5 Senior Percentage or Group 6
Senior Percentage, as applicable.

            Senior  Prepayment   Percentage:   The  Senior  Prepayment  Percentage  for  any
Distribution Date occurring during the seven years beginning on the first  Distribution Date for each of Loan Group 1,  Loan Group 2,  Loan Group 3,  Loan Group 4, Loan Group 5 and Loan
Group 6  will equal  100%.  The  Senior  Prepayment  Percentage  for any  Distribution  Date
occurring on or after the seventh  anniversary of the first  Distribution Date for each such
Loan Group will be as follows:  for any Distribution Date in the first year thereafter,  the related  Senior  Percentage  plus  70%  of  the  related  Subordinate  Percentage  for  such
Distribution  Date; for any  Distribution  Date in the second year  thereafter,  the related
Senior  Percentage  plus 60% of the related  Subordinate  Percentage  for such  Distribution
Date; for any Distribution Date in the third year thereafter,  the related Senior Percentage plus  40% of the  related  Subordinate  Percentage  for  such  Distribution  Date;  for  any
Distribution  Date in the fourth year thereafter,  the related Senior Percentage plus 20% of the related  Subordinate  Percentage for such  Distribution  Date; and for any  Distribution
Date thereafter, the related Senior Percentage for such Distribution Date.

            Notwithstanding  the  foregoing,  on any  Distribution  Date and with respect to
Loan Group 1,  Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 or Loan Group 6 if the
Senior  Percentage  exceeds the initial  related Senior  Percentage,  the Senior  Prepayment
Percentage for each Group for that Distribution  Date will equal 100%,  (ii) if on or before the Distribution Date in October 2007,  the Group C-B Percentage is greater than or equal to twice the Group C-B  Percentage as of the Closing Date, in which case the Senior  Prepayment
Percentage for each Group will equal the related Senior Percentage,  plus 50% of the related
Subordinate  Percentage for that  Distribution  Date, and if after the Distribution  Date in
October   2007,  the  Group C-B  Percentage  is greater than or equal to twice the Group C-B
Percentage  as of the Closing  Date,  then the Senior  Prepayment  Percentage  for each such
Group for such Distribution Date will equal the related Senior Percentage).

            Notwithstanding the foregoing,  the Senior Prepayment Percentage for any of Loan
Group 1,  Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 or Loan Group 6 shall equal
100% for any  Distribution  Date as to which (i) the  outstanding  principal  balance of the
Mortgage  Loans in the related Loan Group,  delinquent  60 days or more  (including  all REO
Properties  and  Mortgage  Loans in  foreclosure)  (averaged  over the  preceding  six month period), as a percentage of the related aggregate  Subordinate  Component Balance as of such
Distribution  Date is equal to or greater than 50% or  (ii) cumulative  Realized  Losses for the Mortgage  Loans in the related  Loan Group  exceed (a) with respect to any  Distribution
Date prior to the third  anniversary  of the first  Distribution  Date,  20% of the  related aggregate  Subordinate  Component Balance as of the Closing Date (the "Original  Subordinate
Principal  Balance"),  (b) with  respect  to any  Distribution  Date on or after  the  third anniversary but prior to the eighth  anniversary of the first  Distribution Date, 30% of the related Original  Subordinate  Principal Balance,  (c) with respect to any Distribution Date on or  after  the  eighth  anniversary  but  prior to the  ninth  anniversary  of the  first
Distribution  Date, 35% of the related  Original  Subordinate  Principal  Balance,  (d) with respect to any  Distribution  Date on or after the ninth  anniversary but prior to the tenth anniversary  of  the  first  Distribution  Date,  40% of the  related  Original  Subordinate
Principal  Balance,  (e) with  respect  to any  Distribution  Date  on or  after  the  tenth anniversary  but prior to the eleventh  anniversary of the first  Distribution  Date, 45% of the related Original Subordinate  Principal Balance and (f) with respect to any Distribution
Date on or after  the  eleventh  anniversary  of the  first  Distribution  Date,  50% of the
Original Subordinate Principal Balance.

            If the Senior  Prepayment  Percentage  for one Loan Group equals 100% due to the limitations  set forth  above,  then the  Senior  Prepayment  Percentage  for the other Loan
Groups will equal 100%.

            If on any  Distribution  Date the  allocation to a Class of Senior  Certificates then entitled to distributions of Principal  Prepayments and other amounts in the percentage required  above would reduce the  outstanding  Class  Principal  Balance of that Class below zero,  the  distribution  to that  Class of Senior  Certificates  of the  Senior  Prepayment
Percentage of those amounts for such  Distribution  Date shall be limited to the  percentage necessary to reduce the related Class Principal Balance to zero.

            Senior   Principal   Distribution   Amount:   The   Group 1   Senior   Principal
Distribution Amount,  Group 2 Senior Principal Distribution Amount, Group 3 Senior Principal
Distribution Amount,  Group 4 Senior Principal Distribution Amount, Group 5 Senior Principal
Distribution Amount and Group 6 Senior Principal Distribution Amount, as applicable.

            Servicers:  SPS,  GreenPoint,  Wells Fargo,  WMMSC and Wilshire to the extent it has taken over the servicing of one or more Mortgage Loans pursuant to Section 3.19  and, in each case,  any  successor  in  interest  thereto or any  successor  servicer  appointed  as provided herein.

            Servicer Employee:  As defined in Section 3.18.

            Servicer  Letter   Agreement:   With  respect  to  each  Servicer,   the  letter
agreement,  dated  as of the  Closing  Date,  between  such  Servicer  and  DLJMC  regarding surviving  provisions  such Servicer's  mortgage loan purchase and servicing  agreement with
DLJMC.

            Servicer  Mortgage  File:  All  documents  pertaining  to a  Mortgage  Loan  not required to be included in the Trustee  Mortgage File and held by the Master Servicer or the related Servicer or any Sub-Servicer.

            Servicing  Advance:  With  respect to the  Non-Designated  Mortgage  Loans,  all customary,  reasonable  and  necessary  "out of pocket"  costs and expenses  incurred in the performance  by a Servicer of its  servicing  obligations  related to such  Mortgage  Loans, including,  but  not  limited  to,  the  cost  (including  reasonable  attorneys'  fees  and disbursements) of (i) the preservation,  restoration and protection of a Mortgaged Property,
(ii)  compliance  with the obligations  under  Section 3.11  and any enforcement or judicial proceedings,  including  foreclosures,  (iii)  the  management  and  liquidation  of any REO
Property  (including  default  management and similar services,  appraisal services and real estate  broker  services),  (iv) any  expenses  incurred  by a Servicer in  connection  with obtaining  an  environmental  inspection  or review  pursuant  to the  second  paragraph  of
Section 3.11(a),  (v) compliance with the obligations under Section 3.09,  (vi) locating any documents  missing  from the  Trustee's  Mortgage  File and  (vii)  obtaining  broker  price opinions.  In no event will any  Servicer be required to make any  Servicing  Advance  which would constitute a Nonrecoverable Advance.

            With respect to the Designated Mortgage Loans,  Servicing Advance shall have the meaning assigned to such term in the related Designated Servicing Agreement.

            Servicing  Fee: As to each  Mortgage Loan and any  Distribution  Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated  Principal  Balance of
such  Mortgage  Loan as of the Due Date in the  month of such  Distribution  Date  (prior to giving  effect  to any  Scheduled  Payments  due on such  Mortgage  Loan on such Due  Date), subject to reduction as provided in Section 3.14.

            Servicing Fee Rate: As to each  Mortgage  Loan,  the per annum rate set forth on the related Mortgage Loan Schedule.

            Servicing  Officer:  Any officer of a Servicer  involved in, or responsible for, the  administration  and  servicing  of the related  Mortgage  Loans whose name and specimen signature  appear on a list of  servicing  officers  furnished  to the Trustee and the Trust
Administrator  by a Servicer on the Closing Date  pursuant to this  Agreement,  as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

            Special  Event of  Default:  An Event of  Default  under  Section 8.01(b)  which arises solely from the cumulative  effect of a breach or breaches by WMMSC of its agreements as set  forth  in  clauses  (i)(x)  through  (z),  inclusive,  of  the  first  paragraph  of
Section 2.07(g).

            Special  Hazard Loss:  A Realized  Loss (or portion  thereof)  with respect to a
Mortgage Loan arising from any direct physical loss or damage to a Mortgaged  Property which is not covered by a standard hazard  maintenance policy with extended coverage or by a flood insurance  policy,  if applicable (or which would not have been covered by such a policy had such a policy been  maintained),  which is caused by or results from any cause  except:  (i)
wear and tear,  deterioration,  rust or corrosion,  mold,  wet or dry rot,  inherent vice or latent  defect,  animals,  birds,  vermin,  insects;  (ii) settling,  subsidence,  cracking, shrinkage,  bulging  or  expansion  of  pavements,  foundations,  walls,  floors,  roofs  or ceilings;  (iii)  errors in  design,  faulty  workmanship  or faulty  materials,  unless the collapse of the property or part  thereof  ensues and then only for the ensuing  loss;  (iv)
nuclear or chemical reaction or nuclear radiation or radioactive or chemical  contamination, all  whether  controlled  or  uncontrolled,  and  whether  such loss be direct or  indirect, proximate  or  remote;  (v)  hostile or  warlike  action in time of peace or war,  including action in hindering,  combating or defending against an actual, impending or expected attack
(a) by  any  government  of  sovereign  power,  de jure  or de  facto,  or by any  authority maintaining or using military,  naval or air forces,  (b) by military,  naval or air forces, or (c) by an agent of any such government,  power,  authority or forces;  (vi) any weapon of war employing atomic fission or radioactive  force whether in time of peace or war; or (vii)
insurrection,   rebellion,   revolution,  civil  war,  usurped  power  or  action  taken  by governmental  authority  in  hindering,  combating or  defending  against  such  occurrence, seizure or destruction  under  quarantine or customs  regulations,  confiscation by order of any  government or public  authority,  or risks of contraband or illegal  transportation  or trade.

            Special   Hazard  Loss   Coverage   Amount:   With  respect  to  the   Class C-B
Certificates,  as of the Closing  Date,  $5,633,570  subject in each case to reduction  from time to time,  to be an  amount  equal on any  Distribution  Date to the  lesser  of (a) the greatest of (i) 1% of the sum of the  aggregate  Stated  Principal  Balances of the Group 1,
Group 2,  Group 3,  Group 4,  Group 5 and Group 6  Mortgage Loans,  (ii) twice the principal balance of the largest  Mortgage Loan in Loan  Group 1,  Loan  Group 2,  Loan Group 3,  Loan
Group 4,  Loan Group 5 and Loan Group 6 and (iii) the aggregate Stated Principal Balances of the Group 1,  Group 2,  Group 3,  Group 4,  Group 5 and Group 6  Mortgage  Loans  secured by
Mortgaged  Properties  located in the  single  California  postal  zip code area  having the highest  aggregate  principal  balance of any such zip code area and (b) the Special  Hazard
Loss Coverage Amount as of the Closing Date less the amount, if any, of losses  attributable to Special  Hazard Losses  allocated to the Class C-B  Certificates  since the Closing Date.
All Stated  Principal  Balances for the purpose of this  definition will be calculated as of the  first  day of the  month  preceding  such  Distribution  Date  after  giving  effect to scheduled  installments of principal and interest on the Mortgage Loans then due, whether or not paid.  The  Special  Hazard  Loss  Coverage  Amount may be reduced  below the amount set forth above for any  Distribution  Date with the consent of the Rating Agencies as evidenced by a letter of each  Rating  Agency to the Trust  Administrator  to the effect that any such reduction will not result in a downgrading of the current  ratings  assigned to such Classes of Certificates rated by it.

            Special  Hazard Loss Coverage  Termination  Date:  The date on which the Special
Hazard Loss Coverage Amount is reduced to zero.

            Special Servicer: Wilshire Credit Corporation,  and its successors and permitted assigns.

            Special  Serviced  Mortgage  Loan:  The  Mortgage  Loans for  which the  Special
Servicer acts as servicer pursuant to Section 3.19.

            SPS: Select Portfolio  Servicing,  Inc., a Utah corporation,  and its successors and assigns.

            SPS  Mortgage  Loans:  Any SPS  Serviced  Mortgage  Loans  for which SPS has not entered into a  subservicing  arrangement  for such Mortgage  Loan pursuant to  Section 3.02 hereof.
            SPS Serviced  Mortgage  Loans:  The  Mortgage  Loans  identified  as such on the
Mortgage Loan Schedule for which SPS is the applicable Servicer.

            Standard  Hazard Policy:  Each standard hazard  insurance  policy or replacement therefore referred to in Section 3.09.

            Startup Day:  The Closing Date.

            Stated  Principal  Balance:  As to any  Mortgage  Loan and Due Date,  the unpaid principal  balance  of  such  Mortgage  Loan  as of  such  Due  Date  as  specified  in  the amortization  schedule  at  the  time  relating  thereto  (before  any  adjustment  to  such amortization  schedule by reason of any  moratorium or similar waiver or grace period) after giving effect to any previous  Curtailments and Liquidation  Proceeds allocable to principal
(other than with respect to any  Liquidated  Mortgage  Loan) and to the payment of principal due on such  Due  Date  and  irrespective  of any  delinquency  in  payment  by the  related
Mortgagor.

            Stepdown Date: The date occurring on the later of (x) the  Distribution  Date in
November 2007 and (y) the first  Distribution  Date on which the Group 7 Senior  Enhancement
Percentage  (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage  Loans in Loan Group 7 during the related  Collection  Period but before giving effect to payments on the Group 7  Certificates on such Distribution  Date) is greater than or equal to 13.90%.

            Stock Power:  With respect to a  Cooperative  Loan,  an  assignment of the stock
certificate  or  an  assignment  of  the  Cooperative   Shares  issued  by  the  Cooperative
Corporation.

            Streamlined  Mortgage  Loan: A Mortgage Loan  originated in connection  with the refinance of a mortgage  loan  pursuant to the related  Seller's  streamlined  documentation program then in effect.

            Subordinate Certificates:  As specified in the Preliminary Statement.

            Subordinate  Component Balance:  For any of Loan  Group 1,  Loan  Group 2,  Loan
Group 3, Loan Group 4,  Loan Group 5 and Loan Group 6, as of any date of determination,  the then  outstanding  aggregate  Stated  Principal  Balance of the Mortgage  Loans in that Loan
Group,  minus the sum of the then  outstanding  aggregate  Class  Principal  Balance  of the related Classes of Class A Certificates.

            Subordinate  Group 7A  Balance:  For any Distribution Date will be the Aggregate
Loan Group  Balance for Loan Group 7A as of the first day of the related  Collection  Period
less  the  aggregate  Class  Principal   Balance  of  the  Class 7-A-1-1  and  Class 7-A-1-2
Certificates.

            Subordinate  Group 7B  Balance:  For any Distribution Date will be the Aggregate
Loan Group  Balance for Loan Group 7B as of the first day of the related  Collection  Period less the aggregate Class Principal  Balances of the Class 7-A-2,  Class 7-A-3,  Class 7-A-4,
Class 7-A-5 and Class 7-A-6 Certificates.

            Subordinate  Liquidation  Amount:  For  any  Distribution  Date  and any of Loan
Group 1,  Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 or Loan Group 6 the excess, if any, of the  aggregate  Liquidation  Principal of all  Mortgage  Loans in that Loan Group which became Liquidated  Mortgage Loans during the calendar month preceding the Distribution
Date over the Group 1 Senior Liquidation Amount,  Group 2 Senior Liquidation Amount, Group 3
Senior Liquidation  Amount,  Group 4 Senior Liquidation  Amount,  Group 5 Senior Liquidation
Amount or Group 6 Senior Liquidation Amount, as applicable, for such Distribution Date.

            Subordinate  Percentage:  As to any  Distribution  Date and Loan  Group 1,  Loan
Group 2,  Loan Group 3,  Loan Group 4, Loan Group 5 or Loan Group 6, the excess of 100% over the related Senior Percentage for that Distribution Date.

            Subordinate  Prepayment  Percentage:  As  to  any  Distribution  Date  and  with respect to Loan Group 1,  Loan Group 2,  Loan  Group 3,  Loan Group 4,  Loan Group 5 or Loan
Group 6,  100% minus the related Senior Prepayment  Percentage for such  Distribution  Date;
provided,  however, that if the aggregate Class Principal Balance of the Senior Certificates related  to such Loan  Group  has been  reduced  to zero,  then the  Subordinate  Prepayment
Percentage for such Loan Group will equal 100%.

            Subordinate  Principal  Distribution  Amount:  With respect to any  Distribution
Date,  the sum of the  following  amounts  for  each of Loan  Group 1,  Loan  Group 2,  Loan
Group 3, Loan Group 4, Loan Group 5 or Loan Group 6: (i) the related Subordinate  Percentage of the related Principal Payment Amount, (ii) the related Subordinate  Prepayment Percentage of the related Principal  Prepayment Amount, and (iii) the related  Subordinate  Liquidation
Amount;  less the amount of certain  cross-collateralization  payments  as made  pursuant to
Section 4.07.

            Subordination  Level:  As to any  Distribution  Date and any Class of  Class C-B
Certificates,  the percentage  obtained by dividing the sum of the Class Principal  Balances of all Classes of Class C-B  Certificates  which are subordinate in right of payment to such
Class by the sum of the Class Principal Balances of the Group 1,  Group 2, Group 3, Group 4,
Group 5,  Group 6  and  Class C-B  Certificates,  in each  case  immediately  prior  to such
Distribution Date.

            Subsequent  Cut-off Date:  With respect to any  Subsequent  Mortgage  Loan,  the first day of the month on which such Mortgage Loan is transferred to the Trust.

            Subsequent  Mortgage  Loan:  Any  Mortgage  Loan other than an Initial  Mortgage
Loan  conveyed  to the Trust  Fund  pursuant  to  Section 2.01  hereof  and to a  Subsequent
Transfer  Agreement,  which  Mortgage  Loan  shall be listed on the  revised  Mortgage  Loan
Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent  Transfer
Agreement.  When  used  with  respect  to a  single  Subsequent  Transfer  Date,  Subsequent
Mortgage  Loan  shall  mean a  Subsequent  Mortgage  Loan  conveyed  to the  Trust  on  that
Subsequent Transfer Date.

            Subsequent  Transfer Agreement:  A Subsequent  Transfer Agreement  substantially in the form of Exhibit R  hereto,  executed and delivered by and among the Depositor,  DLJMC and the Trustee and acknowledged by WMMSC as provided in Section 2.01 hereof.

            Subsequent Transfer Date: For any Subsequent  Transfer  Agreement,  the date the related  Subsequent  Mortgage  Loans are  transferred  to the Trust  pursuant to the related
Subsequent Transfer Agreement.

            Substitution Adjustment Amount:  As defined in Section 2.03.

            Sub-Servicer:  Any other  entity  with  respect to any  Non-Designated  Mortgage
Loan under any Sub Servicing  Agreement  applicable to such Mortgage Loan and any successors and assigns under such Sub Servicing Agreement.

            Sub-Servicing  Agreement:  Any  servicing  agreement  between a  Servicer  and a
Sub-Servicer  pursuant to which a Servicer  delegates any of its servicing  responsibilities with respect to any of the Non-Designated Mortgage Loans.

            Targeted  Overcollateralization  Amount:  For any Distribution Date prior to the
Stepdown  Date,  0.55% of the Aggregate  Loan Group 7  Balance as of the Cut-off Date;  with respect to any  Distribution  Date on or after the Stepdown Date and with respect to which a
Trigger  Event is not in effect,  the  greater of (a) 1.10% of the  Aggregate  Loan  Group 7
Balance  for such  Distribution  Date,  or (b)  0.50% of the  Aggregate  Group 7  Collateral
Balance  as of the Cut off  Date;  with  respect  to any  Distribution  Date on or after the
Stepdown  Date with respect to which a Trigger  Event has occurred  and is  continuing,  the
Targeted  Overcollateralization  Amount for the Distribution Date immediately preceding such
Distribution Date.

            Tax  Matters  Person:  The  person  designated  as "tax  matters  person" in the manner provided under Treasury  regulation § 1.860F 4(d) and temporary  Treasury  regulation
§ 301.6231(a)(7) 1T.  Initially, the Tax Matters Person shall be the Trust Administrator.

            Telerate  Page 3750:  The  display  designated  as page 3750 on Bridge  Telerate
Service  (or such other page as may  replace  page 3750 on that  service  for the purpose of displaying London interbank offered rates of major banks).

            Terminating  Entity:  SPS or the  entity  or  entities  designated  pursuant  to
Section 7.04(b) of the Agreement.

            Termination  Date: With regard to the  Class C-B-1  Interest Rate Cap Agreement, the  Class C-B-1  Interest Rate Cap Agreement  Payment Date in October 2009.  With regard to the Class 7-A-3  Interest Rate Cap Agreement,  the  Class 7-A-3  Interest Rate Cap Agreement
Payment Date in  August 2007.  With regard to the  Class 7-A-4  Interest Rate Cap Agreement, the Class 7-A-4  Interest Rate Cap Agreement  Payment Date in September 2009. With regard to the Class 7-M-4  Interest Rate Cap Agreement,  the  Class 7-M-4  Interest Rate Cap Agreement
Payment Date in August 2008.

            Transferring Servicer:  As defined in Section 3.19 hereof.

            Transferee Affidavit and Agreement:  As defined in Section 6.02(g)(i)(B).

            Trigger  Event: A Trigger Event will occur for any  Distribution  Date if either
(i) the Rolling Three Month  Delinquency  Rate as of the last day of the related  Collection
Period  equals or exceeds  36.00% of the  Group 7  Senior  Enhancement  Percentage  for such
Distribution  Date or (ii) the cumulative  Realized  Losses as a percentage of the Aggregate
Group 7  Collateral  Balance on the Closing Date for such  Distribution Date is greater than the percentage set forth in the following table:

         Range of Distribution Dates       Cumulative Loss Percentage
         November 2007 - October 2008                1.00%*
         November 2008 - October 2009                1.25%*
         November 2009 - October 2010                1.75%*
         November 2010 and thereafter                2.00%*

         *  The  cumulative  loss  percentages  set forth above are  applicable to the first  Distribution  Date  in  the  corresponding  range  of  Distribution
            Dates.  The cumulative loss  percentage for each  succeeding  Distribution
            Date  in  a  range  increases   incrementally  by  1/12  of  the  positive
            difference  between the  percentage  applicable to the first  Distribution
            Date  in  that  range  and  the   percentage   applicable   to  the  first
            Distribution Date in the succeeding range.

            Trust:  The trust created pursuant to this Agreement.

            Trust  Administrator:  Wells Fargo Bank, N.A., a national  banking  association, not in its individual  capacity,  but solely in its capacity as Trust  Administrator for the benefit of the  Certificateholders  under this  Agreement,  and any  successor  thereto,  as provided herein.

            Trust Administrator Fee:  As specified in Section 10.05.

            Trust  Administrator  Fee Rate: As to each Mortgage Loan, a per annum rate equal to 0.00%.

            Trust Fund:  The corpus of the trust  created by this  Agreement  consisting  of
(a) the Mortgage  Loans listed in the Mortgage  Loan  Schedule,  including  all interest and principal  received or receivable by the Depositor on or with respect to the Mortgage  Loans after the Cut off Date,  but not  including  payments  of  principal  and  interest  due and payable on the  Mortgage  Loans on or before the Cut off Date,  together  with the  Mortgage
Files relating to the Mortgage  Loans,  (b) REO Property,  (c) the Collection  Account,  the
Certificate  Account,  the Prefunding Account,  the Capitalized  Interest Account, the Basis
Risk Reserve Funds and all amounts deposited  therein pursuant to the applicable  provisions of this Agreement,  (d) any insurance  policies with respect to the Mortgage Loans,  (e) the
Depositor's  rights under the Assignment and Assumption  Agreement,  (f) all proceeds of the conversion,  voluntary or  involuntary,  of any of the  foregoing  into cash or other liquid property and (g) the Trust's rights under the Interest Rate Cap Agreements.

            Trust Receipt and Final Certification:  As defined in Section 2.02(a).

            Trust Receipt and Initial Certification:  As defined in Section 2.02(a).

            Trustee:  U.S. Bank National  Association,  a national banking association,  not in its  individual  capacity,  but solely in its  capacity as trustee for the benefit of the
Certificateholders under this Agreement, and any successor thereto, as provided herein.

            Trustee  Mortgage File: The mortgage  documents  listed in  Section 2.01  hereof pertaining to a particular  Mortgage Loan and any additional  documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

            Uncertificated  Accrued  Interest:  With respect to any  Uncertificated  Regular
Interest  for any  Distribution  Date,  one month's  interest at the related  Uncertificated
Pass-Through  Rate for such  Distribution  Date,  accrued  on the  Uncertificated  Principal
Balance  or  Uncertificated  Notional  Amount,  as  applicable,  immediately  prior  to such
Distribution Date.  Uncertificated Accrued Interest for the Uncertificated Regular Interests
shall  accrue  on the basis of a 360-day  year  consisting  of  twelve  30-day  months.  For purposes  of  calculating  the amount of  Uncertificated  Accrued  Interest  for the REMIC I
Regular  Interests for any  Distribution  Date, any Prepayment  Interest  Shortfalls (to the
extent not covered by  Compensating  Interest)  relating to the Group 1,  Group 2,  Group 3,
Group 4,  Group 5 and Group 6,  Mortgage Loans for any Distribution  Date shall be allocated
among  the  REMIC I  Regular  Interests,   pro  rata,  based  on,  and  to  the  extent  of,
Uncertificated  Accrued Interest,  as calculated without  application of this sentence.  For purposes of  calculating  the amount of  Uncertificated  Accrued  Interest  for the REMIC II
Regular  Interests  Y-7A  and  Z-7A  for any  Distribution  Date,  any  Prepayment  Interest
Shortfalls  (to the extent not covered by  Compensating  Interest)  relating to the Group 7A
Mortgage Loans for any Distribution  Date shall be allocated to REMIC II  Regular  Interests
Y-7A and Z-7A, pro rata according to the Uncertificated  Accrued Interest thereon calculated without  reference to this sentence of the definition of  Uncertificated  Accrued  Interest.
For purposes of calculating the amount of  Uncertificated  Accrued Interest for the REMIC II
Regular  Interests  Y-7B  and  Z-7B  for any  Distribution  Date,  any  Prepayment  Interest
Shortfalls  (to the extent not covered by  Compensating  Interest)  relating to the Group 7B
Mortgage  Loans  for any  Distribution  Date  shall be  allocated  to the  REMIC II  Regular
Interests Y-7B and Z-7B pro-rata  according to the  Uncertificated  Accrued Interest thereon calculated  without reference to this sentence of the definition of  Uncertificated  Accrued
Interest.  For purposes of calculating  the amount of  Uncertificated  Accrued  Interest for the  REMIC III  Regular  Interests  for  any  Distribution  Date,  any  Prepayment  Interest
Shortfalls  (to the extent not covered by  Compensating  Interest)  relating to the Group 1,
Group 2,  Group 3,  Group 4,  Group 5 and Group 6 Mortgage Loans for any  Distribution  Date
shall be allocated  among the  REMIC III  Regular  Interests  (other than the LT1, LT2, LT3,
LT4,  LT5,  LT6, LT7,  LT8,  LT-Y7A and LT-Y7B),  pro rata,  based on, and to the extent of,
Uncertificated  Accrued Interest,  as calculated without  application of this sentence,  any
Prepayment  Interest  Shortfalls  (to the  extent  not  covered  by  Compensating  Interest)
relating to the Group 7A  Mortgage Loans for any Distribution  Date shall be allocated among
REMIC III  Regular  Interests LT1, LT2, LT3, LT4 and LT-Y7A,  pro rata, based on, and to the extent of,  Uncertificated  Accrued  Interest,  as calculated  without  application  of this sentence and any Prepayment  Interest  Shortfalls (to the extent not covered by Compensating
Interest)  relating  to the Group 7B  Mortgage  Loans  for any  Distribution  Date  shall be allocated among REMIC III Regular  Interests LT5, LT6, LT7, LT8 and LT-Y7B,  pro rata, based
on,  and  to  the  extent  of,  Uncertificated   Accrued  Interest,  as  calculated  without
application  of this  sentence.  Uncertificated  Accrued  Interest on the  REMIC IV  Regular
Interest  7-X-PO shall be zero.  Uncertificated  Accrued  Interest on the  REMIC IV  Regular
Interest 7-X-IO for each Distribution Date shall equal Accrued Certificate  Interest for the
Class 7-X Certificates.

            Uncertificated  Notional  Amount:  With  respect  to  the  Class  LT-IO  Regular
Interest or the REMIC III Regular  Interest IOL, its notional  amount  outstanding as of any date of determination.

            Uncertificated  Pass-Through  Rate: For any REMIC I Regular  Interest,  REMIC II
Regular Interest or REMIC III Regular  Interest,  the per annum rate set forth or calculated in the manner  described in the Preliminary  Statement under "REMIC I", "REMIC II" or "REMIC
III", respectively.

            Uncertificated  Principal  Balance:  The principal  amount of any REMIC I, REMIC
II or REMIC III Regular  Interest  outstanding  as of any date of  determination.  As of the
Closing Date, the  Uncertificated  Principal Balance of each REMIC I, REMIC II and REMIC III
Regular  Interest shall equal the amount set forth in the  Preliminary  Statement  hereto as its Initial  Uncertificated  Principal  Balance  under "REMIC I," "REMIC II" and "REMIC III"
respectively.  On each Distribution Date, the Uncertificated Principal Balance of each REMIC
I Regular  Interest,  REMIC II Regular  Interest  and REMIC III  Regular  Interest  shall be reduced,  in the case of REMIC I Regular Interests,  by the sum of (i) the principal portion of  Realized  Losses  allocated  to the REMIC I Regular  Interests  in  accordance  with the definition  of REMIC I  Realized  Losses and (ii) the  amounts  deemed  distributed  on each
Distribution  Date in respect of  principal  on the REMIC I Regular  Interests  pursuant  to
Section  4.01(III)(a),  in the  case of REMIC II  Regular  Interests,  by the sum of (i) the principal  portion  of  Realized  Losses  allocated  to the REMIC II  Regular  Interests  in accordance  with the  definition  of REMIC II Realized  Losses and (ii) the  amounts  deemed distributed  on each  Distribution  Date in  respect  of  principal  on the REMIC II Regular
Interests  pursuant  to  Section  4.01(III)(b),  and,  in the  case  of  REMIC  III  Regular
Interests,  by the sum of (i) the  principal  portion of Realized  Losses  allocated  to the
REMIC III Regular  Interests in  accordance  with the  definition of REMIC III Realized Loss and (ii) the amounts deemed  distributed on each  Distribution  Date in respect of principal on the REMIC III Regular Interests pursuant to Section 4.01(III)(c).

            Uncertificated  Regular Interest:  Any of the REMIC I Regular  Interests,  REMIC
II Regular Interests and REMIC III Regular Interests.

            Undercollateralized Group:  As defined in Section 4.07(b).

            Underwriter's  Exemption:  Prohibited  Transaction  Exemption  2002-41,  67 Fed.
Reg. 54487  (2002),  as amended (or any successor  thereto),  or any  substantially  similar administrative exemption granted by the U.S. Department of Labor.

            U.S. Bank:  U.S. Bank National Association.

            U.S.  Person:  A citizen  or  resident  of the  United  States,  a  corporation, partnership or other entity  treated as a corporation or partnership  for federal income tax purposes  created  or  organized  in, or under the laws of,  the  United  States,  any State thereof or the  District of Columbia,  or an estate  whose  income from sources  without the
United States is includable  in gross income for United States  federal  income tax purposes regardless  of its  connection  with the  conduct of a trade or  business  within the United
States, any trust treated as a United States Person under Code Section 7701(a)(30).

            Voting  Rights:  The portion of the voting rights of all the  Certificates  that is allocated to any  Certificate  for purposes of the voting  provisions of this  Agreement.
At all times during the term of this Agreement,  97% of all Voting Rights shall be allocated among the Class A Certificates (other than the Class 2-A-X,  Class 3-A-X, Class 4-A-X, Class
7-X and Residual Certificates),  Class M Certificates and Class C-B Certificates (other than the Class C-B-1X  Certificates).  The portion of such 97% Voting Rights allocated to each of the Class A Certificates (other than the Class 2-A-X,  Class 3-A-X,  Class 4-A-X,  Class 7-X and Residual Certificates),  Class M Certificates and Class C-B Certificates (other than the
Class C-B-1X  Certificates) shall be based on the fraction,  expressed as a percentage,  the numerator of which is the Class  Principal  Balance of each such Class then  outstanding and the denominator of which is the aggregate  Class Principal  Balance of all such Classes then outstanding.  At all times during the term of this Agreement,  1% of all Voting Rights shall be allocated among the Class 2-A-X,  Class 3-A-X and Class 4-A-X  Certificates.  The portion of such 1% Voting Rights allocated to each of the  Class 2-A-X,  Class 3-A-X and Class 4-A-X
Certificates  shall be based on the fraction,  expressed as a  percentage,  the numerator of which is the Class Notional  Amount of each such Class then  outstanding and the denominator of which is the aggregate  Class Notional  Amount of all such Classes then  outstanding.  At all times during the term of this  Agreement,  the Class C-B-1X and  Class 7-X  Certificates
shall each be  allocated 1% of the Voting  Rights.  Voting  Rights shall be allocated  among the  Certificates  within each Class in proportion  to their  respective  outstanding  Class
Principal  Balances or Class Notional  Amounts,  as applicable.  The Class AR and Class AR-L
Certificates shall have no Voting Rights.

            Wachovia:  Wachovia Financial Corporation, and its successors and assigns.

            Wachovia  Serviced  Mortgage Loans: The Mortgage Loans identified as such on the
Mortgage Loan Schedule, for which Wachovia is the applicable Servicer.

            Wachovia Servicing  Agreement:  That certain  Reconstituted  Servicing Agreement dated as of October 1,  2004 among DLJMC, Wachovia and the Master Servicer, and acknowledged by the Trustee and the Trust Administrator.

            Wells Fargo:  Wells Fargo Bank, N.A.

            Wells Fargo Serviced  Mortgage Loans:  The Mortgage Loans  identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer.

            WMMSC:  Washington  Mutual Mortgage  Securities  Corp., a Delaware  corporation, and its successors and assigns.

            WMMSC  Mortgage  Loans:  The Mortgage  Loans  identified as such on the Mortgage
Loan Schedule for which WMMSC is the applicable Seller.

            WMMSC Serviced  Mortgage  Loans:  The Mortgage  Loans  identified as such on the
Mortgage Loan  Schedule,  for which WMMSC is the applicable  Servicer.  For the avoidance of doubt, no WMMSC Serviced Mortgage Loan is master serviced by the Master Servicer.

                                         ARTICLE II

                               CONVEYANCE OF MORTGAGE LOANS;
                               REPRESENTATIONS AND WARRANTIES

SECTION 2.01.     Conveyance of Trust Fund.

(a)   The  Depositor  does  hereby  establish  the  Trust  and  sells,  transfers,  assigns, delivers,  sets over and  otherwise  conveys to the  Trustee in trust for the benefit of the
Certificateholders,  without recourse,  the Depositor's  right, title and interest in and to
(a) the Initial Mortgage Loans listed in the Mortgage Loan Schedule,  including all interest and  principal  received or  receivable  by the  Depositor on or with respect to the Initial
Mortgage Loans after the Initial  Cut-off Date, but not including  payments of principal and interest  due and payable on the  Initial  Mortgage  Loans on or before the Initial  Cut-off
Date,  together with the Mortgage  Files  relating to the Initial  Mortgage  Loans,  (b) REO
Property,  (c) the Collection Account,  the Certificate Account, the Prefunding Account, the
Capitalized  Interest  Account,  the Basis  Risk  Reserve  Funds and all  amounts  deposited therein pursuant to the applicable provisions of this Agreement,  (d) any insurance policies with respect to the Initial Mortgage Loans, (e) the Depositor's  rights under the Assignment and Assumption  Agreement and (f) all proceeds of the conversion,  voluntary or involuntary, of any of the foregoing into cash or other liquid property.

(b)   In  connection  with the transfer and  assignment  set forth in clause (a) above,  the
Depositor  has  delivered or caused to be  delivered  to a Custodian  for the benefit of the
Certificateholders,  the documents  and  instruments  with respect to each Initial  Mortgage
Loan as assigned:

(i)   (A) the original Mortgage Note bearing all intervening  endorsements and including any riders  to the  Mortgage  Note,  endorsed  "Pay to the  order of  ________________,  without recourse" and signed in the name of the last named endorsee by an authorized  officer or (B)
with  respect to any Lost  Mortgage  Note,  a lost note  affidavit  and  indemnity  from the related  Seller  stating that the original  Mortgage Note was lost or  destroyed,  (together with a copy of such Mortgage  Note, if available)  and  indemnifying  the Trust Fund against any loss,  cost or liability  resulting  from the failure to deliver the  original  Mortgage
Note;

(ii)  the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii) for each Mortgage Loan that is not a MERS Mortgage Loan, the original  Mortgage,  with evidence of recording  thereon,  or copies  certified by the related  recording office or if the original  Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller  indicating  that such Mortgage has been delivered for recording (the return directions for the original  Mortgage should indicate,  when recorded, mail to the  related  Seller)  and in the case of each  MERS  Mortgage  Loan,  the  original
Mortgage,  noting the presence of the MIN of the related  Mortgage Loan and either  language indicating  that the Mortgage  Loan is a MOM Loan if the  Mortgage  Loan is a MOM Loan or if
the  Mortgage  Loan  was not a MOM  Loan  at  origination,  the  original  Mortgage  and the assignment  thereof to MERS, with evidence of recording  indicated  thereon or a copy of the
Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)  the originals of all assumption, modification,  consolidation or extension agreements,
(or, if an original  of any of these  documents  has not been  returned  from the  recording office, a copy thereof  certified by or on behalf of the related Seller,  the original to be delivered to such Seller  forthwith  after return from such recording  office) with evidence of recording thereon, if any;

(v)   for each Mortgage Loan that is not a MERS Mortgage  Loan,  the original  Assignment of
Mortgage as appropriate,  in recordable  form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)  for each  Mortgage  Loan that was not a MERS  Mortgage  Loan at its  origination,  the originals of any intervening recorded  Assignments of Mortgage,  showing a complete chain of assignment from origination to the last assignee,  including warehousing  assignments,  with evidence of recording  thereon (or, if an original  intervening  Assignment  of Mortgage has not been  returned from the recording  office,  a copy thereof  certified by or on behalf of the related  Seller,  the original to be delivered to the Custodian  forthwith  after return from such recording office);

(vii) the original  mortgage  title  insurance  policy,  or copy of title  commitment (or in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

(viii)      with  respect to a  Cooperative  Loan,  if any, the  originals of the  following documents or instruments:

(A)   the Cooperative Shares, together with the Stock Power in blank;

(B)   the executed Security Agreement;

(C)   the  executed  Proprietary  Lease  and the  Assignment  of  Proprietary  Lease  to the
originator of the Cooperative Loan;

(D)   the executed Recognition Agreement;

(E)   Copies of the original  UCC  financing  statement,  and any  continuation  statements, filed by the originator of such  Cooperative  Loan as secured  party,  each with evidence of recording  thereof,  evidencing the interest of the originator under the Security  Agreement and the Assignment of Proprietary Lease;

(F)   Copies of the filed UCC assignments or amendments of the security interest  referenced in clause (E) above  showing an unbroken  chain of title from the  originator  to the Trust, each with evidence of recording  thereof,  evidencing the interest of the assignee under the
Security Agreement and the Assignment of Proprietary Lease;

(G)   An executed  assignment of the interest of the  originator in the Security  Agreement, the  Assignment of  Proprietary  Lease and the  Recognition  Agreement,  showing an unbroken chain of title from the originator to the Trust; and

(H)   For any Cooperative  Loan that has been modified or amended,  the original  instrument or instruments effecting such modification or amendment.

            In addition,  in connection  with the  assignment of any MERS Mortgage Loan, the related Seller agrees that it will cause, at the related Seller's expense,  the MERS® System to  indicate  that such  Mortgage  Loans have been  assigned  by the  related  Seller to the
Trustee in accordance  with this Agreement (and any Subsequent  Transfer  Agreement) for the
benefit of the  Certificateholders  by including (or deleting, in the case of Mortgage Loans which are  repurchased  or substituted in accordance  with this  Agreement) the  information required by the MERS® System to (a) identify the Trustee and  (b) identify the series of the
Certificates  issued in connection with such Mortgage Loans.  The Trustee shall confirm,  or cause the  Custodian  to confirm,  on the Final  Certification  of the  Custodian  that such assignment  has occurred.  The related  Seller further agrees that it will not, and will not permit a  Servicer  to,  and each  related  Servicer  agrees  that it will  not,  alter  the information  referenced in this  paragraph with respect to any Mortgage Loan during the term of this  Agreement  unless and until such Mortgage Loan is  repurchased  or  substituted  in accordance with the terms of this Agreement.

            In the event the  Depositor  delivers to the Custodian  certified  copies of any document  or  instrument  set forth in  2.01(b)  because  of a delay  caused  by the  public recording  office in returning any recorded  document,  the Depositor shall deliver or cause to be  delivered  to the  Custodian,  within  60 days  of the  Closing  Date or the  related
Subsequent Transfer Date, as applicable,  an Officer's  Certificate which shall (i) identify the recorded  document,  (ii) state that the recorded document has not been delivered to the
Custodian due solely to a delay caused by the public recording  office,  and (iii) state the amount of time generally required by the applicable  recording office to record and return a document submitted for recordation.

            In the event that in  connection  with any Mortgage  Loan the  Depositor  cannot deliver  (a) for a Mortgage Loan that is not a MERS  Mortgage  Loan,  the original  recorded
Mortgage,  (b) all interim  recorded  assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above,  concurrently with the execution  and delivery  hereof  because such  document or documents  have not been returned from the  applicable  public  recording  office in the case of clause (a) or (b)  above,  or because the title policy has not been  delivered to the related  Seller or the  Depositor by the applicable  title insurer in the case of clause (c) above,  the Depositor shall promptly deliver to the Custodian,  in the case of clause (a) or (b) above, such original Mortgage or such interim  assignment,  as the case may be, with evidence of recording  indicated thereon upon receipt thereof from the public  recording  office,  or a copy thereof,  certified,  if appropriate,  by the  relevant  recording  office and, in the case of clause (c) above,  any title policy upon receipt from the applicable title insurer.

            As promptly as practicable  subsequent to such transfer and  assignment,  and in any event,  within thirty (30) days  thereafter,  DLJMC shall, at its expense,  (i) affix or cause to be affixed the  Trustee's  name to each  Assignment  of  Mortgage,  as the assignee thereof,  (ii) cause such  assignment to be in proper form for recording in the  appropriate public office for real property  records  within thirty (30) days after receipt  thereof and
(iii)  cause to be  delivered  for  recording  in the  appropriate  public  office  for real property records the assignments of the Mortgages to the Trustee,  except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information  required to prepare such assignment in recordable  form,  DLJMC's  obligation to do so and to deliver the  same  for  such  recording  shall  be as  soon as  practicable  after  receipt  of such information  and in any event within thirty (30) days after the receipt  thereof,  and DLJMC need not cause to be  recorded  any  assignment  which  relates  to a  Mortgage  Loan in any jurisdiction  under the laws of which,  as evidenced  by an Opinion of Counsel  delivered by the Depositor  (at the  Depositor's  expense) to the Trustee,  the Trust  Administrator  and
DLJMC,  acceptable  to the  Rating  Agencies,  the  recordation  of such  assignment  is not necessary  to protect  the  Trustee's  and the  Certificateholders'  interest in the related
Mortgage Loan.

            If any original Mortgage Note referred to in Section 2.01(b)(i)  above cannot be located,  the  obligations of the Depositor to deliver such documents  shall be deemed to be satisfied  upon  delivery  to the  Custodian  of a  photocopy  of  such  Mortgage  Note,  if available,  with a lost note affidavit and indemnity.  If any of the original Mortgage Notes for  which  a  lost  note  affidavit  and  indemnity  was  delivered  to  the  Custodian  is subsequently  located,  such  original  Mortgage  Note shall be delivered  to the  Custodian within three Business Days.

(c)   The  Trustee is  authorized  to enter into one or more  Custodial  Agreements,  at the direction of the Depositor,  for the purpose of having a Custodian  maintain  custody of the documents and  instruments  referred to in this  Section 2.01,  and any documents  delivered thereunder  shall be delivered to the  Custodian and any  Officer's  Certificates  delivered with respect  thereto  shall be delivered to the Trustee,  the Trust  Administrator  and the
Custodian.

(d)   It is the express  intent of the parties to this  Agreement that the conveyance of the
Mortgage Loans by the Depositor to the Trustee as provided in this  Section 2.01  be, and be construed  as,  a sale  of the  Mortgage  Loans  by the  Depositor  to the  Trustee.  It is,
further,  not the intention of the parties to this Agreement that such  conveyance be deemed a pledge of the  Mortgage  Loans by the  Depositor  to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that,  notwithstanding the intent of the parties to this Agreement,  the Mortgage Loans are held to be the property of the Depositor, or if any for any other  reason  this  Agreement  is held or  deemed  to  create a  security interest  in the  Mortgage  Loans  then (a) this  Agreement  shall  also be  deemed  to be a security  agreement  within  the  meaning  of  Articles  8 and 9 of  the  New  York  Uniform
Commercial Code; (b) the conveyance  provided for in this Section 2.01 shall be deemed to be a grant by the  Depositor  to the  Trustee for the  benefit of the  Certificateholders  of a security  interest  in  all of the  Depositor's  right,  title  and  interest  in and to the
Mortgage  Loans and all amounts  payable to the holders of the Mortgage  Loans in accordance with the terms thereof and all proceeds of the conversion,  voluntary or involuntary, of the
foregoing  into  cash,  instruments,   securities  or  other  property,   including  without
limitation all amounts,  other than investment earnings,  from time to time held or invested in the Certificate Account,  whether in the form of cash,  instruments,  securities or other property;  (c) the  possession by the Trustee or any Custodian of such items of property and such other items of property as  constitute  instruments,  money,  negotiable  documents  or chattel  paper shall be deemed to be "in  possession  by the secured  party" for purposes of perfecting  the  security  interest  pursuant  to  Section 9  313 of the  New  York  Uniform
Commercial   Code;  and  (d)   notifications   to  persons   holding  such   property,   and
acknowledgments,  receipts or  confirmations  from persons  holding such property,  shall be deemed  notifications  to, or  acknowledgments,  receipts or confirmations  from,  financial intermediaries,  bailees or agents (as  applicable)  of the  Trustee  for the benefit of the
Certificateholders  for the purpose of perfecting  such security  interest under  applicable law  (except  that  nothing in this  clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for  perfection  of such security  interests unless,  and then only to the extent,  expressly  appointed and authorized by the Trustee in writing).  The Depositor and the Trustee, upon directions from the Depositor,  shall, to the extent  consistent  with this  Agreement,  take such  actions as may be  necessary to ensure that, if this  Agreement  were deemed to create a security  interest in the Mortgage  Loans, such  security  interest  would be  deemed  to be a  perfected  security  interest  of first priority  under  applicable  law and will be maintained as such  throughout the term of this
Agreement.

(e)   In addition,  on or prior to the Closing Date,  the Trustee shall execute the Interest
Rate Cap  Agreements  and the  Depositor  hereby  directs the Trustee to do so. In addition, the Depositor  shall pay or cause to be paid on behalf of the Trust the payments owed to any
Counterparty as of the Closing Date pursuant to any of the Interest Rate Cap Agreements.

(f)   Upon one Business  Day's prior  written  notice to the  Trustee,  WMMSC and the Rating
Agencies,  on any Business Day designated by the Depositor during the Prefunding Period, the
Depositor,  the Seller and the Trustee shall complete,  execute and deliver (and WMMSC shall acknowledge)  a Subsequent  Transfer  Agreement  so long as each Rating  Agency has provided notice that the  execution  and  delivery of such  Subsequent  Transfer  Agreement  will not result in a reduction  or  withdrawal  of the ratings  assigned to the  Certificates  on the
Closing Date.

            The  transfer of  Subsequent  Mortgage  Loans and the other  property and rights relating to them on a Subsequent  Transfer  Date is subject to the  satisfaction  of each of the following conditions:

                  (i) each  Subsequent  Mortgage Loan conveyed on such  Subsequent  Transfer
      Date  satisfies  the  representations  and  warranties  applicable  to it  under  this
      Agreement as of the applicable Subsequent Transfer Date; provided,  however, that with respect to a breach of a  representation  and  warranty  with  respect to a Subsequent
      Mortgage  Loan,  the obligation  under  Section 2.03  of this Agreement of the related
      Seller to cure,  repurchase or replace such Subsequent  Mortgage Loan shall constitute
      the  sole  remedy   against   such  Seller   respecting   such  breach   available  to
      Certificateholders, the Depositor or the Trustee;

                  (ii) the Rating  Agencies,  the  Trustee and the Trust  Administrator  are
      provided  with an Opinion of Counsel or  Opinions  of  Counsel,  at the expense of the
      Depositor,  with respect to the  characterization  of the  transfer of the  Subsequent
      Mortgage  Loans conveyed on such  Subsequent  Transfer Date as a sale, to be delivered as provided pursuant to Section 2.01(g);

                  (iii) the execution  and delivery of such  Subsequent  Transfer  Agreement or conveyance of the related Subsequent  Mortgage Loans does not result in a reduction or withdrawal of any ratings  assigned to the  Certificates on the Closing Date by the
      Rating Agencies;

                  (iv) no  Subsequent  Mortgage Loan  conveyed on such  Subsequent  Transfer
      Date was 30 or more days contractually delinquent as of its subsequent Cut off Date;

                  (v) the  remaining  term to stated  maturity of such  Subsequent  Mortgage
      Loan will not exceed 30 years;

                  (vi) the  Depositor  shall have  deposited in the  Collection  Account all principal  and  interest  collected  with respect to the related  Subsequent  Mortgage
      Loans on or after the related Subsequent Cut-off Date;

                  (vii) such Subsequent  Mortgage Loan will not have a  Loan-to-Value  Ratio greater than 100.0%;

                  (viii) such  Subsequent  Mortgage  Loan will have a principal  balance not greater than $1,500,000;

                  (ix)  no  Subsequent  Mortgage  Loan  shall  have a  maturity  date  after
      January 1, 2035;

                  (x) such  Subsequent  Mortgage  Loan shall have a Net Mortgage  Rate equal to or greater than 2.50%;

                  (xi) such  Subsequent  Mortgage  Loan shall have a first  payment  date no later than February 1, 2005;

                  (xii) such  Subsequent  Mortgage Loan will be otherwise  acceptable to the
      Rating Agencies,  as evidenced by prior written  notification  from each Rating Agency to the effect that the purchase of such  Subsequent  Mortgage Loan will not cause such
      Rating Agency to downgrade its then-current rating of the Certificates;

                  (xiii) no Subsequent  Mortgage  Loan will be subject to the  Homeownership and Equity Protection Act of 1994 or any comparable state or local law; and

                  (xiv)  following the conveyance of the  Subsequent  Mortgage Loans on such
      Subsequent  Transfer Date the  characteristics  of the Mortgage Loans in Loan Group 7B will be as follows (calculated as of the respective Cut-off Dates):

                        (A)         weighted average  Mortgage Rate of approximately  6.373%
            per annum;

                        (B)         a weighted average  remaining term to stated maturity of
            approximately 357 months;

                        (C)         a weighted average  Loan-to-Value Ratio of not more than
            78.52%

                        (D)         none of such  Group 7B  Mortgage  Loans  will be balloon
            loans;

                        (E)         no more than 35.5% of such  Group 7B  Mortgage  Loans by
            aggregate  Cut-off Date Principal  Balance of Loan Group 7B will be concentrated in one state;

                        (F)         no more than 27.0% of such  Group 7B  Mortgage  Loans by
            aggregate  Cut-off  Date  Principal  Balance  of Loan  Group 7B  will  relate to non-owner occupied properties; and

                        (G)         no more than 52.0% of such  Group 7B  Mortgage  Loans by
            aggregate  Cut-off Date Principal Balance of Loan Group 7B will be interest only
            Mortgage Loans.

(g)   Upon (1) delivery to the Trustee and the Trust  Administrator  by the Depositor of the
Opinions of Counsel  referred  to in Sections  2.01(f)(ii)  and (iii),  (2)  delivery to the
Trustee and the Trust  Administrator  by the  Depositor of a revised  Mortgage Loan Schedule reflecting the Subsequent  Mortgage Loans conveyed on such Subsequent  Transfer Date and the
related  Subsequent   Mortgage  Loans  and  (3)  delivery  to  the  Trustee  and  the  Trust
Administrator  by the Depositor of an Officer's  Certificate  confirming the satisfaction of each of the  conditions  precedent  set forth in  Section 2.01(f),  the Trust  Administrator shall  remit to the  Depositor  the  Aggregate  Subsequent  Transfer  Amount  related to the
Subsequent  Mortgage  Loans  transferred by the Depositor on such  Subsequent  Transfer Date from funds in the Prefunding Account.

            The Trustee and the Trust  Administrator shall not be required to investigate or otherwise  verify  compliance  with the  conditions  set forth in the  preceding  paragraph, except for its own receipt of documents  specified  above,  and shall be entitled to rely on the required Officer's Certificate.

(h)   Except as specifically  set forth in this Agreement or by separate  written  agreement among the related parties hereto, the Depositor,  each Seller,  each Servicer and the Master
Servicer agree that the provisions of this Agreement  shall  supercede any provisions in any existing  mortgage  loan  purchase  agreement  or  servicing  agreement  with respect to the
Mortgage Loans for which the Depositor,  a Seller,  a Servicer or the Master Servicer may be
a party.

SECTION 2.02.     Acceptance by the Trustee.

(a)   Pursuant to Section 4 of the LaSalle  Custodial  Agreement,  the  Custodian  agrees to execute  and  deliver  on the  Closing  Date to the  Depositor,  the  Trustee  and the Trust
Administrator  a Trust  Receipt  and Initial  Certification  in the form  annexed  hereto as
Exhibit I-1.  Based on its review and examination,  and only as to the documents  identified in such Trust  Receipt and  Initial  Certification,  the  Custodian  acknowledges  that such documents  appear  regular on their  face and  relate to such  Initial  Mortgage  Loan.  The
Custodian  shall  be  under  no duty or  obligation  to  inspect,  review  or  examine  said documents,  instruments,  certificates  or  other  papers  to  determine  that  the same are genuine,  enforceable or appropriate for the represented  purpose or that they have actually been  recorded in the real estate  records or that they are other than what they  purport to be on their face.

            Pursuant to  Section 6  of the LaSalle  Custodial  Agreement,  not later than 90 days after the Closing Date, the Custodian  shall deliver to the Depositor,  the Trustee and the Trust  Administrator a Trust Receipt and Final  Certification in the form annexed hereto as Exhibit J, with any applicable exceptions noted thereon.

            Based solely upon the Trust Receipt and Initial Certification  received from the
Custodian,  and subject to the provisions of  Section 2.01  and any exceptions  noted on the exception report described in the next paragraph below, the Trustee  acknowledges receipt of the  documents  referred to in  Section 2.01  above and declares that it holds and will hold such documents and the other documents  delivered to it constituting  the Mortgage File, and that it holds or will hold all such assets and such other assets  included in the definition of the Trust  Fund in trust for the  exclusive  use and  benefit of all  present  and future
Certificateholders.

            If, in the course of such review, the Custodian finds any document  constituting a part of a  Mortgage  File  which  does not  meet the  requirements  of  Section 2.01,  the
Custodian  shall list such as an  exception  in the Trust  Receipt  and Final  Certification pursuant to  Section 6  of the LaSalle  Custodial  Agreement;  provided,  however,  that the
Custodian shall not make any  determination  as to whether (i) any endorsement is sufficient to transfer  all right,  title and  interest of the party so  endorsing,  as  noteholder  or assignee thereof,  in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee  thereof under the mortgage to which the assignment relates.

            With  respect to each  Mortgage  Loan for which it is the  Seller,  each  Seller shall  promptly  correct or cure such defect within 90 days from the date it was so notified of such defect  and, if such Seller does not correct or cure such defect  within such period and such defect materially and adversely affects the interests of  Certificateholders in the related  Mortgage Loan,  such Seller shall either  (a) substitute  for the related  Mortgage
Loan a Qualified  Substitute  Mortgage Loan, which substitution shall be accomplished in the manner and subject to the  conditions  set forth in  Section 2.03,  or  (b) repurchase  such
Mortgage  Loan  within 90 days from the date that the  related  Seller was  notified of such defect in writing at the Purchase  Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the  substitution  or repurchase of a Mortgage Loan pursuant to this  provision is required by reason of a delay in delivery of any documents by the appropriate recording office or title insurer, as applicable;  provided, however, that a
Seller shall have no liability  for  recording  any  Assignment  of Mortgage in favor of the
Trustee or for the Custodian's failure to record such Assignment of Mortgage,  and provided, further,  that no Seller shall be obligated to  repurchase  or cure any Mortgage Loan solely as a result of the  Custodian's  failure to record such  Assignment  of Mortgage.  The Trust
Administrator  shall  deliver or direct the  Custodian  to  deliver  to each  Rating  Agency written notice within  270 days from the Closing Date  indicating each Mortgage Loan (a) for which a mortgage or  assignment of mortgage  required to be recorded  hereunder has not been returned  by the  appropriate  recording  office or (b) as to which there is a dispute as to location or status of such  Mortgage  Loan.  Such notice  shall be  delivered  every 90 days thereafter  until  the  related  Mortgage  Loan  is  returned  to the  Custodian.  Any  such substitution  pursuant to (a) above or purchase  pursuant to (b) above shall not be effected prior to the delivery to the Trustee and the Trust  Administrator  of the Opinion of Counsel
required by Section 2.05  hereof,  if any, and any substitution  pursuant to (a) above shall not be effected prior to the additional  delivery to the Trustee or the Trust  Administrator of a  Request  for  Release  substantially  in the form of  Exhibit K.  No  substitution  is permitted  to be made in any  calendar  month after the  Determination  Date for such month.
The Purchase  Price for any such Mortgage  Loan shall be deposited by the related  Seller in the related  Collection  Account on or prior to the Business Day immediately  preceding such
Distribution  Date in the  month  following  the  month  during  which  such  Seller  became obligated  hereunder to  repurchase  or replace such Mortgage Loan and, upon receipt of such deposit  and  certification  with  respect  thereto  in the form of  Exhibit K  hereto,  the
Custodian  shall release the related  Mortgage File to the related  Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment  prepared by such entity,  in each case without  recourse,  as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

            If  pursuant  to the  preceding  paragraph  the  related  Seller  repurchases  a
Mortgage Loan that is a MERS  Mortgage  Loan,  the related  Servicer  shall,  at the related
Seller's expense,  either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable  form to transfer  the Mortgage  from MERS to the related  Seller and shall cause such Mortgage to be removed from  registration  on the MERS® System in accordance with MERS'
rules and  regulations  or (ii)  cause MERS to  designate  on the MERS®  System the  related
Seller as the beneficial holder of such Mortgage Loan.

            The  Custodian  shall execute and deliver prior to 10:00 a.m. (New York time) on each Subsequent Transfer Date to the Depositor,  the Trust Administrator and each Servicer a
Subsequent  Certification  in the form annexed  hereto as  Exhibit I-2.  Based on its review and examination,  and only as to the documents identified in such Subsequent  Certification, the Custodian shall  acknowledge that such documents appear regular on their face and relate to such  Subsequent  Mortgage  Loan.  None of the Trustee,  the Trust  Administrator  or the
Custodian  shall  be under  any duty or  obligation  to  inspect,  review  or  examine  said documents,  instruments,  certificates  or  other  papers  to  determine  that  the same are genuine,  enforceable or appropriate for the represented  purpose or that they have actually been  recorded in the real estate  records or that they are other than what they  purport to be on their face.

            Not later than 90 days after the end of the  Prefunding  Period,  the  Custodian shall deliver to the  Depositor,  the Trust  Administrator,  the Sellers and each Servicer a
Final  Certification  with  respect to the  Subsequent  Mortgage  Loans in the form  annexed hereto as Exhibit J with any applicable exceptions noted thereon.

            If,  in the  course  of  such  review  of the  Mortgage  Files  relating  to the
Subsequent  Mortgage  Loans,  the  Custodian  finds any  document  constituting  a part of a
Mortgage File which does not meet the  requirements  of  Section 2.01,  the Custodian  shall list such as an exception in the Final Certification;  provided,  however that the Custodian shall  not make any  determination  as to  whether  (i) any  endorsement  is  sufficient  to transfer all right, title and interest of the party so endorsing,  as noteholder or assignee thereof,  in and to that  Mortgage Note or (ii) any  assignment is in recordable  form or is sufficient  to effect the  assignment  of and  transfer to the  assignee  thereof  under the mortgage  to which  the  assignment  relates.  The  Seller  shall  cure any such  defect  or repurchase or substitute for any such Mortgage Loan in accordance with this Section 2.02(a).

(b)   It is understood  and agreed that the  obligation  of each Seller to cure,  substitute for or to repurchase any Mortgage Loan which does not meet the  requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee,  the Trust
Administrator, the Depositor and any Certificateholder against the Sellers.

SECTION 2.03.     Representations and Warranties of the Sellers, Master Servicer and
                              Servicers.

(a)   Each of DLJMC,  in its  capacity as Seller,  Wells  Fargo,  in its  capacity as Master
Servicer,  WMMSC, in its capacity as Seller and Servicer,  SPS, in its capacity as Servicer,
GreenPoint,  in its  capacity as  Servicer,  Wells  Fargo,  in its  capacity as Servicer and
Wilshire,  in its  capacity  as  Special  Servicer  hereby  makes  the  representations  and warranties  applicable  to it set forth in Schedule  IIA, IIB, IIC, IID, IIE, IIF or IIG, as applicable hereto, and by this reference incorporated herein, to the Depositor,  the Trustee and the Trust  Administrator,  as of the Closing Date, or if so specified therein, as of the
Cut off Date or such other date as may be  specified.  In addition,  SPS, in its capacity as
Servicer,  GreenPoint, in its capacity as Servicer, Wells Fargo, in its capacity as Servicer and Wilshire,  in its capacity as Special Servicer makes the  representations and warranties applicable to it set forth in Schedule IID,  IIE, IIF and IIG hereto,  respectively,  and by this reference  incorporated herein, to the Master Servicer as of the Closing Date, or if so
specified therein, as of the Cut off Date or such other date as may be specified.

(b)   Each of DLJMC, in its capacity as Seller and WMMSC, in its capacity as Seller,  hereby makes the representations and warranties set forth in Schedule IIIA and IIIB,  respectively, as to the DLJMC  Mortgage  Loans and the WMMSC  Mortgage  Loans,  respectively,  and by this reference  incorporated  herein, to the Depositor,  the Trustee and the Trust Administrator,
as of the Closing  Date,  or if so specified  therein,  as of the Cut off Date or such other date as may be specified.

(c)   Upon  discovery  by any of the  parties  hereto  of a breach  of a  representation  or warranty  made  pursuant  to  Section 2.03(b)  that  materially  and  adversely  affects the interests of the  Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice  thereof to the other parties;  provided  that, if applicable,  any breach of the representations  and warranties set forth in Schedule  IIIA(xix),  IIIA(xxii),
IIIA(xxiv),  IIIA(xxvii),  IIIA(xxviii),  IIIA(xxix)  and  IIIA(xxxii)  shall be  deemed  to materially  and adversely  affect the interests of the  Certificateholders  in that Mortgage
Loan.  Each Seller hereby  covenants  that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any  representation  or warranty made by it pursuant to Section 2.03(b)  which materially and adversely affects the interests of the  Certificateholders  in any Mortgage Loan sold by such Seller to the Trust,  it shall cure such breach in all material  respects,  and if such breach is not so cured,  shall, (i)
if such 90 day period expires prior to the second  anniversary  of the Closing Date,  remove such Mortgage  Loan (a "Deleted  Mortgage  Loan") from the Trust Fund and  substitute in its place a Qualified  Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section;  or (ii)  repurchase the affected  Mortgage Loan or Mortgage Loans at the  Purchase  Price  in the  manner  set  forth  below;  provided,  however,  that any such substitution  pursuant  to (i) above  shall not be  effected  prior to the  delivery  to the
Trustee  and the Trust  Administrator  of the Opinion of Counsel  required  by  Section 2.05 hereof, if any, and any such substitution  pursuant to (i) above shall not be effected prior to the  additional  delivery  to the  Trustee or the Trust  Administrator  of a Request  for
Release  substantially  in the form of Exhibit K  relating to the Deleted  Mortgage Loan and the Mortgage File for any such Qualified  Substitute Mortgage Loan. The related Seller shall promptly  reimburse  the  Trustee,  the Trust  Administrator,  the Special  Servicer and the
related  Servicer (if such Servicer is not the Seller of such Mortgage  Loan) for any actual out of pocket expenses  reasonably  incurred by the Trustee,  the Trust  Administrator,  the
Special  Servicer  and the  related  Servicer  (if such  Servicer  is not the Seller of such
Mortgage  Loan) in respect of enforcing  the  remedies for such breach.  With respect to any representation  and  warranties  described in this  Section which  are made to the best of a
Seller's  knowledge if it is discovered by any of the Depositor,  the Master  Servicer,  any
Seller, any Servicer,  the Special Servicer, the Trustee or the Trust Administrator that the substance of such  representation and warranty is inaccurate and such inaccuracy  materially and  adversely  affects  the value of the  related  Mortgage  Loan or the  interests  of the
Certificateholders  therein,  notwithstanding  the related  Seller's lack of knowledge  with respect to the  substance of such  representation  or  warranty,  such  inaccuracy  shall be deemed a breach of the applicable representation or warranty.

            With respect to any Qualified  Substitute  Mortgage  Loan or Loans,  the related
Seller  shall  deliver  to the  Custodian  for the  benefit  of the  Certificateholders  the
Mortgage  Note,  the  Mortgage,  the  related  assignment  of the  Mortgage,  and such other documents  and  agreements  as are  required  by  Section 2.01(b),  with the  Mortgage  Note endorsed  and the  Mortgage  assigned  as  required  by  Section 2.01.  No  substitution  is permitted  to be made in any  calendar  month after the  Determination  Date for such month.
Scheduled Payments due with respect to Qualified  Substitute  Mortgage Loans in the month of substitution  shall not be part of the Trust Fund and will be retained by such Seller on the next  succeeding  Distribution  Date.  For  the  month  of  substitution,  distributions  to
Certificateholders  will include the monthly  payment due on any Deleted  Mortgage  Loan for such month and  thereafter  the  related  Seller  shall be  entitled  to retain all  amounts received  in respect of such  Deleted  Mortgage  Loan.  The related  Seller  shall amend the
Mortgage Loan Schedule for the benefit of the  Certificateholders  to reflect the removal of such Deleted  Mortgage Loan and the substitution of the Qualified  Substitute  Mortgage Loan or Loans and the related  Seller shall  deliver the amended  Mortgage  Loan  Schedule to the
Trustee,  the Servicers and the Trust Administrator.  Upon such substitution,  the Qualified
Substitute  Mortgage  Loan or Loans shall be subject to the terms of this  Agreement  in all respects,  and the  related  Seller  shall be  deemed  to have  made  with  respect  to such
Qualified  Substitute  Mortgage  Loan  or  Loans,  as  of  the  date  of  substitution,  the representations  and  warranties  made  pursuant  to  Section 2.03(b)  with  respect to such
Mortgage Loan. Upon any such  substitution and the deposit to the Collection  Account of the amount required to be deposited  therein in connection  with such  substitution as described in the  following  paragraph,  the  Trustee  shall  instruct  the  Custodian  to release the
Mortgage  File held for the  benefit  of the  Certificateholders  relating  to such  Deleted
Mortgage  Loan to such  Seller and the  Trustee  shall  execute  and  deliver at the related
Seller's  direction such instruments of transfer or assignment  prepared by such Seller,  in each case without  recourse,  as shall be  necessary  to vest title in such  Seller,  or its designee,  the Trustee's  interest in any Deleted  Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which a Seller  substitutes  one or more  Qualified  Substitute
Mortgage Loans for one or more Deleted  Mortgage  Loans,  the Master  Servicer,  or WMMSC if
such Deleted  Mortgage Loan is a WMMSC Serviced  Mortgage Loan,  shall  determine the amount
(if any) by which the aggregate principal balance of all such Qualified  Substitute Mortgage
Loans as of the date of substitution is less than the aggregate Stated Principal  Balance of all such Deleted  Mortgage Loans (after  application of the scheduled  principal  portion of the monthly  payments due in the month of  substitution).  The amount of such  shortage (the
"Substitution  Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed
Advances,  Servicing  Advances  and  unpaid  Servicing  Fees with  respect  to such  Deleted
Mortgage  Loans shall be deposited in the related  Collection  Account by the related Seller on or before the Business  Day  immediately  preceding  the  Distribution  Date in the month succeeding the calendar month during which the related  Mortgage Loan became  required to be repurchased or replaced hereunder.

            One or more mortgage loans may be substituted  for one or more Deleted  Mortgage
Loans.  The  determination  of whether a mortgage  loan is a Qualified  Substitute  Mortgage
Loan may be  satisfied  on an  individual  basis.  Alternatively,  if more than one mortgage loan is to be substituted for one or more Deleted  Mortgage Loans,  the  characteristics  of such  mortgage  loans and Deleted  Mortgage  Loans shall be  aggregated  or  calculated on a weighted  average  basis,  as  applicable,  in  determining  whether such mortgage loans are
Qualified Substitute Mortgage Loans.

            In the event that a Seller  shall be  required  to  repurchase  a Mortgage  Loan pursuant  to  this  Agreement,  the  Purchase  Price  therefor  shall  be  deposited  in the
Collection  Account on or before the Business Day  immediately  preceding  the  Distribution
Date in the month  following the month during which such Seller became  obligated  hereunder to repurchase  or replace such  Mortgage  Loan and upon such deposit of the Purchase  Price, the delivery of the Opinion of Counsel if required by Section 2.05  and receipt of a Request for  Release in the form of  Exhibit K  hereto,  the  Custodian  shall  release  the related
Mortgage  File  held for the  benefit  of the  Certificateholders  to such  Person,  and the
Trustee shall execute and deliver at such Person's  direction  such  instruments of transfer or assignment prepared by such Person, in each case without recourse,  as shall be necessary to transfer title from the Trustee.  It is understood  and agreed that the obligation  under this  Agreement of any Person to cure,  repurchase  or  substitute  any Mortgage  Loan as to which a breach has occurred and is continuing  shall constitute the sole remedy against such
Persons respecting such breach available to Certificateholders,  the Depositor,  the Trustee
or the Trust Administrator on their behalf.

            The  representations  and warranties  made pursuant to this  Section 2.03  shall survive delivery of the respective  Mortgage Files to the Trustee,  the Trust  Administrator
or the Custodian for the benefit of the Certificateholders.

            Notwithstanding  the foregoing,  (i) the substitution of a Deleted Mortgage Loan that is a WMMSC Serviced  Mortgage Loan or the repurchase of a Mortgage Loan that is a WMMSC
Serviced  Mortgage  Loan by a Seller  shall be  subject  to,  and shall in no way  adversely affect,  the right of WMMSC to continue  servicing and collecting its Servicing Fee for such
Deleted  Mortgage  Loan or Mortgage  Loan,  as  applicable  and (ii) the  substitution  of a
Deleted  Mortgage Loan that is a GreenPoint  Serviced  Mortgage Loan or the  repurchase of a
Mortgage Loan that is a GreenPoint  Serviced  Mortgage Loan by a Seller shall be subject to, and shall in no way adversely  affect,  the right of  GreenPoint  to continue  servicing and collecting its Servicing Fee for such Deleted Mortgage Loan or Mortgage Loan, as applicable.

SECTION 2.04.     Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby  represents and warrants to the Trustee with respect to the
Mortgage  Loans that, as of the Closing  Date,  assuming good title has been conveyed to the
Depositor,  the Depositor had good title to the Mortgage Loans and Mortgage  Notes,  and did not  encumber  the Mortgage  Loans  during its period of  ownership  thereof,  other than as contemplated by the Agreement.

            It is understood  and agreed that the  representations  and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.
SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions.

            Notwithstanding  any  contrary  provision  of this  Agreement,  no  substitution pursuant to  Section 2.02  shall be made more than 90 days after the Closing Date unless the related Seller  delivers to the Trustee and the Trust  Administrator  an Opinion of Counsel,
which  Opinion  of Counsel  shall not be at the  expense  of any of the  Trustee,  the Trust
Administrator or the Trust Fund,  addressed to the Trustee and the Trust  Administrator,  to the  effect  that such  substitution  will not (i)  result in the  imposition  of the tax on
"prohibited  transactions"  on the Trust Fund or  contributions  after the Startup  Date, as defined in Sections  860F(a)(2)  and 860G(d) of the Code,  respectively,  or (ii) cause each
REMIC created  hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

SECTION 2.06.     Issuance of Certificates.

            The Trustee  acknowledges  the  assignment to it of the Mortgage  Loans together with the assignment to it of all other assets included in the Trust Fund,  receipt of which, subject to the provisions of  Section 2.02(a),  is hereby  acknowledged.  Concurrently  with such assignment and delivery and in exchange therefor, the Trust Administrator,  pursuant to the written request of the Depositor  executed by an officer of the Depositor,  has executed the Certificates  and caused them to be authenticated  and delivered to or upon the order of the Depositor in authorized  denominations  which evidence  ownership of the Trust Fund. The rights of the Holders of such Certificates to receive  distributions from the Trust Fund and all ownership  interests of the Holders of the Certificates in such  distributions  shall be as set forth in this Agreement.

SECTION 2.07.     REMIC Provisions.

(a)   The Depositor hereby elects and authorizes the Trust  Administrator to treat the Trust
Fund as the number of separate  REMICs  specified  in the  Preliminary  Statement  (each,  a
"REMIC")  under  the Code and,  if  necessary,  under  applicable  state law and apply  such
Preliminary  Statement  in  determining  the  rights  of the  Interests  in  REMICs  thereby created.  Each such election will be made on Form 1066 or other  appropriate  federal tax or information  return  (including  Form  8811) or any  appropriate  state  return  (x) for the taxable  year  ending on the last day of the  calendar  year in which the  Certificates  are issued and (y) for the  taxable  year ending on the last day of the  calendar  year in which
Certificates are first sold to a third party.  The Closing Date is hereby  designated as the
"startup day" of each REMIC created  hereunder within the meaning of  Section 860G(a)(9)  of the Code. The "regular  interests"  (within the meaning of Section 860G of the Code) in each
REMIC shall consist of the regular  interests with the terms set forth for each REMIC in the
Preliminary  Statement  and the Class AR and  Class AR-L  Certificates  shall  represent the beneficial  ownership of the "residual  interest" in each REMIC created  hereunder.  Neither the Depositor nor the Trust  Administrator  nor the Trustee shall permit the creation of any
"interests"  (within the meaning of Section 860G of the Code) in any REMIC other than as set forth in the Preliminary Statement.

(b)   The Trust  Administrator  as the holder of the Tax Matters  Certificate,  shall act as the "tax  matters  person"  (within  the  meaning  of the REMIC  Provisions)  for each REMIC created  hereunder,  in the manner provided under Treasury  regulations  section 1.860F 4(d)
and temporary  Treasury  regulations  section  301.6231(a)(7)  1T. In the event that for any reason,  the Trust  Administrator is not recognized as the tax matters person then the Trust
Administrator  shall act as agent for the Class AR and the Class AR-L  Certificateholder  as
tax matters person. By its acceptance of a Class AR or Class AR-L  Certificate,  each Holder thereof shall have agreed to such  appointment  and shall have consented to the  appointment of the Trust  Administrator  as its agent to act on behalf of each REMIC  created  hereunder pursuant to the specific duties outlined herein.

(c)   A  Holder  of the  Class AR  or  Class AR-L  Certificates,  by the  purchase  of  such
Certificates,  shall be  deemed  to have  agreed to  timely  pay,  upon  demand by the Trust
Administrator,  the amount of any minimum  California state franchise taxes due with respect to each REMIC  created  hereunder  under  Sections  23151(a) and 23153(a) of the  California
Revenue and Taxation Code.  Notwithstanding the foregoing,  the Trust Administrator shall be authorized  to retain the amount of such tax from amounts  otherwise  distributable  to such
Holder in the event such Holder does not  promptly  pay such amount upon demand by the Trust
Administrator.  In the  event  that  any  other  federal,  state or  local  tax is  imposed, including  without  limitation  taxes  imposed on a "prohibited  transaction"  of a REMIC as defined in Section 860F  of the Code,  such tax shall be charged  against amounts  otherwise available for distribution to the applicable Holder of a Class AR or Class AR-L  Certificate and then against  amounts  otherwise  available for  distribution  to the Holders of Regular
Certificates  in  accordance  with the  provisions  set  forth in  Section 4.01.  The  Trust
Administrator  or the Trustee shall promptly  deposit in the Certificate  Account any amount of "prohibited  transaction" tax that results from a breach of the Trust  Administrator's or the  Trustee's  duties,  respectively,  under this  Agreement.  The Master  Servicer  or the
related  Servicer  shall  promptly  deposit  in  the  Certificate   Account  any  amount  of
"prohibited  transaction"  tax that results from a breach of the Master  Servicer's  or such
Servicer's duties, respectively, under this Agreement.

(d)   The Trust  Administrator  shall act as attorney in fact and as the tax matters  person of each REMIC  created  hereunder and in such capacity the Trust  Administrator  shall:  (i)
prepare,  sign and file,  or cause to be prepared,  signed and filed,  federal and state tax returns using a calendar year as the taxable year for each REMIC created  hereunder when and as required by the REMIC  Provisions  and other  applicable  federal  income tax laws as the direct  representative  of each such  REMIC in  compliance  with the Code and shall  provide copies of such  returns as required by the Code;  (ii) make an  election,  on behalf of each
REMIC  created  hereunder,  to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC  Provisions;  and (iii) prepare and forward,  or  cause to be  prepared  and  forwarded,  to the  Certificateholders  and to any governmental  taxing  authority all information  reports as and when required to be provided to them in accordance with the REMIC  Provisions.  The expenses of preparing and filing such returns shall be borne by the Trust  Administrator.  The Depositor,  the Master Servicer and
the related  Servicer shall provide on a prompt and timely basis to the Trust  Administrator or its  designee  such  information  with respect to each REMIC  created  hereunder as is in their possession and reasonably  required or requested by the Trust  Administrator to enable it to perform its obligations under this subsection.

            In its  capacity as attorney  in fact and as the tax matters  person,  the Trust
Administrator  shall also: (A) act on behalf of each REMIC created  hereunder in relation to any tax matter or controversy  involving the Trust Fund, (B) represent the Trust Fund in any
administrative  or  judicial   proceeding  relating  to  an  examination  or  audit  by  any governmental  taxing authority with respect thereto and (C) cause to be paid solely from the sources  provided  herein the amount of any taxes  imposed on each REMIC  created  hereunder when and as the same shall be due and  payable  (but such  obligation  shall not prevent the
Trust  Administrator  or any  other  appropriate  Person  from  contesting  any  such tax in appropriate  proceedings  and shall not prevent  the Trust  Administrator  from  withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)   The  Trust  Administrator  shall  provide  (i)  to any  transferor  of a  Class AR  or
Class AR-L  Certificate  such  information  as is necessary for the  application  of any tax relating to the transfer of a Class AR or Class AR-L  Certificate to any Person who is not a
permitted  transferee,  (ii) to the  Certificateholders  such  information or reports as are required  by the Code or the  REMIC  Provisions  including  reports  relating  to  interest, original  issue  discount and market  discount or premium and (iii) to the Internal  Revenue
Service the name,  title,  address and telephone  number of the person who will serve as the representative of each REMIC created hereunder.

(f)   The Trustee, to the extent directed by the Trust Administrator,  the Depositor and the
Holder of the Class AR or Class AR-L  Certificates  shall take any action or cause the Trust
Fund to take any action  necessary  to create or maintain  the status of each REMIC  created hereunder as a REMIC under the REMIC  Provisions and shall assist each other as necessary to create or maintain  such  status.  Neither the  Trustee,  to the extent  directed or (in the case of a failure to act) not  directed  by the Trust  Administrator,  nor the Holder of the
Class AR or Class AR-L  Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that,  under the
REMIC  Provisions,  if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created  hereunder as a REMIC or (ii) result in the imposition of a tax upon a
REMIC (including,  but not limited to, the tax on prohibited transactions as defined in Code
Section 860F(a)(2)  and the tax on prohibited  contributions set forth in Section 860G(d) of the Code) (either such event,  an "Adverse  REMIC  Event")  unless the Trustee and the Trust
Administrator  have  received an Opinion of Counsel (at the expense of the party  seeking to take such action) to the effect that the  contemplated  action will not endanger such status or result in the imposition of such a tax.

            The  Trustee  and the  Trust  Administrator  shall  not take or fail to take any action (whether or not authorized  hereunder) as to which the Master Servicer, a Servicer or the  Depositor  has advised it in writing  that it has received an Opinion of Counsel to the effect that an Adverse  REMIC Event could occur with  respect to such  action.  In addition, prior to taking any action  with  respect to a REMIC or their  assets,  or causing any REMIC created  hereunder to take any action,  which is not expressly  permitted under the terms of this  Agreement,  the  Trustee  and the Trust  Administrator  will  consult  with the Master
Servicer,  the Servicers and the Depositor or their designees,  in writing,  with respect to whether  such action  could cause an Adverse  REMIC Event to occur with respect to any REMIC created  hereunder  and the  Trustee  and the  Trust  Administrator  shall not take any such action or cause that  REMIC to take any such  action as to which the  Master  Servicer,  any
Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

            In  addition,  prior to taking any  action  with  respect  to any REMIC  created hereunder or the assets therein,  or causing any REMIC created hereunder to take any action, which is not  expressly  permitted  under the  terms of this  Agreement,  the  Holder of the
Class AR  or  Class AR-L  Certificates  will  consult  with the Trust  Administrator  or its designee,  in writing,  with  respect to whether  such action  could cause an Adverse  REMIC
Event to occur with respect to any REMIC  created  hereunder,  and no such Person shall take any  action  or cause  the  Trust  Fund to take  any  such  action  as to  which  the  Trust
Administrator  has  advised it in writing  that an Adverse  REMIC  Event  could  occur.  The
Trustee and the Trust  Administrator  may consult with counsel to make such written  advice, and the cost of same shall be borne by the party  seeking to take  action not  permitted  by this Agreement.

            At all times as may be required by the Code,  the Trust  Administrator  will, to the  extent  within its  control  and the scope of its duties  more  specifically  set forth herein,  maintain  substantially  all of the  assets  of each  REMIC  created  hereunder  as
"qualified   mortgages"  as  defined  in  Section 860G(a)(3)  of  the  Code  and  "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g)   In the  event  that any tax is  imposed  on  "prohibited  transactions"  of any  REMIC created  hereunder,  as defined  in  Section 860F(a)(2)  of the Code,  on "net  income  from foreclosure  property"  of such REMIC,  as defined in  Section 860G(c)  of the Code,  on any contributions to a REMIC after the Startup Day therefor pursuant to  Section 860G(d)  of the
Code,  or any other tax is  imposed  by the Code or any  applicable  provisions  of state or local tax laws, such tax shall be charged (i) to the related Servicer,  if such Servicer has in its sole  discretion  determined  to indemnify the Trust Fund against such tax or if such tax  arises  out  of  or  results  from  a  breach  of  such  Servicer's  duties  under  (x)
Section 2.07(j)  of this Agreement to not enter into any  arrangement by which a REMIC would receive a fee or other  compensation  for  services  or to permit  such REMIC to receive any income  from  assets  other than  "qualified  mortgages"  or  "permitted  investments,"  (y)
Section 3.01 of this Agreement to not make or permit any  modification,  waiver or amendment of any Mortgage Loan which would cause any REMIC  created  hereunder to fail to qualify as a
REMIC or result in the imposition of any tax under  Section 860F(a)  or  Section 860G(d)  of the Code or (z)  Section 3.11(c)  of this Agreement to not cause any REO Property to fail to qualify as "foreclosure  property" within the meaning of  Section 860G(a)(8)  of the Code or to subject any REMIC  created  hereunder to the  imposition  of any federal,  state or local income taxes on the income earned from such Mortgaged Property under  Section 860G(c) of the
Code of otherwise,  (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master  Servicer  of any of its  obligations  under this  Agreement  or if the
Master  Servicer has in its sole  discretion  determined to indemnify the Trust Fund against such tax,  (iii) to the Trust  Administrator,  if such tax arises  out of or results  from a breach by the Trust  Administrator of any of its obligations  under this Article II, (iv) to the  Trustee,  if such tax arises out of or results  from a breach by the  Trustee of any of its  obligations  under this Article II or (v) otherwise  against  amounts on deposit in the
Collection  Account as provided by Section 3.08  and on the Distribution  Date(s)  following such  reimbursement  the  aggregate  of such taxes shall be  allocated  in  reduction of the
Interest  Distribution  Amount on each Class entitled  thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

            In accordance with Section 2.07(c),  the related Servicer,  the Master Servicer, the  Trustee  or the Trust  Administrator,  as  applicable,  shall  promptly  deposit in the
Certificate Account or Collection Account, as applicable, any amount of such tax.

            For purposes of this  Section 2.07(g),  a tax is imposed following the final and unappealable  determination  under  the Code of the  amount of such tax and  written  notice thereof by the Tax Matters Person to the party to be charged.
            The failure of the Master Servicer or the related  Servicer to promptly  deposit in the  Certificate  Account or Collection  Account,  as applicable,  any amount of such tax shall be an Event of  Default,  as  provided  in  Section 8.01(b).  However,  in the case of
WMMSC,  the prompt  deposit of any such  amount in the  Certificate  Account  shall cure any
Special Event of Default  unless notice of such Special Event of Default is  accompanied  by an Opinion of Counsel,  at the expense of WMMSC, to the effect that the cumulative effect of
WMMSC's  breach or  breaches,  notwithstanding  the  deposit of the amounts of any such tax, shall have given rise to a substantial  risk that any REMIC created  hereunder would fail to continue to qualify as a REMIC.

(h)   The Trust  Administrator  shall,  for federal income tax purposes,  maintain books and records with respect to each REMIC  created  hereunder on a calendar  year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)   Following the Startup Day, none of any Servicer,  the Trustee  (which will act only at the  direction  of the Trust  Administrator  or as otherwise  specifically  provided in this
Agreement) or the Trust  Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05)  such Servicer,  the Trustee or the Trust
Administrator  shall  have  received  an Opinion  of  Counsel  (at the  expense of the party seeking to make such  contribution)  to the effect  that the  inclusion  of such assets in a
REMIC  will not  cause  that  REMIC  to fail to  qualify  as a REMIC  at any  time  that any
Certificates  are  outstanding,  or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)   None of any Servicer,  the Trustee  (which will act only at the direction of the Trust
Administrator  or as  otherwise  specifically  provided  in  this  Agreement)  or the  Trust
Administrator  shall (subject to  Section 2.05)  enter into any arrangement by which a REMIC will receive a fee or other  compensation  for services nor permit such REMIC to receive any income from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the
Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k)   Within 30 days after the  Closing  Date,  the Trust  Administrator  shall apply to the
Internal  Revenue  Service  for an  employer  identification  number for each REMIC  created hereunder  by means of a Form SS-4 or other  acceptable  means and prepare and file with the
Internal Revenue Service Form 8811,  "Information Return for Real Estate Mortgage Investment
Conduits  (REMIC) and Issuers of  Collateralized  Debt  Obligations"  for each REMIC created hereunder.

(l)   None of the Trustee  (which will act only at the direction of the Trust  Administrator or as otherwise  specifically  provided in this  Agreement),  the Trust  Administrator,  the
Master  Servicer  or any  Servicer  shall  sell,  dispose  of or  substitute  for any of the
Mortgage Loans (except in connection with (i) the default,  imminent  default or foreclosure of a Mortgage  Loan,  including but not limited to, the  acquisition  or sale of a Mortgaged
Property  acquired by deed in lieu of foreclosure,  (ii) the bankruptcy of any REMIC created hereunder,  (iii) the  termination of any REMIC created  hereunder  pursuant to Article X of this  Agreement or (iv) a purchase of Mortgage  Loans  pursuant to Article II or III of this
Agreement)  nor acquire any assets for a REMIC,  nor sell or dispose of any  investments  in the Collection  Account or the Certificate  Account for gain nor accept any contributions to a REMIC after the Closing  Date (a) unless it has  received an Opinion of Counsel  that such sale,  disposition,  substitution or acquisition will not affect adversely the status of any
REMIC  created  hereunder as a REMIC or (b) unless the Master  Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(m)   In order to enable the Trust  Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator,  within ten days after the Closing Date, all information or data the Trust  Administrator  determines to be relevant for tax purposes to the  valuations  and  offering  prices of the  Certificates, including,  without limitation,  the price, yield,  prepayment assumption and projected cash flows of the  Certificates  and the  Mortgage  Loans  and the Trust  Administrator  shall be entitled  to rely  upon any and all such  information  and  data in the  performance  of its duties set forth  herein.  Thereafter,  the Master  Servicer,  or with  respect to the WMMSC
Serviced Mortgage Loans,  WMMSC,  shall provide,  promptly upon request  therefor,  any such additional  information or data (or with respect to WMMSC,  any such  additional  loan level information  and data regarding the WMMSC Serviced  Mortgage  Loans) that the Trustee or the
Trust  Administrator may from time to time reasonably request in order to enable the Trustee and the Trust  Administrator to perform their duties as set forth herein and the Trustee and the Trust  Administrator  shall be  entitled to rely upon any and all such  information  and data in the  performance  of its duties set forth  herein.  DLJMC shall  indemnify the Trust
Administrator and hold it harmless for any loss, liability,  damage, claim or expense of the
Trust Administrator  arising from any failure of the Depositor to provide, or to cause to be provided,  accurate  information or data to the Trust  Administrator  on a timely basis. The
Master  Servicer  shall  indemnify  the  Trustee  and the  Trust  Administrator  and hold it harmless  for any loss,  liability,  damage,  claim or expense of the  Trustee and the Trust
Administrator  arising from any failure of the Master Servicer to provide, or to cause to be provided,  accurate  information  or data required to be provided by the Master  Servicer to the Trustee and the Trust Administrator on a timely basis;  provided,  however,  that if any
Servicer  (other than WMMSC) shall fail to provide such  information to the Master  Servicer upon  timely  request for such  information  by the Master  Servicer,  that  Servicer  shall indemnify the Master Servicer,  the Trustee and the Trust Administrator and hold it harmless for any loss,  liability,  damage, claim or expense of the Master Servicer,  the Trustee and the Trust  Administrator  arising from any failure of that Servicer to provide,  or to cause to be provided,  the information  referred to above on a timely basis. WMMSC shall indemnify the  Trustee  and the  Trust  Administrator  and hold  each of them  harmless  for any loss, liability,  damage,  claim  or  expense,  other  than any  special,  indirect,  punitive  or consequential  loss,  liability,  damage,  claim or  expense,  of the  Trustee and the Trust
Administrator arising from any failure of WMMSC to provide, or to cause to be provided,  the loan level  information  or data  regarding the WMMSC  Serviced  Mortgage  Loans  reasonably requested  by the  Trustee or Trust  Administrator,  and  required  to be  provided by WMMSC pursuant  to  this  Section 2.07(m),  on a  timely  basis.  The  indemnification  provisions hereunder  shall  survive  the  termination  of  this  Agreement  and  shall  extend  to any co-trustee and co-Trust Administrator appointed pursuant to this Agreement.

(n)   The Trust  Administrator  shall treat  Group 7  Basis Risk  Reserve Fund as an outside reserve  fund  within the meaning of  Treasury  Regulation  1.860G 2(h) that is owned by the
Class 7-X  Certificateholders  and that is not an asset of any REMIC created hereunder.  The
Trust  Administrator  shall  account  for the  rights of the  Class 7-A-1-1,  Class 7-A-1-2,
Class 7-A-2,  Class 7-A-3,  Class 7-A-4, Class 7-A-5, Class 7-A-6, Class 7-M-1, Class 7-M-2,
Class 7-M-3 and Class 7-M-4  Certificateholders  to receive  payments from the Group 7 Basis
Risk  Reserve  Fund as rights in an  interest  rate cap  contract  written by the  Class 7-X
Certificateholders in favor of the Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2, Class 7-A-3,
Class 7-A-4,   Class 7-A-5,   Class 7-A-6,   Class 7-M-1,   Class 7-M-2,   Class 7-M-3   and
Class 7-M-4  Certificateholders  and not as an obligation of REMIC IV,  whose  obligation to pay such  Certificates  will be subject to a cap equal to the  applicable  Net Funds Cap and shall  account  for such  rights  as  property  held  separate  and apart  from the  regular interests as required by Treasury  regulation section  1.860G-2(i).  Any amounts transferred to the Group 7  Basis Risk Reserve Fund by REMIC IV  shall be treated as a  distribution  to the Class 7-X Certificates.  In addition, the Class 7-X  Certificateholders  shall be deemed
to  have  entered  into  a  contractual   arrangement   with  the  Class AR  and  Class AR-L
Certificateholders  whereby the Class AR and Class AR-L  Certificateholders  agree to pay to the  Class 7-X  Certificateholders  on each  Distribution  Date amounts  that would,  in the absence of such  contractual  agreement,  be  distributable  with  respect  to the  residual interest in REMIC IV  pursuant to  Section 4.01(II)(d)(xiii)  (which amounts are expected to be zero). Thus each Class 7-A-1-1,  Class 7-A-1-2,  Class 7-A-2,  Class 7-A-3,  Class 7-A-4,
Class 7-A-5,  Class 7-A-6, Class 7-M-1, Class 7-M-2, Class 7-M-3 and Class 7-M-4 Certificate
shall be treated as representing ownership of not only REMIC IV regular interests,  but also ownership  of an interest in an  interest  rate cap  contract.  Each  Class 7-X  Certificate shall  represent  an  obligation  under an  interest  rate cap  contract.  For  purposes  of determining the issue price of REMIC IV regular  interests,  the Trust  Administrator  shall assume that the interest rate cap contract has a value of $5,000.

(o)   The Trust  Administrator  shall treat the  Class C-B-1  Basis Risk  Reserve Fund as an outside reserve fund within the meaning of Treasury  Regulation 1.860G 2(h) that is owned by the  Class C-B-1X  Certificateholders  and  that  is  not an  asset  of  any  REMIC  created hereunder.  The  Trust  Administrator  shall  account  for  the  rights  of the  Class C-B-1
Certificateholders  to receive  payments  from the  Class C-B-1  Basis Risk  Reserve Fund as rights in an interest rate cap contract  written by the Class C-B-1X  Certificateholders  in favor of the  Class C-B-1  Certificateholders  and not as an obligation  of REMIC IV,  whose obligation to pay such  Certificates  will be subject to a cap equal to the  Class C-B-1 Cap
Rate and shall  account for such rights as property held separate and apart from the regular interests as required by Treasury  regulation section  1.860G-2(i).  Any amounts transferred to the  Class C-B-1  Basis Risk Reserve Fund by REMIC IV  shall be treated as a distribution to the Class C-B-1X  Certificates.  In addition, the Class C-B-1X  Certificateholders  shall be deemed to have entered into a contractual  arrangement  with the Class AR and  Class AR-L
Certificateholders  whereby the Class AR and Class AR-L  Certificateholders  agree to pay to the Class C-B-1X  Certificateholders  on each  Distribution  Date amounts that would, in the absence of such  contractual  agreement,  be  distributable  with  respect  to the  residual interest in REMIC IV pursuant to  Section 4.09(b)  and (e) (which amounts are expected to be zero). Thus the Class C-B-1  Certificates shall be treated as representing  ownership of not only REMIC IV regular  interests,  but also ownership of an interest in an interest rate cap contract.  Each  Class C-B-1X  Certificate  shall represent an obligation  under an interest rate cap  contract.  For  purposes  of  determining  the  issue  price of  REMIC IV  regular interests,  the Trust  Administrator  shall assume that the interest rate cap contract has a value of $5,000.

            For any  Distribution  Date on which  there is a payment  under the  Class C-B-1
Interest Rate Cap  Agreement  based on a notional  balance in excess of the Class  Principal
Balance of the Class C-B-1  Certificates,  the amount representing such excess payment shall not be an asset of the  Trust  and,  instead,  shall be paid into and  distributed  out of a separate  trust created by this  Agreement for the benefit of the  Class C-B-1  Certificates
and   shall   be    distributed    to   the    Class C-B-1    Certificates    pursuant    to
Section 4.01(I)(A)(i)(xiii).  The Trust  Administrator  shall not be responsible for any tax reporting with respect to such separate trust.

            For any  Distribution  Date on which  there is a payment  under the  Class 7-A-3
Interest Rate Cap  Agreement  based on a notional  balance in excess of the Class  Principal
Balance of the Class 7-A-3  Certificates,  the amount representing such excess payment shall not be an asset of the  Trust  and,  instead,  shall be paid into and  distributed  out of a separate  trust created by this  Agreement for the benefit of the Group 7  Certificates  and shall be distributed to the Group 7 Certificates  pursuant to  Section 4.01(II)(d)(vi).  The
Trust  Administrator  shall not be  responsible  for any tax reporting  with respect to such separate trust.

            For any  Distribution  Date on which  there is a payment  under the  Class 7-A-4
Interest Rate Cap  Agreement  based on a notional  balance in excess of the Class  Principal
Balance of the Class 7-A-4  Certificates,  the amount representing such excess payment shall not be an asset of the  Trust  and,  instead,  shall be paid into and  distributed  out of a separate  trust created by this  Agreement for the benefit of the Group 7  Certificates  and shall be distributed to the Group 7 Certificates  pursuant to  Section 4.01(II)(d)(vi).  The
Trust  Administrator  shall not be  responsible  for any tax reporting  with respect to such separate trust.

            For any  Distribution  Date on which  there is a payment  under the  Class 7-M-4
Interest Rate Cap  Agreement  based on a notional  balance in excess of the Class  Principal
Balance of the Class 7-M-4  Certificates,  the amount representing such excess payment shall not be an asset of the  Trust  and,  instead,  shall be paid into and  distributed  out of a separate  trust created by this  Agreement for the benefit of the Group 7  Certificates  and shall be distributed to the Group 7 Certificates  pursuant to  Section 4.01(II)(d)(vi).  The
Trust  Administrator  shall not be  responsible  for any tax reporting  with respect to such separate trust.

SECTION 2.08.     Covenants of the Master Servicer and each Servicer.

            The  Master  Servicer  and each  Servicer,  severally  and not  jointly,  hereby covenants to the Depositor, the Trustee and the Trust Administrator as follows:

(a)   Such  Servicer  or  the  Master  Servicer  shall  comply  in  the  performance  of its obligations  under this Agreement with all reasonable  rules and requirements of the insurer under each Mortgage Guaranty Insurance Policy; and

(b)   No written information,  certificate of an officer,  statement furnished in writing or written report  delivered to the Depositor,  any affiliate of the Depositor,  the Trustee or the Trust  Administrator  and prepared by the Master  Servicer or such Servicer  pursuant to this Agreement will contain any untrue statement of a material fact.

                                       ARTICLE III

                                ADMINISTRATION AND SERVICING
                                     OF MORTGAGE LOANS

SECTION 3.01.     Servicers to Service Mortgage Loans.

            For and on behalf of the  Certificateholders,  as independent contractors of the
Trust,  (i) each  Servicer,  severally  and not jointly,  shall service and  administer  the related  Non-Designated  Mortgage  Loans in accordance  with the terms of this Agreement and with Accepted  Servicing  Practices,  (ii) the Master  Servicer  shall,  in accordance  with
Section 3.03 of this Agreement,  master service and administer the  Non-Designated  Mortgage
Loans  (other than the WMMSC  Serviced  Mortgage  Loans) by  overseeing  and  enforcing  the servicing of the  Non-Designated  Mortgage Loans by the related  Servicer (other than WMMSC)
according to the terms of this Agreement and (iii) the Master  Servicer shall, in accordance with the  Section 3.22  of this  Agreement,  master  service and  administer  the Designated
Mortgage Loans by overseeing  and enforcing the servicing of the  Designated  Mortgage Loans by the  related  Designated  Servicer  according  to the  terms  of the  related  Designated
Servicing  Agreement.  The  obligations  of each of SPS,  GreenPoint,  Wells Fargo and WMMSC hereunder to service and  administer the Mortgage Loans shall be limited to the SPS Serviced
Mortgage Loans,  GreenPoint Serviced Mortgage Loans, Wells Fargo Serviced Mortgage Loans and
WMMSC Serviced Mortgage Loans, respectively;  and with respect to the duties and obligations of each Servicer,  references herein to related "Mortgage Loans" shall be limited to the SPS
Serviced  Mortgage Loans (and the related  proceeds  thereof and related REO  Properties) in the case of SPS,  GreenPoint  Serviced  Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of GreenPoint,  Wells Fargo Serviced Mortgage Loans (and
the related  proceeds thereof and related REO Properties) in the case of Wells Fargo and the
WMMSC  Serviced   Mortgage  Loans  (and  the  related   proceeds  thereof  and  related  REO
Properties),  in  the  case  of  WMMSC;  and  in  no  event  shall  any  Servicer  have  any responsibility  or  liability  with  respect  to  any  of  the  other  Mortgage  Loans.  The obligations  of the Master  Servicer to master  service and  administer  the  Non-Designated
Mortgage Loans shall be limited to the GreenPoint  Serviced  Mortgage Loans, the Wells Fargo
Serviced  Mortgage Loans, the SPS Serviced  Mortgage Loans and the Special Serviced Mortgage
Loans.  Notwithstanding  anything to the contrary  contained in this  Agreement,  the Master
Servicer  shall have no  obligations  to master  service or  administer  the WMMSC  Serviced
Mortgage Loans. In connection with such servicing and  administration of the  Non-Designated
Mortgage  Loans,  the Master Servicer and each Servicer shall have full power and authority, acting alone and/or through  Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem  necessary or desirable  in  connection  with such  servicing and  administration,  including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the  Certificateholders and the Trust,  customary  consents or waivers and other instruments and documents,  (ii) to consent to transfers of any Mortgaged  Property and  assumptions  of the Mortgage  Notes and related Mortgages (but only in the manner provided in this Agreement),  (iii) to collect any
Insurance  Proceeds and other Liquidation  Proceeds,  and (iv) to effectuate  foreclosure or other  conversion  of the ownership of the Mortgaged  Property  securing any Mortgage  Loan;
provided  that  neither  the Master  Servicer  nor a Servicer  shall take any action that is inconsistent  with or prejudices  the interests of the Trust Fund or the  Certificateholders in any Mortgage Loan or the rights and interests of the  Depositor,  the Trustee,  the Trust
Administrator or the Certificateholders  under this Agreement.  The Master Servicer and each
Servicer  shall  represent and protect the interests of the Trust Fund in the same manner as it  protects  its own  interests  in  mortgage  loans  in its own  portfolio  in any  claim, proceeding  or  litigation  regarding  a  Mortgage  Loan,  and shall not make or permit  any modification,  waiver or amendment of any Mortgage  Loan that would cause any REMIC  created hereunder  to fail to  qualify  as a REMIC or  result  in the  imposition  of any tax  under
Section 860F(a)  or  Section 860G(d)  of the Code.  Without  limiting the  generality of the foregoing,  the Master  Servicer  and each  Servicer,  in its own name or in the name of the
Depositor and the Trust, is hereby authorized and empowered by the Depositor,  the Trust and the Trust  Administrator,  when the Master Servicer or such Servicer believes it appropriate in its reasonable  judgment,  to execute and deliver,  on behalf of the Trust,  the Trustee, the Trust Administrator,  the Depositor,  the Certificateholders or any of them, any and all instruments of satisfaction or cancellation,  or of partial or full release or discharge and all other  comparable  instruments,  with respect to the Mortgage Loans, and with respect to the  Mortgaged  Properties  held  for the  benefit  of the  Certificateholders.  The  Master
Servicer and each Servicer  shall  prepare and deliver to the  Depositor  and/or the Trustee and/or the Trust  Administrator such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master  Servicer or such Servicer to master  service  and  administer  or  service  and  administer  the  Mortgage  Loans,  as applicable,  to the extent that the Master  Servicer or such  Servicer is not  permitted  to execute and deliver  such  documents  pursuant to the  preceding  sentence.  Upon receipt of such documents,  the Depositor and/or the Trustee or the Trust  Administrator  shall execute such documents and deliver them to the Master Servicer or such Servicer.

            In  accordance  with the standards of the first  paragraph of this  Section 3.01 and unless  determined in good faith to be a  Nonrecoverable  Advance,  each Servicer  shall advance or cause to be advanced  funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to the Non-Designated  Mortgage
Loans, which advances  constitute  Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06,  and further as  provided  in  Section 3.08.  In no  event  will any  Servicer  be  required  to make any
Servicing Advance which would constitute a Nonrecoverable  Advance.  The costs incurred by a
Servicer,  if any,  in  effecting  the  timely  payments  of taxes  and  assessments  on the
Mortgaged  Properties  related to the  Non-Designated  Mortgage Loans and related  insurance
premiums  shall  not,  for  the  purpose  of  calculating   monthly   distributions  to  the
Certificateholders,  be added to the Stated Principal Balances of the related Non-Designated
Mortgage  Loans,  notwithstanding  that the terms of such  Non-Designated  Mortgage Loans so permit.

            Each  Servicer  hereby  acknowledges  that,  to the  extent  such  Servicer  has previously  serviced some or all of the  Non-Designated  Mortgage  Loans pursuant to another servicing  agreement,  the  provisions  contained  in this  Agreement  shall  supersede  the provisions  contained in such other  servicing  agreement  from and after the Closing  Date, except as specifically provided in the related Servicer Letter Agreement.  In addition,  the
Master  Servicer  hereby  acknowledges  that,  to the  extent  the  Master  Servicer  or any
Designated  Servicer has previously  serviced some or all of the  Designated  Mortgage Loans pursuant to another servicing agreement,  the provisions contained in the related Designated
Servicing  Agreement  shall  supersede  the  provisions  contained  in such other  servicing agreement from and after the Closing Date.

            Notwithstanding anything to the contrary in this Agreement,  with respect to any action  which  according  to the terms of this  Agreement  is to be  performed by the Master
Servicer  and the  applicable  Servicer,  (i) if such  action  relates  to a WMMSC  Serviced
Mortgage Loan, only WMMSC shall have an obligation to perform such action,  and (ii) if such action relates to a Mortgage Loan which is not a WMMSC  Serviced  Mortgage Loan, the related
Servicer  shall have an  obligation to perform such action,  and the Master  Servicer in its capacity as successor  servicer  shall also have an obligation  to perform such action,  but only if the related Servicer fails to do so.

            Notwithstanding  anything in this  Agreement to the  contrary,  (i) the purchase of any WMMSC  Serviced  Mortgage  Loan by any Person shall be subject to the rights of WMMSC to  continue  servicing  such  WMMSC  Serviced  Mortgage  Loan  for the same  Servicing  Fee substantially  in  accordance  with the terms of this  Agreement,  (ii) the  purchase of any
GreenPoint  Serviced  Mortgage  Loan  by any  Person  shall  be  subject  to the  rights  of
GreenPoint  to  continue  servicing  such  GreenPoint  Serviced  Mortgage  Loan for the same servicing fee  substantially  in accordance  with the terms of this  Agreement and (iii) the purchase of any Wells Fargo  Serviced  Mortgage  Loan by any Person  shall be subject to the rights of Wells Fargo to continue  servicing such Wells Fargo Serviced Mortgage Loan for the same servicing fee substantially in accordance with the terms of this Agreement.

            With  respect  to each  Mortgage  Loan  (other  than with  respect  to the WMMSC
Serviced  Mortgage Loans),  the related Servicer,  other than WMMSC, will fully furnish,  in accordance with the Fair Credit  Reporting Act and its  implementing  regulations,  accurate and complete  information  (e.g., favorable and unfavorable) on its borrower credit files to
Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

            With  respect  to  each  WMMSC  Serviced   Mortgage  Loan,  WMMSC  will  furnish
information  regarding its borrower credit files to credit reporting  agencies in compliance with the  provisions  of the Fair  Credit  Reporting  Act and its  implementing  regulations applicable to WMMSC.

            Each  Servicer is  authorized  and  empowered by the  Trustee,  on behalf of the
Certificateholders and the Trustee, in its own name or in the name of any Subservicer,  when a Servicer  or any  Subservicer,  as the case may be,  believes it  appropriate  in its best judgment to register any related  Mortgage  Loan on the MERS®  System,  or cause the removal from the registration of such Mortgage Loan on the MERS® System, to execute and deliver,  on behalf of the Trustee and the  Certificateholders or any of them, any and all instruments of assignment and other comparable  instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS,  solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02.     Subservicing; Enforcement of the Obligations of Subservicers.

(a)   The  Non-Designated  Mortgage  Loans may be  subserviced by a Subservicer on behalf of the  related  Servicer  in  accordance  with the  servicing  provisions  of this  Agreement, provided that the Subservicer is a FNMA-approved  lender or a FHLMC  seller/servicer in good standing.  With respect to the Non-Designated  Mortgage Loans, each Servicer may perform any of its  servicing  responsibilities  hereunder or may cause the  Subservicer  to perform any such  servicing  responsibilities  on its  behalf,  but  the  use by  such  Servicer  of the
Subservicer  shall not release such Servicer from any of its obligations  hereunder and such
Servicer shall remain  responsible  hereunder for all acts and omissions of the  Subservicer as fully as if such acts and  omissions  were those of such  Servicer.  With  respect to the
Non-Designated  Mortgage  Loans,  each  Servicer  shall  pay all  fees and  expenses  of any
Subservicer engaged by such Servicer from its own funds.

            Notwithstanding  the  foregoing,  with  respect to the  Non-Designated  Mortgage
Loans,  each  Servicer  shall  be  entitled  to  outsource  one or more  separate  servicing functions  to  a  Person  (each,  an  "Outsourcer")  that  does  not  meet  the  eligibility requirements  for a  Subservicer,  so long as  such  outsourcing  does  not  constitute  the delegation  of  such  Servicer's  obligation  to  perform  all or  substantially  all of the servicing of the related  Non-Designated  Mortgage Loans to such Outsourcer.  In such event, the use by a Servicer of any such  Outsourcer  shall not release the related  Servicer  from any of its obligations  hereunder and such Servicer shall remain  responsible  hereunder for all acts and omissions of such  Outsourcer as fully as if such acts and omissions were those of such Servicer,  and such Servicer shall pay all fees and expenses of the Outsourcer  from such Servicer's own funds.

            Each  Servicer may in  connection  with its duties as Servicer  hereunder  enter into transactions with any of its Affiliates relating to the Non-Designated  Mortgage Loans;
provided that (a) such  Servicer acts (i) in accordance  with Accepted  Servicing  Practices and the  terms of this  Agreement,  and (ii) in the  ordinary  course  of  business  of such
Servicer;  and (b) the terms of such transaction are no less favorable to such Servicer than it would  obtain  in a  comparable  arm's-length  transaction  with a Person  that is not an
Affiliate of such Servicer.  Notwithstanding  the preceding  sentence,  any such transaction between a Servicer and any of its  Affiliates  shall not release such  Servicer  from any of its obligations  hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such  Affiliate with respect to such Mortgage Loans serviced by it as fully as if such acts and omissions  were those of such Servicer.  Any fees and expenses  relating to  such  transaction  between  such  Servicer  and its  Affiliate  that  are not  otherwise reimbursable  to such  Servicer  pursuant  to this  Agreement  shall be borne by the parties thereto and shall not be an expense or fee of the Trust,  the  Depositor,  the Trustee,  the
Trust Administrator, the Seller or the Master Servicer.

(b)   With  respect  to any  Non-Designated  Mortgage  Loans,  at the cost and  expense of a
Servicer,  without any right of  reimbursement  from the Depositor,  the Trustee,  the Trust
Administrator  or the  applicable  Collection  Account,  such Servicer  shall be entitled to terminate the rights and  responsibilities  of its Subservicer and arrange for any servicing responsibilities  to be performed by a successor  Subservicer  meeting the  requirements set forth in Section 3.02(a),  provided,  however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer,  at such Servicer's  option,  from electing to service
the  related  Non-Designated   Mortgage  Loans  itself.  In  the  event  that  a  Servicer's responsibilities  and duties under this Agreement are terminated  pursuant to  Section 8.01, and if requested to do so by the Trustee or Trust  Administrator  or such Servicer shall, at its own cost and expense  terminate the rights and  responsibilities  of its  Subservicer as soon as is  reasonably  possible.  Each Servicer  shall pay all fees,  expenses or penalties necessary in order to terminate  the rights and  responsibilities  of its  Subservicer  from such Servicer's own funds without any right of  reimbursement  from the Depositor,  Trustee,
Trust Administrator, or the applicable Collection Account.

(c)   Notwithstanding  any of the  provisions  of this  Agreement  relating to agreements or arrangements  between a Servicer and its  Subservicer or a Servicer and its  Outsourcer,  or
any  reference  herein  to  actions  taken  through  the  Subservicer,  the  Outsourcer,  or otherwise,  the related  Servicer shall not be relieved of its obligations to the Depositor, the Trust, Trustee, the Trust Administrator or Certificateholders  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were  servicing and administering  the related  Non-Designated  Mortgage Loans.  Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for  indemnification  of such
Servicer by such  Subservicer or Outsourcer,  as applicable,  and nothing  contained in this
Agreement shall be deemed to limit or modify such indemnification.

            For purposes of this Agreement,  a Servicer shall be deemed to have received any collections,  recoveries  or payments  with respect to the related  Non-Designated  Mortgage
Loans that are received by a related  Subservicer  regardless  of whether such  payments are remitted by the Subservicer to such Servicer.

            Any Subservicing  Agreement and any other  transactions or services  relating to the Non-Designated  Mortgage Loans involving a Subservicer shall be deemed to be between the
Subservicer,  and the related  Servicer  alone,  and the Depositor,  the Trustee,  the Trust
Administrator,  the Master Servicer, the other Servicers and the Special Servicer shall have
no  obligations,   duties  or  liabilities  with  respect  to  a  Subservicer  including  no obligation,  duty or liability  of the  Depositor,  Trustee,  the Trust  Administrator,  the
Master  Servicer,  the Special  Servicer or other Servicers to pay a Subservicer's  fees and expenses.

(d)   SPS is  hereby  authorized  to enter  into a  financing  or other  facility  (any such arrangement,  a  "Facility")  under  which (i) SPS  assigns or pledges to another  person (a
"Lender")  (A) SPS's  rights  under this  Agreement  to be  reimbursed  for any  Advances or
Servicing  Advances,  and (B) any and all rights of SPS under this Agreement  resulting from
SPS's performance of its obligations under this Agreement,  including,  without  limitation, any Servicing Fees,  interest income,  Ancillary Income,  and other payments received by SPS for  servicing  the SPS Serviced  Mortgage  Loans and (ii) the Lender agrees to fund some or all  Advances  and/or  Servicing  Advances  required  to be  made  by SPS  pursuant  to this
Agreement.  No consent of the Trustee, Trust Administrator,  Certificateholders or any other party is required before SPS may enter into a Facility;  provided, however, that the consent of the Trust  Administrator  shall be required before SPS may cause to be outstanding at one time more than one  Facility.  Notwithstanding  the  existence  of any  Facility,  SPS shall remain  obligated  pursuant  to this  Agreement  to make  Advances  and  Servicing  Advances pursuant to and as required by this Agreement,  and to perform all duties and obligations of
SPS under this  Agreement  and shall not be relieved of such  obligations  by virtue of such
Facility.

(e)   The Special Servicer is hereby  authorized to enter into a financing or other facility
(any such  arrangement,  a  "Facility")  under  which (i) the  Special  Servicer  assigns or pledges  to  another  person (a  "Lender")  (A) the  Special  Servicer's  rights  under this
Agreement  to be  reimbursed  for any Advances or  Servicing  Advances,  and (B) any and all
rights of the Special  Servicer under this Agreement  resulting from the Special  Servicer's performance of its obligations  under this Agreement,  including,  without  limitation,  any
Servicing  Fees,  interest  income,  Ancillary  Income,  and other payments  received by the
Special  Servicer for servicing  the Mortgage  Loans and (ii) the Lender agrees to fund some or all  Advances  and/or  Servicing  Advances  required to be made by the  Special  Servicer
pursuant   to  this   Agreement.   No  consent   of  the   Trustee,   Trust   Administrator,
Certificateholders  or any other party is required  before the  Special  Servicer  may enter into a Facility;  provided,  however,  that the consent of the Trust  Administrator shall be required  before the Special  Servicer may cause to be outstanding at one time more than one
Facility.  Notwithstanding the existence of any Facility,  the Special Servicer shall remain obligated  pursuant to this  Agreement to make Advances and Servicing  Advances  pursuant to and as required by this Agreement,  and to perform all duties and obligations of the Special
Servicer  under this  Agreement and shall not be relieved of such  obligations  by virtue of such Facility.

SECTION 3.03.     Master Servicing by Master Servicer.

            For and on behalf of the  Certificateholders,  the Master Servicer shall oversee and enforce the obligation of GreenPoint,  Wells Fargo and SPS to service and administer the
GreenPoint  Serviced  Mortgage Loans,  Wells Fargo Serviced  Mortgage Loans and SPS Serviced
Mortgage Loans, respectively,  in accordance with the terms of this Agreement and shall have full power and  authority to do any and all things which it may deem  necessary or desirable in connection with such master servicing and  administration.  In performing its obligations hereunder,  the Master  Servicer  shall act in a manner  consistent  with this Agreement and with customary and usual  standards of practice of prudent  mortgage loan master  servicers.
Furthermore,  the Master Servicer shall oversee and consult with GreenPoint, Wells Fargo and
SPS  as  necessary  from  time-to-time  to  carry  out  the  Master  Servicer's  obligations hereunder,  shall  receive,  review and  evaluate all  reports,  information  and other data provided to the Master  Servicer by GreenPoint,  Wells Fargo and SPS and shall cause each of
GreenPoint,  Wells  Fargo and SPS to perform  and observe  the  covenants,  obligations  and conditions to be performed or observed by such Servicer under this Agreement.

            With  respect  to  any  Distribution  Date,  no  later  than  the  related  Cash
Remittance Date, the Master Servicer shall remit to the Trust  Administrator  for deposit in the  Certificate  Account  the amount of the  Compensating  Interest  Payment for the Master
Servicer,  with respect to the GreenPoint  Serviced Mortgage Loans, the Wells Fargo Serviced
Mortgage  Loans,  SPS Serviced  Mortgage Loans and the Designated  Mortgage  Loans,  for the
related  Prepayment  Period  to the  extent  GreenPoint,  Wells  Fargo,  SPS or the  related
Designated  Servicer default in their obligation to make such Compensating  Interest Payment pursuant to  Section 3.05.  The  aggregate  of such  deposits  shall be made from the Master
Servicer's own funds, without reimbursement therefor.

SECTION 3.04.     Trustee to Act as Master Servicer or Servicer.

            In the event  that (A) the  Master  Servicer  shall for any  reason no longer be
Master  Servicer  hereunder or (B) any Servicer shall for any reason no longer be a Servicer hereunder and, with respect to any Servicer other than WMMSC,  the Master Servicer shall for any reason no longer be Master Servicer hereunder (including,  in each case, by reason of an
Event of Default),  the Trustee or its successor  shall  thereupon  assume all of the rights and  obligations  of the Master  Servicer  or such  Servicer  hereunder  arising  thereafter
(except that the Trustee  shall not be (i) liable for losses of the Master  Servicer or such
Servicer  pursuant  to  Section 3.09  hereof  or  any  acts  or  omissions  of  the  related predecessor  of the Master  Servicer or such  Servicer  hereunder,  (ii)  obligated  to make
Advances if it is prohibited  from doing so by applicable law, (iii) obligated to effectuate repurchases or  substitutions  of Mortgage Loans  hereunder  including,  but not limited to, repurchases or  substitutions  of Mortgage Loans pursuant to  Section 2.02 or 2.03 hereof or
(iv) deemed to have made any  representations  and warranties of the Master Servicer or such
Servicer hereunder).  Any such assumption shall be subject to Section 8.02 hereof.

            Each  Servicer  shall,  upon  request  of the  Trust  Administrator,  but at the expense of such Servicer,  deliver to the assuming party all documents and records  relating to each Subservicing  Agreement or substitute  Subservicing Agreement and the Mortgage Loans then being  serviced  thereunder and hereunder by such Servicer and an accounting of amounts collected  or held by it and  otherwise  use its best  efforts  to effect  the  orderly  and efficient  transfer of the Subservicing  Agreement or substitute  Subservicing  Agreement to the assuming party.

SECTION 3.05.     Collection of Mortgage Loans; Collection Accounts; Certificate Account.

(a)   Continuously   from  the  date  hereof  until  the   principal  and  interest  on  all
Non-Designated  Mortgage Loans have been paid in full or such Non-Designated  Mortgage Loans have become  Liquidated  Mortgage  Loans,  each Servicer  shall  proceed in accordance  with
Accepted  Servicing  Practices  to  collect  all  payments  due  under  each of the  related
Non-Designated  Mortgage  Loans  when the same shall  become  due and  payable to the extent consistent  with this  Agreement  and the  terms  and  provisions  of any  related  Mortgage
Guaranty  Insurance  Policy and shall take special  care with respect to the  Non-Designated
Mortgage Loans for which a Servicer  collects escrow payments in ascertaining and estimating
Escrow  Payments and all other  charges that will become due and payable with respect to the
Non-Designated  Mortgage  Loans and the related  Mortgaged  Properties,  to the end that the installments  payable by the related  Mortgagors  will be  sufficient to pay such charges as and when they become due and payable.  Consistent  with the  foregoing,  in connection  with
Non-Designated  Mortgage  Loans which it is directly  servicing,  each  Servicer  may in its discretion (i) waive any late payment charge or any  prepayment  charge or penalty  interest in connection with the prepayment of a Non-Designated  Mortgage Loan and (ii) extend the Due
Dates for payments due on a Mortgage Note for a period not greater than 180 days;  provided, however,  that no such Servicer can extend the maturity of any such Non-Designated  Mortgage
Loan past the date on which the final  payment is due on the latest  maturing  Mortgage Loan as of the Cut-off Date. In the event of any such  arrangement,  the related  Servicer  shall make  Advances  on  the  related  Non-Designated  Mortgage  Loans  in  accordance  with  the provisions of Section 5.01  during the scheduled  period in accordance with the amortization schedule of such Mortgage Loan without  modification thereof by reason of such arrangements.
No Servicer shall be required to institute or join in litigation  with respect to collection of any payment  (whether under a Mortgage,  Mortgage Note or otherwise or against any public or  governmental  authority  with  respect  to a taking or  condemnation)  if it  reasonably believes that enforcing the provision of the Mortgage or other instrument  pursuant to which such payment is required is prohibited by applicable law.

(b)   Each Servicer shall segregate and hold all funds collected and received  pursuant to a
Non-Designated  Mortgage  Loan  separate  and apart  from any of its own  funds and  general assets and shall  establish  and maintain one or more  Collection  Accounts,  in the form of time deposit or demand  accounts,  titled  "[Servicer's  name],  in trust for the Holders of
Adjustable  Rate  Mortgage  Trust  2004-2,  Adjustable  Rate  Mortgage-Backed   Pass-Through
Certificates,  Series 2004-2" or, if  established  and maintained by a Subservicer on behalf of a Servicer,  "[Subservicer's  name], in trust for [Servicer's  name]" or  "[Subservicer's name],  as agent,  trustee  and/or  bailee of principal and interest  custodial  account for
[Servicer's  name],  its  successors  and  assigns,   for  various  owners  of  interest  in
[Servicer's  name]  mortgage-backed  pools.  In the  event  that  a  Subservicer  employs  a subservicer,  the Collection  Account shall be titled "[name of Subservicer's  subservicer], in trust for  [Subservicer's  name]." Each  Collection  Account  maintained by each Servicer
(other than Wells Fargo),  shall be an Eligible Account  acceptable to the Depositor and the
Trust  Administrator.  Each  Collection  Account  maintained  by  Wells  Fargo  shall  be an
Eligible  Account.  Funds  deposited in a Collection  Account may be drawn on by the related
Servicer in  accordance  with  Section 3.08.  Any funds  deposited in a  Collection  Account
(other  than an  account  established  by  WMMSC)  shall  either  be  invested  in  Eligible
Investments or at all times be fully insured to the full extent  permitted under  applicable law.  Notwithstanding  the foregoing,  one of the Collection  Accounts  established by WMMSC shall be an Investment Account.

(c)   Each Servicer  shall deposit in the  applicable  Collection  Account on a daily basis, unless  otherwise  indicated,  and retain  therein,  the following  collections  remitted by
Subservicers  or payments  received by such  Servicer  and  payments  made by such  Servicer subsequent  to the Cut-off  Date,  other than  payments of principal  and interest due on or before the Cut-off Date:

(i)   all  payments on account of principal on the related  Non-Designated  Mortgage  Loans, including all Principal Prepayments;

(ii)  all  payments  on account of interest on the  related  Non-Designated  Mortgage  Loans adjusted to the per annum rate equal to the  Mortgage  Rate  reduced by the sum of the related Expense Fee Rate, as applicable;

(iii) all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)  all Insurance Proceeds on the related Non-Designated  Mortgage Loans including amounts required to be deposited  pursuant to Section 3.09  (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Section 3.09);

(v)   all Advances made by such Servicer pursuant to Section 5.01;

(vi)  no  later   than   the   withdrawal   from  the   Collection   Account   pursuant   to
      Section 3.08(a)(viii)  each month, the applicable amount of the Compensating  Interest
      Payment for such  Servicer for the related  Prepayment  Period.  The aggregate of such deposits  shall  be  made  from  such  Servicer's  own  funds,  without  reimbursement therefore;

(vii) any  amounts  required  to be  deposited  by such  Servicer  in respect of net monthly income from REO  Property  related to any  Non-Designated  Mortgage  Loan  pursuant to
      Section 3.11; and

(viii)      any other amounts required to be deposited hereunder.

            The foregoing  requirements  for deposit into each  Collection  Account shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the foregoing,  with respect to the Non-Designated  Mortgage Loans, Ancillary Income need not be deposited by such Servicer into such Collection  Account.  In addition,  notwithstanding the provisions  of this  Section 3.05,  each  Servicer may deduct from  amounts  received by it, prior to deposit  into the  applicable  Collection  Account,  any  portion of any  Scheduled
Payment  representing  (i) the  applicable  Servicing  Fee and  (ii)  with  respect  to each
Non-Designated  Mortgage Loan covered by a Lender Paid Mortgage  Guaranty  Insurance Policy,
any amounts  required to effect  timely  payment of the premiums on such  Mortgage  Guaranty
Insurance Policy pursuant to  Section 3.09(c).  In the event that a Servicer shall remit any amount not required to be remitted,  it may at any time  withdraw or direct the  institution maintaining  the related  Collection  Account to withdraw  such amount from such  Collection
Account,  any  provision  herein  to  the  contrary  notwithstanding.   Such  withdrawal  or
direction may be  accomplished  by delivering  written notice thereof to the Trustee or such other institution  maintaining such Collection Account which describes the amounts deposited in error in such  Collection  Account.  Each Servicer shall maintain  adequate  records with respect to all  withdrawals  made by it pursuant to this Section.  All funds  deposited in a
Collection  Account  shall be held in trust for the  Certificateholders  until  withdrawn in accordance with Section 3.08(a).

(d)   On or  prior  to the  Closing  Date,  the  Trust  Administrator  shall  establish  and
maintain,  on  behalf  of  the  Certificateholders,   the  Certificate  Account.  The  Trust
Administrator  shall,  promptly upon receipt,  deposit in the Certificate Account and retain therein the following:

(i)   the aggregate  amount  remitted by each Servicer of  Non-Designated  Mortgage Loans to the  Trust  Administrator  pursuant  to  Section 3.08(a)(viii)  and (b) the  aggregate amount  remitted  by  each  Designated  Servicer  to  the  Master  Servicer  or  Trust
      Administrator pursuant to their respective Designated Servicing Agreements;

(ii)  any  amount  deposited  by the Trust  Administrator  pursuant  to  Section 3.05(e)  in connection with any losses on Eligible Investments; and

(iii) all  Compensating  Interest  Payments  remitted  by the Master  Servicer  to the Trust
      Administrator pursuant to Section 3.03 and Section 3.22(b);

(iv)  all Advances  remitted by the Master Servicer to the Trust  Administrator  pursuant to
      Section 5.01 and Section 3.22(b); and

(v)   any other  amounts  deposited  hereunder  which are  required to be  deposited  in the
      Certificate Account.

            In the event that the Master  Servicer  or a Servicer  shall  remit to the Trust
Administrator any amount not required to be remitted,  the Master Servicer or such Servicer, as applicable,  may at any time direct the Trust  Administrator to withdraw such amount from the  Certificate  Account,  any  provision  herein  to the  contrary  notwithstanding.  Such direction  may  be  accomplished  by  delivering  an  Officer's  Certificate  to  the  Trust
Administrator  which describes the amounts  deposited in error in the  Certificate  Account.
All funds deposited in the Certificate  Account shall be held by the Trust  Administrator in trust for the  Certificate  holders  until  disbursed in accordance  with this  Agreement or withdrawn in  accordance  with  Section 3.08(b).  In no event shall the Trust  Administrator incur liability for withdrawals from the Certificate  Account at the direction of the Master
Servicer or any Servicer.

(e)   Each  institution  at which a  Collection  Account,  the  Certificate  Account  or the
Prefunding  Account is  maintained  shall  either hold such funds on deposit  uninvested  or shall  invest the funds  therein as directed in writing by the related  Servicer,  the Trust
Administrator or the Depositor,  respectively,  in Eligible Investments,  which shall mature not later than (i) in the case of a Collection  Account,  the Cash Remittance  Date, (ii) in
the  case  of  the  Certificate  Account,   the  Business  Day  immediately   preceding  the
Distribution  Date,  or on the  Distribution  Date,  with  respect to  Eligible  Investments invested  with  an  affiliate  of the  Trust  Administrator  and  (iii)  in the  case of the
Prefunding Account, the Business Day immediately  preceding a Subsequent Transfer Date or on the  Subsequent  Transfer  Date if the  invested  funds are  managed or advised by the Trust
Administrator  or its affiliates,  and, in each case, shall not be sold or disposed or prior to its  maturity.  All income and gain net of any losses  realized from any such balances or investment  of funds on  deposit in a  Collection  Account  shall be for the  benefit of the related  Servicer as servicing  compensation and shall be remitted to it monthly as provided herein.  The amount of any  realized  losses in a  Collection  Account  incurred in any such account in respect of any such  investments  shall  promptly  be  deposited  by the  related
Servicer  in  the   related   Collection   Account.   Neither  the  Trustee  nor  the  Trust
Administrator  shall be  liable  for the  amount  of any loss  incurred  in  respect  of any investment  or lack of investment  of funds held in a Collection  Account or the  Prefunding
Account  and made in  accordance  with this  Section 3.05.  All  income  and gain net of any losses  realized  from any such  investment of funds on deposit in the  Certificate  Account shall be for the benefit of the Trust  Administrator  as compensation  and shall be remitted to it monthly as  provided  herein.  The amount of any  realized  losses in the  Certificate
Account  incurred in any such account in respect of any such  investments  shall promptly be deposited by the Trust  Administrator  in the Certificate  Account.  All income and gain net of any losses  realized  from any such  balances  or  investment  of funds on deposit in the
Prefunding  Account  shall be for the benefit of the  Depositor  and shall be remitted to it monthly.  The amount of any net investment  losses in the Prefunding  Account shall promptly be deposited by the Depositor in the Prefunding Account.

(f)   Each  Servicer,  other than Wells Fargo,  shall give notice to the Trustee,  the Trust
Administrator,  each related Seller,  each Rating Agency,  and the Depositor of any proposed change of the  location  of the  related  Collection  Account  prior to any change  thereof.
Wells Fargo shall give notice to the  Depositor  of any  proposed  change of the location of the  related  Collection  Account  prior to any change  thereof  and,  upon  receipt of such notice,  the  Depositor  shall give notice to the  Trustee,  the Trust  Administrator,  each related  Seller and each Rating  Agency.  The Trust  Administrator  shall give notice to the
Master  Servicer and each Servicer,  each Seller,  each Rating  Agency,  the Trustee and the
Depositor of any proposed  change of the location of the  Certificate  Account  prior to any change thereof.

(g)   The  Trust   Administrator   shall   establish   and   maintain,   on  behalf  of  the
Certificateholders,  the Prefunding  Account.  On the Closing Date the Depositor shall remit the Prefunded Amount to the Trust  Administrator for deposit in the Prefunding  Account.  On each  Subsequent  Transfer Date,  upon  satisfaction  of the conditions for such  Subsequent
Transfer Date set forth in Sections 2.01(f) and (g), with respect to the related  Subsequent
Transfer  Agreement,  the Trust  Administrator  shall remit to the Depositor the  applicable
Aggregate  Subsequent  Transfer  Amount as payment  of the  purchase  price for the  related
Subsequent Mortgage Loans.

            If any funds  remain in the  Prefunding  Account on  December 31,  2004,  to the
extent that they represent earnings on the amounts originally  deposited into the Prefunding
Account,  the Trust Administrator  shall distribute them to the order of the Depositor.  The remaining  funds shall be transferred to the  Certificate  Account to be included as part of principal distributions to the Certificates on the January 2005 Distribution Date.

(h)   The  Trust   Administrator   shall   establish   and   maintain,   on  behalf  of  the
Certificateholders,  the  Capitalized  Interest  Account.  On the Closing Date the Depositor
shall remit the Capitalized  Interest Deposit to the Trust  Administrator for deposit in the
Capitalized   Interest   Account.   On  the  Business  Day  prior  to  the  November   2004,
December 2004 and January 2005 Distribution  Dates, the Trust  Administrator  shall transfer from the  Capitalized  Interest  Account to the  Certificate  Account an amount equal to the
Capitalized  Interest  Requirement  for such  Distribution  Date. Any funds remaining in the
Capitalized  Interest  Account  immediately  after the termination of the Prefunding  Period shall be paid to the Depositor.

SECTION 3.06.     Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals
                              from Escrow Accounts; Payments of Taxes, Insurance and Other
                              Charges.

(a)   To the extent  required by the related  Mortgage  Note and not violative of applicable law, the  applicable  Servicer  shall  segregate  and hold all funds  collected and received pursuant to a Non-Designated  Mortgage Loan constituting  Escrow Payments separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Escrow  Accounts,  in the form of time deposit or demand  accounts,  titled,  in the case of
Servicers  other  than  SPS  and  Wells  Fargo,  "Adjustable  Rate  Mortgage  Trust  2004-2,
Adjustable Rate  Mortgage-Backed Pass Through  Certificates,  Series 2004-2," in the case of
Wells Fargo,  "Wells  Fargo Bank,  N.A.,  as Servicer for  Adjustable  Rate  Mortgage  Trust
2004-2,  Adjustable Rate Mortgage-Backed Pass Through  Certificates,  Series 2004-2," in the
case of SPS, "SPS Capital  Corp.,  as Servicer for  Adjustable  Rate Mortgage  Trust 2004-2,
Adjustable  Rate   Mortgage-Backed  Pass  Through   Certificates,   Series  2004-2"  or,  if
established and maintained by a Subservicer on behalf of a Servicer,  "[Subservicer's name], in trust for [Servicer's  name]" or "[Subservicer's  name], as agent,  trustee and/or bailee of taxes and insurance  custodial account for [Servicer's name], its successors and assigns, for various owners of interest in  [Servicer's  name]  mortgage  backed pools.  In the event that a Subservicer  employs a  subservicer,  the Escrow  Accounts  shall be titled "[name of
Subservicer's  subservicer] in trust for [Subservicer's  name]. The Escrow Accounts shall be
Eligible  Accounts.  Funds  deposited  in the Escrow  Account may be drawn on by the related
Servicer in accordance with Section 3.06(d).

(b)   Each  Servicer  shall  deposit  or cause to be  deposited  in its  Escrow  Account  or
Accounts on a daily basis within two Business Days of receipt and retain therein:

(i)   all  Escrow  Payments  collected  on account of the  related  Non-Designated  Mortgage
      Loans,  for the  purpose of  effecting  timely  payment of any such items as  required under the terms of this Agreement; and

(ii)  all  amounts  representing   Insurance  Proceeds  which  are  to  be  applied  to  the
      restoration or repair of any Mortgaged  Property related to a Non-Designated  Mortgage
      Loan.

(c)   Each  Servicer  shall make  withdrawals  from the Escrow  Account  only to effect such payments  as are  required  under  this  Agreement,  as set forth in  Section 3.06(d).  Each
Servicer  shall be entitled to retain any  interest  paid on funds  deposited in the related
Escrow  Account  by the  depository  institution,  other than  interest  on  escrowed  funds required by law to be paid to the Mortgagor.  To the extent  required by law, the applicable
Servicer  shall pay interest on escrowed  funds to the  Mortgagor  notwithstanding  that the
Escrow  Account may be non interest  bearing or that interest  paid thereon is  insufficient for such purposes.

(d)   Withdrawals  from the Escrow  Account or Accounts  may be made or caused to be made by the related Servicer only:

(i)   to effect timely payments of ground rents, taxes,  assessments,  water rates, mortgage insurance premiums,  condominium charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to reimburse  such Servicer for any Servicing  Advances made by the such Servicer with respect to a related  Non-Designated  Mortgage Loan, but only from amounts received on the related  Non-Designated  Mortgage Loan which represent late  collections of Escrow
      Payments thereunder;

(iii) to refund to any  Mortgagor  any funds found to be in excess of the  amounts  required under the terms of the related Non-Designated Mortgage Loan;

(iv)  for transfer to the related  Collection Account to reduce the principal balance of the related  Non-Designated  Mortgage  Loan in  accordance  with the terms of the  related
      Mortgage and Mortgage Note;

(v)   for  application  to  restore  or  repair  of  the  Mortgaged  Property  related  to a
      Non-Designated   Mortgage  Loan  in  accordance   with  the  procedures   outlined  in
      Section 3.09(e);

(vi)  to pay to the related Servicer, or any Mortgagor related to a Non-Designated  Mortgage
      Loan to the extent  required by law, any interest paid on the funds  deposited in such
      Escrow Account;

(vii) to clear and terminate such Escrow Account on the termination of this Agreement; and

(viii)      to remove  funds  inadvertently  placed in the  Escrow  account  by the  related
      Servicer.

(e)   With respect to each  Non-Designated  Mortgage  Loan,  the  applicable  Servicer shall maintain  accurate  records  reflecting  the status of ground  rents and taxes and any other item which may become a lien  senior to the lien of the related  Mortgage  and the status of
Mortgage  Guaranty  Insurance  Policy premiums,  and fire and hazard insurance  coverage and shall  obtain,  from time to time,  all bills for the  payment  of such  charges  (including renewal  premiums)  and shall effect or cause to be effected  payment  thereof  prior to the applicable penalty or termination date.

SECTION 3.07.     Access to Certain Documentation and Information Regarding the
                              Non-Designated Mortgage Loans; Inspections.

(a)   The Master Servicer and each Servicer shall afford the Depositor,  the Trustee and the
Trust  Administrator  reasonable  access to all  records  and  documentation  regarding  the
Non-Designated  Mortgage  Loans and all accounts,  insurance  information  and other matters relating to this  Agreement,  such  access  being  afforded  without  charge,  but only upon reasonable  written request and during normal business hours at the office designated by the
Master Servicer or such Servicer.  In addition,  each Servicer other than WMMSC shall afford the Master  Servicer  reasonable  access to all  records  and  documentation  regarding  the
Non-Designated  Mortgage  Loans and all accounts,  insurance  information  and other matters relating to this  Agreement,  such  access  being  afforded  without  charge,  but only upon reasonable  written  request and during normal  business  hours at the office  designated by such Servicer.  In addition,  each Servicer,  other than WMMSC, shall provide to the Special
Servicer  reasonable  access to all records and documentation  regarding the  Non-Designated
Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

(b)   Each  Servicer,  separately  with respect to the  Non-Designated  Mortgage  Loans each directly  services,  shall  inspect  the  related  Mortgaged  Properties  as often as deemed necessary by such Servicer in such party's sole discretion,  to assure itself that the value of such Mortgaged Property is being preserved.  In addition, if any Non-Designated  Mortgage
Loan  is  more  than 60  days  delinquent,  such  Servicer,  as  applicable,  shall  conduct subsequent  inspections  in  accordance  with  Accepted  Servicing  Practices  or as  may be required by the primary  mortgage  guaranty  insurer.  Each Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08.     Permitted Withdrawals from the Collection Accounts and Certificate
                              Account.

(a)   Each  Servicer  may from time to time make  withdrawals  from the  related  Collection
Account for the following purposes:

(i)   to pay to such Servicer (to the extent not  previously  retained by such Servicer) the servicing  compensation to which it is entitled  pursuant to Section 3.14,  and to pay to such  Servicer,  as additional  servicing  compensation,  earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)  to  reimburse  such  Servicer  for  unreimbursed  Advances  made by it,  such right of reimbursement  pursuant to this  subclause  (ii) being limited to amounts  received on the  Non-Designated  Mortgage  Loan(s) in respect of which any such  Advance  was made
      (including without limitation,  late recoveries of payments,  Liquidation Proceeds and
      Insurance Proceeds to the extent received by such Servicer);

(iii) to reimburse  such  Servicer for any  Nonrecoverable  Advance  previously  made or any amount expended pursuant to Section 3.11(a);

(iv)  to reimburse such Servicer for (A) unreimbursed  Servicing Advances or such Servicer's right to reimbursement  pursuant to this clause (A) with respect to any Non-Designated
      Mortgage Loan being limited to amounts received on such  Non-Designated  Mortgage Loan which  represent  late  payments of  principal  and/or  interest  (including,  without limitation,  Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage
      Loan)  respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)   to pay to the  purchaser,  with  respect  to  each  Non-Designated  Mortgage  Loan  or
      property   acquired  in  respect   thereof  that  has  been   purchased   pursuant  to
      Section 2.02,  2.03 or 3.11,  all  amounts  received  thereon  after  the date of such purchase;

(vi)  to make any payments required to be made pursuant to Section 2.07(g);

(vii) to withdraw  any amount  deposited in such  Collection  Account and not required to be deposited therein;

(viii)      with respect to the Non-Designated  Mortgage Loans, on the Cash Remittance Date,
      to  withdraw  an  amount  equal to the  portion  of (a) with  respect  to the  Group 1
      Mortgage Loans,  Group 2  Mortgage Loans,  Group 3  Mortgage Loans,  Group 4  Mortgage
      Loans,  Group 5 Mortgage Loans and Group 6 Mortgage Loans, the Available  Distribution
      Amount and (b) with respect to the Group 7  Mortgage  Loans,  the Interest  Remittance
      Amount and Principal  Remittance Amount, in each case applicable to the Mortgage Loans serviced by such  Servicer,  who will remit the aggregate of such amounts to the Trust
      Administrator for deposit in the Certificate Account;

(ix)  with respect to each  Non-Designated  Mortgage  Loan covered by a Lender Paid Mortgage
      Guarantee  Insurance  Policy, to effect timely payment of the related premiums on such
      Mortgage Guarantee Insurance Policy, as applicable,  pursuant to  Section 3.09(c),  to the  extent  not  deducted  by such  Servicer  prior to  deposit  into the  applicable
      Collection Account pursuant to Section 3.05(c); and

(x)   to clear and terminate  such  Collection  Account upon  termination  of this Agreement pursuant to Section 11.01 hereof.

            Each Servicer shall keep and maintain separate  accounting,  on a Non-Designated
Mortgage Loan by Mortgage Loan basis,  for the purpose of justifying any withdrawal from the related  Collection  Account  pursuant to such  subclauses (i), (ii), (iv) and (v). Prior to
making  any  withdrawal  from  a  Collection   Account   pursuant  to  subclause  (iii)  for
reimbursement of a Nonrecoverable  Advance,  the related Servicer shall deliver to the Trust
Administrator  a certificate  of a Servicing  Officer  indicating the amount of any previous
Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable  Advance and identifying the related  Non-Designated  Mortgage Loans(s), and their respective portions of such  Nonrecoverable  Advance.  In  connection  with the payment of a Purchase  Price,  if a
Servicer is not required to remit unreimbursed  Advances and Servicing Advances as specified in the definition of Purchase  Price,  such Servicer shall be deemed to have been reimbursed for such amount.

(b)   The  Trust  Administrator  shall  withdraw  funds  from the  Certificate  Account  for distributions  to  Certificateholders,  in the manner  specified in this  Agreement  (and to withhold  from the amounts so  withdrawn,  the amount of any taxes that it is  authorized to withhold pursuant to Section 2.07).  In addition,  the Trust  Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)   to pay to itself any investment income earned for the related  Distribution  Date, and to pay to itself or the Master  Servicer  any other  amounts to which it or the Master
      Servicer is entitled to reimbursement or payment under the terms of this Agreement;

(ii)  to withdraw and return to the Master  Servicer or the applicable  Servicer for deposit to the applicable  Collection Account any amount deposited in the Certificate  Account and not required to be deposited therein; and

(iii) to clear and  terminate  the  Certificate  Account upon  termination  of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.09.     Maintenance of Hazard Insurance; Mortgage Impairment Insurance and
                              Mortgage Guaranty Insurance Policy; Claims; Restoration of
                              Mortgaged Property.

(a)   Each Servicer  shall cause to be maintained for each related  Non-Designated  Mortgage
Loan hazard  insurance  such that all  buildings  upon the related  Mortgaged  Property  are insured by a generally  acceptable insurer rated either: "V" or better in the current Best's
Key Rating Guide ("Best's") or acceptable to FNMA or FHLMC against loss by fire,  hazards of extended  coverage and such other  hazards as are  customary in the area where the Mortgaged
Property  is  located,  in an  amount  which is at  least  equal  to the  lesser  of (i) the replacement  value  of the  improvements  securing  such  Non-Designated  Mortgage  Loan and
(ii) the greater of (A) the outstanding  principal balance of such  Non-Designated  Mortgage
Loan and (B) an amount such that the proceeds of such policy shall be  sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co insurer.

            If upon origination of the  Non-Designated  Mortgage Loan, the related Mortgaged
Property was located in an area identified in the Federal Register by the Federal  Emergency
Management  Agency as having  special flood hazards (and such flood  insurance has been made available),  the related Servicer shall cause a flood insurance policy to be maintained with respect to such  Non-Designated  Mortgage Loan.  Such policy shall meet the  requirements of the  current  guidelines  of  the  Federal  Insurance  Administration  and  be in an  amount representing  coverage  equal to the lesser of (i) the minimum  amount  required,  under the terms of coverage,  to compensate for any damage or loss on a replacement cost basis (or the unpaid  principal  balance of the mortgage if replacement cost coverage is not available for the type of building  insured) and (ii) the maximum  amount of insurance  which is available under the Flood Disaster Protection Act of 1973, as amended.

            If a Mortgage related to a Non-Designated  Mortgage Loan is secured by a unit in a condominium  project,  the related Servicer shall verify that the coverage required of the owner's association,  including hazard,  flood,  liability,  and fidelity coverage, is being maintained in accordance with the  requirements  of the related  Servicer for mortgage loans that it services on its own account.

            Each Servicer  shall cause to be maintained on each Mortgaged  Property  related to a Non-Designated  Mortgage Loan such other additional  special hazard insurance as may be required  pursuant to such  applicable laws and regulations as shall at any time be in force and as shall  require such  additional  insurance,  or pursuant to the  requirements  of any
Mortgage Guaranty  Insurance Policy insurer,  or as may be required to conform with Accepted
Servicing  Practices  to the  extent  permitted  by  the  Mortgage  Note,  the  Mortgage  or applicable law provided that the related  Servicer shall not be required to bear the cost of such insurance.

            All policies  required  hereunder shall name the related  Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution,  which shall provide for prior written notice of any cancellation,  reduction in amount or material change in coverage.

            Each Servicer shall not interfere with the Mortgagor's  freedom of choice at the origination of such  Non-Designated  Mortgage Loan in selecting either his insurance carrier or  agent,  provided,  however,  that such  Servicer  shall not  accept  any such  insurance policies  from  insurance  companies  unless such  companies  are rated:  B:III or better in
Best's or  acceptable  to FNMA or FHLMC and are licensed to do business in the  jurisdiction in which the Mortgaged  Property is located.  The related Servicer shall determine that such policies provide sufficient risk coverage and amounts,  that they insure the property owner, and that they properly describe the property address.

            Pursuant to  Section 3.05,  any amounts  collected by a Servicer  under any such policies  (other than amounts to be deposited in the related  Escrow  Account and applied to the  restoration  or repair of the  related  Mortgaged  Property,  or  property  acquired in liquidation of the  Non-Designated  Mortgage  Loan, or to be released to the  Mortgagor,  in accordance  with such  Servicer's  normal  servicing  procedures)  shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

            Any cost incurred by a Servicer in  maintaining  any such  insurance  shall not,
for  the  purpose  of  calculating  monthly  distributions  to  the   Certificateholders  or
remittances to the Trust  Administrator for their benefit, be added to the principal balance of the Non-Designated  Mortgage Loan,  notwithstanding  that the terms of the Non-Designated
Mortgage  Loan so permit.  Such costs  shall  constitute  a  Servicing  Advance  and will be reimbursable to the related Servicer to the extent permitted by Section 3.08  hereof.  It is understood and agreed that no earthquake or other additional  insurance is to be required of any Mortgagor  related to a Non-Designated  Mortgage Loan or maintained on property acquired in respect of a Mortgage  related to a  Non-Designated  Mortgage Loan other than pursuant to such  applicable  laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)   In the event  that a Servicer  shall  obtain and  maintain a blanket  policy  insuring against losses arising from fire and hazards  covered under extended  coverage on all of the related Non-Designated  Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to  Section 3.09(a)  and otherwise  complies with all other  requirements  of  Section 3.09(a),  it shall  conclusively be deemed to have satisfied  its  obligations  as set forth in  Section 3.09(a).  Any amounts  collected  by a
Servicer  under  any  such  policy  relating  to a  Non-Designated  Mortgage  Loan  shall be
deposited  in  the  related   Collection   Account   subject  to   withdrawal   pursuant  to
Section 3.08(a).  Such policy may contain a deductible  clause,  in which case, in the event that  there  shall not have been  maintained  on the  related  Mortgaged  Property  a policy complying  with  Section 3.09(a),  and there  shall have been a loss  which  would have been covered by such  policy,  the  related  Servicer  shall  deposit in the  related  Collection
Account at the time of such loss the amount not otherwise  payable under the blanket  policy because of such deductible  clause,  such amount to be deposited from such Servicer's funds, without reimbursement  therefor.  Upon request of the Trust Administrator,  a Servicer shall cause to be delivered to the Trust  Administrator a certified true copy of such policy and a statement  from the insurer  thereunder  that such policy shall in no event be terminated or materially  modified  without 30 days' prior written notice to the Trust  Administrator.  In connection  with its activities as Servicer of the related  Non-Designated  Mortgage  Loans, such  Servicer  agrees to  present,  on  behalf  of  itself,  the  Depositor,  and the Trust
Administrator  for the  benefit of the  Certificateholders,  claims  under any such  blanket policy.

(c)   With  respect  to each  Non-Designated  Mortgage  Loan with a  Loan-to-Value  Ratio in excess of 80% which the  related  Seller  represented  to be covered by a Mortgage  Guaranty
Insurance  Policy as of the Cut-off Date, the related  Servicer  shall,  without any cost to the  Depositor or Trust  Administrator,  maintain or cause the Mortgagor to maintain in full force  and  effect a  Mortgage  Guaranty  Insurance  Policy  insuring  that  portion  of the
Non-Designated  Mortgage  Loan in excess of 75% of value,  and shall pay or shall  cause the
Mortgagor to pay, the premium thereon on a timely basis,  until the  loan-to-value  ratio of such  Non-Designated  Mortgage  Loan is  reduced  to 80%,  based  on  either  (i) a  current appraisal  of the  Mortgaged  Property  or (ii)  the  appraisal  of the  Mortgaged  Property obtained at the time the  Non-Designated  Mortgage  Loan was  originated.  In the event that such  Mortgage  Guaranty  Insurance  Policy shall be terminated  prior to the  loan-to-value ratio of such Non-Designated  Mortgage Loan being reduced to 80%, the related Servicer shall obtain  from  another  Qualified  Insurer  a  comparable  replacement  policy,  with a total coverage equal to the remaining  coverage of such  terminated  Mortgage  Guaranty  Insurance
Policy.  If the insurer shall cease to be a Qualified  Insurer,  the related  Servicer shall determine whether  recoveries under the Mortgage  Guaranty  Insurance Policy are jeopardized for reasons  related to the financial  condition of such insurer,  it being  understood that such  Servicer  shall in no event have any  responsibility  or liability  for any failure to recover  under the  Mortgage  Guaranty  Insurance  Policy for such  reason.  If the  related
Servicer  determines that recoveries are so jeopardized,  it shall notify the Mortgagor,  if required,  and obtain from another  Qualified Insurer a replacement  insurance  policy.  The related  Servicer  shall not take any action  which would  result in  noncoverage  under any applicable  Mortgage  Guaranty  Insurance  Policy of any loss which,  but for the actions of such  Servicer  would have been covered  thereunder.  In connection  with any  assumption or substitution  agreement  entered into or to be entered into pursuant to  Section 3.10,  each
Servicer shall promptly  notify the insurer under the related  Mortgage  Guaranty  Insurance
Policy,  if any, of such  assumption or  substitution  of liability in  accordance  with the terms of such  Mortgage  Guaranty  Insurance  Policy and shall take all actions which may be required by such insurer as a condition to the  continuation of coverage under such Mortgage
Guaranty  Insurance  Policy  provided that such required  actions are in compliance with all applicable  law. If such  Mortgage  Guaranty  Insurance  Policy is terminated as a result of such  assumption  or  substitution  of  liability,  the  related  Servicer  shall  obtain  a replacement  Mortgage  Guaranty  Insurance  Policy as provided  above;  provided  that under applicable  law and the terms of the related  Mortgage  Note and  Mortgage  the cost of such policy may be charged to the successor Mortgagor.

            With  respect to each  Non-Designated  Mortgage  Loan  covered by a Lender  Paid
Mortgage Guaranty Insurance Policy, the applicable  Servicer agrees to effect timely payment of the premiums on such Mortgage  Guaranty  Insurance  Policy from amounts on deposit in the
Collection  Account,  or  deducted by such  Servicer  prior to deposit  into the  applicable
Collection  Account or  pursuant  to  Section 3.05(c)  with  respect to such  Non-Designated
Mortgage  Loan.  If amounts  on  deposit in the  Collection  Account,  or  deducted  by such
Servicer   prior  to  deposit   into  the   applicable   Collection   Account   pursuant  to
Section 3.05(c)  with respect to such  Non-Designated  Mortgage  Loan, are not sufficient to pay the premiums on such Mortgage Guaranty Insurance Policy, the applicable  Servicer agrees to effect  timely  payment of such  premiums,  and such costs shall be  recoverable  by such
Servicer from the related Liquidation  Proceeds or otherwise as a Servicing Advance pursuant to  Section 3.08(a).  With  respect  to  each  Non-Designated  Mortgage  Loan  covered  by a
Mortgage  Guaranty  Insurance  Policy that is not Lender Paid, the Servicer agrees to effect timely payment of the premiums on such Mortgage Guaranty  Insurance  Policy,  and such costs not otherwise  recoverable from the Mortgagor shall be recoverable by such Servicer from the
related   Liquidation   Proceeds  or   otherwise   as  a  Servicing   Advance   pursuant  to
Section 3.08(a).

(d)   In connection  with its  activities as servicer,  each Servicer  agrees to prepare and
present,  on  behalf  of  itself,  the  Depositor,   the  Trust,  the  Trustee,   the  Trust
Administrator and the Certificateholders,  claims to the insurer under any Mortgage Guaranty
Insurance  Policy  related  to a  Non-Designated  Mortgage  Loan  in  a  timely  fashion  in accordance with the terms of such Mortgage  Guaranty  Insurance  Policy and, in this regard, to take such  reasonable  action as shall be necessary to permit recovery under any Mortgage
Guaranty Insurance Policy respecting defaulted  Non-Designated  Mortgage Loans.  Pursuant to
Section 3.05,  any amounts  collected by a Servicer  under any Mortgage  Guaranty  Insurance
Policy shall be deposited in the related Collection Account,  subject to withdrawal pursuant to Section 3.08.

(e)   With respect to any  Non-Designated  Mortgage Loan,  each Servicer need not obtain the approval  of the  Trustee  or the  Trust  Administrator  prior to  releasing  any  Insurance
Proceeds  to the  Mortgagor  to be applied  to the  restoration  or repair of the  Mortgaged
Property if such release is in accordance with Accepted Servicing  Practices.  At a minimum, each  Servicer  shall  comply with the  following  conditions  in  connection  with any such release of Insurance Proceeds:

(i)   such Servicer shall receive  satisfactory  independent  verification  of completion of repairs and issuance of any required approvals with respect thereto;

(ii)  such Servicer  shall take all steps  necessary to preserve the priority of the lien of the  Mortgage,  including,  but not  limited  to  requiring  waivers  with  respect to mechanics' and materialmen's liens; and

(iii) pending  repairs or restoration,  such Servicer shall place the Insurance  Proceeds in the related Escrow Account.

(f)   With respect to any Non-Designated  Mortgage Loan, if the Trust Administrator is named as an additional loss payee,  the related  Servicer is hereby  empowered to endorse any loss draft  issued  in  respect  of  such  a  claim  in the  name  of the  Trustee  or the  Trust
Administrator.

SECTION 3.10.     Enforcement of Due on Sale Clauses; Assumption Agreements.

(a)   With respect to a  Non-Designated  Mortgage  Loan,  each  Servicer  shall use its best efforts  to enforce  any  "due-on-sale"  provision  contained  in any  related  Mortgage  or
Mortgage Note and to deny  assumption by the person to whom the Mortgaged  Property has been or is about to be sold whether by absolute  conveyance  or by contract of sale,  and whether or not the  Mortgagor  remains  liable  on the  Mortgage  and the  Mortgage  Note.  When the
Mortgaged  Property has been conveyed by the Mortgagor,  the related  Servicer shall, to the extent it has knowledge of such  conveyance,  exercise its rights to accelerate the maturity of such  Non-Designated  Mortgage Loan under the "due-on-sale"  clause  applicable  thereto, provided,  however,  that such Servicer  shall not exercise such rights if prohibited by law from doing so or if the  exercise  of such  rights  would  impair or  threaten to impair any recovery under the related Mortgage Guaranty Insurance Policy, if any.

(b)   With respect to a Non-Designated  Mortgage Loan, if a Servicer  reasonably believes it is unable under  applicable law to enforce such  "due-on-sale"  clause,  such Servicer shall enter  into (i) an  assumption  and  modification  agreement  with the  person  to whom such property has been conveyed,  pursuant to which such person becomes liable under the Mortgage
Note and the original  Mortgagor  remains  liable thereon or (ii) in the event such Servicer is unable under  applicable law to require that the original  Mortgagor  remain liable under the  Mortgage  Note,  a  substitution  of  liability  agreement  with the  purchaser  of the
Mortgaged  Property pursuant to which the original  Mortgagor is released from liability and the  purchaser of the Mortgaged  Property is  substituted  as Mortgagor  and becomes  liable under the Mortgage Note.  Notwithstanding  the foregoing,  a Servicer shall not be deemed to be in  default  under  this  Section by  reason of any  transfer  or  assumption  which such
Servicer  reasonably  believes  it is  restricted  by law from  preventing,  for any  reason whatsoever.  In connection with any such assumption,  no material term of the Mortgage Note, including  without  limitation,  the Mortgage Rate borne by the related  Mortgage  Note, the term  of the  Non-Designated  Mortgage  Loan  or the  outstanding  principal  amount  of the
Non-Designated Mortgage Loan shall be changed.

(c)   To the  extent  that  any  Non-Designated  Mortgage  Loan is  assumable,  the  related
Servicer shall inquire diligently into the creditworthiness of the proposed transferee,  and shall use the  underwriting  criteria for  approving  the credit of the proposed  transferee which are used by FNMA with respect to  underwriting  mortgage loans of the same type as the
Non-Designated  Mortgage Loans. If the credit of the proposed  transferee does not meet such underwriting  criteria,  the related Servicer  diligently  shall, to the extent permitted by the Mortgage or the Mortgage  Note and by  applicable  law,  accelerate  the maturity of the
Non-Designated Mortgage Loan.

(d)   With respect to a  Non-Designated  Mortgage Loan,  subject to each  Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10,  in any case in which  the  related  Mortgaged  Property  has  been  conveyed  to a  Person  by the  related
Mortgagor,  and such  Person  is to  enter  into an  assumption  agreement  or  modification agreement or  supplement to the Mortgage Note or Mortgage that requires the signature of the
Trustee,  or if an  instrument  of release  signed by the Trustee is required  releasing the
Mortgagor from liability on the  Non-Designated  Mortgage Loan,  such Servicer shall prepare and deliver or cause to be prepared  and  delivered to the Trustee for  signature  and shall direct, in writing,  the Trustee to execute the assumption agreement with the Person to whom the Mortgaged  Property is to be conveyed and such  modification  agreement or supplement to the Mortgage Note or Mortgage or other  instruments  as are reasonable or necessary to carry out the terms of the Mortgage  Note or Mortgage or  otherwise to comply with any  applicable laws  regarding  assumptions  or the transfer of the Mortgaged  Property to such Person.  In connection with any such  assumption,  no material term of the Mortgage Note may be changed.
Together with each such substitution,  assumption or other agreement or instrument delivered to the  Trustee  for  execution  by it, the  related  Servicer  shall  deliver an  Officer's
Certificate  signed by a Servicing  Officer stating that the requirements of this subsection have been met in connection  therewith.  The related  Servicer  shall notify the Trustee and the  Trust  Administrator  that any  such  substitution  or  assumption  agreement  has been completed  by  forwarding  to the  Trustee  and  the  Trust  Administrator  a copy  of  such substitution or assumption agreement,  and shall forward the original to the Custodian which shall be added to the related  Mortgage File and shall,  for all  purposes,  be considered a part of such  Mortgage  File to the same  extent  as all  other  documents  and  instruments constituting  a part  thereof.  Any  fee  collected  by a  Servicer  for  entering  into  an assumption  or  substitution  of liability  agreement  will be retained by such  Servicer as additional servicing compensation.

SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage
                              Loans.

(a)   Each Servicer shall use reasonable  efforts to foreclose upon or otherwise  comparably convert the ownership of properties  securing  such of the related  Non-Designated  Mortgage
Loans as come into and continue in default and as to which no satisfactory  arrangements can be made for  collection  of delinquent  payments.  In connection  with such  foreclosure  or other  conversion,  each  Servicer  shall take such action as (i) such  Servicer  would take under  similar  circumstances  with  respect  to a  similar  mortgage  loan held for its own account for investment,  (ii) shall be consistent with Accepted Servicing  Practices,  (iii)
such Servicer shall determine  consistently with Accepted  Servicing  Practices to be in the best  interest  of the  Trust  and  Certificateholders,  and  (iv) is  consistent  with  the requirements of the insurer under any Required  Insurance Policy;  provided,  however,  that such  Servicer  shall  not be  required  to  expend  its own  funds in  connection  with any foreclosure or towards the  restoration of any property  unless it shall  determine (i) that such  restoration  and/or  foreclosure  will  increase  the proceeds of  liquidation  of the related  Non-Designated  Mortgage  Loan after  reimbursement  to itself of such expenses and
(ii) that such expenses will be recoverable to it through  Liquidation  Proceeds.  Any funds expended by any Servicer  pursuant to this  Section 3.11(a)  shall be  reimbursable  in full pursuant to  Section 3.08(a)(iii).  The related  Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings;  provided, however, that it shall be entitled to  reimbursement  thereof  from the  Liquidation  Proceeds  with respect to the related  Mortgaged  Property  or  otherwise  as  a  Servicing  Advance  in  accordance  with
Section 3.08(a).

            With respect to any Non-Designated Mortgage Loans,  notwithstanding  anything to the contrary contained in this Agreement,  in connection with a foreclosure or acceptance of a deed in lieu of  foreclosure,  in the event the related  Servicer has reasonable  cause to believe  that  the  related  Mortgaged  Property  is  contaminated  by  hazardous  or  toxic substances or wastes, or if the Trust  Administrator  otherwise  requests,  an environmental inspection or review of such Mortgaged Property conducted by a qualified  inspector shall be arranged for by such  Servicer.  Upon  completion of the  inspection,  the related  Servicer shall  promptly  provide  the Trust  Administrator  with a written  report of  environmental inspection.

            In the event the  environmental  inspection  report indicates that the Mortgaged
Property is contaminated by hazardous or toxic  substances or wastes,  the related  Servicer shall not proceed with  foreclosure  or acceptance of a deed in lieu of  foreclosure  if the estimated costs of the environmental clean up, as estimated in the environmental  inspection report,  together  with the  Servicing  Advances and Advances  made by such Servicer and the estimated  costs of foreclosure  or acceptance of a deed in lieu of foreclosure  exceeds the estimated value of the Mortgaged  Property.  If however,  the aggregate of such clean up and foreclosure  costs,  Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged  Property,  then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing  Practices,  choose to proceed with foreclosure or acceptance of a deed in lieu of  foreclosure  and such Servicer  shall be reimbursed for all reasonable  costs  associated  with  such  foreclosure  or  acceptance  of a deed in lieu of foreclosure and any related  environmental  clean up costs, as applicable,  from the related
Liquidation  Proceeds,  or if the Liquidation  Proceeds are  insufficient to reimburse fully such Servicer,  such Servicer shall be entitled to be reimbursed from amounts in the related
Collection  Account pursuant to  Section 3.08(a)  hereof.  In the event the related Servicer does not proceed with  foreclosure or acceptance of a deed in lieu of  foreclosure  pursuant to the first sentence of this paragraph,  such Servicer shall be reimbursed for all Advances and Servicing  Advances made with respect to the related Mortgaged Property from the related
Collection  Account  pursuant to  Section 3.08(a)  hereof,  and such Servicer  shall have no further  obligation to service such  Non-Designated  Mortgage  Loan under the  provisions of this Agreement.

(b)   With respect to any REO Property  related to a Non-Designated  Mortgage Loan,  subject to  applicable  law,  the  deed or  certificate  of sale  shall  be taken in the name of the
Trustee  for the  benefit  of the  Certificateholders,  or its  nominee,  on  behalf  of the
Certificateholders.  The  Trustee's  name shall be placed on the title to such REO  Property solely as the Trustee  hereunder and not in its individual  capacity.  The related  Servicer shall ensure that the title to such REO Property  references  this Agreement and the Trustee capacity  hereunder.  Pursuant  to its  efforts  to sell  such  REO  Property,  the  related
Servicer shall in accordance with Accepted  Servicing  Practices manage,  conserve,  protect and operate  each REO  Property  for the  purpose of its prompt  disposition  and sale.  The related  Servicer,  either  itself or  through an agent  selected  by such  Servicer,  shall manage,  conserve,  protect and operate the REO Property in the same manner that it manages, conserves,  protects and operates other foreclosed property for its own account,  and in the same manner that similar property in the same locality as the REO Property is managed.  Upon request,  the related  Servicer shall furnish to the Trust  Administrator  on or before each
Distribution  Date a statement  with respect to any REO Property  covering the  operation of such REO Property for the previous calendar month and such Servicer's  efforts in connection with the sale of such REO  Property and any rental of such REO  Property  incidental  to the sale thereof for the previous  calendar  month.  That statement shall be accompanied by such other  information  as the  Trust  Administrator  shall  reasonably  request  and  which  is necessary to enable the Trust  Administrator  to comply with the reporting  requirements  of the REMIC  Provisions.  The net monthly rental income,  if any, from such REO Property shall be deposited in the related  Collection  Account no later than the close of business on each
Determination  Date. The related  Servicer  shall perform the tax reporting and  withholding required  by  Sections  1445  and  6050J  of the  Code  with  respect  to  foreclosures  and abandonments,  the tax reporting  required by  Section 6050H of the Code with respect to the
receipt  of  mortgage   interest  from  individuals  and  any  tax  reporting   required  by
Section 6050P  of the Code with  respect  to the  cancellation  of  indebtedness  by certain financial  entities,  by preparing such tax and information  returns as may be required,  in the form required, and delivering the same to the Trust Administrator for filing.

            To  the  extent  consistent  with  Accepted  Servicing  Practices,  the  related
Servicer shall also maintain on each REO Property related to a Non-Designated  Mortgage Loan fire  and  hazard  insurance  with  extended  coverage  in an  amount  which is equal to the outstanding  principal  balance of the related  Non-Designated  Mortgage Loan (as reduced by any  amount  applied as a  reduction  of  principal  at the time of  acquisition  of the REO
Property),  liability  insurance and, to the extent  required and available  under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)   In the event that the Trust Fund  acquires  any  Mortgaged  Property as  aforesaid  or otherwise in connection  with a default or imminent  default on a Mortgage Loan, the related
Servicer shall dispose of such Mortgaged  Property prior to three years after the end of the calendar  year of its  acquisition  by the Trust Fund  unless (i) the  Trustee and the Trust
Administrator  shall have been  supplied  with an Opinion of Counsel to the effect  that the holding by the Trust Fund of such Mortgaged  Property  subsequent to such three-year  period will not  result  in the  imposition  of taxes on  "prohibited  transactions"  of any  REMIC hereunder  as defined in section  860F of the Code or cause any REMIC  hereunder  to fail to qualify  as a REMIC at any time that any  Certificates  are  outstanding,  in which case the
Trust  Fund  may  continue  to hold  such  Mortgaged  Property  (subject  to any  conditions contained in such  Opinion of Counsel) or (ii) the  applicable  Servicer  shall have applied for,  prior to the expiration of such  three-year  period,  an extension of such  three-year period in the  manner  contemplated  by  Section 856(e)(3)  of the Code,  in which  case the three-year  period shall be extended by the  applicable  extension  period.  Notwithstanding any other  provision of this  Agreement,  no Mortgaged  Property  acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise  used for the  production of income by or on behalf of the Trust Fund in such a manner or  pursuant  to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure  property" within the meaning of section  860G(a)(8)  of the Code or (ii)  subject any REMIC  hereunder to the imposition  of any  federal,  state or local  income  taxes on the income  earned  from such
Mortgaged  Property  under  Section 860G(c)  of the Code or  otherwise,  unless the  related
Servicer  has agreed to  indemnify  and hold  harmless  the Trust  Fund with  respect to the imposition of any such taxes.

            In the event of a default on a Mortgage  Loan one or more of whose  obligors  is not a United States Person, as that term is defined in  Section 7701(a)(30)  of the Code, in connection with any  foreclosure or acquisition of a deed in lieu of foreclosure  (together,
"foreclosure")  in respect of such Mortgage Loan, the related Servicer will cause compliance with  the  provisions  of  Treasury  Regulation  Section 1.1445-2(d)(3)  (or  any  successor thereto)  necessary to assure that no withholding tax obligation  arises with respect to the proceeds  of  such  foreclosure  except  to the  extent,  if  any,  that  proceeds  of  such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)   The decision of a Servicer to foreclose on a defaulted  Non-Designated  Mortgage  Loan shall be subject to a determination  by such Servicer that the proceeds of such  foreclosure would exceed the costs and expenses of bringing  such a  proceeding.  The income earned from the management of any REO  Properties,  net of  reimbursement  to such Servicer for expenses incurred  (including any property or other taxes) in connection with such management and net of applicable  accrued and unpaid  Servicing Fees, and  unreimbursed  Advances and Servicing
Advances,  shall be applied to the  payment of  principal  of and  interest  on the  related
defaulted   Non-Designated   Mortgage   Loans  (with   interest   accruing  as  though  such
Non-Designated  Mortgage Loans were still current) and all such income shall be deemed,  for all purposes in this  Agreement,  to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related  Collection  Account.  To the extent  the net  income  received  during  any  calendar  month is in excess  of the  amount attributable to amortizing  principal and accrued  interest at the related  Mortgage Rate on the related  Non-Designated  Mortgage  Loan for such  calendar  month,  such excess shall be considered to be a partial  prepayment of principal of the related  Non-Designated  Mortgage
Loan.

(e)   The proceeds from any  liquidation of a  Non-Designated  Mortgage Loan, as well as any income from a related REO  Property,  will be applied in the  following  order of  priority:
first, to reimburse the related  Servicer for any related  unreimbursed  Servicing  Advances and  Servicing  Fees;  second,  to reimburse  such Servicer for any  unreimbursed  Advances;
third,  to reimburse  the related  Collection  Account for any  Nonrecoverable  Advances (or
portions   thereof)  that  were   previously   withdrawn  by  such   Servicer   pursuant  to
Section 3.08(a)(iii)  that related to such Non-Designated  Mortgage Loan; fourth, to accrued and unpaid  interest  (to the extent no  Advance  has been made for such  amount or any such
Advance has been  reimbursed) on the  Non-Designated  Mortgage Loan or related REO Property, at the per annum rate equal to the related  Mortgage  Rate reduced by the related  Servicing
Fee Rate, and any primary mortgage  guaranty  insurance fee rate, if applicable,  to the Due
Date  occurring  in the month in which such  amounts  are  required to be  distributed;  and fifth, as a recovery of principal of the Mortgage Loan.  Excess  proceeds,  if any, from the liquidation  of a Liquidated  Mortgage Loan  ("Excess  Proceeds")  that is a  Non-Designated
Mortgage Loan will be retained by the related Servicer as additional servicing  compensation pursuant to Section 3.14.

(f)   Each  Servicer of the  Non-Designated  Mortgage  Loans may (but is not  obligated  to)
enter into a special  servicing  agreement with an unaffiliated  holder of a 100% Percentage
Interest  of the most  junior  class of  Subordinate  Certificates,  subject to each  Rating
Agency's  acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into such  agreement  would not be  qualified,  downgraded or withdrawn and the
Certificates would not be placed on credit review status (except for possible  upgrading) as a result of such agreement.  Any such agreement may contain  provisions  whereby such Holder may (i)  instruct the related  Servicer to commence or delay  foreclosure  proceedings  with respect to delinquent  Non-Designated  Mortgage  Loans and will contain  provisions  for the deposit of cash with such  Servicer by the holder that would be available  for  distribution to  Certificateholders  if  Liquidation  Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures,  (ii) purchase  delinquent
Non-Designated  Mortgage Loans from the Trust Fund immediately  prior to the commencement of foreclosure  proceedings at a price equal to the Purchase Price,  and/or (iii) assume all of the servicing  rights and  obligations  with respect to delinquent  Non-Designated  Mortgage
Loans so long as such  Holder  (A) meets the  requirements  for a  Subservicer  set forth in
Section 3.02(a),  (B) will service such  Non-Designated  Mortgage  Loans in accordance  with this Agreement and (C) the related  Servicer has the right to transfer such servicing rights without the payment of any compensation to a subservicer.

(g)   The Special Servicer,  at its option,  may (but is not obligated to) purchase from the
Trust Fund,  (a) any Mortgage  Loan that is delinquent in payment 90 or more days or (b) any related  Mortgage Loan with respect to which there has been initiated  legal action or other proceedings  for the  foreclosure of the related  Mortgaged  Property  either  judicially or non-judicially,  in each  case,  provided  that the  applicable  Servicer  has the  right to transfer  the  related  servicing  rights  without  the  payment  of any  compensation  to a subservicer.  Any such purchase shall be made by the Special  Servicer with its own funds at a price equal to the Purchase Price for such Mortgage  Loan.  The applicable  Servicer shall be entitled to reimbursement  from the Special  Servicer for all expenses  incurred by it in connection with the transfer of any Mortgage Loan to the Special  Servicer  pursuant to this
Section 3.11(g).

SECTION 3.12.     Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Non-Designated  Mortgage Loan, or the receipt by a Servicer of a  notification  that  payment in full will be escrowed in a manner  customary for such purposes,  such Servicer will  immediately  notify the Custodian by delivering,  or causing to be  delivered a "Request  for Release"  substantially  in the form of  Exhibit K.
Upon receipt of such  request,  the Custodian  shall within three  Business Days release the related Mortgage File to the related  Servicer,  and the Trustee shall within three Business
Days  of such  Servicer's  direction  execute  and  deliver  to such  Servicer  the  deed of reconveyance or release or  satisfaction  of mortgage or such instrument  releasing the lien of the Mortgage in each case provided by such Servicer,  and the Custodian shall deliver the
Mortgage  Note  with  written  evidence  of  cancellation  thereon.   Expenses  incurred  in
connection with any instrument of  satisfaction or deed of reconveyance  shall be chargeable to the related  Mortgagor.  From time to time and as shall be appropriate  for the servicing or foreclosure of any Non-Designated  Mortgage Loan, including for such purpose,  collection under any policy of flood  insurance,  any fidelity bond or errors or omissions  policy,  or for the purposes of effecting a partial  release of any Mortgaged  Property from the lien of the Mortgage or the making of any  corrections  to the Mortgage  Note or the Mortgage or any of the other  documents  included in the Mortgage File, the Custodian  within three Business
Days of delivery to the  Custodian of a Request for Release in the form of Exhibit K  signed by a Servicing  Officer,  release the Mortgage File to the related Servicer.  Subject to the further  limitations set forth below,  the related Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian on its behalf,  when the need therefor by such Servicer no longer  exists,  unless the  Non-Designated  Mortgage Loan is liquidated and the proceeds  thereof are  deposited in the related  Collection  Account,  in which case such Servicer  shall  deliver to the Trustee,  or the Custodian a Request for Release in the
form of  Exhibit K,  signed by a Servicing  Officer.  Each  Servicer is also  authorized  to cause the removal from the  registration on the MERS® System of such Mortgage and to execute and deliver,  on behalf of the Trustee and the  Certificateholders  or any of them,  any and all instruments of satisfaction or cancellation or of partial or full release,  including an assignment of such loan to the Trustee.

            If a Servicer at any time seeks to initiate a foreclosure  proceeding in respect of any Mortgaged  Property related to a  Non-Designated  Mortgage Loan as authorized by this
Agreement,  such  Servicer  shall  deliver  or cause to be  delivered  to the  Trustee,  for signature,  as  appropriate,  any court  pleadings,  requests  for  trustee's  sale or other documents  necessary to effectuate  such  foreclosure  or any legal action brought to obtain judgment  against  the  Mortgagor  on the  Mortgage  Note or the  Mortgage  or to  obtain  a deficiency  judgment or to enforce any other  remedies  or rights  provided by the  Mortgage
Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13.     Documents, Records and Funds in Possession of a Servicer to be Held for
                              the Trust.

            Notwithstanding  any other  provisions of this  Agreement,  each Servicer  shall transmit to the Custodian,  as required by this  Agreement all documents and  instruments in respect  of a  Non-Designated  Mortgage  Loan  coming  into the  possession  of the  related
Servicer from time to time required to be delivered to the Trustee,  or the Custodian on its behalf,  pursuant to the terms hereof and shall account fully to the Trust Administrator for any funds  received by such  Servicer or which  otherwise  are collected by such Servicer as
Liquidation  Proceeds or Insurance Proceeds in respect of any Non-Designated  Mortgage Loan.
All  Mortgage  Files and funds  collected or held by, or under the control of, a Servicer in respect of any Non-Designated  Mortgage Loans,  whether from the collection of principal and interest payments or from Liquidation  Proceeds,  including but not limited to, any funds on deposit in a Collection Account,  shall be held by the related Servicer for and on behalf of the  Trust,  the  Trustee  or the Trust  Administrator  and shall be and remain the sole and exclusive  property of the Trust,  subject to the applicable  provisions of this  Agreement.
Each  Servicer  also agrees that it shall not create,  incur or subject any Mortgage File or any funds that are deposited in the related Collection  Account,  Certificate Account or any related Escrow Account,  or any funds that otherwise are or may become due or payable to the
Trust, the Trustee or the Trust Administrator for the benefit of the Certificateholders,  to
any  claim,  lien,  security  interest,   judgment,   levy,  writ  of  attachment  or  other
encumbrance,  or assert by legal  action or otherwise  any claim or right of setoff  against any  Mortgage  File or any funds  collected  on, or in  connection  with,  a  Non-Designated
Mortgage Loan, except,  however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are  properly  due and payable to such  Servicer under this Agreement.

SECTION 3.14.     Servicing Fee.

(a)   As  compensation  for its  services  hereunder,  each  Servicer  shall be  entitled to withdraw from the applicable  Collection  Account or to retain from interest payments on the related  Non-Designated  Mortgage Loans,  the amount of its Servicing Fee, for each Mortgage
Loan  serviced  by it,  less any amounts in respect of its  Servicing  Fee,  as  applicable, payable by such Servicer pursuant to  Section 3.05(c)(vi).  The Servicing Fee is limited to, and payable solely from, the interest  portion of such Scheduled  Payments  collected by the related  Servicer  or as  otherwise  provided in  Section 3.08(a).  In  connection  with the servicing of any Special  Serviced  Mortgage  Loan,  the Special  Servicer shall receive the
Servicing  Fee for such Special  Serviced  Mortgage Loan as its  compensation  and Ancillary
Income with respect to Special Serviced Mortgage Loans.

(b)   With respect to each Non-Designated  Mortgage Loan, additional servicing  compensation in the form of  Ancillary  Income and  Excess  Proceeds  shall be  retained  by the  related
Servicer,  and additional servicing compensation in the form of Payoff Interest not required to make payments in respect of Compensating  Interest  Payments shall be retained by SPS and
WMMSC,  as applicable.  Each Servicer  shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder  (including  the  payment  of any expenses  incurred in connection with any  Subservicing  Agreement  entered into pursuant to
Section 3.02  and  the  payment  of  any  premiums  for  insurance   required   pursuant  to
Section 3.18)  and shall not be entitled to  reimbursement  thereof  except as  specifically provided for in this Agreement.

(c)   The Master  Servicer  shall be compensated  by the Trust  Administrator  as separately agreed.  The Master  Servicer  and any  director,  officer,  employee or agent of the Master
Servicer  shall be  indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including  reasonable  attorney's fees and  expenses)  incurred in connection  with any claim or legal action  relating to (a) this
Agreement,  (b) the  Certificates  or (c) the  performance  of any of the Master  Servicer's duties  hereunder,  other than any loss,  liability or expense incurred by reason of willful misfeasance,  bad faith or negligence  in the  performance  of any of the Master  Servicer's duties  hereunder  or incurred by reason of any action of the Master  Servicer  taken at the direction of the Certificateholders;  provided,  however, that the sum of (x) such indemnity
amounts  payable  by  DLJMC  or  the  Trust  to  the  Master   Servicer   pursuant  to  this
Section 3.14(c)  and (y) the  indemnity  amounts  payable by DLJMC or the Trust to the Trust
Administrator  pursuant to  Section 10.05,  shall not exceed  $200,000  per year;  provided, further,  that any amounts not payable by DLJMC or the Trust to the Master  Servicer  due to
the  preceding  proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust)
in any succeeding year,  subject to the aggregate  $200,000 per annum limitation  imposed by the preceding  proviso.  Such indemnity  shall survive the  termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.15.     Access to Certain Documentation.

            The Master  Servicer and each Servicer shall provide to the OTS and the FDIC and to comparable  regulatory  authorities  supervising Holders of Subordinate  Certificates and the  examiners  and  supervisory  agents of the OTS,  the FDIC and such  other  authorities, access to the documentation  regarding the related Non-Designated Mortgage Loans required by applicable  regulations  of the OTS and the FDIC.  Such  access  shall be  afforded  without charge,  but only upon reasonable and prior written request and during normal business hours at the  offices  designated  by the  Master  Servicer  or  such  Servicer.  Nothing  in this
Section shall  limit the  obligation  of the Master  Servicer or any Servicer to observe any applicable  law  prohibiting  disclosure of  information  regarding the  Mortgagors  and the failure of the Master  Servicer  or such  Servicer  to provide  access as  provided  in this
Section as  a result of such  obligation  shall  not  constitute  a breach of this  Section.
Nothing in this  Section 3.15  shall require the Master Servicer or any Servicer to collect, create,  collate or  otherwise  generate  any  information  that it does not generate in its usual course of business.

SECTION 3.16.     Annual Statement as to Compliance.

            Not later than the  earlier of (a) March 15 of each  calendar  year  (other than the calendar  year during which the Closing Date occurs) or (b) with respect to any calendar year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Exchange  Act and the  rules and  regulations  of the  Commission,  15 calendar  days  before  each date on which  the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the Commission  (or if such day is not a Business Day, the  immediately  preceding  Business
Day), each Servicer shall deliver to the Master Servicer an Officer's  Certificate  stating, as to the signer  thereof,  that (i) a review of the activities of such Servicer  during the preceding  calendar year and of the  performance  of such Servicer  under this Agreement has been  made  under  such  officer's  supervision,  and  (ii) to the  best  of such  officer's knowledge,  based on such review, such Servicer has fulfilled all its obligations under this
Agreement  throughout  such year, or, if there has been a default in the  fulfillment of any such  obligation,  specifying  each such  default  known to such  officer and the nature and status  thereof and the action being taken by such Servicer to cure such default.  Upon each receipt of such Officer's Certificate from any Servicer,  the Master Servicer shall promptly deliver a copy of such  Officer's  Certificate to the Depositor,  the Rating  Agencies,  the
Trustee and the Trust Administrator.

            Not later than the  earlier of (a) March 15 of each  calendar  year  (other than the calendar  year during which the Closing Date occurs) or (b) with respect to any calendar year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Exchange  Act and the  rules and  regulations  of the  Commission,  15 calendar  days  before  each date on which  the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the Commission  (or if such day is not a Business Day, the  immediately  preceding  Business
Day), the Master Servicer shall deliver to the Depositor,  the Rating Agencies,  the Trustee and the Trust  Administrator  an Officer's  Certificate  stating,  as to the signer thereof, that (i) a review of the  activities of the Master  Servicer  during the preceding  calendar year and of the  performance of the Master Servicer under this Agreement has been made under such officer's supervision,  and (ii) to the best of such officer's knowledge, based on such review,  the  Master  Servicer  has  fulfilled  all its  obligations  under  this  Agreement throughout  such  year,  or,  if there  has been a default  in the  fulfillment  of any such obligation,  specifying  each such  default  known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default.

SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement; Financial
                              Statements.

            Not later than the  earlier of (a) March 15 of each  calendar  year  (other than the calendar  year during which the Closing Date occurs) or (b) with respect to any calendar year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Exchange  Act and the  rules and  regulations  of the  Commission,  15 calendar  days  before  each date on which  the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the Commission  (or if such day is not a Business Day, the  immediately  preceding  Business
Day), the Master  Servicer at its expense shall cause a nationally or regionally  recognized firm of  independent  public  accountants  (who may also render other services to the Master
Servicer or any affiliate  thereof) which is a member of the American Institute of Certified
Public Accountants to furnish a statement to the Trust  Administrator and the Depositor,  in the form of Exhibit V-1.

            Not later than the  earlier of (a) March 15 of each  calendar  year  (other than the calendar  year during which the Closing Date occurs) or (b) with respect to any calendar year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Exchange  Act and the  rules and  regulations  of the  Commission,  15 calendar  days  before  each date on which  the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the Commission  (or if such day is not a Business Day, the  immediately  preceding  Business
Day),  each  Servicer  (other  than  WMMSC and Wells  Fargo) at its  expense  shall  cause a nationally or regionally  recognized firm of independent  public  accountants  (who may also render other  services to such  Servicer,  any Seller or any affiliate  thereof)  which is a member of the American  Institute of Certified Public  Accountants to furnish a statement to the Trust  Administrator,  the Master  Servicer and the  Depositor,  to the effect that with respect to each Servicer (other than WMMSC and Wells Fargo),  such firm has examined certain documents  and records  relating to the  servicing of mortgage  loans which such Servicer is servicing which may include the related  Mortgage Loans or similar mortgage loans, and that, on the basis of such  examination,  conducted  substantially  in compliance with the Uniform
Single  Attestation  Program for Mortgage  Bankers or the Audit Guide for HUD Approved Title
II Approved Mortgagees and Loan Correspondent Programs,  nothing has come to their attention which would indicate that such servicing has not been conducted in compliance  with Accepted
Servicing  Practices,  except  for (a) such  exceptions  as such firm  shall  believe  to be immaterial,  and (b) such  other  exceptions  as shall be set  forth in such  statement.  In addition each Servicer shall disclose to such firm all significant  deficiencies relating to such  Servicer's  compliance  with  the  minimum  servicing  standards  set  forth  in  this
Agreement.  In  rendering  such  statement,  such firm may rely,  as to matters  relating to direct  servicing  of  mortgage  loans  by  Subservicers,  upon  comparable  statements  for examinations  conducted  substantially  in compliance  with the Uniform  Single  Attestation
Program  for  Mortgage  Bankers  or the  Audit  Guide  for HUD  Approved  Title II  Approved
Mortgagees and Loan  Correspondent  Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.

            Not later than the  earlier of (a) March 15 of each  calendar  year  (other than the calendar  year during which the Closing Date occurs) or (b) with respect to any calendar year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Exchange  Act and the  rules and  regulations  of the  Commission,  15 calendar  days  before  each date on which  the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the Commission  (or if such day is not a Business Day, the  immediately  preceding  Business
Day),  WMMSC,  at its expense,  shall furnish to the Trust  Administrator a copy of a report delivered to WMMSC by a firm of independent  public  accountants  (who may also render other services  to  WMMSC  or any  affiliate  thereof)  to the  effect  that,  on the  basis of an examination  conducted by such firm in accordance with standards established by the American
Institute  of  Certified  Public  Accountants,  WMMSC  has  complied  with  certain  minimum residential  mortgage loan servicing  standards in its role as master  servicer with respect to the servicing of  residential  mortgage  loans  (including  the WMMSC  Serviced  Mortgage
Loans)  during the most  recently  completed  fiscal year. In rendering its report such firm may rely, (a) as to matters  relating to the  Certificates,  upon a statistical  sampling of series of  mortgage-backed  certificates  which may include the  Certificates  and (b) as to matters  relating to the direct  servicing of residential  mortgage  loans by  subservicers, upon comparable  reports of firms of independent  certified public  accountants  rendered on the basis of examinations  conducted in accordance with the same standards  (rendered within one year of such  report)  with  respect to those  subservicers.  In  addition,  WMMSC shall disclose to such firm all significant  deficiencies  relating to WMMSC's compliance with the minimum residential mortgage loan servicing standards referred to in the preceding sentence.

            Not later than the  earlier of (a) March 15 of each  calendar  year  (other than the calendar  year during which the Closing Date occurs) or (b) with respect to any calendar year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the  Exchange  Act and the  rules and  regulations  of the  Commission,  15 calendar  days  before  each date on which  the  Depositor's  annual  report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the Commission  (or if such day is not a Business Day, the  immediately  preceding  Business
Day),  Wells Fargo, at its expense,  shall cause a nationally or regionally  recognized firm of independent  public  accountants  (who may also render other services to Wells Fargo, any
Seller or any affiliate  thereof)  which is a member of the American  Institute of Certified
Public  Accountants  to furnish a statement to the Depositor,  and the Depositor  shall send copies of such statement to each of the Trust Administrator and the Master Servicer,  to the
effect that such firm has examined  certain  documents and records relating to the servicing of mortgage  loans which Wells Fargo is  servicing,  which may include the related  Mortgage
Loans or similar  mortgage  loans,  and that,  on the basis of such  examination,  conducted substantially  in  compliance  with the Uniform  Single  Attestation  Program  for  Mortgage
Bankers  or the  Audit  Guide  for HUD  Approved  Title  II  Approved  Mortgagees  and  Loan
Correspondent  Programs,  nothing has come to their attention which would indicate that such servicing has not been conducted in compliance  with Accepted  Servicing  Practices,  except for (a) such  exceptions  as such firm shall  believe to be  immaterial,  and (b) such other exceptions  as  shall  be set  forth in such  statement.  In  addition,  Wells  Fargo  shall disclose to such firm all  significant  deficiencies  relating to Wells  Fargo's  compliance with the  minimum  servicing  standards  set  forth in this  Agreement.  In  rendering  such statement,  such firm may rely, as to matters relating to direct servicing of mortgage loans by  Subservicers,  upon comparable  statements for examinations  conducted  substantially in compliance  with the Uniform Single  Attestation  Program for Mortgage  Bankers or the Audit
Guide  for HUD  Approved  Title  II  Approved  Mortgagees  and Loan  Correspondent  Programs
(rendered within one year of such statement) of independent  public accountants with respect to the related Subservicer.

            Copies of such statements  shall be provided by the Trust  Administrator  to any
Certificateholder  upon request at the Master Servicer's or the related Servicer's  expense, provided  such  statement is delivered by the Master  Servicer or such Servicer to the Trust
Administrator.

SECTION 3.18.     Maintenance of Fidelity Bond and Errors and Omissions Insurance.

            Each Servicer shall maintain with responsible  companies,  at its own expense, a blanket Fidelity Bond and an Errors and Omissions  Insurance Policy,  with broad coverage on all officers,  employees or other persons  acting in any capacity  requiring such persons to handle funds,  money,  documents or papers relating to the related Mortgage Loans ("Servicer
Employees").  Any such Fidelity Bond and Errors and Omissions  Insurance  Policy shall be in the form of the  Mortgage  Banker's  Blanket  Bond and shall  protect and insure the related
Servicer  against  losses,  including  forgery,  theft,  embezzlement,   fraud,  errors  and
omissions and negligent acts of such Servicer  Employees.  Such Fidelity Bond and Errors and
Omissions  Insurance  Policy also shall protect and insure each Servicer  against  losses in connection  with the release or  satisfaction  of a related  Mortgage  Loan  without  having obtained  payment  in  full  of the  indebtedness  secured  thereby.  No  provision  of this
Section 3.18  requiring such Fidelity Bond and Errors and Omissions  Insurance  Policy shall diminish  or  relieve  a  Servicer  from its  duties  and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such bond and insurance policy shall be at least equal to the  corresponding  amounts  acceptable  to FNMA  unless the related  Servicer  has obtained a waiver of such  requirement.  Upon the  request of the Trust  Administrator,  the related  Servicer  shall cause to be delivered to the Trust  Administrator  a certificate of insurance  of the  insurer  and the surety  including  a  statement  from the surety and the insurer that such  fidelity  bond and  insurance  policy shall in no event be  terminated or materially modified without 30 days' prior written notice to the Trust Administrator.

            The  Master  Servicer  shall  maintain   insurance  in  such  amounts  generally
acceptable for entities serving as master servicer.

SECTION 3.19.     Special Serviced Mortgage Loans.

            If  directed  by the  Special  Servicer  and  solely at the  Special  Servicer's option,  a  Servicer  other  than  WMMSC (a  "Transferring  Servicer")  shall  transfer  the servicing  of any  Mortgage  Loan  serviced  by the  Transferring  Servicer  90 days or more delinquent  (determined  as of the close of business of the last day of the month  preceding the related  Data  Remittance  Date) to the Special  Servicer.  The Special  Servicer  shall thereupon  assume all of the rights and obligations of the Transferring  Servicer  hereunder
arising  thereafter  and  the  Transferring   Servicer  shall  have  no  further  rights  or
obligations  hereunder with respect to such Mortgage Loan (except that the Special  Servicer shall not be (i) liable for losses of the  Transferring  Servicer  pursuant to  Section 3.09 hereof or for any acts or  omissions of the  Transferring  Servicer  hereunder  prior to the servicing  transfer date,  (ii)  obligated to effectuate  repurchases  or  substitutions  of
Mortgage Loans hereunder  including,  but not limited to,  repurchases or  substitutions  of
Mortgage  Loans  pursuant to  Section 2.02  or 2.03 hereof or (iii)  deemed to have made any representations and warranties of a Transferring  Servicer  hereunder).  Notwithstanding the preceding  sentence,  the Special Servicer shall service all Special Serviced Mortgage Loans in  accordance  with  the  servicing  standards  applicable  to  SPS  as  if  SPS  were  the
Transferring  Servicer;  provided,  however,  that  the  obligations  of SPS  set  forth  in
Section 8.01(h),  Section 8.01(i) and Article XIII of this Agreement shall not be applicable to the Special  Servicer.  Upon the transfer of the  servicing of any such  Mortgage Loan to the Special  Servicer,  the Special Servicer shall be entitled to the related  Servicing Fee and other  compensation  accruing  after the  servicing  transfer  date with respect to such
Mortgage Loans pursuant to Section 3.14.

            In  connection  with the transfer of the  servicing of any Mortgage  Loan to the
Special  Servicer,  the  Transferring  Servicer  shall, at the Special  Servicer's  expense, deliver to the Special  Servicer all documents and records  relating to such Mortgage  Loans and an accounting  of amounts  collected or held by it and otherwise use its best efforts to effect the orderly and efficient  transfer of the servicing to the Special Servicer.  On the servicing transfer date, the Special Servicer shall reimburse the Transferring  Servicer for all unreimbursed  Advances,  Servicing Advances and Servicing Fees, as applicable,  relating to the Mortgage  Loans for which the servicing is being  transferred.  The Special  Servicer shall be entitled to be reimbursed  pursuant to Section 3.08  or otherwise  pursuant to this
Agreement for all such Advances,  Servicing Advances and Servicing Fees, as applicable, paid by the  Transferring  Servicer  pursuant  to this  Section 3.19.  In  addition,  the Special
Servicer  shall notify the Master  Servicer of such transfer and the effective  date of such transfer,  and amend the  Mortgage  Loan  Schedule to reflect that such  Mortgage  Loans are
Special Serviced Mortgage Loans.

SECTION 3.20.     Indemnification of Servicers and Master Servicer.

            Each  Servicer,  other  than  WMMSC,  agrees to  indemnify  and hold the  Master
Servicer  harmless  from  and  against  any and  all  losses,  claims,  expenses,  costs  or liabilities  (including attorneys fees and court costs) incurred by the Master Servicer as a result of or in connection  with the failure by such Servicer to perform the  obligations or responsibilities imposed upon or undertaken by such Servicer under this Agreement.

            The Master  Servicer  agrees to  indemnify  and hold each  Servicer,  other than
WMMSC, harmless from and against any and all losses, claims,  expenses, costs or liabilities
(including  attorneys  fees and court costs)  incurred by such Servicer as a result of or in connection  with  the  failure  by  the  Master  Servicer  to  perform  the  obligations  or responsibilities imposed upon or undertaken by the Master Servicer under this Agreement.

SECTION 3.21.     Notification of Adjustments.

            With  respect to each  Mortgage  Loan,  the related  Servicer  shall  adjust the
Mortgage  Rate on the  related  Adjustment  Date in  compliance  with  the  requirements  of applicable  law and the related  Mortgage  and Mortgage  Note.  The related  Servicer  shall execute and deliver any and all necessary  notices  required  under  applicable  law and the terms of the related  Mortgage Note and Mortgage  regarding  the Mortgage Rate  adjustments.
Upon the  discovery  by the  related  Servicer  or the  receipt  of  notice  from the  Trust
Administrator  that such Servicer has failed to adjust a Mortgage  Rate in  accordance  with the terms of the related  Mortgage  Note,  such Servicer  shall  immediately  deposit in the
Certificate  Account from its own funds the amount of any interest  loss or deferral  caused the Trust Administrator thereby.

SECTION 3.22.     Designated Mortgage Loans.

(a)   For and on behalf of the  Certificateholders,  the Master  Servicer  shall oversee and enforce the  obligation of each  Designated  Servicer to service and  administer the related
Designated  Mortgage Loans in accordance with the terms of the related Designated  Servicing
Agreement  and shall have full  power and  authority  to do any and all things  which it may deem  necessary or desirable in connection  with such master  servicing and  administration.
In  performing  its  obligations  hereunder,  the  Master  Servicer  shall  act in a  manner consistent  with this  Agreement  and with  customary  and usual  standards  of  practice of prudent mortgage loan master servicers.  Furthermore,  the Master Servicer shall oversee and consult  with each  Designated  Servicer as  necessary  from  time-to-time  to carry out the
Master  Servicer's  obligations  hereunder,  and shall  receive,  review  and  evaluate  all reports,  information  and other data  provided to the Master  Servicer  by each  Designated
Servicer.

            The  Master   Servicer  shall  terminate  the  rights  and  obligations  of  any
Designated Servicer under the related Designated  Servicing  Agreement,  upon the failure of such Designated  Servicer to perform any of its obligations under such Designated  Servicing
Agreement,  which failure  results in an event of default as provided in Section 8.01 of the
National  City  Servicing  Agreement,  with  respect to  National  City and as  provided  in
Section 14.01 of the Wachovia Servicing  Agreement,  with respect to Wachovia.  In the event a Designated Servicer is terminated pursuant to the preceding sentence,  the Master Servicer shall  notify the  Depositor  and the Trust  Administrator  and shall  either (a) select and engage a successor  servicer of the related Mortgage Loans or (b) act as successor  servicer of the related  Mortgage  Loans.  In either case, the  Designated  Mortgage Loans related to such  Designated  Servicing  Agreement shall be serviced by the successor to such Designated
Servicer  pursuant  to the  servicing  provisions  of this  Agreement,  and such  Designated
Mortgage  Loans shall be deemed as  "Non-Designated  Mortgage  Loans" under this  Agreement;
provided,  however,  it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing  functions can be fully transferred to such successor  Designated  Servicer.  Such enforcement,  including, without  limitation,  the legal prosecution of claims,  termination of Designated  Servicing
Agreements and the pursuit of other appropriate remedies,  shall be in such form and carried out to such an extent and at such time as the Master  Servicer,  in its good faith  business judgment,  would  require  were it the  owner of the  related  Mortgage  Loans.  The  Master
Servicer  shall pay the costs of such  enforcement  at its own  expense,  provided  that the
Master  Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received  reasonable  indemnity for its costs and expenses in pursuing such action.

            To the extent that the costs and expenses of the Master Servicer  related to any termination of a Designated Servicer,  appointment of a successor Designated Servicer or the transfer and  assumption of servicing by the Master  Servicer with respect to any Designated
Servicing Agreement  (including,  without  limitation,  (i) all legal costs and expenses and all due  diligence  costs  and  expenses  associated  with an  evaluation  of the  potential termination of a Designated  Servicer as a result of an event of default by such  Designated
Servicer  and  (ii)  all  costs  and  expenses  associated  with the  complete  transfer  of servicing,  including  all  servicing  files  and all  servicing  data  and the  completion, correction  or  manipulation  of such  servicing  data as may be required  by the  successor servicer to correct any errors or  insufficiencies  in the  servicing  data or  otherwise to enable the  successor  servicer  to  service  the  Mortgage  Loans in  accordance  with this
Agreement)  are not fully  reimbursed  by the  terminated  Designated  Servicer,  the Master
Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b)   Each month,  if a  Designated  Servicer  fails to make a required  Advance by the date such Advance is required to be made under the related Designated  Servicing  Agreement,  the
Master  Servicer  shall on the Cash  Remittance  Date  deposit in the amount of any required
Advance in the Certificate Account.

(c)   Each  month,  the Master  Servicer  shall make  Compensating  Interest  Payments  with respect to the Designated Mortgage Loans to the extent provided in Section 3.03.

                                         ARTICLE IV

                       PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.     Priorities of Distribution.

            (I)   (A)   On each  Distribution  Date,  with respect to the Group 1,  Group 2,
   Group 3,  Group 4,  Group 5, Group 6 and Class C-B Certificates,  the Trust Administrator
   shall determine the amounts to be distributed to each Class of Certificates as follows:

(a)   with  respect to the Group 1  Certificates,  from the  Available  Distribution  Amount relating to Loan Group 1:

(i)   first,  concurrently,  to the Group 1  Certificates,  an amount  allocable to interest equal to the related Interest  Distribution  Amount for such Distribution  Date, any  shortfall  being  allocated  pro rata  between  such  Classes  based on the
            Interest  Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)  second, on each  Distribution  Date, from the Available  Distribution  Amount for Loan
            Group 1  remaining  after  giving  effect  to  the  distributions   pursuant  to
            Section 4.01(I)(A)(a)(i)   above,  the  Group 1  Senior  Principal  Distribution
            Amount, as principal, sequentially, as follows:

(A)   first,  to  the  Class AR  and  Class AR-L  Certificates,  pro  rata  based  on  their
                  respective  Class  Principal   Balances,   until  their  respective  Class
                  Principal Balances are reduced to zero; and

(B)   second, to the Class 1-A-1 Certificates,  until its Class Principal Balance is reduced to zero.

(b)   with respect to the Group 2 Certificates,  and from the Available  Distribution Amount relating to Loan Group 2:

(i)   first,  concurrently,  to the Group 2  Certificates,  an amount  allocable to interest equal to the related Interest  Distribution  Amount for such Distribution  Date, any  shortfall  being  allocated  pro rata  between  such  Classes  based on the
            Interest  Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)  second, on each  Distribution  Date, from the Available  Distribution  Amount for Loan
            Group 2  remaining  after  giving  effect  to  the  distributions   pursuant  to
            Section 4.01(I)(A)(b)(i)  above, as principal,  to the Class 2-A-1 Certificates, the Group 2 Senior  Principal  Distribution  Amount,  until its Class  Principal
            Balance is reduced to zero.

(c)   with respect to the Group 3 Certificates,  and from the Available  Distribution Amount relating to Loan Group 3:

(i)   first,  concurrently,  to the Group 3  Certificates,  an amount  allocable to interest equal to the related Interest  Distribution  Amount for such Distribution  Date, any  shortfall  being  allocated  pro rata  between  such  Classes  based on the
            Interest  Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)  second, on each  Distribution  Date, from the Available  Distribution  Amount for Loan
            Group 3  remaining  after  giving  effect  to  the  distributions   pursuant  to
            Section 4.01(I)(A)(c)(i)  above, as principal,  to the Class 3-A-1 Certificates, the Group 3 Senior  Principal  Distribution  Amount,  until its Class  Principal
            Balance is reduced to zero.

(d)   with respect to the Group 4 Certificates,  and from the Available  Distribution Amount relating to Loan Group 4:

(i)   first,  concurrently,  to the Group 4  Certificates,  an amount  allocable to interest equal to the related Interest  Distribution  Amount for such Distribution  Date, any  shortfall  being  allocated  pro rata  between  such  Classes  based on the
            Interest  Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)  second, on each  Distribution  Date, from the Available  Distribution  Amount for Loan
            Group 4  remaining  after  giving  effect  to  the  distributions   pursuant  to
            Section 4.01(I)(A)(d)(i)  above,  as  principal,  the Group 4  Senior  Principal
            Distribution  Amount, pro rata,  weighted based on the aggregate Class Principal
            Balances of such Classes  immediately prior to such Distribution Date (the Class
            4-A-1  Certificates on one side and the Class 4-A-2 and Class 4-A-3 Certificates on the other), as follows:

(A)   to the Class 4-A-1 Certificates, until the Class Principal Balance of such Class is reduced to zero; and

(B)   sequentially, to the Class 4-A-2 Certificates and Class 4-A-3 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero.

(e)   with respect to the Group 5 Certificates,  and from the Available  Distribution Amount relating to Loan Group 5:

(i)   first, to the Class 5-A-1  Certificates and the Interest  Remittance Amount, an amount allocable to interest equal to the related Interest  Distribution Amount, or, in the case of the Interest  Remittance  Amount, the Group 5 Excess Interest Amount
            for such  Distribution  Date, any shortfall  being allocated pro rata among such
            Class and the  Interest  Remittance  Amount in  proportion  to the amount of the
            Interest  Distribution  Amount or Group 5 Excess Interest Amount, as applicable, that would have been distributed in the absence of such shortfall; and

(ii)  second, on each  Distribution  Date, from the Available  Distribution  Amount for Loan
            Group 5  remaining  after  giving  effect  to  the  distributions   pursuant  to
            Section 5.01(I)(A)(e)(i)  above, to the Class 5-A-1 Certificates,  as principal, the Group 5 Senior  Principal  Distribution  Amount,  until the Class  Principal
            Balance of such Class is reduced to zero.

(f)   with respect to the Group 6 Certificates,  and from the Available  Distribution Amount relating to Loan Group 6:

(i)   first, to the Class 6-A-1  Certificates and the Interest  Remittance Amount, an amount allocable to interest equal to the related Interest  Distribution Amount, or, in the case of the Interest  Remittance  Amount, the Group 6 Excess Interest Amount
            for such  Distribution  Date, any shortfall  being allocated pro rata among such
            Class and the  Interest  Remittance  Amount in  proportion  to the amount of the
            Interest  Distribution  Amount or Group 6 Excess Interest Amount, as applicable, that would have been distributed in the absence of such shortfall; and

(ii)  second, on each  Distribution  Date, from the Available  Distribution  Amount for Loan
            Group 6  remaining  after  giving  effect  to  the  distributions   pursuant  to
            Section 4.01(I)(A)(f)(i)  above, to the Class 6-A-1 Certificates,  as principal, the Group 6 Senior  Principal  Distribution  Amount,  until the Class  Principal
            Balance of such Class is reduced to zero.

(g)   with  respect  to the  Group C-B  and  Class AR-L  Certificates,  from  the  Available
      Distribution  Amount  relating to Loan  Group 1,  Loan  Group 2,  Loan  Group 3,  Loan
      Group 4,  Loan Group 5 and Loan Group 6 remaining after the distributions  pursuant to
      Sections  4.01(I)(A)(a),  (b),  (c),  (d),  (e) and (f)  above,  subject  to  Sections
      4.01(I)(C)  below,  and  further  subject to any  payments  to the  Group 1,  Group 2,
      Group 3,  Group 4,  Group 5 and Group 6 Certificates as described in Section 4.07,  to the following Classes in the following order of priority:

(i)   first,  to the Class C-B-1 and  Class C-B-1X  Certificates,  pro rata based on amounts due, the respective Interest  Distribution  Amounts;  provided,  however,  that, notwithstanding  the  foregoing,  accrued  interest  to be  distributed  to  the
            Class C-B-1X  Certificates  will be reduced  to the  extent of the  Class C-B-1X
            Required   Reserve  Fund  Deposit  for  such   Distribution   Date  pursuant  to
            Section 4.09(b);

(ii)  second,  to the Class C-B-1  Certificates,  an amount  allocable to principal equal to its Pro Rata  Share  for such  Distribution  Date,  until  the  Class  Principal
            Balance of Class C-B-1 Certificates has been reduced to zero;

(iii) third, to the Class C-B-2  Certificates,  an amount allocable to interest equal to the
            Interest Distribution Amount for such Class for such Distribution Date;

(iv)  fourth,  to the Class C-B-2  Certificates,  an amount  allocable to principal equal to its Pro Rata  Share  for such  Distribution  Date,  until  the  Class  Principal
            Balance of Class C-B-2 Certificates has been reduced to zero;

(v)   fifth, to the Class C-B-3  Certificates,  an amount allocable to interest equal to the
            Interest Distribution Amount for such Class for such Distribution Date;

(vi)  sixth, to the Class C-B-3 Certificates,  an amount allocable to principal equal to its
            Pro Rata Share for such Distribution  Date, until the Class Principal Balance of
            Class C-B-3 Certificates has been reduced to zero;

(vii) seventh,  to the Class C-B-4  Certificates,  an amount  allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(viii)      eighth, to the Class C-B-4 Certificates,  an amount allocable to principal equal to its Pro Rata  Share for such  Distribution  Date,  until the Class  Principal
            Balance of Class C-B-4 Certificates has been reduced to zero;

(ix)  ninth, to the Class C-B-5  Certificates,  an amount allocable to interest equal to the
            Interest Distribution Amount for such Class for such Distribution Date;

(x)   tenth, to the Class C-B-5 Certificates,  an amount allocable to principal equal to its
            Pro Rata Share for such Distribution  Date, until the Class Principal Balance of
            Class C-B-5 Certificates has been reduced to zero;

(xi)  eleventh,  to the Class C-B-6  Certificates,  an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xii) twelfth,  to the Class C-B-6  Certificates,  an amount allocable to principal equal to its Pro Rata  Share  for such  Distribution  Date,  until  the  Class  Principal
            Balance of Class C-B-6 Certificates has been reduced to zero;

(xiii)      thirteenth,  to the  Class C-B-1  Certificates,  any amounts  withdrawn from the
            Class C-B-1  Basis  Risk  Reserve  Fund  for  distribution  to such  Class C-B-1
            Certificates pursuant to Sections 4.09(b); and

(xiv) fourteenth, to the Class C-B-1,  Class C-B-2,  Class C-B-3,  Class C-B-4,  Class C-B-5
            and  Class C-B-6  Certificates,  in that order,  up to an amount of Net Realized
            Losses  for  such  Class,  if any;  provided,  however,  that  any  distribution pursuant  to this  Section 4.01(I)(A)(i)(xiv)  shall  not  result  in a  further reduction of the Class Principal  Balance of any of the Class C-B  Certificates;
            and

(xv)  to the Class AR-L  Certificates,  any remaining Available Distribution Amount for Loan
            Group 1,  Loan  Group 2,  Loan  Group 3,  Loan  Group 4,  Loan  Group 5 and Loan
            Group 6 (to the extent such  amount is held by REMIC I or  REMIC II),  or to the
            Class AR  Certificates,  any remaining  Available  Distribution  Amount for Loan
            Group 1,  Loan  Group 2,  Loan  Group 3,  Loan  Group 4,  Loan  Group 5 and Loan
            Group 6 (to the extent such amount is held by REMIC III or REMIC IV).

(B)   On each  Distribution  Date, the amount referred to in clause (i) of the definition of
   Interest  Distribution  Amount  for such  Distribution  Date for each  Class of  Group 1,
   Group 2,  Group 3,  Group 4,  Group 5, Group 6 and Class C-B Certificates and for each of the Group 5 Excess Interest  Amounts and Group 6 Excess Interest Amounts shall be reduced by the Trust  Administrator  by the related Class' or Excess  Interest  Amounts' pro rata share  (based on the amount of the  Interest  Distribution  Amount for each such Class or
   Excess Interest Amount before reduction pursuant to this  Section 4.01(I)(B))  of (i) Net
   Prepayment  Interest  Shortfalls  for  Mortgage  Loans in the related Loan Group for such
   Distribution Date; and (ii) (A) after the Special Hazard Coverage  Termination Date, with respect to each Group 1,  Group 2, Group 3, Group 4, Group 5 or Group 6 Mortgage Loan, as
   applicable,  that was the subject of Special Hazard Loss during the prior calendar month, the  excess of one  month's  interest  at the  related  Net  Mortgage  Rate on the Stated
   Principal  Balance of such Mortgage Loan as of the Due Date in such month over the amount of  Liquidation  Proceeds  applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage  Termination Date, with respect to each Group 1,
   Group 2, Group 3,  Group 4, Group 5 or Group 6 Mortgage Loan, as applicable,  that became subject to a Bankruptcy  Loss during the prior calendar  month,  the interest  portion of the related Debt Service Reduction or Deficient Valuation,  (C) each Relief Act Reduction for any  Group 1,  Group 2,  Group 3,  Group 4,  Group 5 or  Group 6  Mortgage  Loan,  as
   applicable,  incurred  during  the prior  calendar  month  and (D)  after the Fraud  Loss
   Coverage  Termination  Date,  with respect to each Group 1,  Group 2,  Group 3,  Group 4,
   Group 5 or Group 6  Mortgage  Loan,  as  applicable,  that became a Fraud Loan during the prior calendar month the excess of one month's  interest at the related Net Mortgage Rate on the Stated  Principal  Balance of such  Mortgage Loan as of the Due Date in such month over the amount of  Liquidation  Proceeds  applied as interest on such Mortgage Loan with respect to such  month.  For  purposes  of  calculating  the  reduction  of the  Interest
   Distribution  Amount  for each  Class of  Class C-B  Certificates  with  respect  to Loan
   Group 1,  Loan  Group 2,  Loan Group 3,  Loan Group 4,  Loan Group 5 or Loan Group 6 such reduction shall be based on the amount of interest  accruing at the Net WAC Rate for such
   Loan Group on such Class'  proportionate  share,  based on the Class Principal Balance of the related Subordinate Component Balance for that Distribution Date.

(C)   With  respect to each Class of  Class C-B  Certificates  (other than the  Class C-B-1X
   Certificates),  if on any Distribution Date the related Subordination Level of such Class is less than such  percentage  as of the  Closing  Date,  no  distribution  of  Principal
   Prepayments  will be made to any Class or Classes  of  Class C-B  Certificates  junior to such Class (the  "Restricted  Classes")  and the amount  otherwise  distributable  to the
   Restricted  Classes in respect of such Principal  Prepayments will be allocated among the remaining Classes of Class C-B  Certificates (other than the Class C-B-1X  Certificates), pro rata, based upon their respective Class Principal Balances.

(D)   The Trust  Administrator  shall  distribute  the Mortgage Loan  Purchase  Price of any
   Optional  Termination of Loan Group 1,  Loan Group 2,  Loan Group 3,  Loan Group 4,  Loan
   Group 5  and Loan  Group 6  in excess of the Par  Value to the  holder of the  Class AR-L
   Certificate.

            (II)  With respect to the Group 7 Certificates:

(a)   On each Distribution Date, the Trust Administrator shall distribute the Interest
      Remittance Amount for such date in the following order of priority:

(i)   from the  Interest  Remittance  Amount for Loan  Group 7A  and Loan  Group 7B,  to the
            Group 7 Senior  Certificates,  pro rata based on amounts due,  Current  Interest and any  Carryforward  Interest  for  such  Class  and such  Distribution  Date, applied to the Group 7 Senior Certificates as follows:

(1)   amounts  distributed to the Class 7-A-1-1  and Class 7-A-1-2  Certificates will reduce the Interest  Remittance  Amount for Loan Group 7A before any reduction to the  Interest  Remittance  Amount  for Loan  Group 7B  in  respect of such distribution; and

(2)   amounts  distributed to the  Class 7-A-2,  Class 7-A-3,  Class 7-A-4,  Class 7-A-5 and
                  Class 7-A-6  Certificates  will reduce the Interest  Remittance Amount for
                  Loan Group 7B before any reduction to the Interest  Remittance  Amount for
                  Loan Group 7A in respect of such distribution;

(ii)  first,  from the  Interest  Remittance  Amount  for Loan  Group 7B  and then  from the
            Interest Remittance Amount for Loan Group 7A,  to the Class 7-M-1  Certificates,
            Current  Interest  and  any  Carryforward  Interest  for  such  Class  and  such
            Distribution Date;

(iii) first,  from the  Interest  Remittance  Amount  for Loan  Group 7B  and then  from the
            Interest Remittance Amount for Loan Group 7A,  to the Class 7-M-2  Certificates,
            Current  Interest  and  any  Carryforward  Interest  for  such  Class  and  such
            Distribution Date;

(iv)  first,  from the  Interest  Remittance  Amount  for Loan  Group 7B  and then  from the
            Interest Remittance Amount for Loan Group 7A,  to the Class 7-M-3  Certificates,
            Current  Interest  and  any  Carryforward  Interest  for  such  Class  and  such
            Distribution Date;

(v)   first,  from the  Interest  Remittance  Amount  for Loan  Group 7B  and then  from the
            Interest Remittance Amount for Loan Group 7A,  to the Class 7-M-4  Certificates,
            Current  Interest  and  any  Carryforward  Interest  for  such  Class  and  such
            Distribution Date; and

(vi)  for  application  as part of Monthly  Excess  Cashflow for such  Distribution  Date as provided in  Section 4.01(II)(d),  any Interest  Remittance Amount remaining for such Distribution Date.

(b)   On each  Distribution Date (A) prior to the Stepdown Date or (B) with respect to which a Trigger Event is in effect, the Trust  Administrator  shall distribute the Principal
      Payment Amount for Loan Group 7 for such date in the following order of priority:

(i)   to the Group 7 Senior Certificates, concurrently, as follows:

                              (1)   from the Principal  Remittance Amount for Loan Group 7A,
                  sequentially,   first   (x)  to  the   Class 7-A-1-1   and   Class 7-A-1-2
                  Certificates   in   the   order   and   priority    described   below   in
                  Section 4.01(II)(f),  until their respective Class Principal  Balances are reduced to zero,  and then (y) pro rata,  weighted  based on the aggregate
                  Class  Principal  Balances  of  such  Classes  immediately  prior  to such
                  Distribution  Date  (the  Class 7-A-2  Certificates  on one  side  and the
                  Class 7-A-3,  Class 7-A-4, Class 7-A-5 and Class 7-A-6 Certificates on the
                  other),  (1) to the  Class 7-A-2  Certificates,  until the Class Principal
                  Balance  thereof  has been  reduced  to zero  and (2) to the  Class 7-A-3,
                  Class 7-A-4,  Class 7-A-5  and  Class 7-A-6  Certificates in the order and priority  described below in  Section 4.01(II)(g),  until their respective
                  Class Principal Balances have been reduced to zero; and

                              (2)   from the Principal  Remittance Amount for Loan Group 7B,
                  sequentially,  first (x) pro rata,  weighted based on the aggregate  Class
                  Principal Balances of such Classes  immediately prior to such Distribution
                  Date  (the  Class 7-A-2  Certificates  on one  side  and the  Class 7-A-3,
                  Class 7-A-4,  Class 7-A-5 and Class 7-A-6  Certificates on the other), (1)
                  to  the  Class 7-A-2  Certificates,  until  the  Class  Principal  Balance thereof has been reduced to zero and (2) to the Class 7-A-3,  Class 7-A-4,
                  Class 7-A-5  and  Class 7-A-6  Certificates  in  the  order  and  priority described  below in  Section 4.01(II)(g),  until  their  respective  Class
                  Principal  Balances  have  been  reduced  to  zero,  and  then  (y) to the
                  Class 7-A-1-1  and  Class 7-A-1-2  Certificates  in the order and priority described  below in  Section 4.01(II)(f),  until  their  respective  Class
                  Principal Balances are reduced to zero;

(ii)  to the Class 7-M-1 Certificates, until its Class Principal Balance is reduced to zero;

(iii) to the Class 7-M-2 Certificates, until its Class Principal Balance is reduced to zero;

(iv)  to the Class 7-M-3 Certificates, until its Class Principal Balance is reduced to zero;

(v)   to the  Class 7-M-4  Certificates,  until its Class  Principal  Balance  is reduced to zero; and

(vi)  for  application as part of Monthly  Excess  Cashflow for such  Distribution  Date, as provided in  Section 4.01(II)(d),  any Principal  Payment Amount remaining after application pursuant to Section 4.01(II)(b)(i) through (v) above.

(c)   On each  Distribution  Date (A) on or after the Stepdown Date and (B) with  respect to which a Trigger Event is not in effect, the Trust  Administrator  shall distribute the
      Principal  Payment  Amount for Loan  Group 7 for such date in the  following  order of priority:

(i)   to the Group 7 Senior Certificates, concurrently, as follows:

                              (1)   from the Principal  Remittance Amount for Loan Group 9A,
                  sequentially,   first   (x)  to  the   Class 7-A-1-1   and   Class 7-A-1-2
                  Certificates   in   the   order   and   priority    described   below   in
                  Section 4.01(II)(f),  until their respective Class Principal  Balances are reduced to zero,  and then (y) pro rata,  weighted  based on the aggregate
                  Class  Principal  Balances  of  such  Classes  immediately  prior  to such
                  Distribution  Date  (the  Class 7-A-2  Certificates  on one  side  and the
                  Class 7-A-3,  Class 7-A-4, Class 7-A-5 and Class 7-A-6 Certificates on the
                  other),  (1) to the  Class 7-A-2  Certificates,  until the Class Principal
                  Balance  thereof  has been  reduced  to zero  and (2) to the  Class 7-A-3,
                  Class 7-A-4,  Class 7-A-5  and  Class 7-A-6  Certificates in the order and priority  described below in  Section 4.01(II)(g),  until their respective
                  Class  Principal  Balances  have been reduced to zero,  the sum of (1) the
                  Group 7A   Allocation  Amount  and  (2) the  component  of  the  Principal
                  Remittance Amount for Loan Group 7A  representing  payments, if any, under the  Class 7-A-3  Interest Rate Cap Agreement,  Class 7-A-4  Interest Rate
                  Cap  Agreement  and  Class 7-M-4  Interest  Rate  Cap  Agreement  to cover
                  Realized Losses on the Group 7A Mortgage Loans;

                              (2)   from the Principal  Remittance Amount for Loan Group 9B,
                  sequentially,  first (x) pro rata,  weighted based on the aggregate  Class
                  Principal Balances of such Classes  immediately prior to such Distribution
                  Date  (the  Class 7-A-2  Certificates  on one  side  and the  Class 7-A-3,
                  Class 7-A-4,  Class 7-A-5 and Class 7-A-6  Certificates on the other), (1)
                  to  the  Class 7-A-2  Certificates,  until  the  Class  Principal  Balance thereof has been reduced to zero and (2) to the Class 7-A-3,  Class 7-A-4,
                  Class 7-A-5  and  Class 7-A-6  Certificates  in  the  order  and  priority described  below in  Section 4.01(II)(g),  until  their  respective  Class
                  Principal  Balances  have  been  reduced  to  zero,  and  then  (y) to the
                  Class 7-A-1-1  and  Class 7-A-1-2  Certificates  in the order and priority described  below in  Section 4.01(II)(f),  until  their  respective  Class
                  Principal  Balances  are  reduced  to  zero,  the sum of (1) the  Group 7B
                  Allocation  Amount  and  (2) the  component  of the  Principal  Remittance
                  Amount  for  Loan  Group 7B  representing  payments,  if  any,  under  the
                  Class 7-A-3  Interest Rate Cap  Agreement,  Class 7-A-4  Interest Rate Cap
                  Agreement and  Class 7-M-4  Interest Rate Cap Agreement to cover  Realized
                  Losses on the Group 7B Mortgage Loans;

(ii)  to the Class 7-M-1  Certificates,  the Class 7-M-1  Principal  Payment Amount for such
            Distribution Date, until its Class Principal Balance is reduced to zero;

(iii) to the Class 7-M-2  Certificates,  the Class 7-M-2  Principal  Payment Amount for such
            Distribution  Date,  until the Class  Principal  Balance  of such Class has been reduced to zero;

(iv)  to the Class 7-M-3  Certificates,  the Class 7-M-3  Principal  Payment Amount for such
            Distribution  Date,  until the Class  Principal  Balance  of such Class has been reduced to zero;

(v)   to the Class 7-M-4  Certificates,  the Class 7-M-4  Principal  Payment Amount for such
            Distribution  Date,  until the Class  Principal  Balance  of such Class has been reduced to zero; and

(vi)  for  application as part of Monthly  Excess  Cashflow for such  Distribution  Date, as provided in  Section 4.01(II)(d),  any Principal  Payment Amount remaining after application pursuant to Section 4.01(II)(c)(i) though (v) above.

(d)   On each  Distribution  Date,  the Trust  Administrator  shall  distribute  the Monthly
      Excess Cashflow for such date in the following order of priority:

(i)   (A)      until the  aggregate  Class  Principal  Balance of the Group 7  Certificates,
               other  than  the  Class 7-X   Certificates,   equals  the  Aggregate  Group 7
               Collateral   Balance   for  such   Distribution   Date  minus  the   Targeted
               Overcollateralization  Amount for such date,  on each  Distribution  Date (x)
               prior to the Stepdown  Date or (y) with  respect to which a Trigger  Event is in effect,  to the extent of Monthly  Excess  Interest for such  Distribution
               Date, to the Group 7 Certificates, in the following order of priority:

(1)   (a)               from the Monthly Excess  Interest  derived from Loan  Group 7A,  the
                        Group 7A  Excess  Interest  Amount,  sequentially,  first (x) to the
                        Class 7-A-1-1  and  Class 7-A-1-2  Certificates  in  the  order  and
                        priority  described  below  in   Section 4.01(II)(f),   until  their
                        respective  Class  Principal  Balances are reduced to zero, and then
                        (y) pro  rata,  weighted  based  on the  aggregate  Class  Principal
                        Balances  of such  Classes  immediately  prior to such  Distribution
                        Date (the Class 7-A-2  Certificates on one side and the Class 7-A-3,
                        Class 7-A-4,   Class 7-A-5  and  Class 7-A-6   Certificates  on  the
                        other),  (1)  to  the  Class 7-A-2  Certificates,  until  the  Class
                        Principal  Balance  thereof has been  reduced to zero and (2) to the
                        Class 7-A-3,  Class 7-A-4,  Class 7-A-5 and Class 7-A-6 Certificates
                        in the order and priority  described  below in  Section 4.01(II)(g), until their  respective  Class Principal  Balances have been reduced to zero;

(b)   sequentially,  first (x) pro rata,  weighted  based on the aggregate  Class  Principal
                        Balances  of such  Classes  immediately  prior to such  Distribution
                        Date (the Class 7-A-2  Certificates on one side and the Class 7-A-3,
                        Class 7-A-4,   Class 7-A-5  and  Class 7-A-6   Certificates  on  the
                        other),  (1)  to  the  Class 7-A-2  Certificates,  until  the  Class
                        Principal  Balance  thereof has been  reduced to zero and (2) to the
                        Class 7-A-3,  Class 7-A-4,  Class 7-A-5 and Class 7-A-6 Certificates
                        in the order and priority  described  below in  Section 4.01(II)(g), until their  respective  Class Principal  Balances have been reduced to  zero,  and  then  (y) to  the  Class 7-A-1-1  and  Class 7-A-1-2
                        Certificates   in  the  order  and  priority   described   below  in
                        Section 4.01(II)(f),   until  their   respective   Class   Principal
                        Balances are reduced to zero;

(2)   to the Class 7-M-1 Certificates, until its Class Principal Balance is reduced to zero;

(3)   to the Class 7-M-2 Certificates, until its Class Principal Balance is reduced to zero;

(4)   to the  Class 7-M-3  Certificates,  until its Class  Principal  Balance  is reduced to zero; and

(5)   to the Class 7-M-4 Certificates, until its Class Principal Balance is reduced to zero;

(B)   on each  Distribution  Date (x) on or after the Stepdown  Date and (y) with respect to which a Trigger Event is not in effect,  to fund any principal  distributions
               required  to  be  made  on  such   Distribution   Date  set  forth  above  in
               Section 4.01(II)(c)  above,  after giving effect to the  distribution  of the
               Principal  Payment  Amount for Loan Group 7 for such  Distribution  Date,  in accordance with the priorities set forth therein;

(ii)  to the Class 7-M-1 Certificates, any Deferred Amount for such Class;

(iii) to the Class 7-M-2 Certificates, any Deferred Amount for such Class;

(iv)  to the Class 7-M-3 Certificates, any Deferred Amount for such Class;

(v)   to the Class 7-M-4 Certificates, any Deferred Amount for such Class;

(vi)  to  the   Class 7-A-1-1,   Class 7-A-1-2,   Class 7-A-2,   Class 7-A-3,   Class 7-A-4,
            Class 7-A-5  and  Class 7-A-6  Certificates,  pro rata based on amounts due, any
            Basis Risk Shortfall due and owing for each such Class;

(vii) to the  Class 7-M-1  Certificates,  any Basis  Risk  Shortfall  due and owing for such
            Class;

(viii)      to the  Class 7-M-2  Certificates,  any Basis Risk  Shortfall  due and owing for such Class;

(ix)  to the  Class 7-M-3  Certificates,  any Basis  Risk  Shortfall  due and owing for such
            Class;

(x)   to the  Class 7-M-4  Certificates,  any Basis  Risk  Shortfall  due and owing for such
            Class;

(xi)  to the Group 7 Basis Risk Reserve Fund,  any Group 7  Required Basis Risk Reserve Fund
            Deposit;

(xii) to  the  Class 7-X   Certificates,   the  Class 7-X   Distributable  Amount  for  such
            Distribution  Date  together with any amounts  withdrawn  from the Group 7 Basis
            Risk Reserve Fund for  distribution to such Class 7-X  Certificates  pursuant to
            Sections 4.08(b) and (e); and

(xiii)      to the Class AR Certificates,  any remaining amount; provided,  however that any amount that would be  distributable  pursuant to this priority (xi) shall not be paid with  respect to the Class AR  Certificates  but shall be paid instead with respect to the Class 7-X  Certificates  pursuant to a contract that exists under this  Agreement  between  the  Class AR  Certificateholders  and  the  Class 7-X
            Certificateholders.

(e)   The Trust  Administrator  shall  distribute  the Mortgage Loan  Purchase  Price of any
      Optional  Termination  of Loan Group 7 in excess of the Par Value to the holder of the
      Class AR-L Certificate.

(f)   On any  Distribution  Date,  the Principal  Remittance  Amount and the Monthly  Excess
      Cashflow  distributable to the Class 7-A-1-1 and Class 7-A-1-2  Certificates  shall be paid pro rata,  based on the Class  Principal  Balances  of such  Classes  immediately prior to such  Distribution  Date, if such  Distribution Date is (a) prior to November
      2007 and  cumulative  Realized  Losses on the Mortgage  Loans in Loan Group 7 for such
      Distribution  Date as a percentage of the Aggregate Group 7  Collateral  Balance as of
      the Initial  Cut-off Date are less than 1.00% or (b) on or after  November 2007 and no
      Trigger Event is in effect.  If such conditions are not satisfied on any  Distribution
      Date, the Principal  Remittance  Amount and Monthly Excess Cashflow  distributable  to the  Class 7-A-1-1 and  Class 7-A-1-2  Certificates  shall be paid sequentially to the
      Class 7-A-1-1 and Class 7-A-1-2  Certificates,  in that order,  until their respective
      Class Principal Balances are reduced to zero.

(g)   On any  Distribution  Date on or prior to the Group 7 Credit Support  Depletion  Date, the aggregate  Principal  Remittance Amount and Monthly Excess Cashflow  distributable to the Class 7-A-3,  Class 7-A-4,  Class 7-A-5 and Class 7-A-6  Certificates  shall be paid,  pro rata,  based on the Class  Principal  Balances of such classes  immediately prior to such Distribution Date, as follows:

                  (1)   to the Class 7-A-3 and Class 7-A-4 Certificates,  pro rata, based on the Class Principal  Balances of such classes  immediately  prior to such  Distribution  Date,  until their  respective  Class  Principal
                        Balances are reduced to zero; and

                  (2)   sequentially,  to the Class 7-A-5 and Class 7-A-6  Certificates,  in
                        that  order,  in each case  until  its  respective  Class  Principal
                        Balance has been reduced to zero.

                  On any Distribution  Date after the Group 7 Credit Support  Depletion Date and on which  the  Overcollateralization  Amount  is  zero,  the  aggregate  Principal
      Remittance  Amount and  Monthly  Excess  Cashflow  distributable  to the  Class 7-A-3,
      Class 7-A-4,  Class 7-A-5 and Class 7-A-6  Certificates  shall be paid concurrently as follows:

                  (1)   77.0672621464%  of such amount,  sequentially,  to the  Class 7-A-3,
                        Class 7-A-5  and  Class 7-A-6  Certificates,  in that order, in each case  until its  respective  Class  Principal  Balance is reduced to zero; and

                  (2)   22.9327378536%%  of such amount,  sequentially,  to the Class 7-A-4,
                        Class 7-A-5  and  Class 7-A-6  Certificates,  in that order, in each case  until its  respective  Class  Principal  Balance is reduced to zero.

            (III) Prior to the  distributions  described in Sections  4.01(I) and (II),  the following distributions shall be deemed to have been made:

                  (a) From  REMIC I to REMIC  III,  as the  holder  of the  REMIC I  Regular
      Interests,  and to Holders of the Class AR-L  Certificates  in respect of  Component I thereof,  from the REMIC I Available  Distribution Amounts for Group 1, Group 2, Group
      3, Group 4, Group 5 and Group 6, the REMIC I Distribution Amount in the amounts,  from the sources and with the character set forth in the  definition  thereof in respect of the REMIC I Regular  Interests and Component I of the Class AR-L  Certificates  as set
      forth therein;

                  (b) from  REMIC II to REMIC  III,  as the  holder of the REMIC II  Regular
      Interests,  and to Holders of the Class AR-L  Certificates  in respect of Component II thereof,  from the REMIC II Available  Distribution Amounts for Group 7A and Group 7B,
      the  REMIC II  Distribution  Amount  in the  amounts,  from the  sources  and with the character  set forth in the  definition  thereof  in  respect  of the REMIC II Regular
      Interests and Component II of the Class AR-L Certificates as set forth therein;

                  (c) from  REMIC III to REMIC IV,  as the  holder of the REMIC III  Regular
      Interests,  and to Holders of the Class AR  Certificates  in  respect of  Component  I thereof,  from the  amounts  deemed  distributed  with  respect to the REMIC I Regular
      Interests and the REMIC II Regular Interests pursuant to Section  4.01(III)(a) and (b)
      above, the following amounts, in the following order of priority:

(i)   to the extent of the REMIC I and REMIC II Available  Distribution Amounts for Group 1,
            Group 2, Group 3, Group 4, Group 5 and  Group 6,  first,  (A) to REMIC IV as the holder  of the  REMIC III  Regular  Interests  (other  than  REMIC  III  Regular
            Interests  LT1, LT2, LT3 , LT4, LT5,  LT6, LT7, LT8,  LT-Y7A and LT-Y7B),  in an
            amount  equal  to,  in  each  case,  the  amount   distributed  to  the  Related
            Certificates   from   such   Available    Distribution   Amounts   pursuant   to
            Sections 4.01(I)  and 4.01(II),  with such amount allocated among Uncertificated
            Accrued Interest  thereon and  Uncertificated  Principal  Balance thereof in the
            same  manner  and  to  the  same  extent  that  the  payment  to  such   Related
            Certificates  is so allocated and any remaining  amount shall be  distributed to
            Holders of the Class AR Certificates in respect of Component I thereof;

(ii)  to the extent of the REMIC I and REMIC II Available Distribution Amounts for Group 7A:

                              (1)  first,  to REMIC  IV,  as  holder  of REMIC  III  Regular
                  Interests  LT1, LT2, LT3, LT4 and LT-Y7A,  pro rata, in an amount equal to
                  (A) their  Uncertificated  Accrued  Interest for such  Distribution  Date, plus (B) any amounts in respect  thereof  remaining  unpaid from  previous
                  Distribution Dates; and

                              (2) second:

                                 (A)      to REMIC  IV, as the  holder of REMIC III  Regular
                        Interests  LT2,  LT3,  LT4 and LT-Y7A,  their  respective  Principal
                        Distribution Amounts;

                                 (B)      to REMIC IV, as the  holder of  REMIC III  Regular
                        Interest LT1 its Principal Distribution Amount;

                                 (C)      any  remainder  to  REMIC  IV,  as the  holder  of
                        REMIC III Regular Interest LT1, until the  Uncertificated  Principal
                        Balance thereof has been reduced to zero;

                                 (D)      any  remainder  to  REMIC  IV,  as the  holder  of
                        REMIC III  Regular Interests LT2, LT3 and LT4, pro rata according to their  respective  Uncertificated  Principal  Balances as reduced by the  distributions  deemed made  pursuant to (A) above,  until their respective  Uncertificated  Principal  Balances are reduced to zero;
                        and

                                 (E)      any remaining  amounts to the Holders of the Class
                        AR Certificates in respect of Component I thereof; and

(iii) to the extent of the REMIC I and REMIC II Available Distribution Amounts for Group 7B:

                              (1)  first,  to REMIC  IV,  as  holder  of REMIC  III  Regular
                  Interests  LT5, LT6, LT7, LT8 and LT-Y7B,  pro rata, in an amount equal to
                  (A) their  Uncertificated  Accrued  Interest for such  Distribution  Date, plus (B) any amounts in respect  thereof  remaining  unpaid from  previous
                  Distribution Dates; and

                              (2) second:

                                 (A)      to REMIC  IV, as the  holder of REMIC III  Regular
                        Interests  LT6,  LT7,  LT8 and LT-Y7B,  their  respective  Principal
                        Distribution Amounts;

                                 (B)      to REMIC IV, as the  holder of  REMIC III  Regular
                        Interest LT5 its Principal Distribution Amount;

                                 (C)      any  remainder  to  REMIC  IV,  as the  holder  of
                        REMIC III Regular Interest LT5, until the  Uncertificated  Principal
                        Balance thereof has been reduced to zero;

                                 (D)      any  remainder  to  REMIC  IV,  as the  holder  of
                        REMIC III  Regular Interests LT6, LT7 and LT8, pro rata according to their  respective  Uncertificated  Principal  Balances as reduced by the  distributions  deemed made  pursuant to (A) above,  until their respective  Uncertificated  Principal  Balances are reduced to zero;
                        and

                                 (E)      any remaining  amounts to the Holders of the Class
                        AR Certificates in respect of Component I thereof; and

(iv)  the Group 5 Excess  Interest  Amount and the Group 6 Excess  Interest  Amount to REMIC
            IV, as the holder of the REMIC III Regular  Interest IOL  in respect of interest thereon.

                  (d)   Notwithstanding  the  distributions  on the REMIC Regular  Interests described  in this  Section  4.01(III),  distribution  of funds  from the  Certificate
      Account shall be made only in accordance with Sections 4.01(I) and (II).

SECTION 4.02.     Allocation of Losses.

(a)   Realized  Losses on the Mortgage  Loans in each of Loan Group 1,  Loan  Group 2,  Loan
Group 3,  Loan Group 4, Loan Group 5 and Loan Group 6 incurred during a calendar month shall be allocated by the Trust  Administrator  to the Classes of Certificates on the Distribution
Date in the next calendar month as follows:

(i)   any  Realized  Loss,  other than an Excess  Loss,  shall be  allocated  first,  to the
      Class C-B  Certificates  (other than the  Class C-B-1X  Certificates),  in  decreasing order of their  alphanumerical  Class  designations  (beginning  with the  Class C-B-6
      Certificates),  until the  respective  Class  Principal  Balance of each such Class is reduced to zero, and second,  to the Senior  Certificates  of the related  Certificate
      Group, pro rata, on the basis of their respective Class Principal Balances; and

(ii)  Excess  Losses in  respect of  principal  for  Mortgage  Loans in Loan  Group 1,  Loan
      Group 2,  Loan Group 3,  Loan Group 4, Loan Group 5 and Loan Group 6 will be allocated among all Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6 and the  Class C-B
      Certificates  (other  than the  Class C-B-1X  Certificates),  pro rata  based on their respective Class Principal Balances.

(b)   On each  Distribution  Date, if the aggregate Class Principal  Balance of all Group 1,
Group 2,   Group 3,  Group 4,  Group 5,  Group 6  and  Class C-B  Certificates  exceeds  the aggregate  Stated  Principal  Balance of the Mortgage  Loans in Loan Group 1,  Loan Group 2,
Loan  Group 3,  Loan  Group 4,  Loan  Group 5  and Loan  Group 6  (after  giving  effect  to distributions  of principal and the  allocation of all losses to such  Certificates  on such
Distribution  Date),  such excess will be deemed a principal  loss and will be  allocated by the Trust  Administrator to the most junior Class of Class C-B  Certificates (other than the
Class C-B-1X Certificates) then outstanding.

(c)   Any Realized Loss allocated to a Class of  Certificates  or any reduction in the Class
Principal  Balance  of a Class  of  Certificates  pursuant  to  Section 4.02(A)(b)  shall be allocated by the Trust  Administrator  among the Certificates of such Class in proportion to their respective Certificate Balances.

(d)   Any allocation by the Trust  Administrator  of Realized Losses to a Certificate or any
reduction in the Certificate Balance of a Certificate pursuant to  Section 4.02(A)(b)  shall be accomplished  by reducing the  Certificate  Balance  thereof,  immediately  following the distributions  made on the related  Distribution  Date in accordance  with the definition of
"Certificate Balance."

(e)   On each Distribution  Date, the Trust  Administrator  shall determine the total of the
Applied Loss Amount with respect to the Group 7 Certificates,  if any, for such Distribution
Date.  The  Applied  Loss  Amount  with  respect  to  the  Group 7   Certificates   for  any
Distribution  Date shall be applied by reducing the Class Principal Balance of each Class of
Group 7   Subordinate   Certificates   beginning  with  the  Class  of  Group 7  Subordinate
Certificates  then  outstanding,  other  than the  Class 7-X  Certificates,  with the lowest relative  payment  priority,  in each case  until the  respective  Class  Principal  Balance thereof  is  reduced  to  zero.  Any  Applied  Loss  Amount  with  respect  to  the  Group 7
Certificates  allocated to a Class of Group 7  Subordinate  Certificates  shall be allocated among the Group 7  Subordinate  Certificates of such Class in proportion to their respective
Percentage Interests.

(f)   All Realized Losses on the Group 1,  Group 2,  Group 3,  Group 4,  Group 5 and Group 6
Mortgage  Loans  shall  be  allocated  on  each  Distribution  Date to the  REMIC I  Regular
Interests  and  REMIC III  Regular  Interests  as  provided  in the  definitions  of REMIC I
Realized Losses and REMIC III Realized Losses.

(g)   All  Realized  Losses  on the  Group 7  Mortgage  Loans  shall  be  allocated  on each
Distribution  Date to the REMIC II  Regular  Interests  and REMIC III  Regular  Interests as
provided in the definitions of REMIC II Realized Losses and REMIC III Realized Losses.

(h)   Realized Losses on the Group 7  Mortgage Loans that are not Applied Loss Amounts shall be  deemed  allocated  to the  Class 7-X  Certificates.  Realized  Losses  allocated  to the
Class 7-X  Certificates  shall, be allocated  between the REMIC IV Regular  Interests 7-X-IO and 7-X-PO as provided in the definition of Realized Losses.

(i)   Realized  Losses shall be  allocated  among the REMIC I, REMIC II, REMIC III and REMIC
IV Regular  Interests as specified in the definition of Realized  Losses and, as to REMIC I,
REMIC II and REMIC III Regular  Interests,  in the  definitions of REMIC I Realized  Losses,
REMIC II Realized Losses and REMIC III Realized Losses, respectively.

SECTION 4.03.     Recoveries.

(a)   With  respect to any Class of  Certificates  to which a Realized  Loss or Applied Loss
Amount,  as applicable,  has been allocated  (including any such Class for which the related
Class  Principal  Balance has been  reduced to zero),  the Class  Principal  Balance of such
Class will be increased,  up to the amount of related  Recoveries for such Distribution Date as follows:

(i)   with respect to Recoveries on Group 1,  Group 2, Group 3, Group 4, Group 5 and Group 6
      Mortgage Loans,

(A)   first, the Class Principal  Balance of the each Class of Senior  Certificates  related to the Loan Group from which the Recovery was  collected,  will be increased pro rata, up to the amount of Net Recovery Realized Losses for each such Class, and

(B)   second,  the Class Principal  Balance of each Class of Class C-B  Certificates will be increased  in order of  seniority,  up to the  amount of Net  Recovery  Realized
            Losses for each such Class; or

(ii)  with respect to Recoveries on Group 7 Mortgage Loans,  the Class Principal  Balance of
      each Class of Class M Certificates will be increased in order of seniority,  up to the
      Deferred Amount such Class is entitled to receive pursuant to  Section 4.01(II)(d)  on
      such   Distribution   Date   prior  to  giving   effect  to   payments   pursuant   to
      Section 4.01(II)(d) on such Distribution Date.

(b)   Any increase to the Class Principal Balance of a Class of Certificates  shall increase the Certificate  Balance of the related Class pro rata in accordance  with each  Certificate
Percentage Interest.

SECTION 4.04.     Reserved.

SECTION 4.05.     Monthly Statements to Certificateholders.

(a)   Not later than each  Distribution  Date,  the Trust  Administrator  shall  prepare and cause to be made available to each  Certificateholder,  the Master Servicer,  each Servicer, the Trustee,  the Depositor,  and each Rating Agency, a statement setting forth with respect to the related  distribution:  (A) the items listed in Exhibit S,  other than items (vi)(a),
(vi)(b),  (vi)(c)  and  (vi)(d),  (B)  the  amount  on  deposit  in the  Prefunding  Account
(including a breakdown of amounts  released  during the prior  calendar  month in respect of
Aggregate  Subsequent  Transfer  Amounts)  and (C) the amount on deposit in the  Capitalized
Interest  Account  (including  a  breakdown  of  amounts  released  for the  calendar  month preceding such Distribution Date).

            The Trust  Administrator's  responsibility  for disbursing the above information to the  Certificateholders  is limited to the  availability,  timeliness and accuracy of the information  derived from the Master Servicer and each Servicer,  which shall be provided as required in Section 4.06.

            On each  Distribution  Date,  the Trust  Administrator  shall provide  Bloomberg
Financial  Markets,  L.P.  ("Bloomberg")  CUSIP  level  factors  for each  Class of  Offered
Certificates as of such Distribution  Date, using a format and media mutually  acceptable to the Trust  Administrator  and  Bloomberg.  In  connection  with  providing  the  information specified in this  Section 4.05  to  Bloomberg,  the Trust  Administrator  and any director, officer,  employee  or agent  of the  Trust  Administrator  shall  be  indemnified  and held harmless by DLJMC, to the extent,  in the manner and subject to the limitations  provided in
Section 9.05.   The  Trust   Administrator   will  also  make  the  monthly   statements  to
Certificateholders  available  each month to each party referred to in  Section 4.05(a)  via the Trust  Administrator's  website.  The Trust  Administrator's  website can be accessed at
http://www.ctslink.com  or at such other site as the Trust  Administrator may designate from time to time.  Persons  that are  unable to use the above  website  are  entitled  to have a paper  copy  mailed to them via first  class  mail by  calling  the Trust  Administrator  at
301-815-6600.  The Trust  Administrator  shall have the right to change the way the  reports referred  to in this  Section are  distributed  in  order  to make  such  distribution  more convenient  and/or more accessible to the above parties and to the  Certificateholders.  The
Trust Administrator shall provide timely and adequate  notification to all above parties and to the  Certificateholders  regarding  any such change.  The Trust  Administrator  may fully rely upon and shall have no  liability  with respect to  information  provided by the Master
Servicer or any Servicer.

(b)   Upon request,  within a reasonable period of time after the end of each calendar year, the Trust  Administrator  shall cause to be  furnished to each Person who at any time during the calendar year was a Certificateholder,  a statement containing the information set forth in items (i)(c),  (i)(d),  (i)(g),  (i)(j),  (i)(k),  (ii)(c),  (ii)(d),  (ii)(g),  (ii)(j),
(v)(a),  (v)(b), (v)(l), (v)(m) and (v)(n) of Exhibit S aggregated for such calendar year or
applicable  portion  thereof  during  which  such  Person  was  a  Certificateholder.   Such
obligation of the Trust  Administrator  shall be deemed to have been satisfied to the extent that  substantially  comparable  information  shall be provided  by the Trust  Administrator pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.06.     Servicer to Cooperate.

            Each  Servicer,  other than  WMMSC,  shall  provide to the Master  Servicer  the information set forth in Exhibit H,  and any other information the Master Servicer requires, in such form as the Master  Servicer  shall  reasonably  request,  or in such form as may be mutually  agreed upon between such  Servicer and the Master  Servicer,  with respect to each
Mortgage Loan serviced by such Servicer no later than (i) with  respect to a Servicer  other than Wells Fargo,  twelve noon on the Data Remittance  Date, and (ii) with  respect to Wells
Fargo,  on the Data  Remittance  Date,  to  enable  the  Master  Servicer  to  provide  such information to the Trust Administrator.

            The Master  Servicer,  with  respect to the  Mortgage  Loans which are not WMMSC
Serviced  Mortgage  Loans,  and WMMSC,  with respect to the WMMSC Serviced  Mortgage  Loans, shall  provide to the Trust  Administrator  the  information  set forth in Exhibit H in such form as the Trust  Administrator  shall reasonably  request no later than twelve noon on the
Data  Remittance  Date to enable the Trust  Administrator  to  calculate  the  amounts to be
distributed  to  each  Class  of  Certificates  and  otherwise   perform  its  distribution,
accounting and reporting requirements hereunder.

SECTION 4.07.     Cross-Collateralization; Adjustments to Available Funds.

(a)   On each  Distribution  Date prior to the Class C-B Credit Support  Depletion Date, but after the date on which the  aggregate  Class  Principal  Balance of the  Group 1,  Group 2,
Group 3,  Group 4,  Group 5  or Group 6  Certificates  has been  reduced to zero,  the Trust
Administrator  shall distribute the principal  portion of Available  Distribution  Amount on the Mortgage  Loans relating to such Senior  Certificates  that will have been paid in full, to the holders of the Senior  Certificates of the other  Certificate  Group(s).  Such amount will be allocated  between the other Groups,  pro rata,  based on aggregate  Class Principal
Balance of the related Senior  Certificates  and paid the Senior  Certificates  in each such
Group in the same  priority  as such  Certificates  would  receive  other  distributions  of principal pursuant to  Section 4.01(I)(A);  provided,  however, that the Trust Administrator shall not make such distribution on such  Distribution Date if (a) the Class C-B  Percentage for such Distribution Date is greater than or equal to 200% of such Class C-B  Percentage as of the Closing Date and (b) the average outstanding  principal balance of the Mortgage Loans in each Loan Group delinquent  60 days or more over the last six months,  as a percentage of the related Subordinate Component Balance, is less than 50%.

(b)   If on any  Distribution  Date the aggregate  Class  Principal  Balance of the Group 1,
Group 2,  Group 3,  Group 4,  Group 5 and Group 6 Certificates is greater than the aggregate
Stated  Principal  Balance of the  Mortgage  Loans in the related Loan Group (each such Loan
Group,  an  "Undercollateralized  Group"),  then the Trust  Administrator  shall  reduce the
Available  Distribution  Amount of the other Loan Group(s)  that is not  undercollateralized
(each, an "Overcollateralized Group"), as follows:

(1)   to add to the Available  Distribution  Amount of the  Undercollateralized  Group(s) an
      amount  equal to the lesser of (a) one  month's  interest  on the  Principal  Transfer
      Amount of the Undercollateralized  Group(s) at the Net WAC Rate (without giving effect to any reduction for any Excess Interest Rate)  applicable to the  Undercollateralized
      Group(s)  and  (b) Available  Distribution  Amount  of the  Overcollateralized  Groups
      remaining  after  making  interest  distributions  to the Senior  Certificates  of the
      Overcollateralized Group(s) on such Distribution Date pursuant to Section 4.01; and

(2)   to the Senior  Certificates  of each  Undercollateralized  Group, to the extent of the principal portion of Available Distribution Amount of the Overcollateralized  Group(s)
      remaining   after  making   interest  and  principal   distributions   to  the  Senior
      Certificates of the Overcollateralized  Group(s) on such Distribution Date pursuant to
      Section 4.01,  until the Class  Principal  Balance of the Senior  Certificates of such
      Undercollateralized  Group(s)  equals the aggregate  Stated  Principal  Balance of the
      Mortgage  Loans in the related  Loan  Group(s).  Payments  shall be made to the Senior
      Certificates  in each Group in the same  priority as such  Certificates  would receive other distributions of principal pursuant to Section 4.01(I)(A).

(c)   If more than one Overcollateralized  Group exists on any Distribution Date, reductions in the  Available  Distribution  Amount of such Groups to make the  payments  required to be made pursuant to  Section 4.07(b) on such Distribution Date shall be made pro rata, based on the  Overcollateralization  Amount  of  each  Overcollateralized  Group.  If more  than  one
Undercollateralized  Group exists on any  Distribution  Date,  payments  made to such Groups from the Available  Distribution  Amount of the  Overcollateralized  Group shall be made pro rata,  based  on the  amount  of  payments  required  to be made to the  Undercollateralized
Group(s).

SECTION 4.08.     Group 7 Basis Risk Reserve Fund.

(a)   On the Closing  Date,  the Trust  Administrator  shall  establish  and maintain in its name,  in trust for the  benefit of the  Holders of the  Group 7  Certificates,  the Group 7
Basis Risk Reserve Fund.  The Group 7 Basis Risk Reserve Fund shall be an Eligible  Account, and  funds on  deposit  therein  shall be held  separate  and apart  from,  and shall not be commingled with, any other moneys,  including without  limitation,  other moneys held by the
Trust Administrator pursuant to this Agreement.

(b)   On the Closing  Date,  $5,000 will be deposited by the  Depositor in the Group 7 Basis
Risk Reserve Fund. On each Distribution  Date, the Trust  Administrator  shall transfer from
the   Certificate   Account  to  the   Group 7   Basis  Risk   Reserve   Fund   pursuant  to
Section 4.01(II)(d)(xi),  the Group 7  Required Basis Risk Reserve Fund Deposit.  Amounts on
deposit in the Group 7  Basis Risk Reserve Fund can be withdrawn by the Trust  Administrator in connection with any  Distribution  Date to fund the amounts required to be distributed to holders of the Group 7  Certificates  (other than the Class 7-X  Certificates) in respect of any Basis Risk Shortfalls.  On any Distribution  Date, any amounts on deposit in the Group 7
Basis Risk  Reserve  Fund in excess of the Group 7  Required  Basis Risk Reserve Fund Amount
after  giving  effect  to  withdrawals  to  pay  related  Basis  Risk   Shortfalls  on  such
Distribution  Date shall be  distributed  to the  Class 7-X  Certificateholders  pursuant to
Section 4.01(II)(d)(xii) hereof.

(c)   Funds in the Group 7  Basis Risk Reserve Fund may be invested in Eligible  Investments
by  the  Trust   Administrator   at  the   direction   of  the  holders  of  the   Class 7-X
Certificateholders.  Any net  investment  earnings on such  amounts  shall be payable to the
Class 7-X  Certificateholders.  The Class 7-X Certificateholders shall evidence ownership of
the  Group 7   Basis  Risk  Reserve  Fund  for  federal  tax  purposes  and  the   Class 7-X
Certificateholders  shall direct the Trust  Administrator in writing as to the investment of amounts therein.  In the absence of such written  direction,  all funds in the Group 7 Basis
Risk  Reserve  Fund shall be  invested by the Trust  Administrator  in the Wells Fargo Prime
Money  Market  Fund.  The  Trust  Administrator  shall  have  no  liability  for  losses  on investments in Eligible  Investments  made pursuant to this  Section 4.08(c)  (other than as obligor  on  any  such  investments).  Upon  termination  of the  Trust  Fund,  any  amounts remaining  in the Group 7  Basis Risk  Reserve Fund shall be  distributed  to the  Class 7-X
Certificateholders.

(d)   If the Trust  Administrator  shall  deposit in the Group 7 Basis Risk Reserve Fund any amount not required to be deposited  therein,  it may at any time  withdraw such amount from the Group 7 Basis Risk Reserve Fund, any provision herein to the contrary notwithstanding.

(e)   On the  Distribution  Date  immediately  after  the  Distribution  Date on  which  the aggregate Class Principal  Balance of the Group 7  Certificates  equals zero, any amounts on deposit in the Group 7  Basis Risk  Reserve Fund not payable on such  Certificates  shall be deposited  into the  Certificate  Account and  distributed  to the Holders of the  Class 7-X
Certificates  in the same  manner as if  distributed  pursuant  to  Section 4.01(II)(d)(xii)
hereof.

SECTION 4.09.     Class C-B-1 Basis Risk Reserve Fund.

(a)   On the Closing  Date,  the Trust  Administrator  shall  establish  and maintain in its name, in trust for the benefit of the Holders of the  Certificates,  the  Class C-B-1  Basis
Risk Reserve Fund.  The  Class C-B-1  Basis Risk Reserve Fund shall be an Eligible  Account, and  funds on  deposit  therein  shall be held  separate  and apart  from,  and shall not be commingled with, any other moneys,  including without  limitation,  other moneys held by the
Trust Administrator pursuant to this Agreement.

(b)   On the Closing  Date,  amount equal to the  Class C-B-1X  Required  Basis Risk Reserve
Fund Amount will be deposited by the Depositor in the  Class C-B-1  Basis Risk Reserve Fund.
On each  Class C-B-1  Interest  Rate Cap  Agreement  Payment  Date,  amounts  paid under the
Class C-B-1  Interest  Rate  Cap  Agreement  shall  be  transferred  by the  Trustee  to the
Class C-B-1  Basis Risk  Reserve  Fund.  Amounts on  deposit in the  Class C-B-1  Basis Risk
Reserve  Fund  can  be  withdrawn  by  the  Trust   Administrator  in  connection  with  any
Distribution  Date  to fund  the  amounts  required  to be  distributed  to  holders  of the
Class C-B-1  Certificates  in  respect  of any Basis Risk  Shortfall  for such  Certificates pursuant to  Section 4.01(I)(A)(i)(xiii);  provided,  however, if on any Distribution Date a related  Basis  Risk  Shortfall  remains  after  giving  effect to  amounts  paid  under the
Class C-B-1  Interest  Rate Cap  Agreement  on such  date,  the  Trust  Administrator  shall transfer from the Certificate  Account to the  Class C-B-1  Basis Risk Reserve Fund pursuant to  Section 4.01(I)(A)(i)(i),  the  Class C-B-1  Required  Reserve  Fund  Deposit  for  such
Distribution  Date for payment of such remaining  related Basis Risk  Shortfall  pursuant to
Section 4.01(I)(A)(i)(xiii);  provided,  further,  that  other than  amounts  paid under the
Class C-B-1  Interest  Rate Cap Agreement on deposit in the  Class C-B-1  Basis Risk Reserve
Fund,  amounts  withdrawn  from the  Class C-B-1  Basis Risk  Reserve Fund to pay Basis Risk
Shortfall to the Class C-B-1  Certificates  shall first reduce the amount on deposit therein prior to reducing any  Class C-B-1X  Required  Reserve  Fund  Deposit for such  Distribution
Date.  Amounts paid under the  Class C-B-1  Interest Rate Cap  Agreement on any  Class C-B-1
Interest Rate Cap Agreement  Payment Date not needed on that  Distribution Date to pay Basis
Risk Shortfall to the  Class C-B-1  Certificates  or to maintain an amount on deposit in the
Class C-B-1  Basis Risk Reserve Fund equal to the  Class C-B-1X  Required Basis Risk Reserve
Fund  Amount  shall  be  distributed  to  the   Class C-B-1X   Certificateholders.   On  any
Distribution  Date,  any amounts on deposit in the  Class C-B-1  Basis Risk  Reserve Fund in excess of the  Class C-B-1  Required  Basis Risk Reserve Fund Amount shall be distributed to the Class C-B-1X Certificateholders.

(c)   Funds  in the  Class C-B-1  Basis  Risk  Reserve  Fund  may be  invested  in  Eligible
Investments by the Trust  Administrator  at the direction of the holders of the Class C-B-1X
Certificateholders.  Any net  investment  earnings on such  amounts  shall be payable to the
Class C-B-1X   Certificateholders.   The  Class C-B-1X   Certificateholders  shall  evidence
ownership  of the  Class C-B-1  Basis Risk  Reserve  Fund for federal tax  purposes  and the
Class C-B-1X  Certificateholders  shall direct the Trust  Administrator in writing as to the investment of amounts therein.  In the absence of such written  direction,  all funds in the
Class C-B-1  Basis Risk  Reserve  Fund shall be invested by the Trust  Administrator  in the
Wells Fargo Prime Money Market Fund.  The Trust  Administrator  shall have no liability  for losses on investments in Eligible Investments made pursuant to this  Section 4.09(c)  (other than as obligor on any such  investments).  Upon  termination of the Trust Fund, any amounts remaining  in  the  Class C-B-1  Basis  Risk  Reserve  Fund  shall  be  distributed  to  the
Class C-B-1X Certificateholders.

(d)   If the Trust  Administrator  shall deposit in the Class C-B-1  Basis Risk Reserve Fund any amount not required to be deposited  therein,  it may at any time  withdraw  such amount from the  Class C-B-1  Basis  Risk  Reserve  Fund,  any  provision  herein  to the  contrary notwithstanding.

(e)   On the Distribution  Date immediately  after the Distribution  Date on which the Class
Principal  Balance of the  Class C-B-1  Certificates  equals zero, any amounts on deposit in the  Class C-B-1  Basis  Risk  Reserve  Fund  not  payable  on such  Certificates  shall  be distributed to the Holders of the Class C-B-1X Certificates.

(f)   If any  Counterparty  no longer has a  long-term  credit  rating of at least A (or its equivalent)  from at  least  one of the  Rating  Agencies  (a  "Counterparty  Rating  Agency
Downgrade"),  the applicable  Counterparty,  shall, no later than the 30th day following the
Counterparty  Rating  Agency  Downgrade,  at  such  Counterparty's  expense:  (i)  obtain  a replacement  counterparty  that is a bank or other financial  institution  that has a rating that is in one of the three highest  long-term credit rating categories from at least one of the Rating  Agencies  rating the  Certificates;  (ii) obtain a guaranty  of or a  contingent agreement  of  another  person  with  a  long-term  credit  rating  of at  least  A (or  its equivalent)  from  at  least  one  of the  Rating  Agencies  to  honor  such  Counterparty's
obligations   under  the  applicable   Interest  Rate  Cap   Agreement;   (iii)  cause  such
Counterparty to post  mark-to-market  collateral with the Trustee in an amount sufficient to restore the  immediately  prior ratings of the Offered  Certificates;  or (iv) establish any other arrangement  satisfactory to the Rating Agencies to restore the ratings of the Offered
Certificates.

SECTION 4.10.     Class 7-A-3 Interest Rate Cap Account.

(a)   On the Closing  Date,  the Trust  Administrator  shall  establish  and maintain in its name,  in  trust  for  the  benefit  of the  Holders  of  the  Class 7-X  Certificates,  the
Class 7-A-3  Interest Rate Cap Account.  The Class 7-A-3  Interest Rate Cap Account shall be an Eligible  Account,  and funds on deposit  therein  shall be held separate and apart from, and shall not be commingled  with, any other moneys,  including  without  limitation,  other moneys held by the Trust Administrator pursuant to this Agreement.

(b)   On each  Distribution  Date on and after the Distribution Date in November 2004 and on and prior to the Distribution  Date in August 2007,  the Trust  Administrator  shall deposit any amounts paid under the  Class 7-A-3  Interest  Rate Cap Agreement  into the  Class 7-A-3
Interest Rate Cap Account.  On each  Distribution Date on and after the Distribution Date in
November 2004  and  on  and  prior  to the  Distribution  Date  in  August 2007,  the  Trust
Administrator  shall  distribute  amounts on deposit in the  Class 7-A-3  Interest  Rate Cap
Account to pay to the Class 7-A-3 Certificates,  any applicable Basis Risk Shortfalls, prior to giving  effect to any  withdrawals  from the  Group 7  Basis  Risk  Reserve  Fund or from amounts  available to be paid in respect of related  Basis Risk  Shortfalls  as described in
Section 4.01(II)(d)(vi) on such Distribution Date

(c)   On any  Distribution  Date,  after payment of applicable  Basis Risk  Shortfall to the
Class 7-A-3  Certificates,  the pro rata share,  based on the amount remaining on deposit in the Class 7-A-3  Interest Rate Cap Account as a percentage of the aggregate amount remaining in the  Class 7-A-3  Interest  Rate Cap Account,  Class 7-A-4  Interest Rate Cap Account and
Class 7-M-4  Interest Rate Cap Account, in each case after payments in respect of Basis Risk
Shortfalls  on the related  Class of  Certificates,  of remaining  amounts on deposit in the
Class 7-A-3  Interest  Rate Cap Account,  shall be  distributed  in the  following  order of priority:

(i)   to the  Principal  Remittance  Amount for Loan Group 7A and Loan  Group 7B,  up to the
      amount of Realized  Losses on the Mortgage  Loans in the related  Loan Group  incurred during the related  Collection  Period,  any  shortfall to be allocated pro rata based upon the amount of such Realized Losses applicable to each such Loan Group; and

(ii)  to the Class 7-M-1,  Class 7-M-2,  Class 7-M-3 and Class 7-M-4  Certificates,  in that order,  any  applicable  Deferred  Amounts,  with interest  therein at the  applicable
      Pass-Through  Rate, prior to giving effect to amounts  available to be paid in respect of Deferred Amounts as described in  Section 4.01(II)(d)(ii)-(v)  on such Distribution
      Date.

(d)   Funds in the  Class 7-A-3  Interest  Rate Cap  Account  may be  invested  in  Eligible
Investments  by the Trust  Administrator  at the direction of the  Depositor  maturing on or prior to the next succeeding  Distribution Date. The Trust  Administrator  shall account for the  Class 7-A-3  Interest Rate Cap Account as an outside reserve fund within the meaning of
Treasury  regulation  1.860G-2(h)  and not an asset of any REMIC  created  pursuant  to this
Agreement.  The Trust  Administrator  shall treat amounts paid by the  Class 7-A-3  Interest
Rate Cap Account as  payments  made from  outside the REMIC's for all Federal tax  purposes.
Any net  investment  earnings  on such  amounts  shall  be  payable  to the  Depositor.  The
Depositor  will be the owner of the  Class 7-A-3  Interest  Rate Cap Account for federal tax purposes  and the  Depositor  shall  direct  the Trust  Administrator  in  writing as to the investment of amounts therein.  In the absence of such written  direction,  all funds in the
Class 7-A-3  Interest  Rate Cap Account may be  invested by the Trust  Administrator  in the
Wells Fargo Prime  Investment  Money  Market  Fund.  The Trust  Administrator  shall have no liability  for  losses  on  investments  in  Eligible  Investments  made  pursuant  to  this
Section 4.10(c)  (other than as obligor on any such  investments).  Upon  termination of the
Trust Fund,  any amounts  remaining in the  Class 7-A-3  Interest  Rate Cap Account shall be distributed to the Class 7-X Certificateholders.

(e)   On the  Distribution  Date  immediately  after  the  Distribution  Date on  which  the aggregate Class Principal  Balance of the Group 7  Certificates  equals zero, any amounts on deposit  in the  Class 7-A-3  Interest  Rate  Cap  Agreement  not  payable  on  the  Group 7
Certificates shall be distributed to the Class 7-X Certificateholders.

(f)   Amounts  paid  under  the  Class 7-A-3  Interest  Rate Cap  Agreement  not used on any
Distribution  Date  as  described  in  Section 4.10(b)   shall  remain  on  deposit  in  the
Class 7-A-3  Interest Rate Cap Account and may be available on future  Distribution Dates to make the payments  described  in  Section 4.10(b).  However,  at no time shall the amount on deposit in the  Class 7-A-3  Interest Rate Cap Account  exceed the related  Deposit  Amount.
The  "Deposit  Amount"  with respect to the  Class 7-A-3  Interest  Rate Cap Account will be calculated  on  each  Distribution  Date,  after  giving  effect  to  withdrawals  from  the
Class 7-A-3  Interest  Rate Cap  Account on such  Distribution  Date and  distributions  and allocation  of losses on the  Certificates  on such  Distribution  Date,  and will equal the product of (1) a fraction expressed as a percentage,  the numerator of which is equal to the
Class   Principal   Balance  of  the  Class 7-A-3   Certificates   after  giving  effect  to
distributions  on such  Distribution  Date  and the  denominator  of  which  is equal to the
aggregate  Class  Principal   Balance  of  the  Class 7-A-4,   Class 7-A-5  and  Class 7-M-4
Certificates  after giving effect to  distributions  on such  distribution  date and (2) the excess,  if any, of the Targeted  Overcollateralization  Amount for such  Distribution  Date over the  Overcollateralization  Amount for such  Distribution  Date.  On each  Distribution
Date, the Trust Administrator shall distribute amounts in the Class 7-A-3  Interest Rate Cap
Account in excess of the related Deposit Amount to the Class 7-X Certificateholders.

SECTION 4.11.     Class 7-A-4 Interest Rate Cap Account.

(a)   On the Closing  Date,  the Trust  Administrator  shall  establish  and maintain in its name,  in  trust  for  the  benefit  of the  Holders  of  the  Class 7-X  Certificates,  the
Class 7-A-4  Interest Rate Cap Account.  The Class 7-A-4  Interest Rate Cap Account shall be an Eligible  Account,  and funds on deposit  therein  shall be held separate and apart from, and shall not be commingled  with, any other moneys,  including  without  limitation,  other moneys held by the Trust Administrator pursuant to this Agreement.

(b)   On each  Distribution  Date on and after the Distribution Date in November 2004 and on and prior to the Distribution  Date in August 2007,  the Trust  Administrator  shall deposit any amounts paid under the  Class 7-A-4  Interest  Rate Cap Agreement  into the  Class 7-A-4
Interest Rate Cap Account.  On each  Distribution Date on and after the Distribution Date in
November 2004  and  on  and  prior  to the  Distribution  Date  in  August 2007,  the  Trust
Administrator  shall  distribute  amounts on deposit in the  Class 7-A-4  Interest  Rate Cap
Account to pay to the Class 7-A-4 Certificates,  any applicable Basis Risk Shortfalls, prior to giving  effect to any  withdrawals  from the  Group 7  Basis  Risk  Reserve  Fund or from amounts  available to be paid in respect of related  Basis Risk  Shortfalls  as described in
Section 4.01(II)(d)(vi) on such Distribution Date

(c)   On any  Distribution  Date,  after payment of applicable  Basis Risk  Shortfall to the
Class 7-A-4  Certificates,  the pro rata share,  based on the amount remaining on deposit in the Class 7-A-4  Interest Rate Cap Account as a percentage of the aggregate amount remaining in the  Class 7-A-3  Interest  Rate Cap Account,  Class 7-A-4  Interest Rate Cap Account and
Class 7-M-4  Interest Rate Cap Account, in each case after payments in respect of Basis Risk
Shortfalls  on the related  Class of  Certificates,  of remaining  amounts on deposit in the
Class 7-A-4  Interest  Rate Cap Account,  shall be  distributed  in the  following  order of priority;

(i)   to the  Principal  Remittance  Amount for Loan Group 7A and Loan  Group 7B,  up to the
      amount of Realized  Losses on the Mortgage  Loans in the related  Loan Group  incurred during the related  Collection  Period,  any  shortfall to be allocated pro rata based upon the amount of such Realized Losses applicable to each such Loan Group; and

(ii)  to the Class 7-M-1,  Class 7-M-2,  Class 7-M-3 and Class 7-M-4  Certificates,  in that order,  any  applicable  Deferred  Amounts,  with interest  therein at the  applicable
      Pass-Through  Rate, prior to giving effect to amounts  available to be paid in respect of Deferred Amounts as described in  Section 4.01(II)(d)(ii)-(v)  on such Distribution
      Date.

(d)   Funds in the  Class 7-A-4  Interest  Rate Cap  Account  may be  invested  in  Eligible
Investments  by the Trust  Administrator  at the direction of the  Depositor  maturing on or prior to the next succeeding  Distribution Date. The Trust  Administrator  shall account for the  Class 7-A-4  Interest Rate Cap Account as an outside reserve fund within the meaning of
Treasury  regulation  1.860G-2(h)  and not an asset of any REMIC  created  pursuant  to this
Agreement.  The Trust  Administrator  shall treat amounts paid by the  Class 7-A-4  Interest
Rate Cap Account as  payments  made from  outside the REMIC's for all Federal tax  purposes.
Any net  investment  earnings  on such  amounts  shall  be  payable  to the  Depositor.  The
Depositor  will be the owner of the  Class 7-A-4  Interest  Rate Cap Account for federal tax purposes  and the  Depositor  shall  direct  the Trust  Administrator  in  writing as to the investment of amounts therein.  In the absence of such written  direction,  all funds in the
Class 7-A-4  Interest  Rate Cap Account may be  invested by the Trust  Administrator  in the
Wells Fargo Prime  Investment  Money  Market  Fund.  The Trust  Administrator  shall have no liability  for  losses  on  investments  in  Eligible  Investments  made  pursuant  to  this
Section 4.10(c)  (other than as obligor on any such  investments).  Upon  termination of the
Trust Fund,  any amounts  remaining in the  Class 7-A-4  Interest  Rate Cap Account shall be distributed to the Class 7-X Certificateholders.

(e)   On the  Distribution  Date  immediately  after  the  Distribution  Date on  which  the aggregate Class Principal  Balance of the Group 7  Certificates  equals zero, any amounts on deposit  in the  Class 7-A-4  Interest  Rate  Cap  Agreement  not  payable  on  the  Group 7
Certificates shall be distributed to the Class 7-X Certificateholders.

(f)   Amounts  paid  under  the  Class 7-A-4  Interest  Rate Cap  Agreement  not used on any
Distribution  Date  as  described  in  Section 4.10(b)   shall  remain  on  deposit  in  the
Class 7-A-4  Interest Rate Cap Account and may be available on future  Distribution Dates to make the payments  described  in  Section 4.10(b).  However,  at no time shall the amount on deposit in the  Class 7-A-4  Interest Rate Cap Account  exceed the related  Deposit  Amount.
The  "Deposit  Amount"  with respect to the  Class 7-A-4  Interest  Rate Cap Account will be calculated  on  each  Distribution  Date,  after  giving  effect  to  withdrawals  from  the
Class 7-A-4  Interest  Rate Cap  Account on such  Distribution  Date and  distributions  and allocation  of losses on the  Certificates  on such  Distribution  Date,  and will equal the product of (1) a fraction expressed as a percentage,  the numerator of which is equal to the
Class   Principal   Balance  of  the  Class 7-A-4   Certificates   after  giving  effect  to
distributions  on such  Distribution  Date  and the  denominator  of  which  is equal to the
aggregate  Class  Principal   Balance  of  the  Class 7-A-4,   Class 7-A-5  and  Class 7-M-4
Certificates  after giving effect to  distributions  on such  distribution  date and (2) the excess,  if any, of the Targeted  Overcollateralization  Amount for such  Distribution  Date over the  Overcollateralization  Amount for such  Distribution  Date.  On each  Distribution
Date, the Trust Administrator shall distribute amounts in the Class 7-A-4  Interest Rate Cap
Account in excess of the related Deposit Amount to the Class 7-X Certificateholders.

SECTION 4.12.     Class 7-M-4 Interest Rate Cap Account.

(a)   On the Closing  Date,  the Trust  Administrator  shall  establish  and maintain in its name,  in  trust  for  the  benefit  of the  Holders  of  the  Class 7-X  Certificates,  the
Class 7-M-4  Interest Rate Cap Account.  The Class 7-M-4  Interest Rate Cap Account shall be an Eligible  Account,  and funds on deposit  therein  shall be held separate and apart from, and shall not be commingled  with, any other moneys,  including  without  limitation,  other moneys held by the Trust Administrator pursuant to this Agreement.

(b)   On each  Distribution  Date on and after the Distribution Date in November 2004 and on and prior to the Distribution  Date in October 2009, the Trust  Administrator  shall deposit any amounts paid under the  Class 7-M-4  Interest  Rate Cap Agreement  into the  Class 7-M-4
Interest Rate Cap Account.  On each  Distribution Date on and after the Distribution Date in
November 2004  and on and  prior  to the  Distribution  Date  in  October  2009,  the  Trust
Administrator  shall  distribute  amounts on deposit in the  Class 7-M-4  Interest  Rate Cap
Account to pay to the Class 7-M-4 Certificates,  any applicable Basis Risk Shortfalls, prior to giving  effect to any  withdrawals  from the  Group 7  Basis  Risk  Reserve  Fund or from amounts  available to be paid in respect of related  Basis Risk  Shortfalls  as described in
Section 4.01(II)(d)(vi) on such Distribution Date

(c)   On any  Distribution  Date,  after payment of applicable  Basis Risk  Shortfall to the
Class 7-M-4  Certificates,  the pro rata share,  based on the amount remaining on deposit in the Class 7-M-4  Interest Rate Cap Account as a percentage of the aggregate amount remaining in the  Class 7-A-3  Interest  Rate Cap Account,  Class 7-A-4  Interest Rate Cap Account and
Class 7-M-4  Interest Rate Cap Account, in each case after payments in respect of Basis Risk
Shortfalls  on the related  Class of  Certificates,  of remaining  amounts on deposit in the
Class 7-M-4  Interest  Rate Cap Account,  shall be  distributed  in the  following  order of priority;

(i)   to the  Principal  Remittance  Amount for Loan Group 7A and Loan  Group 7B,  up to the
      amount of Realized  Losses on the Mortgage  Loans in the related  Loan Group  incurred during the related  Collection  Period,  any  shortfall to be allocated pro rata based upon the amount of such Realized Losses applicable to each such Loan Group; and

(ii)  to the Class 7-M-1,  Class 7-M-2,  Class 7-M-3 and Class 7-M-4  Certificates,  in that order,  any  applicable  Deferred  Amounts,  with interest  therein at the  applicable
      Pass-Through  Rate, prior to giving effect to amounts  available to be paid in respect of Deferred Amounts as described in  Section 4.01(II)(d)(ii)-(v)  on such Distribution
      Date.

(d)   Funds in the  Class 7-M-4  Interest  Rate Cap  Account  may be  invested  in  Eligible
Investments  by the Trust  Administrator  at the direction of the  Depositor  maturing on or prior to the next succeeding  Distribution Date. The Trust  Administrator  shall account for the  Class 7-M-4  Interest Rate Cap Account as an outside reserve fund within the meaning of
Treasury  regulation  1.860G-2(h)  and not an asset of any REMIC  created  pursuant  to this
Agreement.  The Trust  Administrator  shall treat amounts paid by the  Class 7-M-4  Interest
Rate Cap Account as  payments  made from  outside the REMIC's for all Federal tax  purposes.
Any net  investment  earnings  on such  amounts  shall  be  payable  to the  Depositor.  The
Depositor  will be the owner of the  Class 7-M-4  Interest  Rate Cap Account for federal tax purposes  and the  Depositor  shall  direct  the Trust  Administrator  in  writing as to the investment of amounts therein.  In the absence of such written  direction,  all funds in the
Class 7-M-4  Interest  Rate Cap Account may be  invested by the Trust  Administrator  in the
Wells Fargo Prime  Investment  Money  Market  Fund.  The Trust  Administrator  shall have no liability  for  losses  on  investments  in  Eligible  Investments  made  pursuant  to  this
Section 4.10(c)  (other than as obligor on any such  investments).  Upon  termination of the
Trust Fund,  any amounts  remaining in the  Class 7-M-4  Interest  Rate Cap Account shall be distributed to the Class 7-X Certificateholders.

(e)   On the  Distribution  Date  immediately  after  the  Distribution  Date on  which  the aggregate Class Principal  Balance of the Group 7  Certificates  equals zero, any amounts on deposit  in the  Class 7-M-4  Interest  Rate  Cap  Agreement  not  payable  on  the  Group 7
Certificates shall be distributed to the Class 7-X Certificateholders.

(f)   Amounts  paid  under  the  Class 7-M-4  Interest  Rate Cap  Agreement  not used on any
Distribution  Date  as  described  in  Section 4.10(b)   shall  remain  on  deposit  in  the
Class 7-M-4  Interest Rate Cap Account and may be available on future  Distribution Dates to make the payments  described  in  Section 4.10(b).  However,  at no time shall the amount on deposit in the  Class 7-M-4  Interest Rate Cap Account  exceed the related  Deposit  Amount.
The  "Deposit  Amount"  with respect to the  Class 7-M-4  Interest  Rate Cap Account will be calculated  on  each  Distribution  Date,  after  giving  effect  to  withdrawals  from  the
Class 7-M-4  Interest  Rate Cap  Account on such  Distribution  Date and  distributions  and allocation  of losses on the  Certificates  on such  Distribution  Date,  and will equal the product of (1) a fraction expressed as a percentage,  the numerator of which is equal to the
Class   Principal   Balance  of  the  Class 7-M-4   Certificates   after  giving  effect  to
distributions  on such  Distribution  Date  and the  denominator  of  which  is equal to the
aggregate  Class  Principal   Balance  of  the  Class 7-A-3,   Class 7-A-4  and  Class 7-M-4
Certificates  after giving effect to  distributions  on such  distribution  date and (2) the excess,  if any, of the Targeted  Overcollateralization  Amount for such  Distribution  Date over the  Overcollateralization  Amount for such  Distribution  Date.  On each  Distribution
Date, the Trust Administrator shall distribute amounts in the Class 7-M-4  Interest Rate Cap
Account in excess of the related Deposit Amount to the Class 7-X Certificateholders.

                                          ARTICLE V

                       ADVANCES BY THE MASTER SERVICER AND SERVICERS

SECTION 5.01.     Advances by the Master Servicer and Servicers.

            With respect to the  Non-Designated  Mortgage Loans, each Servicer shall deposit in the related  Collection  Account as Advances an amount  equal to all  Scheduled  Payments
(with  interest at the  Mortgage  Rate less the  Servicing  Fee Rate) which were due on such
Non-Designated  Mortgage Loans serviced by it during the  applicable  Collection  Period and which were  delinquent at the close of business on the immediately  preceding  Determination
Date.  Each  Servicer's  obligation to make such  Advances as to any related  Non-Designated
Mortgage Loan will continue  through the last Scheduled  Payment due prior to the payment in full of such  Non-Designated  Mortgage Loan, or through the date that the related  Mortgaged
Property has, in the judgment of the related  Servicer,  been  completely  liquidated.  Each
Servicer  shall not be required to advance  shortfalls  of principal  or interest  resulting from the application of the Relief Act.

            With respect to any  Non-Designated  Mortgage  Loan,  to the extent  required by
Accepted  Servicing  Practices,  the Master Servicer and each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement;  provided,  however, that such obligation with respect to any related Non-Designated  Mortgage Loan shall cease if the
Master  Servicer or a Servicer  determines,  in its reasonable  opinion,  that Advances with respect to such Non-Designated Mortgage Loan are Nonrecoverable  Advances. In the event that the Master Servicer or such Servicer  determines  that any such Advances are  Nonrecoverable
Advances,  the Master Servicer or such Servicer shall provide the Trust Administrator with a certificate signed by a Servicing Officer evidencing such determination.

            With  respect to any  Non-Designated  Mortgage  Loan,  if the amount of Advances received from a Servicer,  other than WMMSC, is less than the amount required to be advanced by such  Servicer,  the Master  Servicer  shall be  obligated to make a payment in an amount equal to such  deficiency,  subject to any  determination  by the Master  Servicer  that any portion of the amount required to be advanced is a Nonrecoverable Advance.

            With  respect  to any of the  Non-Designated  Mortgage  Loans,  if an Advance is
required to be made  hereunder by a Servicer,  such  Servicer  shall on the Cash  Remittance
Date  either (i) deposit in the  Collection  Account  from its own funds an amount  equal to such Advance,  (ii) cause to be made an  appropriate  entry in the records of the Collection
Account that funds in such account being held for future  distribution  or  withdrawal  have been,  as  permitted  by this  Section 5.01,  used by such  Servicer to make such Advance or
(iii) make Advances in the form of any  combination of clauses (i) and (ii)  aggregating the amount of such  Advance.  Any such  funds  being  held in a  Collection  Account  for future distribution  and so used shall be replaced by such  Servicer  from its own funds by deposit in such  Collection  Account on or before any future  Distribution  Date in which such funds would be due.

            With respect to any Designated  Mortgage  Loan,  the Master  Servicer shall make
Advances as required by Section 3.22(b) of this Agreement.

                                         ARTICLE VI

                                      THE CERTIFICATES

SECTION 6.01.     The Certificates.

            The Certificates  shall be in  substantially  the forms set forth in Exhibits A,
B, C, D, E, F and G hereto, with such appropriate insertions,  omissions,  substitutions and other  variations as are required or permitted by this Agreement or as may in the reasonable judgment  of  the  Trust  Administrator  or  the  Depositor  be  necessary,  appropriate  or convenient to comply,  or facilitate  compliance,  with  applicable  laws, and may have such letters,  numbers or other marks of identification  and such legends or endorsements  placed thereon as may be required to comply with the rules of any securities  exchange on which any of the Certificates may be listed, or as may,  consistently  herewith,  be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            Subject to Section 11.02  respecting the final distribution on the Certificates, on  each  Distribution  Date  the  Trust  Administrator  shall  make  distributions  to each
Certificateholder  of record on the  preceding  Record Date  either (x) by wire  transfer in immediately  available  funds to the account of such holder at a bank or other entity having
appropriate   facilities   therefore,   if  (i)  such  Holder  has  so  notified  the  Trust
Administrator  at least five  Business  Days prior to the related  Record Date and (ii) such
Holder  shall  hold (A) a  Notional  Amount  Certificate,  (B) 100% of the  Class  Principal
Balance  of any  Class of  Certificates  or (c)  Certificates  of any Class  with  aggregate principal  Denominations  of not less than  $1,000,000 or (y) by check mailed by first class mail to such  Certificateholder  at the address of such holder  appearing in the Certificate
Register.

            The  definitive  Certificates  shall be printed,  typewritten,  lithographed  or engraved  or produced by any  combination  of these  methods or may be produced in any other manner  permitted by the rules of any securities  exchange on which any of the  Certificates may be listed, all as determined by the officers  executing such Certificates,  as evidenced by their execution thereof.

            The  Certificates   shall  be  issuable  in  registered  form,  in  the  minimum denominations,  integral  multiples in excess thereof  (except that one  Certificate in each
Class may be issued in a different amount which must be in excess of the applicable  minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The  Certificates  shall be executed by manual or facsimile  signature on behalf of the Trust  Administrator  by a Responsible  Officer.  Certificates  bearing the manual or facsimile  signatures  of  individuals  who  were,  at the time when  such  signatures  were affixed,  authorized  to sign on  behalf  of the Trust  Administrator  shall  bind the Trust
Administrator,  notwithstanding  that such  individuals  or any of them have ceased to be so authorized  prior to the  authentication  and delivery of such  Certificates or did not hold such  offices at the date of such  Certificate.  No  Certificate  shall be  entitled  to any benefit  under this  Agreement,  or be valid for any purpose,  unless there  appears on such
Certificate a certificate of  authentication  executed by the Trust  Administrator by manual signature,  and such certificate of authentication  upon any Certificate shall be conclusive evidence,  and the only evidence,  that such  Certificate  has been duly  authenticated  and delivered hereunder.  All Certificates shall be dated the date of their authentication.

SECTION 6.02.     Registration of Transfer and Exchange of Certificates.

(a)   The Trust  Administrator  shall  maintain,  or cause to be  maintained,  a Certificate
Register in which,  subject to such  reasonable  regulations as it may prescribe,  the Trust
Administrator  shall  provide for the  registration  of  Certificates  and of transfers  and exchanges of Certificates as herein  provided.  Upon surrender for  registration of transfer of any Certificate, the Trust Administrator shall execute,  authenticate and deliver, in the name of the  designated  transferee or  transferees,  one or more new  Certificates  in like aggregate interest and of the same Class.

(b)   At the  option  of a  Certificateholder,  Certificates  may  be  exchanged  for  other
Certificates of authorized  denominations and the same aggregate  interest in the Trust Fund and of the same Class,  upon surrender of the  Certificates to be exchanged at the office or agency of the Trust  Administrator set forth in Section 6.06.  Whenever any Certificates are so  surrendered  for exchange,  the Trust  Administrator  shall  execute,  authenticate  and deliver the  Certificates  which the  Certificateholder  making the  exchange is entitled to receive.  Every  Certificate  presented  or  surrendered  for  registration  of  transfer or exchange shall be accompanied by a written  instrument of transfer in form  satisfactory  to the Trust  Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

(c)   No service  charge to the  Certificateholders  shall be made for any  registration  of transfer or exchange of  Certificates,  but payment of a sum  sufficient to cover any tax or governmental  charge  that may be imposed in  connection  with any  transfer  or exchange of
Certificates may be required.

(d)   All  Certificates  surrendered  for  registration  of transfer and  exchange  shall be canceled and subsequently  destroyed by the Trust Administrator in accordance with the Trust
Administrator's customary procedures.

(e)   No  transfer  of any Private  Certificate  shall be made unless that  transfer is made
pursuant  to  an  effective   registration  statement  under  the  1933  Act  and  effective registration  or  qualification  under  applicable  state  securities  laws, or is made in a
transaction  which  does  not  require  such   registration  or  qualification.   Except  in
connection with any transfer of a Private Certificate by the Depositor to any affiliate,  in the event that a transfer is to be made in reliance upon an exemption  from the 1933 Act and
such  laws,  in  order  to  assure   compliance  with  the  1933  Act  and  such  laws,  the
Certificateholder desiring to effect such transfer and such Certificateholder's  prospective transferee shall each certify to the Trust  Administrator  in writing the facts  surrounding
the  transfer  in   substantially   the  form  set  forth  in  Exhibit L  (the   "Transferor
Certificate")  and (i) deliver a letter in substantially  the form of either (A) Exhibit M-1
(the "Investment  Letter"),  provided that all of the Private  Certificates of a Class shall be transferred  to one investor or the Depositor  otherwise  consents to such  transfer,  or
(B) Exhibit M-2  (the "Rule 144A  Letter")  or (ii) there  shall be  delivered  to the Trust
Administrator  at the expense of the transferor an Opinion of Counsel that such transfer may be made  pursuant to an exemption  from the 1933 Act.  The  Depositor  shall  provide to any
Holder  of a Private  Certificate  and any  prospective  transferee  designated  by any such
Holder,  information  regarding  the related  Certificates  and the Mortgage  Loans and such other  information as shall be necessary to satisfy the condition to  eligibility  set forth in Rule 144A(d)(4) for transfer of any such Certificate without  registration  thereof under the 1933 Act  pursuant  to the  registration  exemption  provided  by Rule  144A.  The Trust
Administrator  shall  cooperate  with the Depositor in providing  the Rule 144A  information referenced in the preceding sentence,  including providing to the Depositor such information regarding the  Certificates,  the Mortgage Loans and other matters  regarding the Trust Fund as the  Depositor  shall  reasonably  request  to meet its  obligation  under the  preceding sentence.  Each Holder of a Private Certificate  desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust  Administrator,  the Depositor,  each Seller,  the
Master  Servicer,  each Servicer and the Special  Servicer  against any  liability  that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

(f)   No transfer of an ERISA-Restricted  Certificate (except for the Residual Certificates)
shall be made  unless  the Trust  Administrator  shall  have  received  in  accordance  with
Exhibit M-1 or  Exhibit M-2,  as  applicable,  either (i) a  representation  letter from the transferee of such Certificate,  acceptable to and in form and substance satisfactory to the
Trust  Administrator,  to the effect that such transferee is not an employee benefit plan or arrangement  subject to Section 406 of ERISA or  Section 4975 of the Code, or a person using the assets of any such plan or  arrangement,  which  representation  letter  shall not be an expense of the Trustee,  the Trust Administrator or the Trust Fund, (ii) if the purchaser is an  insurance  company  and the  Certificate  has been the  subject  of an  ERISA-Qualifying
Underwriting,  a  representation  that  the  purchaser  is an  insurance  company  which  is purchasing such Certificates with funds contained in an "insurance  company general account"
(as such term is defined in  Section V(e)  of Prohibited  Transaction  Class Exemption 95-60
("PTCE  95-60")) and that the purchase and holding of such  Certificates  are covered  under
Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate  presented for registration in the name of an employee  benefit plan or arrangement  subject to Section 406 of  ERISA  or  Section 4975  of  the  Code  (or  comparable  provisions  of  any  subsequent enactments),  or a person using such plan's or arrangement's  assets,  an Opinion of Counsel satisfactory to the Trust  Administrator  to the effect that the purchase or holding of such
Certificate  will not result in prohibited  transactions  under  Section 406 of ERISA and/or
Section 4975  of the Code and will  not  subject  the  Depositor,  the  Trustee,  the  Trust
Administrator,  the Master  Servicer or any other  Servicer to any obligation in addition to those  undertaken  in this  Agreement,  which  Opinion of Counsel shall not be an expense of such parties or the Trust Fund. No transfer of a Residual  Certificate  shall be made unless the Trust Administrator shall have received, in accordance with Exhibit N,  a representation letter from the  transferee  of such  Certificate,  acceptable  to and in form and substance satisfactory  to the Trust  Administrator,  to the  effect  that such  transferee  is not an employee benefit plan or arrangement  subject to Section 406 of ERISA or Section 4975 of the
Code,  or a person using the assets of any such plan or  arrangement,  which  representation letter shall not be an expense of the Trustee,  the Trust  Administrator  or the Trust Fund.
In the event the  representations  referred to in this  Section 6.02(f)  are not  furnished, such  representations  shall be deemed to have been made to the trustee by the  transferee's acceptance of such  ERISA-Restricted  Certificate by any  beneficial  owner who purchases an interest in such  Certificate  in  book-entry  form. In the event that a  representation  is violated,  or  any  attempt  to  transfer  an  ERISA-Restricted  Certificate  to a  plan  or arrangement  or person  using a plan's or  arrangement's  assets is  attempted  without  the delivery  to the  Trust  Administrator  of the  Opinion  of  Counsel  described  above,  the attempted transfer or acquisition of such Certificate shall be void and of no effect.

(g)   Additional  restrictions on transfers of the Class AR and Class AR-L  Certificates are set forth below:

(i)   Each  Person  who  has or  who  acquires  any  ownership  interest  in a  Class AR  or
      Class AR-L  Certificate  shall be  deemed by the  acceptance  or  acquisition  of such ownership interest to have agreed to be bound by the following  provisions and to have irrevocably  authorized the Trust  Administrator or its designee under clause (iii)(A)
      below to deliver  payments  to a Person  other than such Person and to  negotiate  the terms  of  any  mandatory  sale  under  clause  (iii)(B)  below  and  to  execute  all instruments  of transfer and to do all other things  necessary in connection  with any such sale.  The rights of each Person  acquiring any ownership  interest in a Class AR or Class AR-L Certificate are expressly subject to the following provisions:

(A)   Each Person  holding or acquiring any  ownership  interest in a Class AR or Class AR-L
         Certificate  shall be other than a  Disqualified  Organization  and shall  promptly notify the Trust  Administrator  of any change or impending change in its status as other than a Disqualified Organization.

(B)   In connection  with any proposed  transfer of any ownership  interest in a Class AR or
         Class AR-L  Certificate to a U.S.  Person,  the Trust  Administrator  shall require delivery to it, and shall not  register  the  transfer of a Class AR or  Class AR-L
         Certificate  until its receipt of (1) an affidavit  and  agreement  (a  "Transferee
         Affidavit  and  Agreement"   attached   hereto  as  Exhibit N)  from  the  proposed
         transferee,  in  form  and  substance  satisfactory  to  the  Trust  Administrator, representing and warranting,  among other things, that it is not a non U.S. Person, that such  transferee  is other than a  Disqualified  Organization,  that it is not acquiring its ownership  interest in a Class AR or Class AR-L  Certificate  that is the subject of the proposed Transfer as a nominee,  trustee or agent for any Person who is not other than a Disqualified  Organization,  that for so long as it retains its ownership  interest in a Class AR or Class AR-L  Certificate,  it will endeavor to remain  other than a  Disqualified  Organization,  and that it has  reviewed the provisions  of this  Section 6.02(g)  and  agrees  to be bound  by them,  and (2) a certificate,  attached  hereto as Exhibit O,  from the Holder wishing to transfer a
         Class AR or  Class AR-L  Certificate,  in form and  substance  satisfactory  to the
         Trust  Administrator,  representing  and  warranting,  among other things,  that no purpose of the proposed  transfer is to allow such Holder to impede the  assessment or collection of tax.

(C)   Notwithstanding  the delivery of a Transferee  Affidavit  and  Agreement by a proposed transferee under clause (B) above, if the Trust  Administrator has actual knowledge that the proposed  transferee  is not other than a  Disqualified  Organization,  no transfer of an ownership  interest in a Class AR or Class AR-L  Certificate to such proposed transferee shall be effected.

(D)   Each Person  holding or acquiring any  ownership  interest in a Class AR or Class AR-L
         Certificate agrees, by holding or acquiring such ownership  interest,  to require a
         Transferee  Affidavit  and  Agreement  from the other  Person  to whom such  Person attempts to transfer its  ownership  interest and to provide a  certificate  to the
         Trust Administrator in the form attached hereto as Exhibit O.
(ii)  The Trust  Administrator  shall  register the  transfer of any Class AR or  Class AR-L
      Certificate only if it shall have received the Transferee  Affidavit and Agreement,  a certificate  of the Holder  requesting  such transfer in the form  attached  hereto as
      Exhibit O and all of such other  documents as shall have been  reasonably  required by the Trust Administrator as a condition to such registration.

(iii) (A)   If any  Disqualified  Organization  shall  become  a  Holder  of a  Class AR  or
         Class AR-L  Certificate,  then the last  preceding  Holder  that was  other  than a
         Disqualified  Organization  shall be restored,  to the extent  permitted by law, to
         all  rights  and  obligations  as  Holder  thereof   retroactive  to  the  date  of
         registration  of such transfer of such Class AR or Class AR-L  Certificate.  If any non  U.S. Person  shall  become a Holder of a Class AR or  Class AR-L  Certificate, then the last  preceding  Holder that is a U.S.  Person shall be  restored,  to the extent  permitted  by  law,  to  all  rights  and  obligations  as  Holder  thereof retroactive to the date of  registration of the transfer to such non U.S. Person of such Class AR or Class AR-L Certificate.  If a transfer of a Class AR or Class AR-L
         Certificate  is  disregarded  pursuant to the  provisions  of Treasury  Regulations
         Section 1.860E  1 or  Section 1.860G  3, then the last  preceding  Holder  that was other than a Disqualified  Organization shall be restored,  to the extent permitted by law, to all rights and obligations as Holder thereof  retroactive to the date of registration  of such  transfer of such  Class AR or  Class AR-L  Certificate.  The
         Trust  Administrator shall be under no liability to any Person for any registration of transfer of a Class AR or Class AR-L  Certificate  that is in fact not permitted by this  Section 6.02(g)  or for making any payments due on such Certificate to the
         Holder  thereof or for taking any other  action with  respect to such Holder  under the provisions of this Agreement.

(B)   If any purported  transferee of a Class AR or  Class AR-L  Certificate  shall become a
         Holder of a Class AR or Class AR-L  Certificate in violation of the restrictions in this  Section 6.02(g)  and to the extent that the  retroactive  restoration  of the rights of the Holder of such  Class AR or  Class AR-L  Certificate  as described in clause  (iii)(A)  above  shall  be  invalid,  illegal  or  unenforceable,  then the
         Depositor  shall have the right,  without  notice to the Holder or any prior Holder of such  Class AR or  Class AR-L  Certificate,  to sell such Class AR or Class AR-L
         Certificate  to a  purchaser  selected  by  the  Depositor  on  such  terms  as the
         Depositor  may  choose.  Such  purported  transferee  shall  promptly  endorse  and deliver a Class AR or Class AR-L  Certificate in accordance  with the  instructions of the Depositor.  Such  purchaser may be the Depositor  itself or any affiliate of the  Depositor.  The  proceeds  of such  sale,  net of the  commissions  (which may include  commissions  payable to the  Depositor  or its  affiliates),  expenses and taxes  due,  if  any,  shall  be  remitted  by  the  Depositor  to  such  purported transferee.  The terms and conditions of any sale under this clause  (iii)(B) shall be determined in the sole discretion of the Depositor,  and the Depositor shall not be liable to any Person  having an  ownership  interest  or a  purported  ownership interest in a Class AR or  Class AR-L  Certificate  as a result of its  exercise of such discretion.

(iv)  The Master  Servicer and each Servicer,  on behalf of the Trust  Administrator,  shall make  available,  upon written request from the Trust  Administrator,  all information reasonably  available  to it that is  necessary  to compute  any tax  imposed (A) as a result  of  the  transfer  of  an  ownership  interest  in a  Class AR  or  Class AR-L
      Certificate  to any  Person  who  is  not  other  than  a  Disqualified  Organization, including the information  regarding "excess inclusions" of such Residual  Certificate required to be  provided  to the  Internal  Revenue  Service  and  certain  Persons as described in Treasury Regulation  Section 1.860D  1(b)(5),  and (B) as a result of any regulated  investment  company,  real  estate  investment  trust,  common  trust fund, partnership,  trust,  estate or  organizations  described in  Section 1381 of the Code having as among its  record  holders  at any time any  Person  who is not other than a
      Disqualified  Organization.  Reasonable  compensation  for providing such  information may be required by the Master Servicer or the related Servicer from such Person.

(v)   The  provisions of this  Section 6.02(g)  set forth prior to this  Section (v)  may be modified,  added to or  eliminated  by the  Depositor,  provided that there shall have been delivered to the Trust Administrator the following:

(A)   written  notification  from each Rating  Agency to the effect  that the  modification, addition to or elimination of such  provisions will not cause such Rating Agency to downgrade its then current rating of the Certificates; and

(B)   a certificate  of the Depositor  stating that the Depositor has received an Opinion of
         Counsel,  in form and substance  satisfactory to the Depositor,  to the effect that such  modification,  addition to or elimination of such  provisions  will not cause the Trust  Fund to cease to  qualify as a REMIC and will not create a risk that (i)
         the Trust Fund may be subject to an entity  level tax caused by the  transfer  of a
         Class AR  or  Class AR-L  Certificate  to a  Person  which  is  not  other  than  a
         Disqualified  Organization  or (2) a  Certificateholder  or another  Person will be subject to a REMIC  related tax caused by the  transfer of  applicable  Class AR or
         Class AR-L  Certificate  to a  Person  which  is  not  other  than  a  Disqualified
         Organization.

(vi)  The following legend shall appear on each Class AR or Class AR-L Certificate:

         ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY
         IF THE PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT TO THE DEPOSITOR AND
         THE TRUST  ADMINISTRATOR  THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES,
         ANY  STATE  OR  POLITICAL  SUBDIVISION  THEREOF,  ANY  FOREIGN  GOVERNMENT,  ANY
         INTERNATIONAL  ORGANIZATION,  OR ANY  AGENCY  OR  INSTRUMENTALITY  OF ANY OF THE
         FOREGOING,  (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE  DESCRIBED IN SECTION
         521 OF THE CODE)  WHICH IS EXEMPT  FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
         UNLESS  SUCH  ORGANIZATION  IS SUBJECT TO THE TAX  IMPOSED BY SECTION 511 OF THE
         CODE, (C) ANY ORGANIZATION  DESCRIBED IN SECTION  1381(a)(2)(C) OF THE CODE (ANY
         SUCH  PERSON  DESCRIBED  IN  THE  FOREGOING  CLAUSES  (A),  (B),  OR  (C)  BEING
         HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),  OR (D) AN AGENT OF A
         DISQUALIFIED  ORGANIZATION  AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE
         TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH  AFFIDAVIT  SHALL
         INCLUDE CERTAIN  REPRESENTATIONS  AS TO THE FINANCIAL  CONDITION OF THE PROPOSED
         TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY
         TRANSFER, SALE OR OTHER DISPOSITION OF THIS  [CLASS AR][CLASS AR-L]  CERTIFICATE
         TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION,  SUCH
         REGISTRATION  SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT  WHATSOEVER  AND
         SUCH  PERSON  SHALL  NOT BE  DEEMED TO BE A  CERTIFICATEHOLDER  FOR ANY  PURPOSE
         HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
         CERTIFICATE.   EACH  HOLDER  OF  THE   [CLASS AR][CLASS AR-L]   CERTIFICATE   BY
         ACCEPTANCE  OF  THIS  CERTIFICATE  SHALL  BE  DEEMED  TO HAVE  CONSENTED  TO THE
         PROVISIONS OF THIS PARAGRAPH.

(h)   The Trust  Administrator  shall have no  liability  to the Trust Fund  arising  from a transfer of any such  Certificate  in reliance  upon a  certification,  ruling or Opinion of
Counsel described in this  Section 6.02;  provided,  however,  that the Trust  Administrator shall not register the transfer of any Class AR or Class AR-L  Certificate  if it has actual knowledge  that the  proposed  transferee  does not meet the  qualifications  of a permitted
Holder of a Class AR or Class AR-L Certificate as set forth in this Section 6.02.

SECTION 6.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any mutilated  Certificate is surrendered to the Trust Administrator,  or the Trust  Administrator  receives evidence to its satisfaction of the destruction,  loss or theft of any  Certificate  and (b) there is delivered to each Servicer,  the Trustee and the
Trust  Administrator  such  security or indemnity as may be required by them to save each of them  harmless,  then,  in the absence of notice to the Trustee and the Trust  Administrator that such  Certificate has been acquired by a bona fide purchaser,  the Trust  Administrator shall execute,  authenticate and deliver,  in exchange for or in lieu of any such mutilated, destroyed,  lost or stolen Certificate,  a new Certificate of like tenor and interest in the
Trust  Fund.  In  connection   with  the  issuance  of  any  new   Certificate   under  this
Section 6.03,  the Trust  Administrator may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust  Administrator)  connected therewith.
Any replacement  Certificate issued pursuant to this Section 6.03 shall constitute  complete and indefeasible  evidence of ownership in the Trust Fund, as if originally issued,  whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04.     Persons Deemed Owners.

            Prior to due  presentation of a Certificate for  registration of transfer,  each
Servicer,  the Trust  Administrator,  and any agent of the Master  Servicer or any Servicer, the Trust  Administrator may treat the person in whose name any Certificate is registered as the owner of such  Certificate  for the purpose of  receiving  distributions  as provided in this Agreement and for all other  purposes  whatsoever,  and none of the Master  Servicer or the Servicers,  the Trust Administrator,  nor any agent of the Master Servicer or a Servicer or the Trust Administrator shall be affected by any notice to the contrary.

SECTION 6.05.     Access to List of Certificateholders' Names and Addresses.

(a)   If  three  or  more   Certificateholders   (i)  request  in  writing  from  the  Trust
Administrator a list of the names and addresses of Certificateholders,  (ii) state that such
Certificateholders  desire to  communicate  with other  Certificateholders  with  respect to their rights under this Agreement or under the  Certificates and (iii) provide a copy of the
communication   which  such   Certificateholders   propose  to  transmit,   then  the  Trust
Administrator  shall,  within ten Business  Days after the receipt of such  request,  afford such  Certificateholders  access  during  normal  business  hours to a  current  list of the
Certificateholders.   The  expense  of  providing  any  such  information   requested  by  a
Certificateholder  shall be borne by the Certificateholders  requesting such information and shall not be borne by the Trust Administrator or the Trustee.  Every  Certificateholder,  by
receiving  and holding a  Certificate,  agrees that the Trustee and the Trust  Administrator shall not be held  accountable by reason of the disclosure of any such information as to the list  of  the  Certificateholders  hereunder,  regardless  of the  source  from  which  such information was derived.

(b)   The Master Servicer and each Servicer,  so long as it is a servicer  hereunder,  DLJMC and the Depositor  shall have  unlimited  access to a list of the names and addresses of the
Certificateholders  which list shall be provided by the Trust  Administrator  promptly  upon request.

SECTION 6.06.     Maintenance of Office or Agency.

            The Trust  Administrator  will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis,  Minnesota where Certificates may be surrendered for  registration of transfer or exchange and where notices and demands to or upon the Trust  Administrator  in  respect of the  Certificates  and this  Agreement  may be served.  The Trust  Administrator  initially  designates  its Corporate  Trust Office as its office for such purpose.  The Trust  Administrator  will give prompt  written  notice to the
Certificateholders of any change in the location of any such office or agency.

SECTION 6.07.     Book Entry Certificates.

            Notwithstanding  the  foregoing,  the  Book-Entry  Certificates,  upon  original issuance, shall be issued in the form of one or more typewritten  Certificates  representing the Book-Entry Certificates,  to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor.  The Book-Entry  Certificates shall initially be registered on the
Certificate  Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing
Agency,  and no Beneficial  Holder will receive a definitive  certificate  representing such
Beneficial  Holder's  interest in the  Certificates,  except as  provided  in  Section 6.09.
Unless and until definitive,  fully registered Certificates ("Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 6.09:

(a)   the provisions of this Section 6.07  shall be in full force and effect with respect to the Book-Entry Certificates;

(b)   the Depositor and the Trust  Administrator  may deal with the Clearing  Agency for all purposes with respect to the Book-Entry  Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

(c)   to the  extent  that the  provisions  of this  Section 6.07  conflict  with any  other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

(d)   the  rights  of  the  Beneficial  Holders  of the  Book-Entry  Certificates  shall  be exercised  only through the  Clearing  Agency and the  Participants  and shall be limited to those  established by law and agreements  between such  Beneficial  Holders and the Clearing
Agency  and/or the  Participants.  Pursuant to the  Depository  Agreement,  unless and until
Definitive  Certificates  are issued pursuant to  Section 6.09,  the initial Clearing Agency
will  make   book-entry   transfers  among  the   Participants   and  receive  and  transmit
distributions  of principal  and  interest on the related  Book-Entry  Certificates  to such
Participants.

            For purposes of any provision of this Agreement  requiring or permitting actions with the  consent  of,  or at the  direction  of,  Holders  of the  Book-Entry  Certificates evidencing  a  specified  percentage  of the  aggregate  unpaid  principal  amount  of  such
Certificates,  such  direction  or  consent  may be  given  by the  Clearing  Agency  at the
direction  of  Beneficial   Holders  owning  such  Certificates   evidencing  the  requisite
percentage  of  principal  amount  of  such  Certificates.  The  Clearing  Agency  may  take conflicting  actions with  respect to the  Book-Entry  Certificates  to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08.     Notices to Clearing Agency.

            Whenever   notice  or  other   communication   to  the  Holders  of   Book-Entry
Certificates  is required under this  Agreement,  unless and until  Definitive  Certificates shall have been  issued to the related  Certificateholders  pursuant  to  Section 6.09,  the
Trust  Administrator  shall give all such notices and communications  specified herein to be given to Holders of the  Book-Entry  Certificates  to the  Clearing  Agency which shall give such  notices  and  communications  to the  related  Participants  in  accordance  with  its applicable rules, regulations and procedures.

SECTION 6.09.     Definitive Certificates.

            If (a) the  Depositor  advises  the  Trust  Administrator  in  writing  that the
Clearing  Agency is no longer  willing or able to properly  discharge  its  responsibilities under the Depository  Agreement with respect to the Certificates and the Trust Administrator or the  Depositor is unable to locate a qualified  successor,  (b) the  Depositor,  with the consent of the applicable  Participants,  advises the Trust Administrator in writing that it elects to  terminate  the  book-entry  system with  respect to the  Book-Entry  Certificates through the Clearing  Agency or (c) after the occurrence of an Event of Default,  Holders of
Book-Entry  Certificates  evidencing not less than 66-2/3% of the aggregate  Class Principal
Balance of the Book-Entry  Certificates  advise the Trust  Administrator in writing that the continuation  of a  book-entry  system  with  respect to the such  Certificates  through the
Clearing Agency is no longer in the best interests of the Holders of such  Certificates with respect to the Book-Entry  Certificates and the applicable  Participants  consent, the Trust
Administrator  shall notify all Holders of such  Certificates  of the occurrence of any such event  and  the  availability  of  Definitive  Certificates.  Upon  surrender  to the  Trust
Administrator of the such  Certificates by the Clearing Agency,  accompanied by registration instructions  from the  Clearing  Agency for  registration,  the Trust  Administrator  shall authenticate  and deliver the Definitive  Certificates.  Neither the Depositor nor the Trust
Administrator  shall be  liable  for any  delay in  delivery  of such  instructions  and may conclusively  rely on, and shall be  protected  in relying on, such  instructions.  Upon the issuance of Definitive  Certificates all references herein to obligations imposed upon or to be performed by the Clearing  Agency shall be deemed to be imposed upon and performed by the
Trust Administrator,  to the extent applicable with respect to such Definitive Certificates, and the Trust  Administrator  shall  recognize  the Holders of  Definitive  Certificates  as
Certificateholders hereunder.

                                          ARTICLE VII

                           THE DEPOSITOR, THE SELLERS, THE MASTER
                      SERVICER, THE SERVICERS AND THE SPECIAL SERVICER

SECTION 7.01.     Liabilities of the Sellers, the Depositor, the Master Servicer, the
                              Back-Up Servicer, the Servicers and the Special Servicer.

            The Depositor,  each Seller,  the Master Servicer,  the Back-Up  Servicer,  each
Servicer and the Special  Servicer  shall be liable under this  Agreement to any other party to this  Agreement,  including  the  liability of each  Servicer,  other than WMMSC,  to the
Master Servicer in accordance  herewith only to the extent of the  obligations  specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02.     Merger or Consolidation of the Sellers, the Depositor, the Back-Up
                              Servicer, the Master Servicer, the Servicers or the Special
                              Servicer.

            Subject to the immediately  succeeding  paragraph,  the Depositor,  each Seller, the Master Servicer, the Back-Up Servicer,  each Servicer and the Special Servicer will each do or cause to be done all things  necessary  to preserve  and keep in full force and effect its  existence,  rights and  franchises  (charter  and  statutory)  and will each obtain and preserve its  qualification to do business as a foreign  corporation in each jurisdiction in
which  such   qualification   is  or  shall  be   necessary  to  protect  the  validity  and
enforceability  of  this  Agreement,  or any of  the  Mortgage  Loans  and  to  perform  its respective duties under this Agreement.

            Any Person  into which the  Depositor,  any  Seller,  the Master  Servicer,  the
Back-Up  Servicer,  any Servicer or the Special Servicer may be merged or  consolidated,  or any Person resulting from any merger or  consolidation  to which the Depositor,  any Seller, the Master Servicer,  the Back-Up Servicer,  any Servicer or the Special Servicer shall be a party, or any Person  succeeding to the business of the Depositor,  any Seller,  the Back-Up
Servicer or any Servicer, shall be the successor of the Depositor,  such Seller, the Back-Up
Servicer or such Servicer,  as the case may be,  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything  herein to the contrary  notwithstanding;  provided,  however,  that (i) except in connection with a transfer of servicing pursuant to Section 7.04(c)  hereof, the successor or surviving Person to the Master Servicer,  the Back-Up  Servicer,  any such Servicer (other than WMMSC) or the
Special  Servicer  shall be qualified  to sell  mortgage  loans to, and to service  mortgage loans on behalf of, FNMA or FHLMC and (ii) the successor or surviving  Person to WMMSC shall have a net worth of at least  $15,000,000,  unless each of the Rating Agencies  acknowledge, at the  expense  of the  successor  or  surviving  person to WMMSC,  that its  rating of the
Certificates  in  effect  immediately  prior to such  assignment  will not be  qualified  or reduced as a result of such  successor or  surviving  Person to WMMSC not having a net worth of at least $15,000,000.

            Notwithstanding  anything else in this Section 7.02 or in Section 7.04 hereof to the  contrary,  the Master  Servicer or a Servicer  may assign its rights and  delegate  its duties and obligations under this Agreement;  provided, however, that the Master Servicer or such Servicer gives the Depositor,  the Trustee and the Trust  Administrator  notice of such assignment;  and provided  further,  (a) except in  connection  with a transfer of servicing pursuant to  Section 7.04(c)  hereof,  that such  purchaser  or  transferee  accepting  such assignment  and  delegation  shall  be an  institution  that is a FNMA  and  FHLMC  approved seller/servicer in good standing,  which has a net worth of at least $15,000,000,  and which is willing to service the Mortgage Loans and (b) such  purchaser or transferee  executes and delivers to the Depositor,  the Trustee and the Trust  Administrator an agreement  accepting such delegation and  assignment,  which contains an assumption by such Person of the rights, powers,  duties,  responsibilities,  obligations and liabilities of the Master Servicer, the
Back-Up  Servicer or such  Servicer,  with like effect as if originally  named as a party to this  Agreement;  and  provided  further,  except in respect of any  transfer  of  servicing pursuant to Section 7.04(c)  hereof,  that each of the Rating Agencies  acknowledge that its rating  of the  Certificates  in effect  immediately  prior to such  assignment  will not be qualified  or  reduced as a result of such  assignment  and  delegation.  In the case of any such assignment and delegation,  the Master Servicer,  the Back-Up Servicer or such Servicer shall be released from its  obligations  under this  Agreement  (except as provided  above), except that the Master  Servicer,  Back-Up  Servicer or the related  Servicer  shall  remain liable for all liabilities and obligations  incurred by it as the Master  Servicer,  Back-Up
Servicer  or  Servicer  hereunder  prior  to the  satisfaction  of the  conditions  to  such assignment and delegation set forth in the preceding sentence.

SECTION 7.03.     Limitation on Liability of the Sellers, the Depositor, the Master
                              Servicer, the Back-Up Servicer, the Servicers, the Special
                              Servicer and Others.

            None of the Depositor,  the Master Servicer, the Back-Up Servicer, any Servicer,
any Seller, the Special Servicer,  nor any of the directors,  officers,  employees or agents of the Depositor,  the Master Servicer,  the Back-Up Servicer,  any Servicer,  any Seller or
the Special Servicer shall be under any liability to the  Certificateholders  for any action taken or for  refraining  from the  taking of any  action  in good  faith  pursuant  to this
Agreement,  or for errors in judgment;  provided,  however,  that this  provision  shall not protect the Depositor,  the Master Servicer,  the Back-Up Servicer, any Servicer, any Seller
or the Special  Servicer  against any breach of  representations  or  warranties  made by it herein or protect the Depositor,  the Master Servicer,  the Back-Up Servicer,  any Servicer,
any Seller or the Special  Servicer or any such  director,  officer,  employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance,  bad faith or gross  negligence  in the  performance  of duties or by reason of reckless  disregard  of
obligations  and  duties  hereunder.   The  Depositor,  the  Master  Servicer,  the  Back-Up
Servicer,  any  Servicer,  any Seller and the Special  Servicer and any  director,  officer, employee  or  agent of the  Depositor,  the  Master  Servicer,  the  Back-Up  Servicer,  any
Servicer,  any Seller or the Special  Servicer may rely in good faith on any document of any kind prima facie  properly  executed  and  submitted  by any Person  respecting  any matters arising hereunder.  The Depositor,  the Master Servicer, the Back-Up Servicer, any Servicer,
any Seller and the Special  Servicer  and any  director,  officer,  employee or agent of the
Depositor,  the Master  Servicer,  the Back-Up  Servicer,  any  Servicer,  any Seller or the
Special  Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability  or  expense  incurred  in  connection  with any  legal  action  relating  to this
Agreement or the Certificates,  other than any loss, liability or expense incurred by reason of  willful  misfeasance,  bad  faith or  gross  negligence  in the  performance  of  duties hereunder or by reason of reckless  disregard of obligations and duties  hereunder.  None of the Depositor,  the Master Servicer,  the Back-Up Servicer,  any Servicer, any Seller or the
Special  Servicer shall be under any obligation to appear in,  prosecute or defend any legal action that is not incidental to their respective  duties hereunder and which in its opinion may involve it in any expense or  liability;  provided,  however,  that the  Depositor,  the
Master Servicer,  the Back-Up Servicer, any Servicer, any Seller or the Special Servicer may
in its  discretion  undertake  any such action that it may deem  necessary  or  desirable in respect of this  Agreement and the rights and duties of the parties  hereto and interests of the  Trustee,  the  Trust  Administrator  and the  Certificateholders  hereunder;  provided, however,  that in the event the related  Servicer (other than WMMSC) agrees,  at the request of any  Seller  (other  than  WMMSC),  to act on behalf of such  Seller  in any  dispute  or litigation  that is not incidental to such Servicer's  duties  hereunder and that relates to the origination of a Mortgage Loan,  such Seller shall pay all expenses  associated with the management  and  defense  of  such  claim.  Anything  in  this  Agreement  to  the  contrary notwithstanding,  in no event shall the Master Servicer,  the Back-Up Servicer, any Servicer
or the Special Servicer be liable for special,  indirect or consequential  loss or damage of any  kind  whatsoever  (including  but not  limited  to lost  profits),  even if the  Master
Servicer,  the Back-Up  Servicer,  the related  Servicer  or the Special  Servicer  has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.04.     Master Servicer and Servicer Not to Resign; Transfer of Servicing.

(a)   Neither the Master  Servicer nor any Servicer  shall resign from the  obligations  and duties hereby imposed on it except (i) upon  appointment of a successor  master  servicer or successor  servicer and receipt by the Trustee and the Trust  Administrator of a letter from each Rating Agency that such a resignation and appointment  will not result in a downgrading of the rating of any of the Certificates  related to the applicable  Mortgage Loans, or (ii)
upon  determination  that its duties  hereunder are no longer  permissible  under applicable law. Any such  determination  under clause (ii)  permitting  the  resignation  of the Master
Servicer or a Servicer shall be evidenced by an Opinion of Counsel to such effect  delivered to the Trustee and the Trust  Administrator.  No such  resignation  shall  become  effective until the  successor  master  servicer or successor  servicer  shall have assumed the Master
Servicer or such  Servicer's,  as  applicable,  responsibilities,  duties,  liabilities  and obligations hereunder in accordance with Section 8.02 hereof.

(b)   (b)         Notwithstanding  the foregoing,  at DLJMC's request,  so long as it is the owner of the related  servicing  rights,  the Master Servicer or SPS shall resign,  upon the selection  and  appointment  of a successor  master  servicer or  servicer,  as  applicable;
provided that DLJMC delivers to the Trustee and the Trust  Administrator the letter required in Section  7.04(a)(i) above.  Notwithstanding  the foregoing,  in the event that the Master
Servicer  is  appointed  as the  successor  servicer  to SPS,  the  requirements  of Section
7.04(a)(i) shall be waived. In connection with the foregoing,  unless otherwise  directed by
DLJMC in writing on or prior to  December  1, 2004,  DLJMC  hereby  directs SPS to resign as
Servicer  hereunder  and appoints the Master  Servicer to service the SPS Serviced  Mortgage
Loans,  effective as of January 1, 2005.  In  connection  with its  resignation,  SPS hereby agrees to deliver to the Master Servicer on the date of its  resignation a schedule  setting forth all of the SPS Mortgage  Loans as of such date.  The Master  Servicer  agrees that, as of January 1, 2005,  it will service the SPS Serviced  Mortgage  Loans,  and that such loans shall constitute  Wells Fargo Serviced  Mortgage Loans, in accordance with the terms of this
Agreement.  If the Master Servicer  resigns  pursuant to this Section  7.04(b),  DLJMC shall pay the Master Servicer an amount equal to the product of (a) the Stated  Principal  Balance of all of the  Mortgage  Loans  then  outstanding  and (b)  0.02%.  In  connection  with any resignation  of SPS  pursuant to this  Section  7.04(b),  DLJ  Mortgage  Capital,  Inc.  may designate  one or more  Servicers  (which  may be SPS's  successor  servicer)  to act as the
Terminating Entity under this Agreement.

(c)   Notwithstanding anything to the contrary in this Agreement,  servicing with respect to all or a portion of the Eligible  Servicing Transfer Loans may be transferred to WMMSC under this Agreement upon written notice being delivered to the Trustee, the Master Servicer,  the
Depositor,  DLJMC and the Trust  Administrator.  Any transfer of  servicing  with respect to such  Eligible  Servicing  Transfer  Loans  shall  not  require  the  letter  set  forth  in
Section 7.04(a)(i)  above or any  consent  from the  Certificateholders  or any other  party hereto.  Upon the transfer of servicing to WMMSC,  such Mortgage  Loans shall be serviced in accordance  with the  procedures  WMMSC employs in servicing  Mortgage  Loans serviced by it under this Agreement.

(d)   Notwithstanding  the  foregoing,  if the Trust  Administrator  shall for any reason no longer be Trust  Administrator  hereunder,  at DLJMC's  request,  the Master  Servicer shall resign,  upon the selection and appointment of a successor  master  servicer;  provided that
DLJMC  delivers  to  the  Trustee  and  the  Trust  Administrator  the  letter  required  in
Section 7.04(a)(i) above.

(e)   Notwithstanding the foregoing,  at DLJMC's request, the Special Servicer shall resign, upon the selection and appointment of a successor  special servicer by DLJMC;  provided that
DLJMC  delivers  to  the  Trustee  and  the  Trust  Administrator  the  letter  required  in
Section 7.04(a)(i) above.

SECTION 7.05.     Master Servicer, Seller and Servicers May Own Certificates.

            Each of the  Master  Servicer,  each  Seller,  the  Special  Servicer  and  each
Servicer  in its  individual  or any other  capacity  may  become  the owner or  pledgee  of
Certificates  with the same  rights as it would have if it were not the Master  Servicer,  a
Seller, the Special Servicer or a Servicer.

SECTION 7.06.     Termination of Duties of the Back-Up Servicer.

            The rights and  obligations of the Back-Up  Servicer under this Agreement  shall terminate  upon  the  earlier  of (i)  the  appointment  of the  Back-Up  Servicer  (or  its affiliate) as successor  Servicer to SPS and (ii) the  termination of Wells Fargo as Back-Up
Servicer by the Seller.  The Seller may remove Wells Fargo as Back-Up Servicer at any time.

                                       ARTICLE VIII

                                          DEFAULT

SECTION 8.01.     Events of Default.

            "Event of Default,"  wherever used herein,  and as to the Master Servicer or any
Servicer,  means any one of the following  events (whatever reason for such Event of Default and whether it shall be  voluntary  or  involuntary  or be effected by  operation  of law or pursuant to any judgment,  decree or order of any court or any order,  rule or regulation of any administrative or governmental body):

(a)   any failure by the Master  Servicer  or a Servicer to remit to the  Certificateholders or to the Trust  Administrator  any payment other than an Advance required to be made by the
Master  Servicer or such  Servicer  under the terms of this  Agreement,  which failure shall continue  unremedied  for a period of (i) with respect to the Master  Servicer or a Servicer other than Wells Fargo,  one Business Day and (ii) with respect to Wells Fargo, two Business
Days,  after the date upon which written notice of such failure shall have been given to the
Master  Servicer or such  Servicer by the Trust  Administrator  or the  Depositor  or to the
Master  Servicer  or the  related  Servicer  and the Trust  Administrator  by the Holders of
Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b)   any  failure  by the  Master  Servicer  or a  Servicer  to  observe  or perform in any material  respect  any  other of the  covenants  or  agreements  on the  part of the  Master
Servicer  or a  Servicer  contained  in this  Agreement  (except as set forth in (c) and (g)
below) which failure (i) materially  affects the rights of the  Certificateholders  and (ii)
shall continue  unremedied for a period of 60 days after the date on which written notice of such  failure  shall have been given to the Master  Servicer  or such  Servicer by the Trust
Administrator  or the  Depositor,  or to the Master  Servicer  or a  Servicer  and the Trust
Administrator  by the  Holders of  Certificates  evidencing  not less than 25% of the Voting
Rights evidenced by the Certificates; or

(c)   if a  representation  or warranty set forth in Section 2.03  hereof made solely in its capacity as the Master  Servicer or a Servicer shall prove to be materially  incorrect as of the time  made in any  respect  that  materially  and  adversely  affects  interests  of the
Certificateholders,   and  the   circumstances   or  condition  in  respect  of  which  such
representation  or warranty was incorrect  shall not have been eliminated or cured within 90 days  after the date on which  written  notice  thereof  shall have been given to the Master
Servicer or the related Servicer and the related Seller by the Trust  Administrator  for the benefit of the Certificateholders or by the Depositor; or

(d)   a decree or order of a court or agency or supervisory  authority  having  jurisdiction in the  premises for the  appointment  of a  conservator  or receiver or  liquidator  in any insolvency,  readjustment  of  debt,  marshalling  of  assets  and  liabilities  or  similar proceedings,  or for the winding-up or  liquidation of its affairs,  shall have been entered against the Master  Servicer or a Servicer  and such decree or order shall have  remained in force undischarged or unstayed for a period of 60 days; or

(e)   the Master  Servicer or a Servicer  shall consent to the  appointment of a conservator or receiver or liquidator in any  insolvency,  readjustment  of debt,  marshalling of assets and  liabilities  or similar  proceedings  of or  relating  to the Master  Servicer  or such
Servicer  or all or  substantially  all of the  property  of the  Master  Servicer  or  such
Servicer; or

(f)   the Master  Servicer or a Servicer  shall admit in writing  its  inability  to pay its debts  generally  as they become due,  file a petition to take  advantage  of, or commence a voluntary  case  under,  any  applicable  insolvency  or  reorganization  statute,  make  an assignment  for  the  benefit  of its  creditors,  or  voluntarily  suspend  payment  of its obligations; or

(g)   any  failure of the Master  Servicer  or a Servicer  to make any Advance in the manner and at the time  required  to be made from its own funds  pursuant to  Section 5.01  of this
Agreement and after receipt of written notice from the Trust  Administrator of such failure, which failure  continues  unremedied (i) with respect to the Master  Servicer or a Servicer, other than Wells Fargo,  after 2 p.m.,  New York City time, on the Business Day  immediately following  the Master  Servicer's  or such  Servicer's  receipt of such notice and (ii) with respect to Wells Fargo,  on the second  Business Day  immediately  following  Wells  Fargo's receipt of such notice; or

(h)   notwithstanding  anything to the contrary in Section 8.01(b)  and with respect to SPS,
(i) (A) any failure by SPS to comply with  Section 13.01(a),  which failure  shall  continue unremedied  for a period of 30 days after the date on which  written  notice of such failure shall have been given to SPS by the Master  Servicer and (B) the Master  Servicer shall have delivered written notice to the Trust  Administrator and Depositor that such failure has not been  remedied  after such 30 day period,  or (ii) the Master  Servicer  has  concluded in a written  report to the Trust  Administrator,  based  solely on the  reports  required  to be delivered to the Master  Servicer by SPS pursuant to  Section 13.01(a),  either (1) that SPS is not servicing the SPS Mortgage Loans in accordance with Accepted  Servicing  Practices or
(2) that SPS has failed the Loss and Delinquency Test; or

(i)   with respect to SPS and after the Closing  Date,  (1) any  reduction or  withdrawal of the  ratings of SPS as a servicer of  subprime  mortgage  loans by one or more of the Rating
Agencies that maintains a servicer rating system and a Rating on the  Certificates to "below average" or below,  except for any  downgrade  by Fitch to "below  average" or below  within nine months of the Cut-off Date, it being  understood  that the existence of any such rating as of the  Closing  Date  shall not  constitute  an Event of  Default  hereunder  or (2) any reduction or withdrawal of the Ratings of any Class of Certificates  attributable  solely to
SPS or the  servicing  of the SPS  Mortgage  Loans by SPS or (3) any  placement  by a Rating
Agency of any Class of Certificates on credit watch with negative implications  attributable solely to SPS or the servicing of the SPS Mortgage Loans by SPS; or

(j)   (a) either (i) the servicer  rankings or ratings for a Servicer,  other than WMMSC and
SPS, are  downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating  Agencies  rating the  Certificates  or (ii) the servicer  rankings or ratings for a Servicer,  other than WMMSC and SPS, are downgraded to "below  average" status by one or more of the Rating Agencies rating the  Certificates or (b) one or more classes of the  Certificates  are downgraded or placed on negative watch due in whole or in part to the performance or servicing of a Servicer, other than WMMSC and SPS; or

(k)   (a)  either the master  servicer  rankings  or  ratings  for the Master  Servicer  are downgraded  two or more levels  below the level in effect on the Closing date by one or more of the Rating  Agencies  rating the  Certificates  or (ii) the Master  Servicer  rankings or ratings for the Master Servicer,  are downgraded to "below average" status by one or more of the Rating Agencies rating the  Certificates or (b) one or more classes of the  Certificates are  downgraded or placed on negative  watch due in whole or in part to the  performance  or master servicing of the Master Servicer.

            If an Event of Default due to the actions or inaction of the Master  Servicer or a Servicer  described in clauses (a) through (f) of this  Section shall  occur, then, and in each and every such case,  so long as such  Event of Default  shall not have been  remedied,
(i) the  Trust  Administrator  shall at the  direction  of the  Trustee  or the  Holders  of
Certificates   evidencing  not  less  than  25%  of  the  Voting  Rights  evidenced  by  the
Certificates,  by notice in writing to the Master  Servicer or such Servicer (with a copy to the Rating Agencies),  terminate all of the rights and obligations of the Master Servicer or such Servicer  under this  Agreement  (other than rights to  reimbursement  for Advances and
Servicing  Advances  previously  made,  as  provided  in  Section 3.08)  and (ii) the Master
Servicer  may,  if such Event of Default is due to the actions or  inactions  of a Servicer, other  than  WMMSC,  by  notice  in  writing  to such  Servicer  (with a copy to the  Rating
Agencies),  terminate  all of the  rights  and  obligations  of  such  Servicer  under  this
Agreement  (other  than  rights  to  reimbursement  for  Advances  and  Servicing   Advances
previously made, as provided in Section 3.08).

            If an Event of Default  described in clause (g) shall  occur,  (i) if the Master
Servicer has failed to make any Advance,  the Trustee,  (ii) if WMMSC has failed to make any
Advance,  the Trust Administrator,  and (iii) if any Servicer,  other than WMMSC, has failed to make any  Advance,  the  Master  Servicer,  shall  prior to the next  Distribution  Date, immediately  make such  Advance  and  terminate  the  rights and  obligations  of the Master
Servicer or  applicable  Servicer,  as  applicable,  hereunder and succeed to the rights and obligations of the Master Servicer or such Servicer,  as applicable,  hereunder  pursuant to
Section 8.02,  including the  obligation to make  Advances on such  succeeding  Distribution
Date pursuant to the terms hereof.  No Event of Default with respect to the Master  Servicer or a Servicer  shall  affect the rights or duties of any other  Servicer  or  constitute  an
Event of Default as to any other Servicer.

            If an Event of Default set forth in clause (h)(ii) above shall occur,  the Trust
Administrator shall furnish the  Certificateholders  the Master Servicer's written report as
to  SPS'  servicing   performance  in  the  next  monthly  statement  to  Certificateholders distributed  pursuant  to  Section 4.05.  If an Event of Default  set forth in clause (h) or
(i) shall occur, the Trust  Administrator or the Depositor (after  consulting with the Trust
Administrator),  may, or at the direction of Certificateholders evidencing not less than 51%
or more of the Voting Rights evidenced by the Certificates,  the Trust Administrator  shall, by written notice to the Servicer (with a copy to each Rating Agency),  terminate all of the rights and  obligations  of SPS as Servicer under this  Agreement.  With respect to an Event of  Default  set  forth in  clauses  (h) or (i)  above  and upon any  termination  of SPS as
Servicer  pursuant to this  paragraph,  DLJMC,  in accordance  with  Section 7.04(b),  shall appoint a successor  servicer,  irrespective of DLJMC's  ownership of the related  servicing rights.  Any such servicing  transfer as a result of an Event of Default set forth in clause
(h) or (i) shall be accomplished in 60 days from the date the Trust  Administrator  delivers the  Master  Servicer's  report to  Certificateholders  or from the date SPS  received  such notice of termination.

            If an Event of Default  described  in clause (h) or (i)(3)  occurs,  DLJMC shall reimburse SPS for all unreimbursed  Advances and Servicing  Advances made by SPS on the date the  servicing  is  transferred  to the  successor  servicer  hereunder  and DLJMC  shall be entitled  to  reimbursement  by the  successor  servicer  of any such  amounts as and to the extent  such  amounts  are  received  by the  successor  servicer  under  the  terms of this
Agreement.

            If an Event of  Default  described  in  clause  (i) or (j)  occurs,  the  Master
Servicer or the Back-Up  Servicer  solely with respect to clause (i) shall at the  direction of DLJMC,  by notice in writing to such  Servicer,  other  than WMMSC  terminate  all of the rights and obligations of such Servicer,  other than WMMSC, under this Agreement (other than rights to reimbursement for Advances and Servicing Advances  previously made, as provided in
Section 3.08)  and shall  appoint as  successor  Servicer  the entity  selected  by DLJMC in accordance with  Section 8.02;  provided DLJMC shall first furnish to the Master Servicer or the  Back-Up  Servicer  a letter  from  each  Rating  Agency  that the  appointment  of such successor will not result in a downgrading of the rating of any of the Certificates.

            If an Event of Default described in clause (k) occurs,  the Trustee shall at the direction  of DLJMC,  by notice in  writing  to the Master  Servicer,  terminate  all of the rights and  obligations of the Master  Servicer  under this Agreement  (other than rights to reimbursement  for Advances  previously made, as provided in Section 3.08) and shall appoint as successor  Master Servicer the entity selected by DLJMC in accordance with  Section 8.02;
provided  DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment  of such  successor will not result in a downgrading of the rating of any of the
Certificates.

            No Event of Default  with  respect to the  Servicer  shall  affect the rights or duties of the Master Servicer or constitute an Event of Default as to the Master Servicer.

SECTION 8.02.     Master Servicer or Trust Administrator to Act; Appointment of Successor.

            On and after the time the Master  Servicer  or a  Servicer  receives a notice of termination  pursuant to Section 8.01  hereof or resigns  pursuant to  Section 7.04  hereof, subject to the  provisions of  Section 3.04  hereof,  the Trustee (in the case of the Master
Servicer),  the Trust  Administrator  (in the case of WMMSC),  the Back-Up  Servicer (in the case of SPS), or the Master Servicer (in the case of a Servicer other than WMMSC),  shall be the successor in all respects to the Master  Servicer or such Servicer,  as  applicable,  in its  capacity as servicer  under this  Agreement  and with respect to the  transactions  set forth or provided  for herein and shall be subject to all the  responsibilities,  duties and liabilities relating thereto placed on the Master Servicer or such Servicer,  as applicable, by the terms and provisions hereof; provided that the Trustee, the Trust Administrator,  the
Master  Servicer or the Back-Up  Servicer,  as applicable,  shall not be deemed to have made any  representation  or warranty as to any Mortgage Loan made by the Master  Servicer or any
Servicer,  as  applicable,  and shall not effect any  repurchases  or  substitutions  of any
Mortgage  Loan;  provided  further,  that it is understood and  acknowledged  by the parties hereto  that there will be a full  period of  transition  (not to exceed  ninety  (90) days)
before the actual  servicing  functions of any Servicer  can be fully  transferred  to Wells
Fargo as successor Servicer;  provided further,  that during such period of transition Wells
Fargo,  as successor  Servicer,  shall continue to make all required  Compensating  Interest
Payments and Advances. As compensation therefor,  the Trustee, the Trust Administrator,  the
Back-Up  Servicer  or the Master  Servicer,  as  applicable,  shall be entitled to all funds relating to the Mortgage Loans that the Master  Servicer or related  Servicer (the "Replaced
Servicer")  would have been  entitled  to charge to the  related  Collection  Account if the
Replaced  Servicer had continued to act hereunder  (except that the Replaced  Servicer shall retain the right to be reimbursed for advances (including, without limitation,  Advances and
Servicing  Advances)  theretofore  made by the  Replaced  Servicer  with respect to which it would be  entitled  to be  reimbursed  as  provided  in  Section 3.08  if it had not been so
terminated  or  resigned).   Notwithstanding  the  foregoing,  if  the  Trustee,  the  Trust
Administrator,  the Back-Up Servicer or the Master Servicer,  as applicable,  has become the successor to a Replaced  Servicer,  in accordance with this Section 8.02,  the Trustee,  the
Trust Administrator,  the Back-Up Servicer or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall,  if it is unable to so act,  appoint,  or petition a court of  competent  jurisdiction  to  appoint,  any  established  mortgage  loan  servicing institution,  the appointment of which does not adversely  affect the then current rating of the  Certificates,  as the  successor  to the Master  Servicer,  the  Back-Up  Servicer or a
Servicer,  as  applicable,   hereunder  in  the  assumption  of  all  or  any  part  of  the responsibilities,  duties or liabilities  of the Master  Servicer,  the Back-Up  Servicer or
such Servicer,  as  applicable,  provided that such  successor to the Master  Servicer,  the
Back-Up  Servicer  or the  Servicer,  as  applicable,  shall  not be deemed to have made any representation  or  warranty  as to any  Mortgage  Loan made by the Master  Servicer  or the related  Servicer,  as  applicable.  Pending  appointment  of  a  successor  to  the  Master
Servicer,  the Back-Up Servicer or a Servicer,  as applicable,  hereunder,  the Trustee, the
Trust Administrator or the Master Servicer,  as applicable,  unless such party is prohibited by law from so acting,  shall act in such capacity as provided  herein.  In connection  with such appointment and assumption,  the Trustee, the Trust Administrator,  the Master Servicer
or the Back-Up Servicer,  as applicable,  may make such arrangements for the compensation of such  successor  out of payments on Mortgage  Loans as it and such  successor  shall  agree;
provided,  however,  that no such  compensation  shall be in  excess of that  permitted  the
Replaced Servicer,  hereunder.  The Trustee, the Trust Administrator or the Master Servicer,
as applicable,  and such successor  shall take such action,  consistent with this Agreement, as shall be necessary to  effectuate  any such  succession.  None of the Trustee,  the Trust
Administrator,  the Master Servicer nor any other  successor  servicer shall be deemed to be in  default  hereunder  by reason  of any  failure  to make,  or any  delay in  making,  any distribution  hereunder or any portion thereof caused by the failure of a Replaced  Servicer to deliver, or any delay in delivering, cash, documents or records to it.

            A  Replaced  Servicer  that has been  terminated  shall,  at the  request of the
Trustee,  the  Trust  Administrator,  the  Master  Servicer  or  the  Back-Up  Servicer,  as
applicable,  but at the expense of such Replaced  Servicer deliver to the assuming party all documents  and records  relating  to the  applicable  Mortgage  Loans and an  accounting  of amounts  collected  and held by it and  otherwise  use  commercially  reasonable  efforts to effect the orderly and efficient transfer and assignment of such servicing,  but only to the extent of the Mortgage Loans serviced  thereunder,  to the assuming  party.  Notwithstanding anything  to the  contrary  contained  herein,  the  termination  of a  Servicer  under this
Agreement shall not extend to any Sub-Servicer  meeting the requirements of  Section 3.02(a)
and  otherwise  servicing  the  related  Mortgage  Loans in  accordance  with the  servicing provisions of this Agreement.

            The Master  Servicer,  the Back-Up  Servicer and each Servicer  shall  cooperate with the Trustee and the Trust  Administrator  and any  successor  servicer in effecting the termination  of a  Replaced  Servicer's  responsibilities  and rights  hereunder,  including without  limitation,  the transfer to such  successor for  administration  by it of all cash amounts  which shall at the time be credited by such Servicer to the  applicable  Collection
Account or thereafter received with respect to the Mortgage Loans.

            None of the Trustee,  the Trust  Administrator nor any other successor  servicer shall be deemed to be in default  hereunder  by reason of any failure to make,  or any delay in making,  any  distribution  hereunder or any portion thereof caused by (a) the failure of the Master Servicer,  the Back-Up  Servicer or any Servicer to (i) deliver,  or any delay in delivering,  cash,  documents  or  records  to it, or  (ii) cooperate  as  required  by this
Agreement,  or (b) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer, the Back-Up Servicer or the related Servicer.

            Any successor to a Servicer as servicer  shall during the term of its service as servicer  maintain  in force the  policy or  policies  that such  Servicer  is  required  to maintain pursuant to Section 3.09(b) hereof.

            If a Servicer  that has been  terminated  fails to pay all costs  related to the transition of servicing to the successor Servicer,  the successor Servicer shall be entitled to reimbursement of those amounts from the Trust.

            In connection  with the  termination  or  resignation  of a Servicer  hereunder, either (i) the successor  Servicer,  including the Trust Administrator or Master Servicer if either of such parties is acting as successor Servicer or Back-Up Servicer,  shall represent and warrant that it or an affiliate is a member of MERS in good  standing and shall agree to comply in all material  respects with the rules and  procedures  of MERS in connection  with the  servicing of the related  Mortgage  Loans that are  registered  with MERS,  or (ii) the
Replaced Servicer,  at its sole expense,  shall cooperate with the successor Servicer either
(x) in causing MERS to execute and deliver an Assignment  of Mortgage in recordable  form to transfer  the  Mortgage  from MERS to the  Trustee  and to execute  and  deliver  such other notices,  documents  and other  instruments  as may be  necessary  or  desirable to effect a transfer of such  Mortgage  Loan or servicing of such  Mortgage  Loan on the MERS® System to the  successor  Servicer  or (y) in  causing  MERS to  designate  on the  MERS®  System  the successor  Servicer as the  servicer of such  Mortgage  Loan (at the cost and expense of the successor  Servicer to the extent such costs relate to the  qualification  of such successor
Servicer as a member of MERS,  otherwise at the cost and expense of the Replaced  Servicer).
The  Replaced  Servicer  shall  file  or  cause  to be  filed  any  such  assignment  in the appropriate  recording  office.  The successor  Servicer  shall cause such  assignment to be delivered to the Trustee  promptly  upon receipt of the original  with evidence of recording thereon or a copy  certified by the public  recording  office in which such  assignment  was recorded.

SECTION 8.03.     Notification to Certificateholders.

(a)   Upon any  termination  or  appointment  of a successor  to the Master  Servicer or any
Servicer,  the Trust  Administrator shall give prompt written notice thereof to the Sellers, and the  Certificateholders  at their  respective  addresses  appearing  in the  Certificate
Register and to the Rating  Agencies,  or, as  applicable,  the Master  Servicer  shall give prompt written notice thereof to the Trust Administrator.

(b)   Within two  Business  Days after the  occurrence  of any Event of  Default,  the Trust
Administrator  shall  transmit by mail to the Sellers  and all  Certificateholders,  and the
Rating  Agencies  notice  of each  such  Event  of  Default  hereunder  known  to the  Trust
Administrator, unless such Event of Default shall have been cured or waived.

SECTION 8.04.     Waiver of Events of Default.

            The  Holders  representing  at least 66% of the  Voting  Rights of  Certificates affected  by a default  or Event of  Default  hereunder  may waive any  default  or Event of
Default;  provided,  however,  that (a) a default  or Event of Default  under  clause (g) of
Section 8.01  may be waived,  only by all of the  Holders of  Certificates  affected by such default or Event of Default and (b) no waiver  pursuant to this  Section 8.04  shall  affect the Holders of Certificates in the manner set forth in  Section 12.01(b)(i),  (ii) or (iii).
Upon any such  waiver of a default  or Event of  Default  by the  Holders  representing  the requisite  percentage of Voting Rights of Certificates  affected by such default or Event of
Default,  such default or Event of Default  shall cease to exist and shall be deemed to have been cured and  remedied  for every  purpose  hereunder.  No such waiver shall extend to any subsequent  or other  default or Event of Default  or impair  any right  consequent  thereon except to the extent expressly so waived.

                                         ARTICLE IX

                                   CONCERNING THE TRUSTEE

SECTION 9.01.     Duties of Trustee.

            The  Trustee,  prior to the  occurrence  of an Event of  Default  and  after the curing or waiver of all Events of Default that may have  occurred,  undertakes  with respect to the Trust Fund to perform such duties and only such duties as are  specifically set forth in this  Agreement.  In case an  Event of  Default  of which a  Responsible  Officer  of the
Trustee  shall have actual  knowledge  has occurred and remains  uncured,  the Trustee shall exercise  such of the  rights and powers  vested in it by this  Agreement,  and use the same degree of care and skill in their exercise,  as a prudent person would exercise or use under the  circumstances in the conduct of such person's own affairs.  Any permissive right of the
Trustee set forth in this Agreement shall not be construed as a duty.

            The  Trustee,  upon  receipt  of  all  resolutions,   certificates,  statements,
opinions,  reports, documents, orders or other instruments furnished to the Trustee that are specifically  required to be furnished  pursuant to any  provision of this  Agreement  shall examine them to determine  whether they conform to the  requirements of this Agreement.  The
Trustee  shall  have no  duty to  recompute,  recalculate  or  verify  the  accuracy  of any resolution,  certificate, statement, opinion, report, document, order or other instrument so furnished to the  Trustee.  If any such  instrument  is found not to conform in any material
respect  to  the   requirements   of  this   Agreement,   the  Trustee   shall   notify  the
Certificateholders  of such  instrument in the event that the Trustee,  after so requesting, does not receive a satisfactorily corrected instrument.

            No  provision of this  Agreement  shall be construed to relieve the Trustee from liability  for  its  own  negligent  action,  its own  negligent  failure  to act or its own misconduct,  its  negligent  failure to perform  its  obligations  in  compliance  with this
Agreement,  or any liability which would be imposed by reason of its willful  misfeasance or bad faith; provided, however, that:

(a)   prior to the  occurrence of an Event of Default of which a Responsible  Officer of the
Trustee shall have actual  knowledge,  and after the curing or of all such Events of Default that may have  occurred,  the duties and  obligations  of the  Trustee  shall be  determined solely by the express  provisions  of this  Agreement,  the Trustee  shall not be personally liable except for the  performance of such duties and  obligations as are  specifically  set forth in this  Agreement,  no  implied  covenants  or  obligations  shall be read  into this
Agreement against the Trustee and the Trustee may conclusively  rely, as to the truth of the statements and the correctness of the opinions expressed  therein,  upon any certificates or opinions  furnished to the Trustee and  conforming  to the  requirements  of this  Agreement which it  reasonably  believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)   the  Trustee  shall not be  personally  liable for an error of  judgment  made in good faith by a Responsible  Officer or Responsible  Officers of the Trustee,  unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

(c)   the Trustee shall not be personally liable with respect to any action taken,  suffered or  omitted  to be taken by it in good  faith  in  accordance  with  this  Agreement  at the direction of the Holders of  Certificates  evidencing  greater than 50% of the Voting Rights allocated  to each  Class  of  Certificates  relating  to the  time,  method  and  place  of conducting any proceeding for any remedy  available to the Trustee,  or exercising any trust or power conferred upon the Trustee, under this Agreement;

(d)   no provision  of this  Agreement  shall  require the Trustee to expend or risk its own funds or otherwise  incur any financial  liability in the  performance  of any of its duties hereunder  or in the  exercise  of any of its rights or powers if it shall  have  reasonable grounds for believing that repayment of such funds or adequate  indemnity  against such risk or liability is not reasonably assured to it; and

(e)   the  Trustee  shall  have  no  responsibility  for any act or  omission  of the  Trust
Administrator  or  LaSalle,  it  being  understood  and  agreed  that  the  Trustee,   Trust
Administrator  and LaSalle are  independent  contractors  and not agents,  partners or joint venturers.

            The  Trustee  shall not be deemed to have  knowledge  of any Event of Default or event  which,  with  notice or lapse of time,  or both,  would  become an Event of  Default, unless a Responsible  Officer of the Trustee shall have received written notice thereof from a Servicer,  the Depositor or a  Certificateholder,  or a Responsible Officer of the Trustee
has actual notice thereof,  and in the absence of such notice no provision  hereof requiring the taking of any action or the  assumption of any duties or  responsibility  by the Trustee following  the  occurrence  of any Event of Default or event which,  with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

            The Trustee shall have no duty hereunder  with respect to any complaint,  claim, demand,  notice  or other  document  it may  receive  or which may be  alleged  to have been delivered  to or served upon it by the parties as a  consequence  of the  assignment  of any
Mortgage Loan hereunder;  provided,  however, that the Trustee shall use its best efforts to remit to the Master  Servicer or the related  Servicer  upon receipt of any such  complaint, claim,  demand,  notice or other  document  (i) which is delivered  to the  Corporate  Trust
Office of the  Trustee,  (ii) of which a  Responsible  Officer  has  actual  knowledge,  and
(iii) which  contains  information  sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02.     Certain Matters Affecting the Trustee.

(a)   Except as otherwise provided in Section 9.01:

(i)   the Trustee may request and rely upon and shall be protected  in acting or  refraining from acting upon any  resolution,  Officer's  Certificate,  certificate  of  auditors,
      Servicing Officers or any other certificate,  statement,  instrument, opinion, report, notice, request,  consent, order, appraisal,  bond or other paper or document believed by it to be  genuine  and to have been  signed or  presented  by the  proper  party or parties;

(ii)  the  Trustee may consult  with  counsel,  financial  advisors or  accountants  and any advice  of  such  Persons  or any  Opinion  of  Counsel  shall  be full  and  complete authorization  and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) the  Trustee  shall be under no  obligation  to  exercise  any of the trusts or powers vested in it by this  Agreement  or to  institute,  conduct or defend  any  litigation hereunder  or in relation  hereto at the  request,  order or  direction  of any of the
      Certificateholders   pursuant  to  the  provisions  of  this  Agreement,  unless  such
      Certificateholders  shall have offered to the Trustee reasonable security or indemnity against the costs,  expenses and liabilities which may be incurred therein or thereby;
      nothing contained herein shall, however,  relieve the Trustee of the obligation,  upon the  occurrence of an Event of Default of which a  Responsible  Officer of the Trustee shall have actual knowledge (which has not been cured or waived),  to exercise such of the rights and powers  vested in it by this  Agreement,  and to use the same degree of care and skill in their  exercise as a prudent  person would exercise or use under the circumstances in the conduct of such person's own affairs;

(iv)  the Trustee shall not be personally  liable for any action taken,  suffered or omitted by it in good faith and believed by it to be  authorized  or within the  discretion or rights or powers conferred upon it by this Agreement;

(v)   prior to the  occurrence  of an Event of  Default  hereunder  and after the  curing or waiver of all Events of  Default  that may have  occurred,  the  Trustee  shall not be bound to make any  investigation  into the facts or matters stated in any  resolution, certificate,  statement, instrument, opinion, report, notice, request, consent, order, approval,  bond or other paper or  document,  unless  requested in writing so to do by
      Holders of Certificates  evidencing greater than 50% of the Voting Rights allocated to each  Class  of  Certificates;  provided,  however,  that  if  the  payment  within  a reasonable  time to the  Trustee of the costs,  expenses or  liabilities  likely to be incurred by it in the making of such  investigation is, in the opinion of the Trustee, not reasonably  assured to the Trustee by the security  afforded to it by the terms of this Agreement,  the Trustee may require reasonable  indemnity against such expense or liability as a condition to taking any such action;  the  reasonable  expense of every such  investigation  shall be paid (A) by the  Master  Servicer  or by the  applicable
      Servicer  in the event that such  investigation  relates to an Event of Default by the
      Master  Servicer  or by such  Servicer,  respectively,  if an Event of  Default by the
      Master  Servicer or by such Servicer  shall have occurred and is  continuing,  and (B)
      otherwise by the Certificateholders requesting the investigation;

(vi)  the Trustee may  execute any of the trusts or powers  hereunder  or perform any duties hereunder  either  directly or by or through agents or attorneys and the Trustee shall not be  responsible  for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii) the  Trustee  shall not be  required  to expend its own funds or  otherwise  incur any financial  liability  in the  performance  of any of its duties  hereunder if it shall have  reasonable  grounds  for  believing  that  repayment  of such funds or  adequate indemnity against such liability is not assured to it;

(viii)      the  Trustee  shall  not be  liable  for any  loss on any  investment  of  funds pursuant to this Agreement; and

(ix)  the  right  of the  Trustee  to  perform  any  discretionary  act  enumerated  in this
      Agreement  shall not be construed as a duty,  and the Trustee  shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)   All  rights  of  action  under  this  Agreement  or  under  any of  the  Certificates, enforceable  by the  Trustee,  may be enforced by it without  the  possession  of any of the
Certificates,  or the production thereof at the trial or other proceeding  relating thereto, and any such suit,  action or  proceeding  instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such  Certificates,  subject to the provisions of this Agreement.

SECTION 9.03.     Trustee Not Liable for Certificates or Mortgage Loans.

            The recitals  contained herein shall be taken as the statements of the Depositor or the  Master  Servicer  or a  Servicer,  as the case may be,  and the  Trustee  assumes no responsibility  for  their  correctness.  The  Trustee  makes no  representations  as to the validity or  sufficiency  of this  Agreement,  the  Certificates  or of any Mortgage Loan or
related  document or of MERS or the MERS® System.  The Trustee shall not be accountable  for the use or application by the Depositor,  any Seller,  the Master  Servicer or any Servicers
of any funds paid to the Depositor or the Master  Servicer or any Servicer in respect of the
Mortgage Loans or deposited in or withdrawn from the  Certificate  Account by the Depositor, the Sellers or the Master  Servicer or the  Servicers.  The Trustee shall not be responsible for the legality or validity of this  Agreement or the  validity,  priority,  perfection  or sufficiency of the security for the Certificates  issued or intended to be issued hereunder.
The  Trustee  shall  have  no  responsibility  for  filing  any  financing  or  continuation statement  in any  public  office  at any  time or to  otherwise  perfect  or  maintain  the perfection  of any  security  interest  or lien  granted to it  hereunder  or to record this
Agreement.

SECTION 9.04.     Trustee May Own Certificates.

            The  Trustee in its  individual  or any other  capacity  may become the owner or pledgee of  Certificates  and may transact  business with the other parties  hereto and with their Affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 9.05.     Trustee's Fees and Expenses.

            The  Trustee  shall be  compensated  by the Trust  Administrator  as  separately agreed.  The Trustee and any  director,  officer,  employee or agent of the Trustee shall be indemnified  by DLJMC and held  harmless  (up to a maximum of  $150,000)  against  any loss, liability or expense  (including  reasonable  attorney's  fees and expenses) (i) incurred in connection  with  any  claim  or  legal  action  relating  to (a)  this  Agreement,  (b) the
Certificates,  or (c) the performance of any of the Trustee's duties  hereunder,  other than any loss,  liability  or  expense  incurred  by reason of willful  misconduct,  bad faith or negligence  in the  performance  of any of the  Trustee's  duties  hereunder  or incurred by reason of any action of the Trustee  taken at the  direction of the  Certificateholders  and
(ii)  resulting  from any error in any tax or  information  return  prepared  by the  Master
Servicer or a Servicer.  Such indemnity  shall survive the  termination of this Agreement or the resignation or removal of the Trustee  hereunder.  Without  limiting the foregoing,  the
Depositor covenants and agrees,  except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense,  disbursement or advance as may arise from the Trustee's negligence,  bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable  expenses,  disbursements and advances incurred or made by the Trustee in accordance  with  any of  the  provisions  of  this  Agreement  with  respect  to:  (A)  the reasonable  compensation  and the expenses and  disbursements  of its counsel not associated with the  closing of the  issuance of the  Certificates,  (B) the  reasonable  compensation, expenses and  disbursements  of any accountant,  engineer or appraiser that is not regularly employed by the Trustee,  to the extent that the Trustee must engage such persons to perform acts or services  hereunder  and (C)  printing and  engraving  expenses in  connection  with preparing any Definitive  Certificates.  Except as otherwise  provided  herein,  the Trustee shall not be entitled to payment or reimbursement  for any routine ongoing expenses incurred by the Trustee in the  ordinary  course of its duties as Trustee  hereunder or for any other expenses.  Anything in this  Agreement  to the contrary  notwithstanding,  in no event shall the  Trustee be liable for  special,  indirect or  consequential  loss or damage of any kind whatsoever  (including  but not  limited  to lost  profits),  even if the  Trustee  has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06.     Eligibility Requirements for Trustee.

            The  Trustee  hereunder  shall at all  times  be a  corporation  or  association organized  and doing  business  under the laws of any state or the United States of America, authorized  under such laws to exercise  corporate trust powers,  having ratings on its long term debt  obligations at the time of such  appointment in at least the third highest rating category by both Moody's and S&P or such lower  ratings as will not cause  Moody's or S&P to lower their then current ratings of the Class A  Certificates  (other than the Class 7-X and
Residual  Certificates),  having a combined capital and surplus of at least  $50,000,000 and subject to supervision or examination  by federal or state  authority.  If such  corporation or association  publishes reports of condition at least annually,  pursuant to law or to the requirements of the aforesaid  supervising or examining authority,  then for the purposes of this  Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined  capital and surplus as set forth in its most recent  report of condition  so  published.  In case at any time the  Trustee  shall  cease to be  eligible in accordance with the provisions of this  Section 9.06,  the Trustee shall resign  immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07.     Resignation and Removal of Trustee.

            The  Trustee  may at any time resign and be  discharged  from the trusts  hereby created by (a) giving  written notice of  resignation  to the  Depositor,  DLJMC,  the Trust
Administrator,  the Master  Servicer,  the Special Servicer and the Servicers and by mailing notice of resignation by first class mail,  postage prepaid,  to the  Certificateholders  at their addresses appearing on the Certificate Register,  and to the Rating Agencies, not less than 60 days before the date specified in such notice when,  subject to  Section 9.08,  such resignation is to take effect,  and (b) acceptance by a successor trustee in accordance with
Section 9.08 meeting the qualifications set forth in Section 9.06.

            If at any time the Trustee  shall cease to be  eligible in  accordance  with the provisions of Section 9.06  hereof and shall fail to resign after written request thereto by the Depositor,  or if at any time the Trustee shall become incapable of acting,  or shall be adjudged a bankrupt or insolvent,  or a receiver of the Trustee or of its property  shall be appointed,  or any  public  officer  shall take  charge or control of the  Trustee or of its property or affairs for the purpose of  rehabilitation,  conservation  or  liquidation or if the  Trustee  breaches  any  of its  obligations  or  representations  hereunder,  then  the
Depositor may remove the Trustee and appoint a successor trustee by written  instrument,  in duplicate,  one copy of which  instrument  shall be delivered to the Trustee and one copy to the  successor  trustee.  The  Trustee  may also be  removed  at any time by the  Holders of
Certificates   evidencing  not  less  than  50%  of  the  Voting  Rights  evidenced  by  the
Certificates.  Notice of any removal of the Trustee and  acceptance  of  appointment  by the successor trustee shall be given to the Rating Agencies by the Depositor.

            If no  successor  trustee  shall  have  been  so  appointed  and  have  accepted appointment  within 30 days after the giving of such notice of  resignation  or receipt of a notice of removal,  the  resigning  Trustee may, at the Trust Fund's  expense,  petition any court of competent jurisdiction for the appointment of a successor trustee.

            Any  resignation  or removal  of the  Trustee  and  appointment  of a  successor trustee pursuant to any of the provisions of this  Section 9.07  shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

SECTION 9.08.     Successor Trustee.

            Any  successor  trustee  appointed  as provided  in  Section 9.07  hereof  shall execute,  acknowledge  and  deliver  to the  Depositor  and to its  predecessor  trustee  an instrument accepting such appointment  hereunder and thereupon the resignation or removal of the  predecessor  trustee shall become  effective and such  successor  trustee,  without any further act,  deed or  conveyance,  shall  become fully vested with all the rights,  powers, duties and obligations of its predecessor  hereunder,  with the like effect as if originally named as trustee herein.  The Depositor,  upon receipt of all amounts due it hereunder,  and the predecessor  trustee shall execute and deliver such instruments and do such other things as may  reasonably  be required for more fully and certainly  vesting and  confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor  trustee shall accept  appointment as provided in this Section 9.08 unless at the time of such  acceptance  such  successor  trustee shall be eligible under the provisions of  Section 9.06  hereof and its acceptance  shall not adversely  affect the then current rating of the Certificates.

            Upon  acceptance  of  appointment  by a  successor  trustee as  provided in this
Section 9.08,  the Depositor  shall mail notice of the succession of such trustee  hereunder to all Holders of Certificates at their addresses as shown in the Certificate  Register.  If the Depositor  fails to mail such notice within ten days after  acceptance of appointment by the successor  trustee,  the  successor  trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09.     Merger or Consolidation of Trustee.

            Any Person into which the Trustee  may be merged or  converted  or with which it may be consolidated or any Person resulting from any merger,  conversion or consolidation to which  the  Trustee  shall be a party,  or any  Person  succeeding  to the  business  of the
Trustee,  shall be the successor of the Trustee  hereunder,  provided that such Person shall be eligible under the provisions of  Section 9.06  hereof without the execution or filing of any paper or further act on the part of any of the parties  hereto,  anything  herein to the contrary notwithstanding.

SECTION 9.10.     Appointment of Co Trustee or Separate Trustee.

            Notwithstanding  any other  provisions of this  Agreement,  at any time, for the purpose of  meeting  any legal  requirements  of any  jurisdiction  in which any part of the
Trust Fund or property  securing  any Mortgage  Note may at the time be located,  the Master
Servicer and the Trustee  acting  jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons  approved by the Trustee to act as co-trustee or co-trustees  jointly with the Trustee,  or separate trustee or separate trustees,  of all or any part of the Trust Fund,  and to vest in such Person or Persons,  in such capacity and for the benefit of the applicable  Certificateholders,  such title to the Trust Fund, or any part  thereof,  and,  subject to the other  provisions  of this  Section 9.10,  such powers, duties,  obligations,  rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master  Servicer  shall not have joined in such  appointment within  fifteen  days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing,  the Trustee alone shall have the power to make such  appointment.  No co-trustee or separate  trustee  hereunder  shall be required to meet the terms of eligibility  as a successor  trustee under  Section 9.06  and no notice to
Certificateholders  of the  appointment  of any  co-trustee  or  separate  trustee  shall be required under Section 9.08.

            Every separate trustee and co-trustee  shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)   all rights,  powers,  duties and  obligations  conferred  or imposed upon the Trustee, except for any  obligation of the Trustee under this Agreement to advance funds on behalf of the Master  Servicer or a Servicer,  shall be  conferred  or imposed  upon and  exercised or performed  by the  Trustee  and such  separate  trustee  or  co-trustee  jointly  (it  being understood  that such separate  trustee or co-trustee  is not  authorized to act  separately without  the  Trustee  joining in such act),  except to the extent that under any law of any jurisdiction  in  which  any  particular  act or acts  are to be  performed  by the  Trustee
(whether as Trustee  hereunder or as successor  to the Master  Servicer or a Servicer),  the
Trustee  shall be  incompetent  or  unqualified  to perform such act or acts, in which event such rights,  powers,  duties and  obligations  (including the holding of title to the Trust
Fund or any portion  thereof in any such  jurisdiction)  shall be  exercised  and  performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)   no trustee  hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(c)   the  Master  Servicer  and the  Trustee  acting  jointly  may at any time  accept  the resignation of or remove any separate trustee or co-trustee.

            Any notice,  request or other  writing  given to the Trustee  shall be deemed to have been given to each of the then separate trustees and co-trustees,  as effectively as if given to each of them.  Every  instrument  appointing  any  separate  trustee or  co-trustee shall refer to this Agreement and the  conditions of this Article IX. Each separate  trustee and  co-trustee,  upon its  acceptance  of the trusts  conferred,  shall be vested  with the estates or property  specified in its  instrument of  appointment,  either  jointly with the
Trustee or  separately,  as may be provided  therein,  subject to all the provisions of this
Agreement,  specifically including every provision of this Agreement relating to the conduct of,  affecting  the  liability  of, or  affording  protection  to, the  Trustee.  Every such instrument  shall be filed with the Trustee and a copy thereof given to the Master  Servicer or the Servicers and the Depositor.

            Any separate trustee or co-trustee may, at any time,  constitute the Trustee its agent or  attorney-in-fact,  with full power and authority,  to the extent not prohibited by law,  to do any lawful act under or in  respect of this  Agreement  on its behalf and in its name. The Trust  Administrator  shall not be  responsible  for all action or inaction of any separate  trustee or co-trustee.  If any separate  trustee or co-trustee  shall die,  become incapable of acting, resign or be removed, all of its estates, properties,  rights, remedies and trusts shall vest in and be exercised  by the Trustee,  to the extent  permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11.     Office of the Trustee.

            The office of the Trustee for  purposes of receipt of notices and demands is the
Corporate Trust Office.

                                         ARTICLE X

                             CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01.    Duties of Trust Administrator.

            The Trust  Administrator,  prior to the  occurrence  of an Event of  Default  of which a  Responsible  Officer of the Trust  Administrator  shall have actual  knowledge  and after the curing or waiver of all Events of Default that may have occurred,  undertakes with respect to the Trust Fund to perform  such duties and only such  duties as are  specifically set forth in this Agreement.  In case an Event of Default of which a Responsible  Officer of the Trust  Administrator  shall have actual knowledge has occurred and remains uncured,  the
Trust  Administrator  shall  exercise  such of the rights  and  powers  vested in it by this
Agreement,  and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the  circumstances  in the conduct of such person's own affairs.
Any permissive  right of the Trust  Administrator  set forth in this Agreement  shall not be construed as a duty.

            The  Trust  Administrator,  upon  receipt  of  all  resolutions,   certificates,
statements,  opinions,  reports,  documents,  orders or other  instruments  furnished to the
Trust  Administrator  that  are  specifically  required  to be  furnished  pursuant  to  any provision of this  Agreement  shall  examine  them to determine  whether they conform to the requirements of this  Agreement.  The Trust  Administrator  shall have no duty to recompute, recalculate  or verify the  accuracy of any  resolution,  certificate,  statement,  opinion, report,  document,  order or other  instrument so furnished to the Trust  Administrator.  If any such instrument is found not to conform in any material  respect to the  requirements of this  Agreement,  the  Trust  Administrator  shall  notify  the  Certificateholders  of such instrument in the event that the Trust Administrator,  after so requesting, does not receive a satisfactorily corrected instrument.

            No  provision  of this  Agreement  shall  be  construed  to  relieve  the  Trust
Administrator  from liability for its own negligent action, its own negligent failure to act or its own misconduct,  its negligent  failure to perform its obligations in compliance with this  Agreement,  or any  liability  which  would  be  imposed  by  reason  of  its  willful misfeasance or bad faith; provided, however, that:

(a)   prior to the  occurrence of an Event of Default of which a Responsible  Officer of the
Trust Administrator shall have actual knowledge,  and after the curing or of all such Events of Default that may have occurred,  the duties and  obligations  of the Trust  Administrator shall  be  determined  solely  by the  express  provisions  of  this  Agreement,  the  Trust
Administrator  shall not be personally  liable except for the performance of such duties and obligations  as are  specifically  set forth in this  Agreement,  no  implied  covenants  or obligations shall be read into this Agreement against the Trust  Administrator and the Trust
Administrator  may conclusively  rely, as to the truth of the statements and the correctness of the opinions expressed therein,  upon any certificates or opinions furnished to the Trust
Administrator  and  conforming to the  requirements  of this  Agreement  which it reasonably believed  in good  faith  to be  genuine  and to  have  been  duly  executed  by the  proper authorities respecting any matters arising hereunder;

(b)   the Trust  Administrator  shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible  Officers of the Trust  Administrator,
unless the Trust  Administrator was negligent in ascertaining or investigating the pertinent facts;

(c)   the Trust  Administrator  shall not be  personally  liable with  respect to any action taken,  suffered  or  omitted  to be  taken  by it in good  faith in  accordance  with  this
Agreement or at the direction of the Holders of Certificates  evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates  relating to the time,  method and place of conducting any proceeding for any remedy available to the Trust  Administrator,  or exercising any trust or power conferred upon the Trust Administrator,  under this Agreement;
and

(d)   no provision of this  Agreement  shall  require the Trust  Administrator  to expend or risk its own funds or otherwise  incur any financial  liability in the performance of any of its  duties  hereunder  or in the  exercise  of any of its rights or powers if it shall have reasonable  grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            The Trust Administrator  shall have no duty (A) to see to any recording,  filing or  depositing  of this  Agreement  or any  agreement  referred  to herein or any  financing statement  or  continuation  statement  evidencing  a  security  interest,  or to see to the maintenance of any such recording,  filing or depositing or to any rerecording,  refiling or redepositing  of any thereof,  (B) to see to any insurance,  or (C) to see to the payment or discharge of any tax,  assessment or other governmental charge or any lien or encumbrance of any kind owing with  respect  to,  assessed  or levied  against,  any part of the Trust Fund other than from funds available in the Certificate Account.

            Except  with  respect  to an  Event  of  Default  described  in  clause  (a)  of
Section 8.01,  the Trust Administrator shall not be deemed to have knowledge of any Event of
Default or event  which,  with notice or lapse of time,  or both,  would  become an Event of
Default,  unless a  Responsible  Officer  of the Trust  Administrator  shall  have  received written  notice  thereof  from the  Master  Servicer  or a  Servicer,  the  Depositor,  or a
Certificateholder,  or a Responsible  Officer of the Trust  Administrator  has actual notice thereof,  and in the absence of such notice no provision  hereof requiring the taking of any action  or the  assumption  of any  duties  or  responsibility  by the  Trust  Administrator following  the  occurrence  of any Event of Default or event which,  with notice or lapse of time or both,  would  become  an Event  of  Default,  shall  be  effective  as to the  Trust
Administrator.

            The  Trust  Administrator  shall  have no duty  hereunder  with  respect  to any complaint,  claim,  demand,  notice or other document it may receive or which may be alleged to  have  been  delivered  to or  served  upon it by the  parties  as a  consequence  of the assignment of any Mortgage Loan hereunder;  provided,  however, that the Trust Administrator shall use its best efforts to remit to the Master  Servicer or the Servicer  upon receipt of any such complaint,  claim,  demand,  notice or other document (i) which is delivered to the
Corporate Trust Office of the Trust  Administrator,  (ii) of which a Responsible Officer has actual  knowledge,  and (iii)  which  contains  information  sufficient  to permit the Trust
Administrator to make a determination  that the real property to which such document relates is a Mortgaged Property.

SECTION 10.02.    Certain Matters Affecting the Trust Administrator.

(a)   Except as otherwise provided in Section 10.01:

(i)   the Trust  Administrator may request and rely upon and shall be protected in acting or refraining  from acting upon any  resolution,  Officer's  Certificate,  certificate of
      auditors,  Servicing  Officers  or  any  other  certificate,   statement,  instrument,
      opinion,  report, notice, request,  consent, order, appraisal,  bond or other paper or document  believed  by it to be genuine and to have been  signed or  presented  by the proper party or parties;

(ii)  the Trust  Administrator may consult with counsel,  financial  advisors or accountants and any  advice of such  Persons or  opinion  of  counsel  shall be full and  complete authorization  and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(iii) the Trust  Administrator shall be under no obligation to exercise any of the trusts or powers  vested  in it by  this  Agreement  or to  institute,  conduct  or  defend  any litigation  hereunder or in relation hereto at the request,  order or direction of any of the  Certificateholders  pursuant to the provisions of this Agreement,  unless such
      Certificateholders  shall have offered to the Trust Administrator  reasonable security or  indemnity  against  the costs,  expenses  and  liabilities  which may be  incurred therein or  thereby;  nothing  contained  herein  shall,  however,  relieve  the Trust
      Administrator  of the obligation,  upon the occurrence of an Event of Default of which a Responsible  Officer of the Trust  Administrator  shall have actual knowledge (which has not been cured or waived),  to exercise such of the rights and powers vested in it by this  Agreement,  and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the  circumstances in the conduct of such person's own affairs;

(iv)  the Trust Administrator shall not be personally liable for any action taken,  suffered or omitted  by it in good  faith and  believed  by it to be  authorized  or within the discretion or rights or powers conferred upon it by this Agreement;

(v)   prior to the  occurrence  of an Event of  Default  hereunder  and after the  curing or waiver of all Events of Default that may have occurred,  the Trust Administrator shall not be bound to make  any  investigation  into the  facts  or  matters  stated  in any resolution,  certificate,  statement,  instrument,  opinion,  report, notice, request, consent,  order,  approval,  bond or other  paper or  document,  unless  requested  in writing so to do by Holders of Certificates  evidencing greater than 50% of the Voting
      Rights  allocated  to each  Class  of  Certificates;  provided,  however,  that if the payment within a reasonable time to the Trust Administrator of the costs,  expenses or liabilities  likely to be  incurred by it in the making of such  investigation  is, in the  opinion  of  the  Trust  Administrator,  not  reasonably  assured  to  the  Trust
      Administrator  by the  security  afforded  to it by the terms of this  Agreement,  the
      Trust  Administrator  may  require  reasonable   indemnity  against  such  expense  or
      liability as a condition to taking any such action;  the  reasonable  expense of every such  investigation  shall be paid (A) by the  Master  Servicer  or by the  applicable
      Servicer  in the event that such  investigation  relates to an Event of Default by the
      Master  Servicer  or by such  Servicer,  respectively,  if an Event of  Default by the
      Master  Servicer or such  Servicer  shall have  occurred  and is  continuing,  and (B)
      otherwise by the Certificateholders requesting the investigation;

(vi)  the Trust  Administrator  may execute any of the trusts or powers hereunder or perform any duties  hereunder  either  directly or by or through  agents or attorneys  and the
      Trust  Administrator  shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii) the Trust  Administrator  shall not be required  to expend its own funds or  otherwise incur any financial  liability in the performance of any of its duties hereunder if it shall have  reasonable  grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)      the Trust  Administrator  shall not be liable for any loss on any  investment of funds pursuant to this Agreement except as provided in Section 3.05(e);

(ix)  the right of the Trust  Administrator to perform any  discretionary  act enumerated in this  Agreement  shall not be construed as a duty, and the Trust  Administrator  shall not be  answerable  for  other  than  its  negligence  or  willful  misconduct  in the performance of such act; and

(x)   The Trust  Administrator  shall not be  required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b)   All  rights  of  action  under  this  Agreement  or  under  any of  the  Certificates, enforceable by the Trust Administrator,  may be enforced by it without the possession of any of the  Certificates,  or the production  thereof at the trial or other proceeding  relating thereto,  and any such suit,  action or  proceeding  instituted  by the Trust  Administrator shall be  brought  in its name for the  benefit  of all the  Holders  of such  Certificates, subject to the provisions of this Agreement.

SECTION 10.03.    Trust Administrator Not Liable for Certificates or Mortgage Loans.

            The recitals  contained herein shall be taken as the statements of the Depositor or the  Master  Servicer  or a  Servicer,  as the case may be,  and the Trust  Administrator
assumes  no  responsibility  for  their  correctness.   The  Trust  Administrator  makes  no
representations as to the validity or sufficiency of this Agreement,  the Certificates or of any Mortgage Loan or related  document.  The Trust  Administrator  shall not be  accountable for the use or  application  by the  Depositor,  the  Sellers,  the Master  Servicer  or the
Servicers  of any funds paid to the  Depositor  or the Master  Servicer  or any  Servicer in
respect of the Mortgage Loans or deposited in or withdrawn from the  Certificate  Account by
the  Depositor,   the  Sellers  or  the  Master   Servicer  or  the  Servicers.   The  Trust
Administrator  shall not be  responsible  for the legality or validity of this  Agreement or the validity,  priority,  perfection  or  sufficiency  of the security for the  Certificates issued  or  intended  to  be  issued  hereunder.  The  Trust  Administrator  shall  have  no responsibility  for filing any financing or  continuation  statement in any public office at any time or to otherwise  perfect or maintain the  perfection  for any security  interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04.    Trust Administrator May Own Certificates.
            The Trust  Administrator  in its individual or any other capacity may become the owner or pledgee of  Certificates  with the same  rights as it would have if it were not the
Trust Administrator.

SECTION 10.05.    Trust Administrator's Fees and Expenses.

            As compensation for its services  hereunder,  the Trust  Administrator  shall be entitled to the investment  income or other benefit derived from balances in the Certificate
Account   pursuant  to   Section 3.05(e)   (the  "Trust   Administrator   Fee").  The  Trust
Administrator and any director,  officer, employee or agent of the Trust Administrator shall be  indemnified  by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held  harmless against any loss, liability or expense (including  reasonable  attorney's fees and expenses)
(i) incurred in connection  with any claim or legal action  relating to (a) this  Agreement,
(b) the  Certificates,  (c) the Custodial  Agreement,  or (d) the  performance of any of the
Trust  Administrator's  duties  hereunder or under the Custodial  Agreement,  other than any loss,  liability  or  expense  incurred  by  reason  of  willful  misfeasance,  bad faith or negligence  in the  performance  of any of the Trust  Administrator's  duties  hereunder  or incurred by reason of any action of the Trust  Administrator  taken at the  direction of the
Certificateholders  and (ii)  resulting  from any  error  in any tax or  information  return prepared by the Master Servicer or a Servicer;  provided  however,  that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust Administrator  pursuant to this
Section 10.05  and (y) the  indemnity  amounts  payable  by DLJMC or the Trust to the Master
Servicer  pursuant  to  Section 3.14(c),  shall not  exceed  $200,000  per  year;  provided, further,  that any amounts not payable by DLJMC or the Trust to the Trust  Administrator due
to the  preceding  proviso  shall be  payable  by DLJMC (or if DLJMC  fails to do so, by the
Trust) in any  succeeding  year,  subject to the  aggregate  $200,000  per annum  limitation imposed by the preceding  proviso.  Such  indemnity  shall survive the  termination  of this
Agreement  or the  resignation  or removal  of the Trust  Administrator  hereunder.  Without limiting  the  foregoing,  DLJMC (or if DLJMC  fails to do so, the Trust)  shall,  except as otherwise  agreed upon in writing by DLJMC and the Trust  Administrator,  and except for any such  expense,  disbursement  or  advance  as  may  arise  from  the  Trust  Administrator's negligence,  bad faith or willful  misconduct,  pay or reimburse the Trust Administrator (up to a maximum of $150,000), for all reasonable expenses,  disbursements and advances incurred or  made by the  Trust  Administrator  in  accordance  with  any of the  provisions  of this
Agreement  with  respect  to:  (A)  the  reasonable   compensation   and  the  expenses  and
disbursements  of its  counsel  not  associated  with the  closing  of the  issuance  of the
Certificates,   (B)  the  reasonable   compensation,   expenses  and  disbursements  of  any
accountant,   engineer  or  appraiser   that  is  not   regularly   employed  by  the  Trust
Administrator,  to the extent  that the Trust  Administrator  must  engage  such  persons to perform acts or services  hereunder  and (C) printing and  engraving  expenses in connection with  preparing any  Definitive  Certificates.  In addition,  DLJMC (or if DLJMC fails to do so, the Trust) shall pay or  reimburse  the Trust  Administrator  for  recertification  fees required to be paid by the Trust Administrator  pursuant to the Custodial Agreement.  Except as otherwise  provided herein, the Trust  Administrator  shall not be entitled to payment or reimbursement  for any routine ongoing expenses  incurred by the Trust  Administrator in the ordinary  course of its duties as Trust  Administrator,  Registrar,  Tax  Matters  Person or
Paying Agent hereunder.  Anything in this Agreement to the contrary  notwithstanding,  in no event shall the Trust  Administrator be liable for special,  indirect or consequential  loss or damage of any kind  whatsoever  (including but not limited to lost profits),  even if the
Trust  Administrator  has  been  advised  of the  likelihood  of  such  loss or  damage  and regardless of the form of action.

SECTION 10.06.    Eligibility Requirements for Trust Administrator.

            The Trust  Administrator  hereunder shall at all times be (a) an institution the deposits  of  which  are  fully  insured  by the  FDIC  and  (b) a  corporation  or  banking association  organized and doing  business  under the laws of any state or the United States of  America,  authorized  under  such laws to  exercise  corporate  trust  powers,  having a combined  capital  and  surplus  of at least  $50,000,000  and  subject  to  supervision  or examination  by federal or state  authority  and (c) with respect to every  successor  Trust
Administrator  hereunder an institution  the long-term  unsecured debt  obligations of which are rated at least Baa3 or better by Moody's  and BBB or better by S&P unless the failure of the Trust  Administrator's  long-term  unsecured debt obligations to have such ratings would
not  result  in  the  lowering  of  the  ratings   originally   assigned  to  any  Class  of
Certificates.  If such corporation or banking association  publishes reports of condition at least  annually,  pursuant to law or to the  requirements  of the aforesaid  supervising  or examining  authority,  then for the purposes of this  Section 10.06 the combined capital and surplus of such  corporation or association  shall be deemed to be its combined  capital and surplus as set forth in its most recent  report of  condition so  published.  In case at any time the Trust  Administrator  shall cease to be eligible in accordance  with the provisions of this  Section 10.06,  the Trust  Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07.    Resignation and Removal of Trust Administrator.

            The  Trust  Administrator  may at any time  resign  and be  discharged  from the trusts hereby created by (a) giving  written  notice of  resignation  to the Depositor,  the
Sellers,  the Trustee,  the Master  Servicer,  the Special Servicer and the Servicers and by
mailing   notice  of   resignation   by  first  class   mail,   postage   prepaid,   to  the
Certificateholders  at their  addresses  appearing on the Certificate  Register,  and to the
Rating  Agencies,  not less than 60 days  before the date  specified  in such  notice  when, subject to  Section 10.08,  such  resignation  is to take effect,  and (b)  acceptance  by a successor trust  administrator in accordance with  Section 10.08  meeting the qualifications set forth in Section 10.06.

            If at any time the Trust  Administrator shall cease to be eligible in accordance with the provisions of  Section 10.06  hereof and shall fail to resign after written request thereto by the Depositor,  or if at any time the Trust  Administrator shall become incapable of acting,  or shall be  adjudged  a  bankrupt  or  insolvent,  or a  receiver  of the Trust
Administrator  or of its  property  shall be  appointed,  or any public  officer  shall take charge or control of the Trust  Administrator  or of its property or affairs for the purpose of rehabilitation,  conservation or liquidation or if the Trust  Administrator  breaches any of its  obligations or  representations  hereunder,  then the Depositor may remove the Trust
Administrator  and  appoint a  successor  trust  administrator  by  written  instrument,  in duplicate,  one copy of which instrument shall be delivered to the Trust  Administrator  and one copy to the successor trust  administrator.  The Trust Administrator may also be removed at any time by the Trustee or the Holders of  Certificates  evidencing  not less than 50% of the  Voting  Rights  evidenced  by the  Certificates.  Notice  of any  removal  of the Trust
Administrator  and acceptance of appointment by the successor trust  administrator  shall be given to the Rating Agencies by the Depositor.

            If no  successor  trust  administrator  shall  have been so  appointed  and have accepted  appointment  within 30 days  after the  giving of such  notice of  resignation  or receipt of a notice of removal,  the resigning Trust  Administrator may, at the Trust Fund's expense,  petition any court of competent  jurisdiction  for the  appointment of a successor trust administrator.

            Notwithstanding  the foregoing,  if the Master  Servicer shall for any reason no longer be Master Servicer  hereunder,  at DLJMC's  request,  the Trust  Administrator  shall resign,  upon the selection and appointment of a successor trust  administrator  meeting the qualifications set forth in Section 10.06.

            Any  resignation  or removal of the Trust  Administrator  and  appointment  of a successor trust administrator  pursuant to any of the provisions of this Section 10.07 shall become  effective upon  acceptance of appointment by the successor  trust  administrator  as provided in Section 10.08 hereof.

SECTION 10.08.    Successor Trust Administrator.

            Any successor trust administrator  appointed as provided in Section 10.07 hereof shall  execute,  acknowledge  and  deliver to the  Depositor  and to its  predecessor  trust
administrator  an  instrument  accepting  such  appointment   hereunder  and  thereupon  the
resignation or removal of the predecessor  trust  administrator  shall become  effective and such  successor  trust  administrator,  without any further act, deed or  conveyance,  shall become fully vested with all the rights,  powers,  duties and obligations of its predecessor hereunder,  with the like effect as if originally named as Trust  Administrator  herein. The
Depositor,  upon  receipt  of all  amounts  due it  hereunder,  and  the  predecessor  trust administrator  shall  execute and deliver such  instruments  and do such other things as may reasonably be required for more fully and certainly  vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

            No successor trust  administrator  shall accept  appointment as provided in this
Section 10.08  unless at the time of such  acceptance  such  successor  trust  administrator shall be eligible under the provisions of Section 10.06  hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

            Upon  acceptance of appointment by a successor trust  administrator  as provided in this  Section 10.08,  the  Depositor  shall mail notice of the  succession  of such trust administrator  hereunder to all Holders of  Certificates  at their addresses as shown in the
Certificate  Register.  If the  Depositor  fails to mail such  notice  within ten days after acceptance  of  appointment  by the  successor  trust  administrator,  the  successor  trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 10.09.    Merger or Consolidation of Trust Administrator.

            Any Person  into which the Trust  Administrator  may be merged or  converted  or with which it may be  consolidated  or any Person  resulting from any merger,  conversion or consolidation to which the Trust  Administrator  shall be a party, or any Person  succeeding to  the  business  of  the  Trust  Administrator,  shall  be  the  successor  of  the  Trust
Administrator  hereunder,  provided that such Person shall be eligible  under the provisions of  Section 10.06  hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.10.    Appointment of Co-Trust Administrator or Separate Trust Administrator.

            Notwithstanding  any other  provisions of this  Agreement,  at any time, for the purpose of  meeting  any legal  requirements  of any  jurisdiction  in which any part of the
Trust Fund or property  securing  any Mortgage  Note may at the time be located,  the Master
Servicer and the Trust  Administrator  acting jointly shall have the power and shall execute and  deliver  all  instruments  to  appoint  one or  more  Persons  approved  by  the  Trust
Administrator to act as co-trust  administrator or co-trust  administrators jointly with the
Trust Administrator,  or separate trust administrator or separate trust  administrators,  of all or any part of the Trust Fund,  and to vest in such Person or Persons,  in such capacity and for the benefit of the applicable  Certificateholders,  such title to the Trust Fund, or any part thereof,  and, subject to the other provisions of this Section 10.10,  such powers, duties,  obligations,  rights and trusts as the Master Servicer and the Trust  Administrator may consider  necessary or desirable.  If the Master  Servicer shall not have joined in such appointment  within  fifteen  days after the  receipt by it of a request to do so, or in the case an Event of Default  shall have  occurred and be  continuing,  the Trust  Administrator alone shall have the power to make such appointment.  No co-trust  administrator or separate trust  administrator  hereunder  shall be  required  to meet the terms of  eligibility  as a successor trust  administrator under  Section 10.06 and no notice to  Certificateholders  of the  appointment  of any co-trust  administrator  or separate trust  administrator  shall be required under Section 10.08.

            Every separate trust  administrator  and co-trust  administrator  shall,  to the extent  permitted  by law, be  appointed  and act subject to the  following  provisions  and conditions:

(a)   all  rights,  powers,  duties and  obligations  conferred  or  imposed  upon the Trust
Administrator,  except for any obligation of the Trust Administrator under this Agreement to advance  funds on behalf of the Master  Servicer  or the  Servicer,  shall be  conferred  or imposed upon and exercised or performed by the Trust  Administrator  and such separate trust administrator  or co-trust  administrator  jointly (it being  understood  that such separate trust  administrator or co-trust  administrator is not authorized to act separately  without the Trust  Administrator  joining in such act),  except to the extent  that under any law of any  jurisdiction  in which  any  particular  act or acts are to be  performed  by the Trust
Administrator  (whether  as Trust  Administrator  hereunder  or as  successor  to the Master
Servicer or the Servicer),  the Trust  Administrator  shall be incompetent or unqualified to perform  such act or acts,  in which  event such  rights,  powers,  duties  and  obligations
(including  the  holding  of title to the  Trust  Fund or any  portion  thereof  in any such jurisdiction)  shall be exercised and performed singly by such separate trust  administrator or co-trust administrator, but solely at the direction of the Trust Administrator;

(b)   no trust administrator  hereunder shall be held personally liable by reason of any act or omission of any other trust administrator hereunder; and

(c)   the Master Servicer and the Trust Administrator  acting jointly may at any time accept the resignation of or remove any separate trust administrator or co-trust administrator.

            Any notice,  request or other writing given to the Trust  Administrator shall be deemed to have been given to each of the then  separate  trust  administrators  and co-trust administrators,  as effectively  as if given to each of them.  Every  instrument  appointing any separate trust  administrator  or co-trust  administrator  shall refer to this Agreement and the  conditions  of this  Article X. Each  separate  trust  administrator  and  co-trust administrator,  upon its  acceptance  of the  trusts  conferred,  shall be  vested  with the estates or property  specified in its  instrument of  appointment,  either  jointly with the
Trust  Administrator  or  separately,  as may  be  provided  therein,  subject  to  all  the provisions of this  Agreement,  specifically  including  every  provision of this  Agreement relating to the conduct of,  affecting  the liability  of, or affording  protection  to, the
Trust  Administrator.  Every such instrument shall be filed with the Trust Administrator and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

            Any separate trust  administrator  or co-trust  administrator  may, at any time, constitute  the Trust  Administrator,  its agent or  attorney-in-fact,  with full  power and authority,  to the extent not prohibited by law, to do any lawful act under or in respect of this  Agreement  on its  behalf  and in its  name.  The  Trust  Administrator  shall  not be responsible  for any action or  inaction of any  separate  Trust  Administrator  or Co-Trust
Administrator.  If any separate trust  administrator  or co-trust  administrator  shall die, become incapable of acting,  resign or be removed, all of its estates,  properties,  rights, remedies  and  trusts  shall vest in and be  exercised  by the Trust  Administrator,  to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11.    Office of the Trust Administrator.

            The office of the Trust  Administrator  for  purposes  of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12.    Tax Return.

            The Master  Servicer and each  Servicer,  upon  request,  will furnish the Trust
Administrator  with all such information  related to the Mortgage Loans in the possession of the Master  Servicer or such Servicer as may be reasonably  required in connection  with the preparation  by the Trust  Administrator  of all tax and  information  returns  of the Trust
Fund,  and the Trust  Administrator  shall sign such returns.  The Master  Servicer and each
Servicer,  severally  and not  jointly,  shall  indemnify  the Trust  Administrator  for all reasonable costs,  including legal fees and expenses,  related to errors in such tax returns due to errors only in such information provided by the Master Servicer or by such Servicer.

SECTION 10.13.    Commission Reporting.

(a)   The Trust  Administrator,  each  Servicer  and the Master  Servicer  shall  reasonably cooperate  with the  Depositor  in  connection  with the Trust's  satisfying  the  reporting requirements  under the Exchange  Act. The Trust  Administrator  shall  prepare on behalf of the  Depositor any Forms 8-K and 10-K  customary  for similar  securities as required by the
Exchange Act and the rules and regulations of the Commission  thereunder,  and the Depositor shall sign and the Trust  Administrator  shall file (via  EDGAR) such Forms on behalf of the
Depositor.  The  Depositor  hereby  grants to the  Trust  Administrator  a limited  power of attorney to execute and file each such  document on behalf of the  Depositor.  Such power of attorney  shall continue  until the earlier of (i) receipt by the Trust  Administrator  from the Depositor of written  termination of such power of attorney and (ii) the  termination of the Trust.

(b)   Each Form 8-K  shall be filed by the Trust  Administrator  within 15 days  after  each
Distribution  Date,  with a copy  of  the  statement  to  the  Certificateholders  for  such
Distribution  Date  as an  exhibit  thereto.  Prior  to  March  31st  of the  calendar  year following  the  calendar  year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and  regulations of the  Commission),  the
Trust  Administrator  shall file a Form 10-K, in substance as required by applicable  law or applicable  Commission  staff's  interpretations.  Such Form 10-K shall include as exhibits, each Servicer's and the Master  Servicer's  annual  statement of compliance  described under
Section 3.16 and the accountant's report described under  Section 3.17,  in each case to the extent  they have been  timely  delivered  to the  Trust  Administrator.  If they are not so timely  delivered,  the Trust  Administrator  shall file an amended Form 10-K including such documents as exhibits  promptly  after they are  delivered to the Trust  Administrator.  The
Trust  Administrator  shall have no  liability  with  respect to any  failure to properly or timely  prepare  or file such  periodic  reports  resulting  from or  relating  to the Trust
Administrator's  inability or failure to obtain any  information  not resulting from its own negligence or willful  misconduct.  The Form 10-K shall also include a certification  in the form attached hereto as Exhibit T (the "Depositor Certification"),  which shall be signed by the senior  officer of the Depositor in charge of  securitization.  The Trust  Administrator shall  have no  responsibility  to  file  any  items  other  than  those  specified  in this
Section 10.13.

(c)   Not later  than 15  calendar  days  before  the date on which the  Depositor's  annual report on Form 10-K is  required to be filed in  accordance  with the  Exchange  Act and the rules  and  regulations  of the  Commission  (or,  if such day is not a  Business  Day,  the immediately  preceding Business Day), the Trust  Administrator shall sign a certification in the form attached  hereto as Exhibit U  (the "Trust  Administrator  Certification")  for the
benefit of the Depositor  and its  officers,  directors  and  affiliates  regarding  certain aspects  of items 1  through  3 of the  Depositor  Certification.  In  addition,  the  Trust
Administrator  shall,  subject  to the  provisions  of  Sections  10.01  and  10.02  hereof, indemnify  and hold  harmless the  Depositor  and each Person,  if any, who  "controls"  the
Depositor  within the meaning of the 1933 Act and its  officers,  directors  and  affiliates from and  against  any  losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and necessary legal fees and related costs,  judgments and other costs and expenses  arising out of or based upon a breach of the Trust Administrator's  obligations under this Section 10.13 or any inaccuracy  made in the Trust  Administrator  Certification.  If the  indemnification provided for in this  Section 10.13(c)  is unavailable or insufficient to hold harmless such
Persons,  then the Trust  Administrator  shall  contribute  to the amount paid or payable by such Persons as a result of the losses,  claims,  damages or  liabilities of such Persons in such  proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trust  Administrator on the other. The Trust  Administrator  acknowledges  that the Depositor is relying on the Trust  Administrator's  performance of its obligations under this Section 10.13 in order to perform its obligations under Section 10.13(b) above.

(d)   (i)         Not later than 15 calendar  days before the date on which the  Depositor's annual  report on Form 10-K is required to be filed in  accordance  with the  Exchange
      Act  and the  rules  and  regulations  of the  Commission  (or,  if such  day is not a
      Business  Day, the  immediately  preceding  Business  Day),  the Master  Servicer will deliver to the Depositor and the Trust Administrator an Officer's  Certificate for the
      prior calendar year in  substantially  the form of Exhibit V-1 to this Agreement.  The
      Master  Servicer  agrees to indemnify  and hold harmless  each of the  Depositor,  the
      Trust  Administrator  and each Person,  if any, who  "controls"  the  Depositor or the
      Trust  Administrator  within the meaning of the 1933 Act and their respective officers and directors against any and all losses, penalties,  fines,  forfeitures,  legal fees and related costs,  judgments and any other costs,  fees and expenses that such Person may sustain  arising out of third party  claims based on (i) the failure of the Master
      Servicer to deliver or cause to be delivered  when required any Officer's  Certificate required pursuant to this  Section 10.13(d)(i),  or (ii) any material  misstatement or
      omission   contained  in  any  Officer's   Certificate   provided   pursuant  to  this
      Section 10.13(d)(i).   If  an  event  occurs  that  would   otherwise   result  in  an
      indemnification  obligation under clauses (i) or (ii) above,  but the  indemnification provided for in this  Section 10.13(d)(i)  by the Master  Servicer is  unavailable  or insufficient to hold harmless such Persons,  then the Master Servicer shall contribute to the  amount  paid or payable by such  Persons  as a result of the  losses,  claims, damages  or  liabilities  of such  Persons in such  proportion  as is  appropriate  to reflect the relative  fault of the  Depositor or Trust  Administrator  on the one hand and the Master  Servicer  on the  other.  The Master  Servicer  acknowledges  that the
      Depositor  and  the  Trust   Administrator   are  relying  on  the  Master  Servicer's
      performance  of its  obligations  under  this  Agreement  in  order to  perform  their respective obligations under this Section 10.13.

(ii)  Not later  than 15  calendar  days  before  the date on which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the  Exchange Act and the rules and  regulations  of the  Commission  (or if such day is not a Business Day, the immediately  preceding Business Day), each Servicer,  with respect to the Mortgage
      Loans  serviced  by  such  Servicer,   will  deliver  to  the  Depositor,   the  Trust
      Administrator and the Master Servicer an Officer's  Certificate for the prior calendar year in substantially the form of Exhibit V-2 to this Agreement.  Each Servicer agrees to indemnify and hold harmless each of the  Depositor,  the Trust  Administrator,  the
      Master  Servicer and each Person,  if any, who  "controls"  the  Depositor,  the Trust
      Administrator  and the Master  Servicer  within the  meaning of the 1933 Act and their respective  officers  and  directors  against  any and all losses,  penalties,  fines, forfeitures,  legal fees and related  costs,  judgments and any other costs,  fees and expenses  that such Person may sustain  arising out of third party claims based on (i)
      the failure of such  Servicer to deliver or cause to be  delivered  when  required any
      Officer's  Certificate  required  pursuant to this  Section 10.13(d)(ii),  or (ii) any material  misstatement  or omission  contained in any Officer's  Certificate  provided pursuant  to this  Section 10.13(d)(ii).  If an  event  occurs  that  would  otherwise result in an  indemnification  obligation  under  clauses (i) or (ii)  above,  but the indemnification  provided  for  in  this  Section 10.13(d)(ii)  by  such  Servicer  is unavailable or  insufficient  to hold harmless such Persons,  then such Servicer shall contribute  to the amount  paid or payable by such  Persons as a result of the losses, claims,  damages or liabilities  of such Persons in such  proportion as is appropriate to reflect the relative  fault of the  Depositor,  Trust  Administrator  or the Master
      Servicer on the one hand and such Servicer on the other.  Each  Servicer  acknowledges that the Depositor,  the Trust  Administrator  and the Master  Servicer are relying on such  Servicer's  performance  of its  obligations  under this  Agreement  in order to perform their respective obligations under this Section 10.13.

(e)   Upon any filing with the Commission,  the Trust  Administrator  shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f)   If the Commission issues additional  interpretative guidance or promulgates additional rules or  regulations,  or if other changes in applicable law occur,  that would require the reporting  arrangements,  or  the  allocation  of  responsibilities  with  respect  thereto, described  in  this  Section 10.13,  to be  conducted  differently  than as  described,  the
Depositor,  each Servicer,  the Master Servicer and the Trust  Administrator will reasonably cooperate  to amend  the  provisions  of this  Section 10.13  in order to  comply  with such
amended  reporting  requirements  and  such  amendment  of  this  Section 10.13.   Any  such
amendment  shall  be made in  accordance  with  Section 12.01  without  the  consent  of the
Certificateholders,  and  may  result  in a  change  in  the  reports  filed  by  the  Trust
Administrator  on  behalf  of  the  Trust  under  the  Exchange  Act.   Notwithstanding  the
foregoing,  the Depositor,  each Servicer,  the Master Servicer and the Trust  Administrator
shall not be  obligated  to enter into any  amendment  pursuant to this  Section 10.13  that adversely affects its obligations and immunities under this Agreement.

(g)   Prior to January 31 of the first year in which the Trust  Administrator  is able to do so  under  applicable  law,  the  Trust  Administrator  shall  file  a Form  15D  Suspension
Notification with respect to the Trust.

SECTION 10.14.    Determination of Certificate Index.

            On each Interest  Determination  Date, the Trust  Administrator  shall determine each  Certificate  Index for the  Accrual  Period and inform  the Master  Servicer  and each
Servicer of such rate and such rate shall be final and binding,  absent a manifest  error of the Trust Administrator.

                                        ARTICLE XI

                                        TERMINATION

SECTION 11.01.    Termination upon Liquidation or Purchase of all Mortgage Loans.

            The  obligations  and  responsibilities  of the  Master  Servicer,  the  Special
Servicer or the Servicers,  the Back-Up Servicer,  the Sellers,  the Depositor,  the Trustee
and the Trust  Administrator  created  hereby with  respect to the  related  Group or Groups created hereby shall terminate upon the earlier of:

(a)   (i)         with respect to Loan Group 1,  Loan Group 2,  Loan Group 3,  Loan Group 4,
      Loan Group 5,  Loan Group 6 and Loan Group 6 the purchase by the  Terminating  Entity, at its election,  of all Mortgage Loans in such Loan Groups and all property  acquired in respect of any remaining  Mortgage Loan in such Loan Groups,  which  purchase right the  Terminating  Entity may  exercise  at its sole and  exclusive  election as of any
      Distribution  Date (such  applicable  Distribution  Date with respect to such Mortgage
      Loans being herein  referred to as the  "Optional  Termination  Date") on or after the date on which the  aggregate  Principal  Balance  of the  Mortgage  Loans in such Loan
      Groups,  at the time of the  purchase  is less  than or equal to 10% of the  aggregate
      Principal  Balance of the Mortgage  Loans in such Loan Groups as of the Cut-off  Date;
      and

(ii)  with  respect  to  Loan  Group 7,  the  purchase  by the  Terminating  Entity,  at its election,  of all  Mortgage  Loans in such Loan  Group and all  property  acquired  in respect of any remaining  Mortgage Loan in such Loan Group,  which  purchase right the
      Terminating  Entity  may  exercise  at  its  sole  and  exclusive  election  as of any
      Distribution  Date (such  applicable  Distribution  Date with respect to such Mortgage
      Loans being herein  referred to as the  "Optional  Termination  Date") on or after the date on which the  aggregate  Principal  Balance  of the  Mortgage  Loans in such Loan
      Group,  at the time of the  purchase  is less  than or  equal to 10% of the  Aggregate
      Group 7 Collateral Balance as of the Initial Cut-off Date; and

(b)   the later of (i) twelve months after the maturity of the last Mortgage Loan  remaining in the Trust Fund, (ii) the  liquidation  (or any advance with respect  thereto) of the last
Mortgage Loan remaining in the Trust Fund and the  disposition of all REO Property and (iii)
the  distribution to  Certificateholders  of all amounts  required to be distributed to them pursuant to this Agreement.

            In no event shall the trust created  hereby  continue  beyond the earlier of (i)
the  expiration  of 21 years from the death of the last survivor of the  descendants  of Mr.
Joseph P. Kennedy,  former  Ambassador of the United States to Great Britain,  living on the date of execution of this Agreement or (ii) the Distribution Date in February 2037.

            The Mortgage Loan  Purchase  Price for any such  Optional  Termination  shall be equal to the  greater  of (a) the sum of (i) 100% of the  Stated  Principal  Balance of each
Mortgage  Loan in the  applicable  Loan Group (other than in respect of REO  Property)  plus accrued  and  unpaid  interest  thereon  from the date to which  such  interest  was paid or advanced at the applicable  Mortgage Rate, to but not including the Due Date in the month of the final  Distribution  Date (or the Net Mortgage  Rate with  respect to any Mortgage  Loan currently  serviced  by the  entity  exercising  such  Optional  Termination)  and (ii) with respect to any REO Property,  the lesser of (x) the  appraised  value of any REO Property as determined by the higher of two appraisals completed by two independent  appraisers selected by the  Depositor at the expense of the Depositor  and (y) the Stated  Principal  Balance of
each  Mortgage  Loan  related  to any REO  Property,  in each case and  (iii) any  remaining unreimbursed  Advances,  Servicing  Advances  and  unpaid  Servicing  Fees  (other  than any unreimbursed  Advances and Servicing  Advances and unpaid Servicing Fees, if any, due to the
Terminating  Entity) and other amounts payable to the Trustee and Trust  Administrator  (the sum of (i), (ii) and (iii), collectively,  the "Par Value") and (b) the Fair Market Value of
all of the property of the Trust.

            The "Fair  Market  Value"  shall be the fair market value of all of the property of the Trust,  as agreed upon between the  Terminating  Entity and a majority of the holders of the Class AR-L  Certificates;  provided,  however,  that if the Terminating  Entity and a majority of the  holders of the  Class AR-L  Certificates  do not agree upon the fair market value of all the property of the Trust,  the  Terminating  Entity,  or an agent appointed by the  Terminating  Entity,  shall  solicit bids for all of the property of the Trust until it has  received  three bids,  and the Fair Market  Value shall be equal to the highest of such three bids.

SECTION 11.02.    Procedure Upon Optional Termination.

(a)   In case of any Optional Termination pursuant to Section 11.01,  the Terminating Entity shall,  at least  twenty  days  prior to the date  notice is to be  mailed  to the  affected
Certificateholders  notify the Trustee and Trust Administrator of such Optional  Termination
Date and of the applicable  purchase price of the Mortgage Loans to be purchased.  The Trust
Administrator  shall give notice to the Rating  Agencies  and the  Servicers  of election to
purchase  the  Mortgage  Loans  pursuant  to  Section 11.01   hereof  and  of  the  Optional
Termination Date.

(b)   Any  purchase of the  Mortgage  Loans by the  Terminating  Entity  shall be made on an
Optional  Termination Date by deposit of the applicable  purchase price into the Certificate
Account,  as applicable,  before the  Distribution  Date on which such purchase is effected.
Upon receipt by the Trust  Administrator  of an  Officer's  Certificate  of the  Terminating
Entity  certifying as to the deposit of such purchase  price into the  Certificate  Account, the Trust  Administrator and each co-Trust  Administrator and separate Trust  Administrator, if any, then acting as such under this Agreement,  shall, upon request and at the expense of the Terminating  Entity execute and deliver all such  instruments of transfer or assignment, in each case without recourse,  as shall be reasonably  requested by the Terminating  Entity to vest  title in the  Terminating  Entity  in the  Mortgage  Loans so  purchased  and shall
transfer  or  deliver  to  the  Terminating   Entity  the  purchased   Mortgage  Loans.  Any
distributions  on the  Mortgage  Loans which have been  subject to an  Optional  Termination received by the Trust Administrator  subsequent to (or with respect to any period subsequent
to) the  Optional  Termination  Date shall be  promptly  remitted  by it to the  Terminating
Entity.

(c)   Notice of the Distribution Date on which the Trust Administrator  anticipates that the final distribution shall be made (whether upon Optional Termination or otherwise),  shall be given  promptly by the Trust  Administrator  by first class mail to Holders of the  affected
Certificates.  Such notice  shall be mailed no earlier  than the 15th day and not later than the  10th  day  preceding  the  applicable  Optional  Termination  Date  or  date  of  final distribution,  as the case may be. Such notice shall specify (i) the  Distribution Date upon which final  distribution on the affected  Certificates  will be made upon  presentation and surrender of such Certificates at the office or agency therein  designated,  (ii) the amount of such final  distribution  and (iii) that the Record  Date  otherwise  applicable  to such
Distribution  Date is not applicable,  such  distribution  being made only upon presentation and  surrender of such  Certificates  at the office or agency  maintained  for such purposes
(the address of which shall be set forth in such notice).

(d)   In the  event  that  any  Certificateholders  shall  not  surrender  Certificates  for cancellation  within six months  after the date  specified  in the above  mentioned  written notice,  the Trust  Administrator  shall give a second  written notice to the remaining such
Certificateholders  to surrender their  Certificates  for cancellation and receive the final distribution  with respect  thereto.  If within six months  after the second  notice all the
Certificates shall not have been surrendered for cancellation,  the Trust  Administrator may take appropriate  steps, or may appoint an agent to take  appropriate  steps, to contact the remaining  Certificateholders  concerning  surrender  of  their  Certificates,  and the cost thereof  shall be paid out of the funds and other assets  which remain  subject to the Trust
Fund.

(e)   Notwithstanding  anything  to the  contrary  herein,  the  occurrence  of an  Optional
Termination  shall be  subject  to,  and shall in no way  adversely  affect (i) the right of
WMMSC to  continue  servicing  and  collecting  its  Servicing  Fee for any  WMMSC  Serviced
Mortgage Loan that remains  outstanding at the time of such Optional  Termination,  (ii) the right  of  GreenPoint  to  continue  servicing  and  collecting  its  Servicing  Fee for any
GreenPoint  Serviced  Mortgage  Loan that remains  outstanding  at the time of such Optional
Termination  and (iii) the right of Wells Fargo to continue  servicing  and  collecting  its
Servicing Fee for any Wells Fargo  Serviced  Mortgage Loan that remains  outstanding  at the time of such Optional Termination.

SECTION 11.03.    Additional Termination Requirements.

(a)   In the event the  Terminating  Entity  exercises  its purchase  option (x) pursuant to
Section 11.01(A)(i)  or (y) pursuant to  Section 11.01(A)(ii)  the related  subsidiary REMIC shall be terminated in accordance  with the following  additional  requirements,  unless the
Trustee and the Trust  Administrator  have received an Opinion of Counsel to the effect that the  failure to comply  with the  requirements  of this  Section will  not (i) result in the imposition  of taxes on a  "prohibited  transaction"  of any  REMIC  created  hereunder,  as described in Section 860F of the Code, or (ii) cause any REMIC created  hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)   within 90 days prior to the final  Distribution  Date set forth in the notice given by
      Terminating  Entity  under  Section 11.02,  the Holder of the  Class AR or  Class AR-L
      Certificates  shall adopt a plan of complete  liquidation  of REMIC I or REMIC II,  as applicable; and

(ii)  at or after the time of adoption of any such plan of complete  liquidation for REMIC I or REMIC II,  as applicable,  at or prior to the final  Distribution Date, the Trustee shall sell all of the assets of REMIC I or REMIC II,  as applicable,  to the Depositor for cash.

(b)   Upon the  exercise  of an Optional  Termination  by  Terminating  Entity in respect of
REMIC I or REMIC II, as applicable,  pursuant to paragraph (a) of this Section,  followed by the  exercise  of an  Optional  Termination  in respect of the other  subsidiary  REMIC (the
"Second  Subsidiary  REMIC")  pursuant  to  Section 11.01,  each  remaining  REMIC  shall be terminated in accordance with the following additional requirements,  unless the Trustee and the Trust  Administrator  have received an Opinion of Counsel to the effect that the failure to comply with the  requirements  of this  Section will  not (i) result in the imposition of taxes on a "prohibited  transaction"  of a REMIC,  as described in Section 860F of the Code, or (ii)  cause any REMIC  created  hereunder  to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)   concurrently  with the  adoption  of the plan of  complete  liquidation  of the Second
      Subsidiary  REMIC,  as set forth in paragraph (a) of this  Section,  the Holder of the
      Class AR or Class AR-L  Certificates,  as  applicable,  shall adopt a plan of complete liquidation of each remaining REMIC; and

(ii)  at or after the time of  adoption of any such plan of  complete  liquidation  for each such  remaining  REMIC,  at or  prior to the  final  Distribution  Date of the  Second
      Subsidiary  REMIC to be  terminated,  the Trustee shall sell all of the assets of each such remaining REMIC to the Depositor for cash.

(c)   By its acceptance of a Class AR or Class AR-L  Certificate,  the Holder thereof hereby agrees  to adopt  such a plan of  complete  liquidation  and to take  such  other  action in connection  therewith as may be reasonably required to liquidate and otherwise terminate any
REMIC created pursuant to this Agreement.

                                        ARTICLE XII

                                  MISCELLANEOUS PROVISIONS

SECTION 12.01.    Amendment.

(a)   This  Agreement  may be  amended  from  time  to  time by the  Depositor,  the  Master
Servicer, the Servicers,  the Back-Up Servicer, the Special Servicer, the Sellers, the Trust
Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)   to cure any error or ambiguity,

(ii)  to correct or  supplement  any  provisions  herein that may be  inconsistent  with any other provisions herein or in the Prospectus Supplement,

(iii) to  modify,  eliminate  or add to any of its  provisions  to such  extent  as shall be necessary or desirable to maintain the  qualification  of the Trust Fund as a REMIC at all times that any  Certificate is outstanding or to avoid or minimize the risk of the imposition  of any  federal  income  tax on the Trust Fund  pursuant  to the Code that would be a claim  against the Trust Fund,  provided  that the Trustee has  received an
      Opinion of Counsel to the effect that (A) such action is  necessary  or  desirable  to maintain such  qualification or to avoid or minimize the risk of the imposition of any such federal  income tax and (B) such action will not  adversely  affect the status of the Trust Fund as a REMIC or adversely  affect in any material  respect the  interests of any Certificateholder,

(iv)  in connection with the appointment of a successor  servicer,  to modify,  eliminate or add to any of the  servicing  provisions,  provided  the Rating  Agencies  confirm the rating of the Certificates, or

(v)   to make any other  provisions with respect to matters or questions  arising under this
      Agreement that are not materially  inconsistent with the provisions of this Agreement, provided  that such action  shall not  adversely  affect in any  material  respect the interests of any  Certificateholder  or cause an Adverse  REMIC Event.  Any  Amendment pursuant  to  Section 12.01(a)(v)  shall  not be  deemed  to  adversely  affect in any material respect the interests of any  Certificateholder  if a letter is obtained from each Rating Agency stating that such amendment  would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

(b)   Except as provided in  Section 12.01(c),  this  Agreement  may be amended from time to time by the  Depositor,  the Master  Servicer,  the  Servicers,  the Back-Up  Servicer,  the
Special Servicer,  the Sellers,  the Trust Administrator and the Trustee with the consent of the  Holders of  Certificates  evidencing,  in the  aggregate,  not less than 66 2/3% of the
Voting  Rights of all the  Certificates  for the  purpose  of adding  any  provisions  to or changing  in any  manner  or  eliminating  any of the  provisions  of this  Agreement  or of modifying in any manner the rights of the Holders of the  Certificates;  provided,  however, that no such  amendment  may (i) reduce in any manner the amount of,  delay the timing of or change the manner in which  payments  received  on or with  respect  to  Mortgage  Loans are required  to be  distributed  with  respect to any  Certificate  without  the consent of the
Holder of such  Certificate,  (ii) adversely affect in any material respect the interests of the  Holders  of a Class of  Certificates  in a manner  other than as set forth in (i) above without the consent of the Holders of  Certificates  evidencing not less than 66 2/3% of the
Voting Rights of such Class,  (iii) reduce the aforesaid  percentages of Voting Rights,  the holders of which are required to consent to any such  amendment  without the consent of 100%
of the Holders of Certificates of the Class affected thereby,  (iv) change the percentage of the Stated Principal  Balance of the Mortgage Loans specified in  Section 11.01(a)  relating
to  optional   termination  of  the  Trust  Fund  or  (v)  modify  the  provisions  of  this
Section 12.01.

            It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section to  approve  the  particular  form  of  any  proposed  amendment,  but it  shall  be sufficient  if such consent shall  approve the  substance  thereof.  The manner of obtaining
such  consents  and  of  evidencing   the   authorization   of  the  execution   thereof  by
Certificateholders   shall  be  subject  to  such   reasonable   regulations  as  the  Trust
Administrator may prescribe.

(c)   This  Agreement  may be  amended  from  time  to  time by the  Depositor,  the  Master
Servicer,   the  Special  Servicer,   the  Servicers,   the  Back-Up  Servicer,   the  Trust
Administrator  and the Trustee for the  purpose of making one or more REMIC  elections  with respect to one or more Classes of  Certificates  delivered to the Trustee and issuing one or
more  additional  classes  of  certificates   representing   interests  in  the  Classes  of
Certificates delivered to the Trustee;  provided,  however, such amendment shall require the consent of 100% of the Holders of the Certificates of the Class or Classes  delivered to the
Trust Administrator and such amendment shall not cause an Adverse REMIC Event.

(d)   Promptly  after  the  execution  of  any  amendment  to  this  Agreement,   the  Trust
Administrator shall furnish written  notification of the substance of such amendment to each
Certificateholder, and the Rating Agencies.

(e)   Prior to the  execution of any  amendment to this  Agreement,  each of the Trustee and the Trust  Administrator shall receive and be entitled to conclusively rely on an Opinion of
Counsel (at the expense of the Person seeking such amendment)  stating that the execution of such  amendment is  authorized  and permitted by this  Agreement.  The Trustee and the Trust
Administrator  may,  but shall not be  obligated  to,  enter into any such  amendment  which affects the Trustee's or the Trust  Administrator's  own rights,  duties or immunities under this Agreement.

(f)   The Master  Servicer  and the Trust  Administrator  may consent to any  amendment of a
Designated  Servicing  Agreement  to make any other  provisions  with  respect to matters or questions arising under such Designated  Servicing  Agreement or this Agreement that are not materially  inconsistent with the provisions of such Designated Servicing Agreement and this
Agreement,  provided that such action shall not adversely affect in any material respect the interests of any  Certificateholder  or cause an Adverse REMIC Event. Any amendment pursuant to this  Section 12.01(f)  shall not be deemed to adversely  affect in any material  respect the  interests of any  Certificateholders  if a letter is obtained  from each Rating  Agency stating  that such  amendment  would not  result in the  downgrading  or  withdrawal  of the respective ratings then assigned to the Certificates.

(g)   Neither  the  Master  Servicer  nor  the  Trust  Administrator  shall  consent  to any amendment of a Designated  Servicing  Agreement which shall adversely affect in any material respect the interests of the Holders of a Class of  Certificates  without the consent of the
Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class.

            It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section to approve the particular form of any proposed  amendment of a Designated  Servicing
Agreement,  but it shall be sufficient if such consent shall approve the substance  thereof.
The manner of obtaining such consents and of evidencing the  authorization  of the execution thereof by Certificateholders  shall be subject to such reasonable  regulations as the Trust
Administrator may prescribe.

            Promptly  after  the  execution  of  any  amendment  to a  Designated  Servicing
Agreement pursuant to this  Section 12.01(f)  or (g), the Trust Administrator shall furnish, upon  written  notice of such  amendment,  written  notification  of the  substance  of such amendment to each Certificateholder, and the Rating Agencies.

SECTION 12.02.    Recordation of Agreement; Counterparts.

(a)   This Agreement  (other than Schedule I) is subject to  recordation in all  appropriate public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any or all of the  Mortgaged  Properties  are  situated,  and in any other appropriate public recording office or elsewhere.  Such recordation,  if any, shall be effected by the Depositor at its expense,  but only upon direction by the Trustee (acting at the direction of the holders of  Certificates  evidencing a majority of the aggregate  Class
Principal Balance)  accompanied by an Opinion of Counsel (at the Depositor's expense) to the
effect  that  non-recordation   materially  and  adversely  affects  the  interests  of  the
Certificateholders.

(b)   For the purpose of  facilitating  the recordation of this Agreement as herein provided and for other  purposes,  this  Agreement  may be executed  simultaneously  in any number of counterparts,  each of  which  counterparts  shall be  deemed  to be an  original,  and such counterparts shall constitute but one and the same instrument.

SECTION 12.03.    Governing Law.

            THIS  AGREEMENT  SHALL BE  CONSTRUED  IN  ACCORDANCE  WITH AND  GOVERNED  BY THE
SUBSTANTIVE  LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED
IN THE STATE OF NEW YORK AND THE OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES HERETO AND
THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04.    Intention of Parties.

(a)   It is the express  intent of the  Depositor,  the Sellers,  the Master  Servicer,  the
Special  Servicer,  the  Servicers,  the Trust  Administrator  and the Trustee  that (i) the conveyance by DLJMC of the Mortgage  Loans to the Depositor  pursuant to the  Assignment and
Assumption  Agreement and (v) the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of the Sellers' and Depositor's  right, title and interest in and to the Mortgage  Loans be, and be construed as, an absolute sale and assignment by DLJMC to the
Depositor and by the  Depositor to the Trustee of the Mortgage  Loans for the benefit of the
Certificateholders.  Further,  it is not  intended  that any  conveyance  be  deemed to be a pledge of the Mortgage  Loans by DLJMC to the  Depositor or by the  Depositor to the Trustee
to secure a debt or other  obligation.  However,  in the event that the  Mortgage  Loans are held to be property of WMMSC, GreenPoint,  DLJMC or the Depositor, as applicable,  or if for any reason the Assignment  and  Assumption  Agreement or this Agreement is held or deemed to create  a  security  interest  in the  Mortgage  Loans,  then it is  intended  that (i) this
Agreement shall also be deemed to be a security  agreement  within the meaning of Articles 8 and 9 of the New York Uniform  Commercial Code and the Uniform  Commercial Code of any other applicable  jurisdiction;  (ii) the conveyances provided for in Section 2.01 shall be deemed to be a  grant  by  the  Sellers  and  the  Depositor  to  the  Trustee  on  behalf  of  the
Certificateholders,  to  secure  payment  in full of the  Secured  Obligations  (as  defined below),  of a security  interest in all of the Sellers' and the Depositor's right (including the power to convey  title  thereto),  title and  interest,  whether now owned or  hereafter acquired,  in and to the Mortgage Loans,  including the Mortgage Notes,  the Mortgages,  any related  insurance  policies and all other documents in the related  Mortgage Files, and all accounts,  contract rights,  general  intangibles,  chattel paper,  instruments,  documents, money,  deposit  accounts,  certificates of deposit,  goods,  letters of credit,  advices of credit and  uncertificated  securities  consisting  of,  arising from or relating to (A) the
Mortgage Loans,  including with respect to each Mortgage Loan, the Mortgage Note and related
Mortgage,  and all other documents in the related Trustee  Mortgage Files, and including any
Qualified Substitute Mortgage Loans; (B) pool insurance policies,  hazard insurance policies and any  bankruptcy  bond relating to the  foregoing,  if  applicable;  (C) the  Certificate
Account;  (D) the Collection Account;  (E) all amounts payable after the Cut-off Date to the holders  of the  Mortgage  Loans in  accordance  with the  terms  thereof;  (F) all  income, payments,  proceeds  and  products  of the  conversion,  voluntary  or  involuntary,  of the
foregoing  into  cash,  instruments,   securities  or  other  property,   including  without
limitation  all  amounts  from time to time held or  invested  in the  Certificate  Account, whether in the form of cash,  instruments,  securities or other  property;  and (G) all cash and non-cash  proceeds of any of the  foregoing;  (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage  Notes or such other items of property as  constitute instruments,  money,  documents,  advices of credit, letters of credit, goods,  certificated securities or chattel paper shall be deemed to be a  "possession  by the secured  party," or possession  by a purchaser or a person  designated by him or her, for purposes of perfecting
the  security  interest  pursuant  to  the  Uniform  Commercial  Code  (including,   without
limitation,  Sections 9-313,  8-313 or 8-321  thereof);  and  (iv) notifications  to persons holding such property,  and acknowledgments,  receipts or confirmations from persons holding
such  property,   shall  be  deemed  notifications  to,  or  acknowledgments,   receipts  or
confirmations from, financial intermediaries,  securities intermediaries,  bailees or agents
(as  applicable) of the Trustee for the purpose of perfecting  such security  interest under applicable law. "Secured  Obligations" means (i) the rights of each  Certificateholder to be paid any  amount  owed to it under  this  Agreement  and (ii) all other  obligations  of the
Sellers and the Depositor under this Agreement and the Assignment and Assumption Agreement.

(b)   The Sellers and the Depositor,  and, at the Depositor's direction, the Master Servicer or the Servicers,  the Trustee and the Trust Administrator,  shall, to the extent consistent with this  Agreement,  take such  reasonable  actions as may be necessary to ensure that, if this  Agreement  were  deemed to create a security  interest in the  Mortgage  Loans and the other property  described  above,  such security  interest would be deemed to be a perfected security  interest of first  priority as applicable.  The Depositor  shall prepare and file, at the related  Servicer's  expense,  all filings necessary to maintain the effectiveness of any  original  filings  necessary  under  the  Uniform  Commercial  Code as in effect in any jurisdiction  to perfect the Trustee's  security  interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements,  and (ii) such other statements as may be occasioned by any transfer of any interest of the Master  Servicer or any Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05.    Notices.

            In  addition  to  other  notices  provided  under  this  Agreement,   the  Trust
Administrator  shall notify the Rating Agencies and the Back-Up Servicer in writing:  (a) of any  substitution  of any Mortgage Loan; (b) of any payment or draw on any insurance  policy applicable to the Mortgage  Loans;  (c) of the final payment of any amounts owing to a Class of  Certificates;  (d) any Event of Default under this  Agreement;  and (e) in the event any
Mortgage Loan is purchased in accordance with this Agreement.

            All directions,  demands and notices  hereunder shall be in writing and shall be deemed  to have been duly  given  when  received  (i) in the case of the  Depositor,  Credit
Suisse First Boston Mortgage  Securities Corp., 11 Madison Avenue,  4th Floor, New York, New
York 10010,  Attention: Kari S. Roberts  (with a copy to DLJ Mortgage  Acceptance  Corp., 11
Madison Avenue, 4th Floor, New York, New York 10010,  Attention:  Bruce Kaiserman);  (ii) in
the case of the Trustee,  the Corporate  Trust Office,  Attention: Charles  F. Pedersen,  or
such  other  address  as may  hereafter  be  furnished  to the  Depositor  in writing by the
Trustee;  (iii) in the case of DLJMC,  11  Madison  Avenue,  4th Floor,  New York,  New York
10010,  Attention:  John Graham (with a copy to DLJ Mortgage  Acceptance  Corp.,  11 Madison
Avenue,  4th Floor, New York, New York 10010,  Attention:  Bruce  Kaiserman),  or such other address as may be hereafter  furnished to the Depositor and the Trustee by DLJMC in writing;
(iv) in the case of Moody's Investors  Service,  Inc., 99 Church Street,  New York, New York
10007,  Attention:  Christine  Lachnicht;  (v) in the  case of  Standard  &  Poor's  Ratings
Services,  a division of The  McGraw-Hill  Companies,  Inc., 55 Water Street,  New York, New
York 10041;  (vi) in the case of SPS,  3815 South West Temple,  Salt Lake City,  Utah 84115,
Attention:  Nigel  Brazier,  with a copy to 3815 South  West  Temple,  Salt Lake City,  Utah
84115,  Attention:  General  Counsel;  (vii) in the case of Wells Fargo, as Master Servicer,
Corporate  Trust Office,  9062 Old  Annapolis  Road,  Columbia,  MD 21045,  Attention:  CSFB
ARMT 2004-2  or such other  address as may be hereafter  furnished  to the  Depositor or the
Trustee in writing  by Wells  Fargo;  (viii) in the case of WMMSC,  1201 Third  Avenue,  WMT
1706,  Seattle,   Washington  91801,  Attention:   Servicing  Compliance,  with  a  copy  to
Washington Mutual Legal Department,  1201 Third Avenue, WMT 1706, Seattle, Washington 98101,
Attention:  WMMSC,  or such other  address as may be  hereafter  furnished in writing to the
Depositor  and the  Trustee  by WMMSC;  (viii) in the case of the Trust  Administrator,  the
Corporate Trust Office;  (ix) in the case of GreenPoint,  100 Wood Hollow Drive,  Novato, CA
94945, (x) in the case of the Special Servicer,  14523 JW Millikan Way,  Beaverton OR 97005,
Attention:  Heidi  Peterson and (xi) in the case of Wells  Fargo,  with respect to servicing issues, Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001,  Attention: John
B. Brown,  MAC-X2401-042,  Fax: (515) 213-7121,  and with respect to all other issues, Wells
Fargo    Bank,    N.A.,    7495   New    Horizon    Way,    Frederick,    Maryland    21703,
Attention: Ruth M. Kovalski,  MAC-X3902-02X,  Fax: (301) 846-8201,  in each case with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328- 0001,  Attention:  General
Counsel,  MAC-X2401-06T,  or such other address as may be hereafter  furnished in writing by
Wells Fargo.  Notices to  Certificateholders  shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06.    Severability of Provisions.

            If any one or more of the  covenants,  agreements,  provisions  or terms of this
Agreement shall be for any reason whatsoever held invalid, then such covenants,  agreements, provisions  or terms shall be deemed  severable  from the remaining  covenants,  agreements, provisions  or  terms  of  this  Agreement  and  shall  in no way  affect  the  validity  or enforceability  of the other  provisions  of this  Agreement or of the  Certificates  or the rights of the Holders thereof.

SECTION 12.07.    Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder  shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's  legal representative or heirs to claim an  accounting  or to take any action or commence  any  proceeding  in any court for a petition  or winding  up of the Trust  Fund,  or  otherwise  affect the  rights, obligations and liabilities of the parties hereto or any of them.

            No  Certificateholder  shall have any right to vote (except as provided  herein)
or in any manner  otherwise  control the operation and  management of the Trust Fund, or the obligations of the parties  hereto,  nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders  from time to time as partners or members of an association;  nor shall any  Certificateholder be under any  liability  to any third  party by reason of any  action  taken by the  parties  to this
Agreement pursuant to any provision hereof.

            No  Certificateholder  shall have any right by virtue or by  availing  itself of any  provisions of this  Agreement to institute any suit,  action or proceeding in equity or at law upon or under or with respect to this Agreement,  unless such Holder previously shall have given to the Trust  Administrator  a written  notice of an Event of Default  and of the continuance  thereof, as provided herein, and unless the Holders of Certificates  evidencing not less than 25% of the Voting Rights  evidenced by the  Certificates  shall also have made written request upon the Trust  Administrator  to institute such action,  suit or proceeding in its own name as Trust  Administrator  hereunder  and  shall  have  offered  to the  Trust
Administrator such reasonable indemnity as it may require against the costs,  expenses,  and liabilities  to be incurred  therein or thereby,  and the Trust  Administrator,  for 60 days after its receipt of such notice,  request and offer of indemnity,  shall have  neglected or refused to institute any such action, suit or proceeding;  it being understood and intended, and being expressly covenanted by each Certificateholder with every other  Certificateholder and the Trust  Administrator,  that no one or more  Holders of  Certificates  shall have any right  in any  manner  whatever  by  virtue  or by  availing  itself  or  themselves  of any provisions  of this  Agreement to affect,  disturb or prejudice the rights of the Holders of any other of the  Certificates,  or to obtain or seek to obtain  priority over or preference to any other such Holder or to enforce any right under this Agreement,  except in the manner herein  provided and for the common  benefit of all  Certificateholders.  For the protection and enforcement of the provisions of this  Section 12.07,  each and every  Certificateholder and the Trust  Administrator  shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.08.    Certificates Nonassessable and Fully Paid.

            It is the  intention  of the  Depositor  that  Certificateholders  shall  not be personally  liable for  obligations of the Trust Fund,  that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason  whatsoever,  and that the Certificates,  upon due authentication  thereof by the Trust  Administrator  pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09.    Protection of Assets.

            Except for  transactions  and  activities  entered into in  connection  with the securitization  that is the subject of this  agreement,  the trust created by this agreement is not authorized and has no power to:

(i)   borrow money or issue debt;

(ii)  merge with another entity, reorganize, liquidate or sell assets; or

(iii) engage in any business or activities.

            Each  party  to this  agreement  agrees  that it will  not  file an  involuntary bankruptcy  petition  against  the  Trust  Fund or  initiate  any other  form of  insolvency proceeding until 366 days after the Certificates have been paid.

SECTION 12.10.    Non-Solicitation.

            From and after the date of this  Agreement,  each of the Depositor,  the Sellers
(other than  WMMSC),  the Master  Servicer,  the  Servicers  (other than  WMMSC),  the Trust
Administrator  and the  Trustee  agrees  that it will not take any action or permit or cause any  action  to be  taken  by  any of  its  agents  or  affiliates,  or by  any  independent contractors  on  any  such  party's  behalf,  to  personally,  by  telephone,  by  mail,  or electronically  by e-mail or through the  Interest  or  otherwise,  solicit the  borrower or obligor  under any  Mortgage  Loan to  refinance  the  Mortgage  Loan,  in whole or in part.
Notwithstanding  the foregoing,  it is understood and agreed that  promotions  undertaken by the Depositor,  any Seller (other than WMMSC), the Master Servicer, any Servicer (other than
WMMSC),  the Trust  Administrator  or the  Trustee or any  affiliate  of any such party that originates mortgage loans in the normal course,  which are directed to the general public at
large,  or  segments  thereof,  including,   without  limitation,  mass  mailings  based  on
commercially acquired mailing lists or newspaper,  radio and television advertisements shall not  constitute  solicitation  under this  Section 12.10,  provided,  that no segment of the general  public  shall  consist  primarily of the  borrowers or obligors  under the Mortgage
Loans. None of the Depositor,  a Seller (other than WMMSC), the Master Servicer,  a Servicer
(other than  WMMSC),  the Trust  Administrator  or the Trustee  shall permit the sale of the name of any  Mortgagor or any list of names that consist  primarily of the  Mortgages to any
Person.

            WMMSC  covenants  and agrees  that it shall not take any  action to solicit  the refinancing  of any Mortgage Loan  following the date hereof or provide  information  to any other entity to solicit the  refinancing of any Mortgage Loan;  provided that, the foregoing
shall  not  preclude  WMMSC  or  any  of  its  affiliates   from  (a)  engaging  in  general
solicitations  to its  customer  base,  including  by mass  mailing or as part of monthly or periodic  statements  mailed to its  borrowers  or to holders of deposit or other  accounts,
(b) engaging in solicitations to the general public,  including  without  limitation by mass mailing,  newspaper,  radio,  television or other media which are not specifically  directed toward the Mortgagors,  (c) engaging in  solicitations  of optional  insurance or other bank products (not including mortgage loans),  (d) refinancing the Mortgage Loan of any Mortgagor who,  without  solicitation,  contacts  WMMSC to  request  the  refinancing  of the  related
Mortgage Loan or (e) engaging in any action to solicit the  refinancing of any Mortgage Loan to the extent  such action  would be  permitted  under the Fannie Mae  Selling  Guide or the
Fannie Mae  Servicing  Guide,  provided  that WMMSC agrees that it shall not, in engaging in any such solicitation, specifically target any of the Mortgage Loans.

                                        ARTICLE XIII

                                SPS AND THE MASTER SERVICER

SECTION 13.01.    Reports and Notices.

(a)   SPS shall provide the Master  Servicer the  following  notices and reports in a timely manner and such  notices  and  reports  shall be  prepared  using the same  methodology  and calculations used in its standard  servicing reports to the Master Servicer.  SPS shall send all such  notices  and  reports to the Master  Servicer  in a format  used for its  standard servicing  reports.  SPS agrees to provide  the Master  Servicer  with  read-only  access to those  portions of its default  management  and  servicing  platform  that relate to the SPS
Mortgage Loans.

(i)   All SPS Mortgage Loans - On each Data Remittance  Date,  commencing in  November 2004,
      SPS shall provide the Master  Servicer a report of each SPS Mortgage  Loan  indicating the  information  contained  in  Exhibit P  for the  period  relating  to the  related
      Distribution Date.

(ii)  Liquidated  Mortgage Loans - On each Data Remittance Date SPS shall provide the Master
      Servicer  with a report  listing each SPS Mortgage  Loan that has  liquidated  or been satisfied in full indicating the information,  or information substantially similar to the  information,  contained in Exhibit P  together with all supporting  documentation for the prior calendar month.

(iii) Mortgage Guaranty  Insurance Policy Claims - Where  applicable,  SPS shall provide the
      Master Servicer with copies of all claims filed under any Mortgage Guaranty  Insurance
      Policy and the actual amount paid,  together with the explanation of benefits  ("EOB")
      for each claim filed under any Mortgage Guaranty  Insurance Policy in respect of a SPS
      Mortgage  Loan.  SPS shall  remit  the  related  Insurance  Proceeds  within  five (5)
      Business  Days  after  their  receipt,  submit to the Master  Servicer  a  foreclosure settlement  statement  substantially  in the form  attached  hereto as  Exhibit Q  and agrees not to deduct any related expenses prior to the Master  Servicer's  approval of the related foreclosure settlement statement.

(iv)  Loss  and  Delinquency  Test  -  SPS  shall  provide  the  Master  Servicer  with  all information  required for calculating the Loss and Delinquency Test, including but not limited to:

(A)   Loan level and  aggregate  Stated  Principal  Balance of all SPS Mortgage  Loans 61-90
            days delinquent including any loan(s) delinquent on a bankruptcy plan;

(B)   Loan level and aggregate  Stated  Principal  Balance of all SPS Mortgage Loans 91 days and greater (that are not in foreclosure)  including any loan(s) delinquent on a bankruptcy plan;

(C)   Loan level and aggregate Stated  Principal  Balance of all SPS Mortgage Loans that are active foreclosures;

(D)   Loan level and aggregate Stated  Principal  Balance of all SPS Mortgage Loans that are active REOs; and

(E)   Due dates for all SPS Mortgage Loans  reported  under the  categories  listed above in
            (A) through (D).

(b)   SPS shall make its  servicing  personnel  available  during normal  business  hours to respond, either orally or in writing by facsimile transmission,  express mail, or electronic mail, to reasonable  inquiries  transmitted  by the Master  Servicer with respect to any SPS
Mortgage  Loan  provided  that SPS shall only be  required  to provide  information  that is readily accessible and available to its servicing personnel.

SECTION 13.02.    Master Servicer's Oversight With Respect to the SPS Mortgage Loans.

(a)   The Master  Servicer  shall be  permitted  to provide  SPS with  advice,  reports  and recommendations  regarding  SPS'  collection  efforts and the  management  of  specific  SPS
Mortgage  Loans,  which  advice may be made in writing,  in the form of  electronic  mail or verbally.  Such advice shall be based on an evaluation of the information  provided pursuant to  Section 13.01(a).  The advice may include comparable  analysis of the performance of the
SPS Mortgage Loans with similar  mortgage  loans serviced by other mortgage loan  servicers.
Such advice may also take the form of benchmark  comparisons  that  identify  and  interpret
SPS' strengths and weaknesses relative to similar, unidentified servicers in the industry.

(b)   Each party to the Agreement  acknowledges that the Master Servicer's advice is made in the form of recommendations,  and that the Master Servicer does not have the right to direct
SPS in performing  its duties under this  Agreement.  SPS may,  after review and analysis of any  recommendation  of the  Master  Servicer  accept or reject  such  advice,  in SPS' sole discretion, subject to the duties and obligations of SPS set forth in this Agreement.

SECTION 13.03.    Termination.

            The rights and  obligations  of the Master  Servicer  under  Sections  13.01 and
13.02 of this  Agreement  shall  terminate  upon the  earlier  of (i) the  appointment  of a successor  Servicer to SPS hereunder  for all the SPS Mortgage  Loans or (ii) the receipt by
SPS of a rating of "above  average" (or its  equivalent) or better as a servicer of subprime mortgage  loans by each Rating Agency that  maintains a servicer  rating system and a Rating on the Certificates.

SECTION 13.04.    Liability and Indemnification.

            Neither the Master  Servicer,  nor any of its  respective  directors,  officers, employees,  or agents shall be under any  liability  for any action taken or for  refraining from the taking of any action in good faith  pursuant  to  Sections  13.01 and 13.02 of this
Agreement  or for errors in  judgment;  provided,  however,  that this  provision  shall not protect the Master  Servicer or any such other  Person  against  any  liability  which would otherwise be imposed by reason of willful misfeasance,  bad faith or gross negligence in the performance of duties or by reason of disregard of  obligations  and duties  hereunder.  The
Master Servicer and any director,  officer,  employee, or agent thereof shall be entitled to rely in good faith on any document of any kind prima facie  properly  executed and submitted by any Person respecting any matters arising hereunder.

SECTION 13.05.    Confidentiality.

            The Master Servicer agrees that all material,  nonpublic information supplied to it by or on behalf of SPS  relating to the SPS  Serviced  Mortgage  Loans or details of SPS'
operations or SPS' proprietary systems shall be treated  confidentially  except as otherwise provided by the terms of this Agreement or as required by law; it being  understood that the provision of any such  information by the Master  Servicer to any party shall not cause such information  to be  considered  public  for  purposes  of  this  Section 13.05.  The  Master
Servicer shall indemnify SPS against any loss, liability,  claims, charges,  damages, fines, penalties,  judgments,  actions,  suits,  costs and such other expenses incurred by SPS as a result of a breach by the Master Servicer of its obligations under this Section 13.05.

            IN WITNESS  WHEREOF,  the  Depositor,  the  Sellers,  the Master  Servicer,  the
Servicers,   the  Back-Up  Servicer,  the  Special  Servicer,  the  Trustee  and  the  Trust
Administrator  have caused  their  names to be signed  hereto by their  respective  officers thereunto duly authorized all as of the first day of October, 2004.

                                    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    as Depositor

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    DLJ MORTGAGE CAPITAL, INC., as a Seller

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WASHINGTON MUTUAL MORTGAGE SECURITIES
                                    CORP.,
                                    as a Seller and a Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as Trust Administrator

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as Master Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as a Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as Backup Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    SELECT PORTFOLIO SERVICING, INC.,
                                    as a Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    GREENPOINT MORTGAGE FUNDING, INC.,
                                    as Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WILSHIRE CREDIT
                                    CORPORATION,
                                    as Special Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

STATE OF NEW YORK )
      : ss.:
COUNTY OF NEW YORK      )

On this __ day of October,  2004, before me, personally appeared John P. Graham, known to me to be a Vice President of Credit Suisse First Boston Mortgage  Securities  Corp., one of the
corporations that executed the within instrument,  and also known to me to be the person who executed it on behalf of said  corporation,  and  acknowledged  to me that such  corporation executed the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                    Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK )
      : ss.:
COUNTY OF NEW YORK      )

On the __ day of October,  2004, before me,  personally  appeared Peter J. Sack, known to me to be a Vice President of DLJ Mortgage Capital,  Inc., one of the corporations that executed the within  instrument  and also known to me to be the person who  executed  it on behalf of said  corporation,  and  acknowledged  to me  that  such  corporation  executed  the  within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public
[NOTARIAL SEAL]

STATE OF WASHINGTON     )
      : ss.:
COUNTY OF KING          )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally  appeared  ____________________,  known  to  me  to  be a  __________________  of
Washington  Mutual Mortgage  Securities  Corp.,  one of the  corporations  that executed the within  instrument  and also known to me to be the person who  executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK )
      : ss.:
COUNTY OF NEW YORK      )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally appeared  ____________________,  known to me to be a  __________________  of U.S.
Bank  National  Association,  the  national  banking  association  that  executed the within instrument  and also known to me to be the person who executed it on behalf of said national banking association,  and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF    _____________)
      : ss.:
COUNTY OF _____________)

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally appeared  ____________________,  known to me to be a  __________________  of SPS, the Utah  corporation  that  executed the within  instrument  and also known to me to be the person who  executed  it on behalf of said  corporation,  and  acknowledged  to me that such limited partnership executed the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF    _____________)
      : ss.:
COUNTY OF _____________)

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally  appeared  ____________________,  known  to  me  to  be a  __________________  of
Wilshire Credit Corporation,  the __________ corporation that executed the within instrument and also known to me to be the person who  executed  it on behalf of said  corporation,  and acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally appeared  ____________________,  known to me to be a __________________  of Wells
Fargo Bank, N.A., the national banking  association that executed the within  instrument and also  known to me to be the  person  who  executed  it on  behalf of said  national  banking association,  and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally appeared  ____________________,  known to me to be a __________________  of Wells
Fargo Bank, N.A., the national banking  association that executed the within  instrument and also  known to me to be the  person  who  executed  it on  behalf of said  national  banking association,  and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally appeared  ____________________,  known to me to be a __________________  of Wells
Fargo Bank, N.A., the national banking  association that executed the within  instrument and also  known to me to be the  person  who  executed  it on  behalf of said  national  banking association,  and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally appeared  ____________________,  known to me to be a __________________  of Wells
Fargo Bank, N.A., the national banking  association that executed the within  instrument and also  known to me to be the  person  who  executed  it on  behalf of said  national  banking association,  and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF         )

On the  _____  day of  October,  2004  before  me, a Notary  Public  in and for said  State, personally  appeared  ____________________,  known  to  me  to  be a  __________________  of
GreenPoint  Mortgage  Funding,  Inc.,  one of the  corporations  that  executed  the  within instrument  and  also  known  to me to be the  person  who  executed  it on  behalf  of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]